FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-274151-01

July 29, 2026

Free Writing Prospectus

Commercial Mortgage Pass-Through Certificates, Series 2026-M1

$446,632,750 (Approximate Initial Mortgage Pool Balance)	Natixis Commercial Mortgage Securities LLC as Depositor
$377,960,000 (Approximate Offered Certificates)	Natixis Real Estate Capital LLC as Sponsor and Mortgage Loan Seller

NATIXIS	Barclays	BMO Capital Markets	Wells Fargo Securities
Co-Lead Managers and Joint Bookrunners
THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC (SEC FILE NO. 333-274151) FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVEL;Y, THE DEPOSITOR, NATIXIS SECURITIES AMERICAS LLC, BARCLAYS CAPITAL INC., BMO CAPITAL MARKETS CORP., WELLS FARGO SECURITIES, LLC, OR ANY OTHER UNDERWRITER OR DEALER PARTICIPATING IN THIS OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS UPON REQUEST.

STATEMENT REGARDING ASSUMPTIONS AS TO
SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and none of Natixis Securities Americas LLC, Barclays Capital Inc., BMO Capital Markets Corp. or Wells Fargo Securities, LLC (collectively, the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you prior to the time of sale, including as part of the Preliminary Prospectus referred to herein relating to the D2-Natixis Multifamily Mortgage Trust 2026-M1, Commercial Mortgage Pass-Through Certificates, Series 2026-M1 (the “Preliminary Prospectus”). The information supersedes any such information previously delivered. The information should be reviewed only in conjunction with the entire Preliminary Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Preliminary Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Preliminary Prospectus. The information contained herein will be more fully described elsewhere in the Preliminary Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Preliminary Prospectus in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Free Writing Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Seller. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the assumptions used in preparing the Computational Materials, or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters nor any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

“NATIXIS” is the marketing name for Natixis Securities Americas LLC.

BMO Capital Markets is a trade name used by BMO Financial Group for the wholesale banking businesses of Bank of Montreal, BMO Harris Bank N.A. (member FDIC), Bank of Montreal Europe p.l.c, and Bank of Montreal (China) Co. Ltd, the institutional broker dealer business of BMO Capital Markets Corp. (Member FINRA and SIPC) and the agency broker dealer business of Clearpool Execution Services, LLC (Member FINRA and SIPC) in the U.S., and the institutional broker dealer businesses of BMO Nesbitt Burns Inc. (Member Investment Industry Regulatory Organization of Canada and Member Canadian Investor Protection Fund) in Canada and Asia, Bank of Montreal Europe p.l.c. (authorized and regulated by the Central Bank of Ireland) in Europe and BMO Capital Markets Limited (authorized and regulated by the Financial Conduct Authority) in the UK and Australia.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this Free Writing Prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

2	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

1. **Redwood Campus Center**, Baltimore, MD

5. **Aviator at Brooks**, San Antonio, TX

HELM

2. **The Helm on the Alleghany**, Pittsburgh, PA

3. **Star Westheimer**, Houston, TX

6. **Prospect Row at the Enclave**, Tallahassee, FL

4. **Royal Blue**, Mineola, NY

ML1

10. **Midline Apartments**, Saint Paul, MN

7. **Icon Broadway**, Tuscon, AZ

8. **Little Torch Cottages**, Little Torch Key, FL

9. **The Links**, Cincinnati, OH

3	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

11. 1010 Bedford-Stuyvesant, Brooklyn, NY

15. The Maynard of Augusta, Augusta, GA

14. Star Villa Ana, Houston, TX

12. Avaya Stafford, Stafford, TX

17. The William and The Geoffrey, New York, NY

16. Townes at Southpark, Charlotte, NC

13. The Lodge at St. Moritz, Atlanta, GA

19. Hidden Creek Apartments, Jeffersonville, IN

20. Alpine Studios, Indianapolis, IN

18. Nox Apartments, Minneapolis, MN

4	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

INDICATIVE CAPITAL STRUCTURE

Publicly Offered Certificates

Class	Expected Ratings (Moody’s / Fitch / Morningstar DBRS)	Approximate Initial Certificate Principal Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Certificate Principal Underwritten NOI Debt Yield(5)
A-2	Aaa(sf)/AAAsf/AAA(sf)	(1)	30.000%	4.34	(1)	49.2%	11.43%
A-3	Aaa(sf)/AAAsf/AAA(sf)	(1)	30.000%	4.72	(1)	49.2%	11.43%
A-S	Aa2(sf)/AA+sf/AAA(sf)	$24,000,000	24.625%	4.91	59 – 59	53.0%	10.61%
X-A(6)	Aa1(sf)/AA+sf/AAA(sf)	$336,640,000	N/A	N/A	N/A	N/A	N/A
B	NR/AA-sf/AA(high)(sf)	$18,430,000	20.500%	4.91	59 – 59	55.9%	10.06%
C	NR/A-sf/A(high)sf	$22,890,000	15.375%	4.91	59 – 59	59.5%	9.45%

Non-Offered Certificates(7)

Class	Expected Ratings (Moody’s / Fitch / Morningstar DBRS)	Approximate Initial Certificate Principal Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Certificate Principal Underwritten NOI Debt Yield(5)
D	NR/BBB-sf/BBB(high)	$20,100,000	10.875%	4.91	59 – 59	62.7%	8.98%
E	NR/BB-sf/BBB(low)	$12,840,000	8.000%	4.92	59 – 60	64.7%	8.70%
F-RR	NR/B-sf/BB(low)	$8,370,000	6.125%	4.99	60 – 60	66.0%	8.52%
G-RR	NR/NR/B(low)	$18,430,000	2.000%	4.99	60 – 60	68.9%	8.16%
J-RR	NR/NR/NR	$8,932,750	0.000%	4.99	60 – 60	70.3%	8.00%
(1)	The Certificate Balances and Notional Amounts set forth in the table are approximate. The actual initial Certificate Balances and Notional Amounts may be larger or smaller in connection with any variation in the Certificate Balance of the Class F-RR, Class GRR and Class J-RR Certificates following the calculation of the actual fair value of all of the ABS interests (as such term is defined in the Credit Risk Retention Rules) issued by the issuing entity, as described under “Credit Risk Retention” in the Preliminary Prospectus. The actual initial Certificate Balances and Notional Amounts also depend on the initial pool balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date balance may be as much as 5% larger or smaller than the amount presented in the Preliminary Prospectus. In addition, the Notional Amounts of the Class X-A Certificates may vary depending upon the final pricing of the Classes of principal balance certificates and, if, as a result of such pricing, the pass-through rate of the Class X-A Certificates would be equal to zero at all times, such Class of Certificates may not be issued on the closing date of this securitization.

The exact initial Certificate Balances of the Class A-2 and A-3 Certificates are unknown and will be determined based on the final pricing of the Certificates. However, the initial Certificate Balances, weighted average lives and principal windows of the Class A-2 and A-3 Certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial Certificate Balance of the Class A-2 and A-3 Certificates is expected to be approximately $336,640,000 subject to a variance of plus or minus 5%. In the event that the Class A-3 Certificates are issued with the maximum certificate balance (i.e., with an initial certificate balance of $336,640,000), the Class A-2 Certificates will not be issued.

Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-2	$0 - $125,000,000	N/A – 4.34	N/A / 50-54
Class A-3	$187,640,000 - $312,640,000	4.72 – 4.57	54-59 / 50-59

(2)	The approximate initial credit support with respect to the Class A-2 and A-3 Certificates represents the approximate credit enhancement for the Class A-2 and A-3 Certificates in the aggregate.
(3)	Weighted Average Lives and Expected Principal Windows are calculated based on an assumed prepayment rate of 0% CPR and the “Structuring Assumptions” described under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.
(4)	The “Certificate Principal to Value Ratio” for any class (other than the Class A-2, and Class A-3 Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial certificate principal balance of such class of certificates and all classes of principal balance certificates senior to such class of certificates and the denominator of which is the total initial certificate principal balance of all of the principal balance certificates. The Class A-2 and Class A-3 Certificate Principal to Value Ratios are calculated in the aggregate for those classes as if they were a single class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.
(5)	The “Underwritten NOI Debt Yield” for any class (other than the Class A-2 and Class A-3 Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) the total initial certificate principal balance of all of the classes of principal balance certificates divided by the total initial certificate principal balance for such class and all classes of principal balance certificates senior to such class of certificates. The Underwritten NOI Debt Yield for each class of the Class A-2 and Class A-3 Certificates is calculated in the aggregate for those classes as if they were a single class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.
(6)	The notional amount of the Class X-A Certificates will be equal to the aggregate certificate balance of the Class A-2, Class A-3 and Class A-S Certificates outstanding from time to time.
(7)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The Class R Certificates are not shown above.
5	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUMMARY OF TRANSACTION TERMS

Offered Certificates:	$377,960,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.
Co-Lead Managers and Joint Bookrunners:	Natixis Securities Americas LLC, Barclays Capital Inc., BMO Capital Markets Corp. and Wells Fargo Securities, LLC.
Mortgage Loan Seller:	Natixis Real Estate Capital LLC (“NREC”) (100.0%).
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association (“Midland”).
Special Servicer:	Midland.
Directing Certificateholder:	D2-Natixis Retention Holder, LLC.
Trustee:	Computershare Trust Company, National Association (“Computershare”).
Certificate Administrator:	Computershare.
Operating Advisor:	Park Bridge Lender Services LLC (“Park Bridge”).
Asset Representations Reviewer:	Park Bridge.
U.S. Credit Risk Retention:

For a discussion of the manner by which NREC, as retaining sponsor, intends to satisfy the credit risk requirements of the U.S. Credit Risk Retention Rules, see “Credit Risk Retention” in the Preliminary Prospectus. This transaction is being structured with a “third-party purchaser” that will acquire an “eligible horizontal residual interest”, which will be comprised of the Class F-RR, G-RR, and J-RR Certificates (collectively, the “horizontal risk retention certificates”). D2-Natixis Retention Holder, LLC (in satisfaction of the retention obligations of NREC, as the retaining sponsor) will be contractually obligated to retain (or to cause its “majority-owned affiliate” to retain) the horizontal risk retention certificates for a minimum of five years after the closing date, subject to certain permitted exceptions provided for under the risk retention rules. During this time, D2-Natixis Retention Holder, LLC will agree to comply with hedging, transfer and financing restrictions that are applicable to third party purchasers under the credit risk retention rules. For additional information, see “Credit Risk Retention” in the Preliminary Prospectus.

EU SR Rules and UK Securitization Framework:

No transaction party, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the Certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated (i) in the European Union, pursuant to Regulation (EU) 2017/2402 (as amended, the “EU Securitization Regulation”) and certain related regulatory technical standards, implementing technical standards and official guidance (all as amended and together with the EU Securitization Regulation, the “EU SR Rules”), or (ii) in the United Kingdom, pursuant to the Securitisation Regulations 2024 (SI 2024/102), as amended from time to time, the Securitisation sourcebook of the Handbook of rules and guidance adopted by the UK’s Financial Conduct Authority (as amended, “SECN”) and the Securitisation Part of the Rulebook of published policy of the Prudential Regulation Authority of the Bank of England (as amended, the “PRASR”), together with the relevant provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) (together, the “UK Securitization Framework”). In particular, no such person undertakes to take any action, or refrain from taking any action that may be required by any prospective investor or certificateholder for the purposes of its compliance with any requirement of the EU SR Rules or the UK Securitization Framework. In addition, the arrangements described under “Credit Risk Retention” in the Preliminary Prospectus have not been structured with the objective of ensuring or facilitating compliance by any person with any requirement of the EU SR Rules or the UK Securitization Framework. See “Risk Factors— Other Risks Relating to the Certificates—EU SR Rules and UK Securitization Framework” in the Preliminary Prospectus.

Closing Date:	On or about August 18, 2026.
Cut-off Date:	With respect to each mortgage loan, the respective due date for the monthly debt service payment that is due in August 2026.
Distribution Date:	The 4th business day following each Determination Date, commencing in September 2026.
Determination Date:	11th day of each month, or if the 11th day is not a business day, then the business day immediately following such 11th day, commencing in September 2026.
Rated Final Distribution Date:	The Distribution Date in August 2059.
6	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Interest Accrual Period:	With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.
Day Count:	The Offered Certificates will accrue interest on a 30/360 basis.
Tax Treatment:

For U.S. federal income tax purposes, the issuing entity will consist of one or more REMICs arranged in a tiered structure. The Offered Certificates are expected to be treated as REMIC regular interests for U.S. federal income tax purposes.

Form of Offering:

The Class A-2, Class A-3, Class X-A, Class A-S, Class B and Class C Certificates will be offered publicly (the “Offered Certificates”). The Class D, Class E, Class F-RR, Class G-RR, Class J-RR and Class R Certificates (the "Non-Offered Certificates") will be offered domestically to Qualified Institutional Buyers and, except with respect to the Class R certificates, to Institutional Accredited Investors and to institutions that are not U.S. Persons pursuant to Regulation S.

SMMEA Status:	The certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).
ERISA:	The Offered Certificates are expected to be ERISA eligible.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “SUMMARY OF RISK FACTORS” AND “RISK FACTORS” SECTIONS OF THE PRELIMINARY PROSPECTUS.
Optional Termination:	1% clean-up call.
Minimum Denominations:

The Offered Certificates (other than the Class X-A certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:

The Certificate Administrator will be authorized to make distribution date statements, CREFC® reports and certain supplemental reports (other than confidential information) available to certain financial modeling and data provision services, including Bloomberg Financial Markets, L.P., Trepp, LLC, Intex Solutions, Inc., Moody’s Analytics, RealINSIGHT, CMBS.com, Inc., Thomson Reuters Corporation, and BlackRock Financial Management, Inc.

7	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

COLLATERAL CHARACTERISTICS

Loan Pool
Initial Pool Balance (“IPB”)(1):	$446,632,750
Number of Mortgage Loans:	20
Number of Mortgaged Properties:	21
Average Cut-off Date Balance per Mortgage Loan:	$22,331,638
Weighted Average Current Mortgage Rate:	6.1748%
10 Largest Mortgage Loans as % of IPB:	65.2%
Weighted Average Remaining Term to Maturity:	56
Weighted Average Seasoning:	4
Credit Statistics
Weighted Average UW NCF DSCR:	1.26x
Weighted Average UW NOI Debt Yield:	8.0%
Weighted Average Cut-off Date LTV:	70.3%
Weighted Average Maturity Date LTV:	70.3%
Other Statistics
% of Mortgage Whole Loans:	100%
% of Mortgage Loans with Additional Debt:	0%
% of Mortgaged Properties Built or Most Recently Renovated since 2020:	88.1%
% Loans with Sponsors Represented by Prior Agency/GSE Sponsors:	75.5%
Amortization
% of Mortgage Loans with Interest-Only:	100.0%
Cash Management(2)
% of Mortgage Loans with Cash Management:	100.0%
% of Mortgage Loans with In-Place Lockboxes:	71.2%
% of Mortgage Loans with In-Place, Soft Lockboxes:	53.9%
% of Mortgage Loans with Springing Lockbox:	28.8%
% of Mortgage Loans with In-Place, Soft (Residential); Springing (Commercial) Lockboxes:	8.8%
% of Mortgage Loans with In-Place, Soft (Residential); Hard (Commercial) Lockboxes:	8.5%
% of Mortgage Loans with No Lockbox:	0.0%
Reserves
% of Mortgage Loans Requiring Upfront or Ongoing Tax Reserves:	93.3%
% of Mortgage Loans Requiring Upfront or Ongoing Insurance Reserves:	100.0%
% of Mortgage Loans Requiring Upfront or Ongoing CapEx Reserves:	100.0%
% of Mortgage Loans Requiring Upfront or Ongoing TI/LC Reserves:	0.0%
(1)	Subject to a permitted variance of plus or minus 5%.
(2)	For a detailed description of cash management, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts—Cash Management” in the Preliminary Prospectus.

8	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

COLLATERAL CHARACTERISTICS

Originator	Sponsor	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB
NREC	NREC	20	21	$446,632,750	100.0
Total:		20	21	$446,632,750	100.0%

List of Mortgage Loans

No.	Loan Name	Cut-off Date Balance	% of IPB	Units	Multifamily Property Sub-Type	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV(1)	City	State
1	Redwood Campus Center	$39,162,750	8.8%	395	Mid-Rise	1.31x	9.2%	63.8%	Baltimore	Maryland
2	The Helm on the Allegheny	38,000,000	8.5	219	High-Rise	1.20x	8.0%	69.0%	Pittsburgh	Pennsylvania
3	Star Westheimer	35,400,000	7.9	330	Garden	1.23x	8.0%	73.3%	Houston	Texas
4	Royal Blue	31,000,000	6.9	54	Mid-Rise	1.27x	8.1%	66.1%	Mineola	New York
5	Aviator at Brooks	29,750,000	6.7	280	Garden	1.20x	7.8%	69.0%	San Antonio	Texas
6	Prospect Row at the Enclave	28,500,000	6.4	193	Student Housing	1.20x	7.9%	77.9%	Tallahassee	Florida
7	Icon Broadway	24,563,000	5.5	300	Garden	1.35x	8.5%	71.2%	Tucson	Arizona
8	Little Torch Cottages	23,290,000	5.2	50	Garden	1.25x	7.5%	70.6%	Little Torch Key	Florida
9	The Links	21,450,000	4.8	158	Garden	1.20x	8.0%	75.5%	Cincinnati	Ohio
10	Midline Apartments	20,200,000	4.5	154	Mid-Rise	1.23x	7.6%	68.9%	Saint Paul	Minnesota
11	1010 Bedford-Stuyvesant	19,000,000	4.3	36	Mid-Rise	1.22x	7.1%	70.9%	Brooklyn	New York
12	Avaya Stafford	18,000,000	4.0	176	Garden	1.27x	7.8%	72.9%	Stafford	Texas
13	The Lodge at St. Moritz	18,000,000	4.0	142	Garden	1.41x	8.6%	68.2%	Atlanta	Georgia
14	Star Villa Ana	17,750,000	4.0	176	Garden	1.22x	8.3%	71.6%	Houston	Texas
15	The Maynard of Augusta	16,100,000	3.6	236	Garden	1.49x	9.8%	66.8%	Augusta	Georgia
16	Townes at Southpark	15,000,000	3.4	19	Townhome	1.21x	7.3%	70.4%	Charlotte	North Carolina
17	The William and The Geoffrey	14,800,000	3.3	12	Mid-Rise	1.20x	7.0%	67.0%	New York	New York
18	Nox Apartments	13,167,000	2.9	86	Mid-Rise	1.24x	7.3%	74.3%	Minneapolis	Minnesota
19	Hidden Creek Apartments	12,950,000	2.9	183	Garden	1.20x	7.5%	71.4%	Jeffersonville	Indiana
20	Alpine Studios	10,550,000	2.4%	114	Garden	1.27x	8.1%	73.1%	Indianapolis	Indiana
TOTAL / Weighted Average:		$446,632,750	100.0%			1.26x	8.0%	70.3%

Top 3 Total / Weighted Average:		$112,562,750	25.2%			1.25x	8.4%	68.5%
Top 5 Total / Weighted Average:		$173,312,750	38.8%			1.24x	8.3%	68.2%
Top 10 Total / Weighted Average:		$291,315,750	65.2%			1.24x	8.1%	70.2%
Top 15 Total / Weighted Average:		$380,165,750	85.1%			1.26x	8.2%	70.2%
(1)	The Cut-off Date LTV Ratios and Maturity Date LTV Ratios presented in this Term Sheet are based on the “as-is” appraised values of the related mortgaged properties (as set forth on Annex A to the Preliminary Prospectus).

9	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV(2)	Maturity Date LTV(2)
Multifamily	Garden	11	$227,803,000	51.0%	92.9%	1.27x	8.1%	71.3%	71.3%
	Mid-Rise	7	137,329,750	30.7%	95.5%	1.26x	8.0%	67.4%	67.4%
	High-Rise	1	38,000,000	8.5%	93.2%	1.20x	8.0%	69.0%	69.0%
	Student Housing	1	28,500,000	6.4%	91.7%	1.20x	7.9%	77.9%	77.9%
	Townhome	1	15,000,000	3.4%	100.0%	1.21x	7.3%	70.4%	70.4%
Total / Wtd. Avg.:		21	$446,632,750	100.0%	93.9%	1.26x	8.0%	70.3%	70.3%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	The Cut-off Date LTV Ratios and Maturity Date LTV Ratios presented in this Term Sheet are based on the "as-is" appraised values of the related mortgaged properties (as set forth on Annex A to the Preliminary Prospectus).

Year Built / Renovated(1)

				Weighted Average
Range of Year Built/Renovated	Number of Loans	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV(2)	Maturity Date LTV(2)
2014 - 2016	2	$53,040,000	11.9%	94.4%	1.22x	7.7%	69.7%	69.7%
2020 - 2022	12	$226,429,750	50.7%	94.8%	1.25x	8.1%	70.0%	70.0%
2023 - 2025	7	$167,163,000	37.4%	92.5%	1.27x	8.1%	70.9%	70.9%
Total/ Wtd. Avg.:	21	$446,632,750	100.0%	93.9%	1.26x	8.0%	70.3%	70.3%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	The Cut-off Date LTV Ratios and Maturity Date LTV Ratios presented in this Term Sheet are based on the "as-is" appraised values of the related mortgaged properties (as set forth on Annex A to the Preliminary Prospectus).

10	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV(2)	Maturity Date LTV(2)
TX	4	$100,900,000	22.6%	90.9%	1.23x	8.0%	71.7%	71.7%
NY	4	$64,800,000	14.5%	95.6%	1.24x	7.6%	67.7%	67.7%
FL	2	$51,790,000	11.6%	93.6%	1.22x	7.7%	74.6%	74.6%
MD	1	$39,162,750	8.8%	95.4%	1.31x	9.2%	63.8%	63.8%
PA	1	$38,000,000	8.5%	93.2%	1.20x	8.0%	69.0%	69.0%
GA	2	$34,100,000	7.6%	95.5%	1.45x	9.2%	67.5%	67.5%
MN	2	$33,367,000	7.5%	95.1%	1.23x	7.5%	71.0%	71.0%
AZ	1	$24,563,000	5.5%	92.3%	1.35x	8.5%	71.2%	71.2%
IN	2	$23,500,000	5.3%	94.0%	1.23x	7.8%	72.2%	72.2%
OH	1	$21,450,000	4.8%	94.3%	1.20x	8.0%	75.5%	75.5%
NC	1	$15,000,000	3.4%	100.0%	1.21x	7.3%	70.4%	70.4%
Total/ Wtd. Avg.:	21	$446,632,750	100.0%	93.9%	1.26x	8.0%	70.3%	70.3%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	The Cut-off Date LTV Ratios and Maturity Date LTV Ratios presented in this Term Sheet are based on the "as-is" appraised values of the related mortgaged properties (as set forth on Annex A to the Preliminary Prospectus).

Occupancy(1)

				Weighted Average
Range of Occupancy	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV(2)	Maturity Date LTV(2)
85.8% - 93.0%	5	$135,563,000	30.4%	90.6%	1.29x	8.3%	71.5%	71.5%
93.1% - 95.0%	8	$168,650,000	37.8%	93.8%	1.22x	7.9%	70.9%	70.9%
95.1% - 97.9%	5	$112,619,750	25.2%	96.4%	1.29x	8.2%	68.3%	68.3%
100.0%	3	$29,800,000	6.7%	100.0%	1.21x	7.2%	68.7%	68.7%
Total/ Wtd. Avg.:	21	$446,632,750	100.0%	93.9%	1.26x	8.0%	70.3%	70.3%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	The Cut-off Date LTV Ratios and Maturity Date LTV Ratios presented in this Term Sheet are based on the "as-is" appraised values of the related mortgaged properties (as set forth on Annex A to the Preliminary Prospectus).
11	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Cut-off Date Principal Balance

				Weighted Average
Range of Principal Balances	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV(1)	Maturity Date LTV(1)
10,550,000 - 14,999,999	4	$51,467,000	11.5%	5.8354%	56	1.22x	7.4%	71.2%	71.2%
15,000,000 - 19,999,999	6	103,850,000	23.3%	6.0299%	55	1.30x	8.1%	70.2%	70.2%
20,000,000 - 24,999,999	4	89,503,000	20.0%	6.0653%	56	1.26x	7.9%	71.6%	71.6%
25,000,000 - 29,999,999	2	58,250,000	13.0%	6.2927%	52	1.20x	7.8%	73.4%	73.4%
30,000,000 - 34,999,999	1	31,000,000	6.9%	6.2500%	59	1.27x	8.1%	66.1%	66.1%
35,000,000 - 39,162,750	3	112,562,750	25.2%	6.4690%	58	1.25x	8.4%	68.5%	68.5%
Total/Wtd. Avg.:	20	$446,632,750	100.0%	6.1748%	56	1.26x	8.0%	70.3%	70.3%

Mortgage Interest Rates

				Weighted Average
Range of Mortgage Interest Rates	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV(1)	Maturity Date LTV(1)
5.6800% - 5.9999%	9	$154,407,000	34.6%	5.8486%	56	1.25x	7.5%	70.4%	70.4%
6.0000% - 6.1999%	3	$64,863,000	14.5%	6.0969%	56	1.27x	8.1%	70.5%	70.5%
6.2000% - 6.4999%	6	$170,450,000	38.2%	6.3418%	56	1.25x	8.2%	71.5%	71.5%
6.5000% - 6.7000%	2	$56,912,750	12.7%	6.6485%	59	1.28x	8.9%	66.2%	66.2%
Total/Wtd. Avg.:	20	$446,632,750	100.0%	6.1748%	56	1.26x	8.0%	70.3%	70.3%

Original Term to Maturity

				Weighted Average
Original Term to Maturity/ARD in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV(1)	Maturity Date LTV(1)
60	20	$446,632,750	100.0%	6.1748%	56	1.26x	8.0%	70.3%	70.3%
Total/Wtd. Avg.:	20	$446,632,750	100.0%	6.1748%	56	1.26x	8.0%	70.3%	70.3%

Remaining Term to Maturity

				Weighted Average
Remaining Term to Maturity/ARD in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV(1)	Maturity Date LTV(1)
50 - 54	6	$125,650,000	28.1%	6.1730%	52	1.21x	7.8%	73.1%	73.1%
55 - 59	13	$282,982,750	63.4%	6.1407%	58	1.28x	8.2%	69.2%	69.2%
60	1	$38,000,000	8.5%	6.4350%	60	1.20x	8.0%	69.0%	69.0%
Total/Wtd. Avg.:	20	$446,632,750	100.0%	6.1748%	56	1.26x	8.0%	70.3%	70.3%
(1)	The Cut-off Date LTV Ratios and Maturity Date LTV Ratios presented in this Term Sheet are based on the "as-is" appraised values of the related mortgaged properties (as set forth on Annex A to the Preliminary Prospectus).
12	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Underwritten Net Cash Flow Debt Service Coverage Ratios

				Weighted Average
Underwritten Net Cash Flow Debt Service Coverage Ratios	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV(1)	Maturity Date LTV(1)
1.20x	6	$145,450,000	32.6%	6.2570%	55	1.20x	7.8%	71.7%	71.7%
1.21x - 1.24x	6	$120,517,000	27.0%	6.0532%	56	1.23x	7.7%	71.7%	71.7%
1.25x - 1.29x	4	$82,840,000	18.5%	6.0546%	57	1.26x	7.9%	69.7%	69.7%
1.30x - 1.40x	2	$63,725,750	14.3%	6.4302%	58	1.33x	8.9%	66.7%	66.7%
1.41x - 1.49x	2	$34,100,000	7.6%	6.0689%	57	1.45x	9.2%	67.5%	67.5%
Total/Wtd. Avg.:	20	$446,632,750	100.0%	6.1748%	56	1.26x	8.0%	70.3%	70.3%

Underwritten Net Operating Income Debt Yields

				Weighted Average
Underwritten Net Cash Flow Debt Service Coverage Ratios	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV(1)	Maturity Date LTV(1)
7.0% - 7.5%	6	$98,207,000	22.0%	5.8102%	56	1.22x	7.3%	70.7%	70.7%
7.6% - 8.%	7	$191,300,000	42.8%	6.2565%	55	1.22x	7.9%	72.2%	72.2%
8.1% - 8.5%	4	$83,863,000	18.8%	6.2132%	58	1.28x	8.3%	69.6%	69.6%
8.6% - 9.%	1	$18,000,000	4.0%	5.8800%	57	1.41x	8.6%	68.2%	68.2%
9.1% - 9.8%	2	$55,262,750	12.4%	6.5776%	58	1.36x	9.4%	64.7%	64.7%
Total/Wtd. Avg.:	20	$446,632,750	100.0%	6.1748%	56	1.26x	8.0%	70.3%	70.3%

LTV Ratios as of the Cut-off Date

				Weighted Average
Range of Cut-off Date LTVs	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV(1)	Maturity Date LTV(1)
63.8% - 66.9%	3	$86,262,750	19.3%	6.4599%	58	1.33x	8.9%	65.2%	65.2%
67.0% - 69.9%	5	$120,750,000	27.0%	6.1277%	57	1.24x	7.9%	68.6%	68.6%
70.0% - 74.9%	10	$189,670,000	42.5%	6.0125%	56	1.25x	7.8%	72.0%	72.0%
75.0% - 77.9%	2	$49,950,000	11.2%	6.4129%	51	1.20x	7.9%	76.9%	76.9%
Total/Wtd. Avg.:	20	$446,632,750	100.0%	6.1748%	56	1.26x	8.0%	70.3%	70.3%

LTV Ratios as of the Maturity Date

				Weighted Average
Range of Maturity/ARD Date LTVs	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV(1)	Maturity Date LTV(1)
63.8% - 66.9%	3	$86,262,750	19.3%	6.4599%	58	1.33x	8.9%	65.2%	65.2%
67.0% - 69.9%	5	$120,750,000	27.0%	6.1277%	57	1.24x	7.9%	68.6%	68.6%
70.0% - 74.9%	10	$189,670,000	42.5%	6.0125%	56	1.25x	7.8%	72.0%	72.0%
75.0% - 77.9%	2	$49,950,000	11.2%	6.4129%	51	1.20x	7.9%	76.9%	76.9%
Total/Wtd. Avg.:	20	$446,632,750	100.0%	6.1748%	56	1.26x	8.0%	70.3%	70.3%
(1)	The Cut-off Date LTV Ratios and Maturity Date LTV Ratios presented in this Term Sheet are based on the "as-is" appraised values of the related mortgaged properties (as set forth on Annex A to the Preliminary Prospectus).
13	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV(1)	Maturity Date LTV(1)
Defeasance	10	$246,515,750	55.2%	6.1961%	56	1.25x	8.0%	69.9%	69.9%
Defeasance or Yield Maintenance	10	$200,117,000	44.8%	6.1485%	57	1.26x	8.1%	70.8%	70.8%
Total/Wtd. Avg.:	20	$446,632,750	100.0%	6.1748%	56	1.26x	8.0%	70.3%	70.3%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV(1)	Maturity Date LTV(1)
Refinance	18	$405,969,750	90.9%	6.1812%	56	1.24x	7.9%	70.4%	70.4%
Acquisition	2	$40,663,000	9.1%	6.1109%	57	1.41x	9.0%	69.5%	69.5%
Total/Wtd. Avg.:	20	$446,632,750	100.0%	6.1748%	56	1.26x	8.0%	70.3%	70.3%

Previous Securitization History(2)

No.	Loan / Property Name	Location	Multifamily Property Sub-Type	Previous Securitization
7	Icon Broadway	Tucson, AZ	Garden	Freddie Mac 2018-KW04; Freddie Mac 2020 KJ32
8	Little Torch Cottages	Little Torch Key, FL	Garden	AMMST 2021-MF2
(1)	The Cut-off Date LTV Ratios and Maturity Date LTV Ratios presented in this Term Sheet are based on the "as-is" appraised values of the related mortgaged properties (as set forth on Annex A to the Preliminary Prospectus).
(2)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database. While loans secured by the above mortgaged properties may have been securitized multiple times in prior transactions, mortgage loans in this securitization are only listed in the above chart if the mortgage loan in this securitization paid off a loan in another securitization.

14	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Interest Entitlements:	The interest entitlement of each Class of Certificates (other than the Class R Certificates) on each Distribution Date generally will be the interest accrued during the related Interest Accrual Period on the related Certificate Balance or Notional Amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that Class for such Distribution Date as described below. If prepayment interest shortfalls arise from voluntary prepayments (without the Master Servicer’s consent) on particular non-specially serviced loans during any collection period, the Master Servicer is required to make a compensating interest payment to offset those shortfalls, generally up to an amount equal to the portion of its master servicing fees that accrue at 0.125 basis point per annum. The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest entitlement on all Classes of Certificates that are entitled to interest, on a pro rata basis, based on their respective amounts of accrued interest for the related Distribution Date. If a Class receives less than the entirety of its interest entitlement on any Distribution Date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding Distribution Date.
Principal Distribution Amount:	The Principal Distribution Amount for each Distribution Date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and workout-delayed reimbursement amounts that are reimbursed to the Master Servicer, the Special Servicer or the Trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections and advances before reimbursement from other amounts. Workout-delayed reimbursement amounts are reimbursable from principal collections.
Subordination, Allocation of Losses and Certain Expenses:	The chart below describes the manner in which the payment rights of certain Classes of Certificates will be senior or subordinate, as the case may be, to the payment rights of other Classes of Certificates. The chart also shows the corresponding entitlement to receive principal and/or interest of certain Classes of Certificates on any distribution date in descending order. It also shows the manner in which losses are allocated to certain Classes of Certificates in ascending order (beginning with the Non-Offered Certificates, other than the Class R Certificates) to reduce the Certificate Balance of each such Class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A or R Certificates, although principal payments and losses may reduce the Notional Amount of the Class X-A Certificates, and, therefore, the amount of interest they accrue.

(1) The Class X-A Certificates are interest-only certificates. (2) Other than the Class R Certificates.
15	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Distributions:

On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust expenses, yield maintenance charges and prepayment premiums, will generally be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1.              Class A-2, A-3 and X-A Certificates: To interest on the A-2, A-3 and X-A Certificates, pro rata, according to their respective interest entitlements.

2.              Class A-2 and A-3 Certificates: To principal on the Class A-2 and A-3 Certificates in the following amounts and order of priority: (i) first, to principal on the Class A-2 Certificates until their Certificate Balance is reduced to zero; and (ii) second, to principal on the Class A-3 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date. However, if the Certificate Balance of each and every Class of Principal Balance Certificates, other than the Class A-2 and A-3 Certificates, has been reduced to zero as a result of the allocation of Mortgage Loan losses and expenses and any of the Class A-2 and A-3 Certificates remains outstanding, then the Principal Distribution Amount will be distributed to the Class A-2 and A-3 Certificates, pro rata, based on their respective outstanding Certificate Balances, until their Certificate Balances have been reduced to zero.

3.              Class A-2 and A-3 Certificates: To reimburse the holders of the Class A-2 and A-3 Certificates, pro rata, on the basis of previously allocated unreimbursed losses, for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated in reduction of the Certificate Balances of such Classes.

4.              Class A-S Certificates: To make distributions on the Class A-S Certificates as follows: (a) first, to interest on the Class A-S Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-2 and A-3 Certificates), to principal on the Class A-S Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class A-S Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

5.              Class B Certificates: To make distributions on the Class B Certificates as follows: (a) first, to interest on the Class B Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-2, A-3 and A-S Certificates), to principal on the Class B Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class B Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

6.              Class C Certificates: To make distributions on the Class C Certificates as follows: (a) first, to interest on the Class C Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-2, A-3, A-S and B Certificates), to principal on the Class C Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class C Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

7.              After the Class A-2, A-3, A-S, B and C Certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest, principal and loss reimbursement amounts on the Class D, E, F-RR, G-RR, and J-RR Certificates sequentially in that order in a manner analogous to the Class C Certificates.

Realized Losses:

The Certificate Balances of the Class A-2, A-3, A-S, B, C, D, E, F-RR, G-RR and J-RR Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of any losses realized on the mortgage loans allocated to such Class on such Distribution Date. Such losses will be applied in the following order, in each case until the related Certificate Balance is reduced to zero: first, to the Class J-RR Certificates; second, to the Class G-RR Certificates; third, to the Class F-RR Certificates; fourth, to the Class E Certificates; fifth, to the Class D Certificates; sixth, to the Class C Certificates; seventh, to the Class A-S Certificates; eighth, to the Class B Certificates; and, finally, pro rata, to the Class A-2 and A-3 Certificates based on their outstanding Certificate Balances.

The Notional Amount of the Class X-A Certificates will be reduced by the amount of all losses that are allocated to the Class A-2, A-3 or A-S Certificates as write-offs in reduction of their Certificate Balances.

16	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Prepayment Premiums and Yield Maintenance Charges:

If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the Certificate Administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees payable therefrom) in the following manner:

(a) first such yield maintenance charge will be allocated between (i) the group (the “YM Group A”) comprised of the Class X-A, Class A-2, Class A-3 and Class A-S certificates, and (ii) the group (the “YM Group B/C/D/E” and, together with the YM Group A, the “YM Groups”) comprised of the Class B, Class C, Class D and Class E certificates, pro rata based upon the aggregate amount of principal distributed to the class or classes of Principal Balance Certificates in each YM Group on such Distribution Date, and (b) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the classes of Regular Certificates in such YM Group, in the following manner: (i) each class of Principal Balance Certificates in such YM Group will entitle the applicable certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (X) a fraction whose numerator is the amount of principal distributed to the subject class of Principal Balance Certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Principal Balance Certificates in that YM Group on such Distribution Date, (Y) except in the case of any YM Group comprised solely of Principal Balance Certificates (for each class of which the value of this clause (Y) is one (1)), the Base Interest Fraction (as defined in the Preliminary Prospectus) for the related principal prepayment and the subject class of Principal Balance Certificates, and (Z) the portion of such yield maintenance charge allocated to such YM Group, and (ii) the portion of such yield maintenance charge allocated to such YM Group and remaining after such distributions with respect to the Principal Balance Certificates in such YM Group will be distributed to the class of Class X Certificates, if any, in such YM Group. If there is more than one class of Principal Balance Certificates in any YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such classes, the portion of such yield maintenance charges allocated to such YM Group will be allocated among all such classes of Principal Balance Certificates up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the prior sentence of this paragraph.

After the notional amount of the Class X-A Certificates and the Certificate Balances of the Class A-2, A-3, A-S, B, C, D and E Certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be allocated among the holders of the Class F-RR, G-RR and J-RR Certificates as provided in the D2-Natixis 2026-M1 pooling and servicing agreement.

No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class R Certificates. For a description of when prepayment premiums and yield maintenance charges are generally required on the mortgage loans, see Annex A-1 to the Preliminary Prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” and “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in the Preliminary Prospectus. Prepayment premiums and yield maintenance charges will be distributed on each Distribution Date only to the extent they are actually received on the mortgage loans as of the related Determination Date.

Advances:

The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to advance delinquent debt service payments with respect to the mortgage loans it services (other than balloon payments and default interest) and assumed debt service payments on mortgage loans with delinquent balloon payments (excluding any related companion loan), except to the extent any such advance is deemed non-recoverable from collections on the related mortgage loan. In addition, if an Appraisal Reduction Amount exists for a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificates, which with respect to the Certificates (other than the Class R Certificates) will be applied in reverse alphabetical order of their Class designations (except that interest payments on the Class A-2, A-3 and X-A Certificates would be affected on a pari passu basis).

The Special Servicer will not be required to make any P&I Advance or any non-recoverability determination with respect to any P&I Advance.

Servicing Advances:	The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to make servicing advances, including the payment of delinquent property taxes, insurance premiums and ground rent, except to the extent that those advances are deemed non-recoverable from collections on the related mortgage loan. The Master Servicer or the Trustee, as applicable, will have the primary obligation to make any required servicing advances with respect to any whole loan.
17	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Appraisal Reduction Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

A mortgage loan will cease to be a required appraisal loan when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

A “Collateral Deficiency Amount” will exist with respect to any mortgage loan that is modified into an AB loan structure and remains a corrected mortgage loan and will generally equal the excess of (i) the stated principal balance of such AB modified loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (x) the most recent appraised value of the related mortgaged property plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan (and as part of the modification thereto) became an AB modified loan plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender with respect to the mortgage loan as of the date of such determination.

A “Cumulative Appraisal Reduction Amount” with respect to any mortgage loan will be the sum of any Appraisal Reduction Amount and any Collateral Deficiency Amount.

Appraisal Reduction Amounts will affect the amount of debt service advances in respect of the related mortgage loan. Additionally, Cumulative Appraisal Reduction Amounts will be taken into account in the determination of the identity of the Class whose majority constitutes the “controlling class certificateholder” and is entitled to appoint the directing certificateholder.

Cleanup Call:

On each Distribution Date occurring after the aggregate unpaid principal balance of the pool of mortgage loans is less than 1.0% of the principal balance of the mortgage loans as of the cut-off date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and the trust’s interest in all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the trust and retire the then-outstanding Certificates.

If the aggregate Certificate Balances of each of the Class A-2, A-3, A-S, B, C, D and E Certificates have been reduced to zero, the trust may also be terminated in connection with an exchange of all the then-outstanding Certificates (other than the Class R Certificates) for the mortgage loans and REO properties then remaining in the issuing entity, subject to payment of a price specified in the Preliminary Prospectus, but all of the holders of those outstanding Classes of Certificates (other than the Class R Certificates) would have to voluntarily participate in the exchange.

Liquidation Loan Waterfall:	Following the liquidation of any mortgage loan or mortgaged property, the net liquidation proceeds generally will be applied (after reimbursement of advances and certain trust fund expenses), first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections” in the Preliminary Prospectus.
Control Eligible Certificates:	The Class E, Class F-RR, G-RR and J-RR Certificates.
Directing Certificateholder / Directing Holder:

A directing certificateholder may be appointed by the “controlling class certificateholder”, which will be the holder(s) of a majority of the Controlling Class.

The “Controlling Class” will be, as of any time of determination, the most subordinate Class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class) at least equal to 25% of the initial Certificate Balance of that Class; provided, that if, at any time, the Certificate Balances of all Control Eligible Certificates, as notionally reduced by any Appraisal Reduction Amounts (but without regard to any Collateral Deficiency Amount) allocable to such classes, have been reduced to zero, the Controlling Class will be the most senior class of Control Eligible Certificates that has a principal balance greater than zero provided, that if at any time the Certificate Balances of the Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate Class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class J-RR Certificates.

18	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Control/Consultation Rights:

The rights of various parties to replace the Special Servicer and approve or consult with respect to major actions of the Special Servicer will vary according to defined periods.

A “Control Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such Class) at least equal to 25% of the initial Certificate Balance of that Class; provided, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when there is no Class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that Class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, however, that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

If no Control Termination Event has occurred and is continuing, except with respect to the Excluded Loans (as defined below) with respect to the directing certificateholder (i) the directing certificateholder will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by the Special Servicer, and (ii) the directing certificateholder will be entitled to terminate and replace the Special Servicer with or without cause, and appoint itself or another person as the successor special servicer. It will be a condition to such appointment that Moody’s, Fitch and Morningstar DBRS confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of Certificates.

If a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing, the Special Servicer will be required to consult with the directing certificateholder (other than with respect to Excluded Loans as to such party) and the Operating Advisor in connection with asset status reports and material special servicing actions.

If a Consultation Termination Event has occurred and is continuing, the Special Servicer must seek to consult with the Operating Advisor in connection with asset status reports and material special servicing actions, and, in general, no directing certificateholder will be recognized or have any right to terminate the Special Servicer or approve, direct or consult with respect to servicing matters.

The control rights and consent and consultation rights described in the preceding paragraphs are subject to various limitations, conditions and exceptions as described in the Preliminary Prospectus.

Notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, the controlling class certificateholder or the directing certificateholder is a Borrower Party, the controlling class certificateholder and the directing certificateholder will have no right to receive asset status reports or such other information as may be specified in the D2-Natixis 2026-M1 pooling and servicing agreement, to grant or withhold approval of, or consult with respect to, asset status reports prepared, and material servicing actions proposed, by the Special Servicer, with respect to such mortgage loan, and such mortgage loan will be referred to as an “Excluded Loan” as to such party.

In addition, notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, a controlling class certificateholder is a Borrower Party, such controlling class certificateholder will have no right to receive asset status reports or such other information as may be specified in the D2-Natixis 2026-M1 pooling and servicing agreement with respect to such mortgage loan.

“Borrower Party” means a borrower, a mortgagor or a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate. “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan. “Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (x) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (y) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender. With respect to a mortgage loan secured by a residential cooperative property, a person will not be considered a “Borrower Party” solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related mortgaged property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s).

19	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Replacement of Special Servicer:

If a Control Termination Event has occurred and is continuing, the Special Servicer may be removed and replaced without cause upon the affirmative direction of certificate owners holding not less than 66-2/3% of a certificateholder quorum, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all Principal Balance Certificates. The certificateholders who initiate a vote on a termination and replacement of the Special Servicer without cause must cause Moody’s, Fitch and Morningstar DBRS to confirm the then-current ratings of the Certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement. If no Control Termination Event has occurred and is continuing, the Special Servicer may be replaced by the directing certificateholder, subject to Moody’s, Fitch and Morningstar DBRS (and any rating agency rating any securities backed by any pari passu companion loan(s) serviced under this transaction) confirming the then-current ratings of the Certificates or declining to review the matter.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (i) the Special Servicer is not performing its duties as required under the pooling and servicing agreement in accordance with the Servicing Standard and (ii) the replacement of the Special Servicer would be in the best interest of the certificateholders as a collective whole, then the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates whose holders voted on the matter, provided that the holders of Principal Balance Certificates that so voted on the matter (i) hold Principal Balance Certificates representing at least 20% of the outstanding Certificate Balance of all Principal Balance Certificates on an aggregate basis and (ii) consist of at least three certificateholders or certificate owners that are not “risk retention affiliated” with each other.

In the event the holders of Principal Balance Certificates evidencing the requisite voting rights elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time.

Excluded Special Servicer:	In the event that, with respect to any mortgage loan, the Special Servicer is a Borrower Party, the Special Servicer will be required to resign as special servicer of such mortgage loan (referred to as an “excluded special servicer loan”). If no Control Termination Event has occurred and is continuing, the directing certificateholder will be entitled to appoint (and may replace with or without cause) a separate special servicer that is not a Borrower Party (referred to as an “excluded special servicer”) with respect to such excluded special servicer loan unless such excluded special servicer loan is also an excluded loan. Otherwise, upon resignation of the Special Servicer with respect to an excluded special servicer loan, the resigning Special Servicer will be required to use reasonable efforts to appoint the excluded special servicer.
Appraisal Remedy:	If the Class of Certificates comprising the Controlling Class loses its status as Controlling Class because of the application of an Appraisal Reduction Amount or Collateral Deficiency Amount, the holders of a majority of the voting rights of such Class may require the Special Servicer to order a second appraisal for any mortgage loan in respect of which an Appraisal Reduction Amount or Collateral Deficiency Amount has been applied. The Special Servicer must thereafter determine whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted, and if so warranted, the Special Servicer will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount. Such Class will not be able to exercise any direction, control, consent and/or similar rights of the Controlling Class unless and until reinstated as the Controlling Class through such determination; and pending such determination, the rights of the Controlling Class will be exercised by the Control Eligible Certificates, if any, that would be the Controlling Class taking into account the subject appraisal reduction amount.
Sale of Defaulted Assets:

There will be no “fair value” purchase option. Instead, the D2-Natixis 2026-M1 pooling and servicing agreement will authorize the Special Servicer to sell defaulted mortgage loans serviced by the Special Servicer to the highest bidder in a manner generally similar to sales of REO properties.

The sale of a defaulted loan for less than par plus accrued interest and certain other fees and expenses owed on the loan will be subject to consent or consultation rights of the directing certificateholder and/or Operating Advisor, as described in the Preliminary Prospectus.

“As-Is” Appraisals:	Appraisals must be conducted on an “as-is” basis, and must be no more than 12 months old, for purposes of determining Appraisal Reduction Amounts and market value in connection with REO sales. Required appraisals may consist of updates of prior appraisals. Internal valuations by the Special Servicer are permitted if the principal balance of a mortgage loan is less than $2,000,000.
20	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Operating Advisor:

The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. With respect to each mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, the Operating Advisor will be responsible for:

●                 reviewing (i) the actions of the Special Servicer with respect to any specially serviced loan and (ii) during the continuance of an Operating Advisor Consultation Event, the actions of the Special Servicer with respect to Major Decisions relating to a Mortgage Loan when it is not a Specially Serviced Loan and processed by the Special Servicer or for which the Special Servicer’s consent is required;

●                 reviewing (i) all reports by the Special Servicer made available to Privileged Persons on the Certificate Administrator’s website that are relevant to the Operating Advisor’s obligations under the pooling and servicing agreement and (ii) each Asset Status Report (as defined in the Preliminary Prospectus) (after the occurrence and during the continuance of an Operating Advisor Consultation Event (as defined below)) and Final Asset Status Report (as defined in the Preliminary Prospectus);

●                 recalculating and reviewing for accuracy and consistency with the D2-Natixis 2026-M1 pooling and servicing agreement the mathematical calculations by the Special Servicer and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a specially serviced loan; and

●                 preparing an annual report (if any mortgage loan was a specially serviced loan at any time during the prior calendar year or an Operating Advisor Consultation Event (as defined below) occurred during the prior calendar year) that sets forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the pooling and servicing agreement with respect to specially serviced loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event (as defined below), with respect to major decisions on non-specially serviced loans) during the prior calendar year on a “asset-level basis”. The Operating Advisor will identify (1) which, if any, standards the Operating Advisor believes, in its sole discretion exercised in good faith, the Special Servicer has failed to comply with and (2) any material deviations from the Special Servicer’s obligations under the pooling and servicing agreement with respect to the resolution or liquidation of any specially serviced loan or REO property. In preparing any Operating Advisor Annual Report (as defined in the Preliminary Prospectus), the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the pooling and servicing agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each mortgage loan, after the Operating Advisor has received notice that an Operating Advisor Consultation Event (as defined below) has occurred and is continuing, in addition to the duties described above, the Operating Advisor will be required to perform the following additional duties:

●                 to consult (on a non-binding basis) with the Special Servicer in respect of asset status reports and

●                 to consult (on a non-binding basis) with the Special Servicer with respect to “major decisions” processed by the Special Servicer.

An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the Class F-RR, G-RR and J-RR Certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such Classes) is 25% or less of the initial Certificate Balances of such Classes in the aggregate.

21	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded (an “Asset Review Trigger”) and the required percentage of certificateholders vote to direct a review of such delinquent loans. An Asset Review Trigger will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans) held by the issuing entity as of the end of the applicable collection period, or (B) after the second anniversary of the Closing Date, at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans) held by the issuing entity as of the end of the applicable collection period. See “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” in the Preliminary Prospectus.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the Asset Representations Reviewer. Upon the written direction of certificateholders evidencing at least 75% of a certificateholder quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the D2-Natixis 2026-M1 pooling and servicing agreement by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

The mortgage loan seller will be subject to the dispute resolution provisions set forth in the D2-Natixis 2026-M1 pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and the mortgage loan seller will be obligated under the mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a Repurchase Request (as defined in the Preliminary Prospectus) is not “Resolved” (as defined below) within 180 days after the mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the “Initial Requesting Certificateholder” (if any) and the Certificate Administrator indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including non-binding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the Special Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the mortgage loan purchase agreement, (iv) the mortgage loan seller has made a Loss of Value Payment (as defined in the Preliminary Prospectus), (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the mortgage loan seller that settles the mortgage loan seller’s obligations under the mortgage loan purchase agreement, or (vi) the mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the D2-Natixis 2026-M1 pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

22	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Investor Communications:	The Certificate Administrator is required to include on any Form 10–D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the D2-Natixis 2026-M1 pooling and servicing agreement. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the D2-Natixis 2026-M1 pooling and servicing agreement will be able to deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator.
Certain Fee Offsets:	If a workout fee is earned by the Special Servicer following a loan default with respect to any mortgage loan that it services, then certain limitations will apply based on modification fees paid by the borrower. The modification fee generally must not exceed 1% of the principal balance of the loan as modified in any 12-month period. In addition, if the loan re-defaults, any subsequent workout fee on that loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12 months. Likewise, liquidation fees collected in connection with a liquidation or partial liquidation of a mortgage loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12 months.
Deal Website:	The Certificate Administrator will be required to maintain a deal website, which will include, among other items: (a) summaries of asset status reports prepared by the Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum”, (f) a voluntary “Investor Registry” and (g) the “Risk Retention Special Notices” tab. Investors may access the deal website following execution of a certification and confidentiality agreement.
Initial Controlling Class Certificateholder:	It is expected that D2-Natixis Retention Holder, LLC or its affiliate will be the initial controlling class certificateholder.

23	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 1 — Redwood Campus Center

24	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 1 — Redwood Campus Center

Baltimore
Redwood Campus Center
300 West Redwood Street
Baltimore, MD 21201
LIGHT RAIL
Red Line
Green Line
MAP © 2026 CARTIFACT
Loyola University Maryland
East Cold Spring Lane
Gold Spring Park
Jones Falls Trail
Green Spring Tower Square
Johns Hopkins Facilities & Real Estate
Wyman Park
Johns Hopkins University
Roosevelt Park
Druid Hill Park
Baltimore City Community College
Mondawmin Mall
Coppin State University
Easterwood Park
North Howard Street
East North Avenue
Maryland Institute College of Art
Green Mount Cemetery
University of Baltimore
UM Medical Center Midtown Campus (UMMC)
Paul Laurence Dunbar High School Stadium
Kennedy Krieger Institute
East Monument Street
Frank C. Bocek Park
Old Town Mall
Johns Hopkins Hospital
Johns Hopkins University East Baltimore Campus
Pulaski Highway
Harlem Park
Saint Mary's Park
The Peabody Institute of Johns Hopkins
Mercy Medical Center
University of Maryland Baltimore
University of Maryland BioPark
CFG Bank Arena
University of Maryland Hospital
Oriole Park at Camden Yards
Grace Medical Center
Westside Shopping Center
Wilkens Avenue
Harborplace
Patterson Park
Eastern Avenue
M&T Bank Stadium
Carroll Park
Riverside Park
Southside Marketplace
Cross Street Market
Federal Hill Park
The Shops at Canton Crossing
Washington Boulevard
MedStar Harbor Hospital
Trinacria
The Garden Rooftop
Massey's Pizza
West Saratoga Street
Eutaw China Express
Lexington Market
North Paca Street
North Greene Street
The Atrium
39 West Lexington
Prosper on Fayette
University of Maryland Baltimore
Baltimore VA Medical Center
Hippodrome Theatre
Everyman Theatre
Francis King Carey School of Law
The France
University of Maryland BioPark
University of Maryland School of Dentistry
West Baltimore Street
2 Hopkins Apartments
University of Maryland School of Medicine
CFG Bank Arena
University of Maryland Hospital
University of Maryland School of Social Work
Camden Court Apartments
West Lombard Street
South Martin Luther King Jr Boulevard
BrickenFire
The Yard
Chipotle Mexican Grill
Luna Del Sea
University of Maryland School of Nursing
West Pratt Street
Pratt Street Ale House
Penn & Pratt
Baltimore Brewhouse
Pickles Pub
Baltimore Convention Center
Oriole Park at Camden Yards

25	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 1 — Redwood Campus Center
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	NREC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$39,162,750	Title:	Fee
Cut-off Date Principal Balance:	$39,162,750	Property Type – Subtype:	Multifamily – Mid-Rise
% of Pool by Initial Pool Balance:	8.8%	Net Rentable Area (Units):	395
Loan Purpose:	Refinance	Location:	Baltimore, MD
Borrower:	RCC Property, LLC	Year Built / Renovated:	1992 / 2021
Borrower Sponsors:	Adam Kreisel and Alan Cohn	Occupancy:	95.4%
Interest Rate:	6.70000%	Occupancy Date:	6/15/2026
Note Date:	7/1/2026	4th Most Recent NOI (As of):	$2,596,333 (12/31/2023)
Maturity Date:	7/6/2031	3rd Most Recent NOI (As of)(2):	$2,668,931 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(2):	$3,359,428 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$3,228,284 (TTM 4/30/2026)
Original Amortization:	None	UW Economic Occupancy:	91.9%
Amortization Type:	Interest Only	UW Revenues:	$7,782,102
Call Protection:	L(25),D(31),O(4)	UW Expenses:	$4,185,548
Lockbox / Cash Management:	Soft (Residential); Springing (Commercial) / Springing	UW NOI:	$3,596,555
Additional Debt:	No	UW NCF:	$3,497,805
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$61,400,000 / $155,443
Additional Debt Type:	N/A	Appraised Value As Of Date:	2/6/2026

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$99,146
Taxes:	$0	$64,075	N/A	Maturity Date Loan / Unit:	$99,146
Insurance:	$28,967	$14,483	N/A	Cut-off Date LTV:	63.8%
Replacement Reserve:	$0	$8,229	N/A	Maturity Date LTV:	63.8%
Carry Reserve:	$0	Springing	N/A	UW NCF DSCR:	1.31x
Significant Tenant Reserve:	$0	Springing	N/A	UW NOI Debt Yield:	9.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$39,162,750	80.1%	Membership / Loan Payoff(3)	$46,000,000	94.0%
Sponsor’s Equity	9,758,323	19.9	Closing Costs	2,892,106	5.9
			Reserves	28,967	0.1
Total Sources	$48,921,073	100.0%	Total Uses	$48,921,073	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(2)	The increase in the 2nd Most Recent NOI from the 3rd Most Recent NOI can be attributed to an increase in occupancy at the Redwood Campus Center Property (as defined below).
(3)	Per the Membership Interest Purchase Agreement (“MIPA”), immediately prior to the closing of the Redwood Campus Center Mortgage Loan, WMC Redwood Preferred, LLC (the “Purchaser”), an entity under the control of the sponsor, acquired 100% of a 50% membership interest (the “Interests”) in the former owner of the Property, Redwood Campus Center, LLC (the “Company”) from KEIII Redwood, LLC (the “Seller”) for $46.0 million (the “Purchase Price”). The Seller owned 50% of the membership interests in the Company. WMC Redwood, LLC (another entity under the control of the sponsor) and the Seller were the sole owners of 100% of the membership interests in the Company. One of the Seller's obligations under the MIPA was to pay off all Existing Company Debt (as defined below), which may be paid off with the origination funds. “Existing Company Debt” means (i) the M&T Bank Debt ($34.8 million), and (ii) all debt due by the Company to the Seller or its affiliates. The Seller owned the Interests, free and clear of all encumbrances, and such interests have not been pledged or assigned to any individual, partnership, entity or governmental agency. Immediately upon the closing of the transactions under the MIPA, the Company transferred the Redwood Campus Center Property into the Redwood Campus Center Borrower.
26	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 1 — Redwood Campus Center

The Loan. The Redwood Campus Center mortgage loan (the “Redwood Campus Center Mortgage Loan”) is secured by the borrower’s fee interest in a multifamily property (the “Redwood Campus Center Property”) that has a five-year term, is interest-only for the entire term and accrues interest at a fixed rate of 6.70000% per annum on an Actual/360 basis.

The Property. The Redwood Campus Center Property is a Class A/B, 395-unit multifamily property located in Baltimore, Maryland, on a .78-acre site that also features 4,000 square feet of ground floor retail space. The Redwood Campus Center Property was originally built in 1992 as an office building and was gut renovated for conversion to multifamily use in 2021. The tenancy at the Redwood Campus Center Property currently reflects a mix of students and professionals, although graduate and undergraduate students represent the majority of the tenants. Effective August 1, 2026, Coppin State University (“CSU”) extended its master lease for 125 units at the Redwood Campus Center Property (31.6% of the total units), through July 31, 2028 (the “CSU Master Lease”). The CSU Master Lease was originally executed in January 2023 and has been extended multiple times, most recently by the seventh amendment, pursuant to which effective as of August 1, 2026, CSU will increase the total unit count from 105 units to 125 units and the lease term through July 31, 2028. In addition to the CSU Master Lease, the Redwood Campus Center Property has a mix of non-student and student residents, although per the appraisal, leasing has been more heavily weighted towards students.

The Redwood Campus Center Property offers a unit mix of 351 studio units and 44 one-bedroom units. Property amenities include a fitness center, a welcome lobby with seating, study rooms/conference centers, an indoor dog park, bike storage, guest suites, storage units, a controlled-access Butterfly entry system, the Luxor package system, laundry rooms on each floor, on-site parking, 24-hour on-site maintenance, and a concierge service. Unit amenities include stainless steel appliances, granite countertops, rain showerheads, air conditioning and heat, and Wi-Fi. Units are available fully furnished or unfurnished. Balconies are available for a select number of units. Parking is provided via 70 garage parking spaces, resulting in a parking ratio of approximately 0.18 spaces per unit. As of June 15, 2026, the multifamily component of the Redwood Campus Center Property was 95.4% occupied.

The Redwood Campus Center Property is also the beneficiary of a High-Performance Market-Rate Rental-Citywide Housing (“HPMRRH”) tax credit through Baltimore City. The HPMRRH tax credits incentivize construction of new apartment buildings and the conversion of vacant commercial properties to apartment buildings. The tax credit is a credit against the tax imposed on the increased value of the Redwood Campus Center Property due to the improvements made to the Redwood Campus Center Property prior to the final occupancy permit being issued. The tax credits only apply to the residential portion of the Redwood Campus Center Property, not the retail portion and also only apply to Baltimore City real property taxes. The tax credits began in fiscal tax year 2023 and there are six years remaining in the term (approximately one year past the maturity date of the Redwood Campus Center Mortgage Loan). The percentage of tax credit applicable starts at 80% for Years 1 through 5 and steps down by 10% each year until the tax credit fully burns off in 2032. In order to be eligible for the HPMRRH tax credit, a property must achieve a minimum of LEED Silver certification, the Baltimore City Green Building Code Standard Two Green Star rating, or any comparable alternative standard approved by the State of Maryland, highlighting the energy efficiency standards of the Redwood Campus Center Property. Per the appraisal, projected total real estate taxes for fiscal year 2027 would be $1,319,493, compared to projected abated real estate taxes of $780,471 and lender’s underwritten abated real estate taxes of $746,510.

The following table presents detailed information with respect to the unit mix at the Redwood Campus Center Property:

Multifamily Unit Mix(1)

Unit Type	No. of Units	% of Total	Occupied Units	% of Units Occupied	Average Unit Size (SF)	Average Monthly Rental Rate per Unit(2)	Average Monthly Rental Rate per SF(2)
Studio	351	88.9%	337	96.0%	530	$1,615	$3.05
1-BR / 1-BA	44	11.1%	40	90.9%	648	$1,919	$3.02
Total/Wtd. Avg.	395	100.0%	377	95.4%	543	$1,647	$3.05
(1)	Based on the underwritten rent roll dated June 15, 2026.
(2)	Average Monthly Rental Rate per Unit and Average Monthly Rental Rate per SF are based on occupied units and occupied square feet, respectively.

The following table presents certain information relating to the historical and current occupancy of the Redwood Campus Center Property:

Historical and Current Occupancy

2023(1)	2024(1)	2025(1)	Current(2)
80.7%	95.4%	93.4%	95.4%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current occupancy is as of June 15, 2026.

27	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 1 — Redwood Campus Center

Appraisal. According to the appraisal, the Redwood Campus Center Property had an “as-is” appraised value of $61,400,000 as of February 6, 2026. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)

Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$61,400,000	5.75%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated February 10, 2026, there was no evidence of any recognized environmental conditions at the Redwood Campus Center Property.

The following table presents certain information relating to the operating history and underwritten cash flows of the Redwood Campus Center Property:

Cash Flow Analysis

	2023	2024	2025	TTM(1)	UW(2)	UW Per Unit
Gross Potential Rent	$5,767,721	$6,261,376	$7,461,526	$7,468,145	$8,044,085	$20,365
Vacancy	0	0	0	0	(402,204)	(1,018)
Credit Loss	0	0	0	0	(40,220)	(102)
Concessions	0	(284,955)	(488,914)	(447,174)	(209,912)	(531)
Net Rental Income	$5,767,721	$5,976,421	$6,972,612	$7,020,971	$7,391,749	$18,713
Other Income(3)	101,358	391,197	393,169	379,848	390,354	988
Effective Gross Income	$5,869,079	$6,367,618	$7,365,781	$7,400,819	$7,782,102	$19,702

Real Estate Taxes	384,473	664,350	692,637	712,121	746,510	1,890
Insurance	119,913	112,146	129,083	132,047	165,524	419
Management Fee	156,457	174,595	315,931	288,317	233,463	591
Other Expenses(4)	2,611,904	2,747,596	2,868,702	3,040,050	3,040,050	7,696
Total Expenses	$3,272,747	$3,698,687	$4,006,353	$4,172,535	$4,185,548	$10,596

Net Operating Income(5)	$2,596,333	$2,668,931	$3,359,428	$3,228,284	$3,596,555	$9,105
Replacement Reserves	0	0	0	0	98,750	250
Net Cash Flow	$2,596,333	$2,668,931	$3,359,428	$3,228,284	$3,497,805	$8,855

Occupancy(6)	80.7%	95.4%	93.4%	95.7%	91.9%
NOI DSCR	0.98x	1.00x	1.26x	1.21x	1.35x
NCF DSCR	0.98x	1.00x	1.26x	1.21x	1.31x
NOI Debt Yield	6.6%	6.8%	8.6%	8.2%	9.2%
NCF Debt Yield	6.6%	6.8%	8.6%	8.2%	8.9%
(1)	TTM represents the trailing 12-month period as of April 30, 2026.
(2)	UW Gross Potential Rent has been underwritten based on the rent roll dated June 15, 2026, adjusted to include revenue from the 20 additional units that will be subject to the CSU Master Lease effective as of August 1, 2026, pursuant to the seventh amendment to the master lease.
(3)	Other Income is comprised of pet rent, additional rent, and parking income. Commercial income is not currently underwritten nor present historically.
(4)	Other Expenses is comprised of repairs & maintenance, utilities, payroll & benefits, general & administrative, turnover costs, contract services, and marketing.
(5)	Increase in UW Net Operating Income is driven by a 20-unit increase to the total number of units master leased effective as of August 1, 2026, pursuant to the seventh amendment to the master lease.
(6)	Occupancy represents physical occupancy for historical cash flows and economic occupancy for UW cash flows.

The Market. The Redwood Campus Center Property is located in Baltimore, Maryland, within the Baltimore-Columbia-Towson, MD metropolitan statistical area (the “Baltimore MSA”). The Baltimore MSA’s economy is supported by universities and established healthcare systems in the area. The largest industry sectors in the region are services, public administration, retail trade and finance/insurance/real estate. Major employers within

28	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 1 — Redwood Campus Center

the Baltimore MSA are Fort George G. Meade, Johns Hopkins Health System, University of Maryland Medical System, Johns Hopkins University and Aberdeen Proving Ground.

The Redwood Campus Center Property is located in the Downtown Baltimore area of the Baltimore MSA at the southeast corner of West Baltimore Street and South Howard Street, at the terminus of West Redwood Street. The Redwood Campus Center Property is located 0.5 miles from the University of Maryland, Baltimore Campus (“UMBC”) and University of Maryland Medical Center (“UMMC”). The Redwood Campus Center Property's tenant base draws from UMBC and UMMC, as well as CSU, which provides shuttle service (Eagle Express) connecting its main campus to the downtown area, where the Redwood Campus Center Property is located, approximately 3.5 miles away. Regional access to the Redwood Campus Center Property's neighborhood is provided via I-95 and I-295, major north-south interstate highways linking Downtown Baltimore to the surrounding metropolitan area. The local area is influenced by the accessibility provided by several major traffic routes, including I-395 and the Jones Falls Expressway, as well as public transportation via the Maryland Transit Administration, with the Baltimore Arena/University Center Light Rail station located directly in front of the Redwood Campus Center Property. The Redwood Campus Center Property is also proximate to major entertainment and sports venues, including CFG Bank Arena (0.2 miles away), Oriole Park at Camden Yards (0.5 miles), M&T Bank Stadium (0.8 miles), and the Baltimore Convention Center (0.2 miles). The local area is urban in nature and is surrounded by high-rise office buildings and multifamily properties with supporting ground level retail space.

According to the appraisal, the Redwood Campus Center Property is located in the Downtown Baltimore multifamily submarket within the Baltimore City multifamily market. As of the fourth quarter of 2025, the Baltimore City market had a vacancy rate of 11.6%, with a rental rate of $1,882 per unit. The submarket had a vacancy rate of 11.5%. Asking rents in the submarket stand at $1,657 per month, which is below the metro average of $1,882 per month. Approximately 628 units are under construction in the submarket, with approximately 2,380 units proposed or under construction across nine projects.

According to the appraisal, the 2025 population within a one-, three-, and five-mile radius of the Redwood Campus Center Property was 41,877, 247,975, and 505,517, respectively, and an average household income within the same radii of $84,213, $88,756, and $87,873, respectively.

The following table presents certain information relating to the appraisals’ market rent conclusion for the Redwood Campus Center Property:

Comparable Rental Summary(1)

Property Name Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit		Average Rent per SF		Average Rent per Unit
Redwood Campus Center 300 West Redwood Street Baltimore, MD	1992 / 2021	95.4%(2)	395(2)	Studio	530	(2)	$3.05	(2)	$1,615	(2)
				1-BR / 1-BA	648	(2)	$3.02	(2)	$1,919	(2)
Academy on Charles 3700 North Charles Street Baltimore, MD	1932 / 2014	92.5%	106	Studio	336		$5.93		$1,991
				1-BR / 1-BA	696		$3.40		$2,358
Nine East 33rd 9 East 33rd Street Baltimore, MD	2016 / NAP	96.0%	157	Studio	590		$4.49		$2,652
Prosper on Fayette 400 West Fayette Street Baltimore, MD	2021 / NAP	98.7%	181	1-BR / 1-BA	414		$4.03		$1,670
Vivo Living Baltimore 101 West Fayette Street Baltimore, MD	2024 / NAP	46.6%	550	Studio	360		$3.77		$1,357
				1-BR / 1-BA	616		$3.52		$2,166
The Essential 929 North Wolfe Street Baltimore, MD	2012 / NAP	99.0%	321	Studio	366		$4.78		$1,748
				1-BR / 1-BA	503		$3.84		$1,930
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated June 15, 2026.

The Borrower. The borrower is RCC Property, LLC, a single-purpose, bankruptcy-remote, Delaware limited liability company, with one independent manager. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Redwood Campus Center Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors for the Redwood Campus Center Mortgage Loan are Adam Kreisel and Alan Cohn. Adam Kreisel is a founding member and Managing Director of WMC Government Real Estate. Since 2008, he has structured real estate investment partnerships totaling more than $650 million. Adam Kreisel also serves as Managing Director of Washington Alliance Capital Fund I, a fully deployed real estate investment fund focused on government-leased properties. Alan Cohn is a founding member and Managing Director of WMC Government Real Estate. He is also the founder of Waxwing Capital, LLC, a private equity firm focused on the acquisition of government-leased properties. Over the past eight years, Waxwing Capital has completed more than a dozen acquisitions representing over $350 million in aggregate market value.

Property Management. The Redwood Campus Center Property is managed by Metropolitan Management II, LLC, a third-party property management company.

29	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 1 — Redwood Campus Center

Escrows and Reserves. At origination, the borrower was required to deposit approximately $28,967 into an insurance reserve.

Tax Reserve – On each monthly payment date, the borrower is required to deposit into the real estate tax reserve an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially, approximately $64,075).

Insurance Reserve – On each monthly payment date, the borrower is required to deposit an amount equal to 1/12th of the insurance premiums the lender estimates will be payable for the renewal of the coverage afforded by the polices upon the expiration thereof (initially, approximately $14,483).

Replacement Reserve – On each monthly payment date, the borrower is required to deposit an amount equal to approximately $8,229 into a replacement reserve account.

Carry Reserve – Within five business days after the occurrence of a Carry Reserve Trigger Event (as defined below), the borrower is required to deposit an amount equal to $750,000 into a carry reserve account for the payment of debt service shortfalls. If at any time after the initial Carry Reserve Trigger Event, but prior to a Carry Reserve Termination Event (as defined below), the aggregate amount of funds on deposit in the carry reserve account is less than $250,000, then not later than 10 business days prior to the next monthly payment date, the borrower is required to pay to the lender for deposit in the carry reserve account the amount necessary to cause the balance of the carry reserve account to be at least $250,000. If a Carry Reserve Termination Event occurs, all funds in the carry reserve account will be disbursed to the borrower, provided no Cash Management Trigger Event Period (as defined below) is then continuing.

A “Carry Reserve Trigger Event” means the date (i) on which CSU is in default of any monetary or material non-monetary term of the CSU Master Lease, (ii) CSU (a) terminates its lease or (b) notifies the borrower, property manager, any affiliate of the borrower or property manager that it intends to terminate the CSU Master Lease, or (iii) which is the earlier to occur of (y) 180 days prior to the then-current expiration of the term of the CSU Master Lease (which expiration date is currently July 31, 2028), unless, on or prior to such date, the borrower and CSU enter into an acceptable lease extension, and (z) the date CSU notifies the borrower, the property manager, or any affiliate of the borrower or property manager that it does not intend to extend or renew the CSU Master Lease for substantially all of its demised premises.

A “Carry Reserve Termination Event” means the date on which (a) the debt service coverage ratio for the trailing three-month period, annualized and without regard to any income under the CSU Master Lease, is equal to or greater than 1.20x, and (b) no event of default is then continuing.

Significant Tenant Reserve – During the continuance of a Cash Management Trigger Event Period (as defined below) due to a Cash Management Significant Tenant Trigger Event Period (as defined below), the borrower is required to deposit, on each monthly payment date, all amounts remaining in the lockbox account after all required deposits are made as described in the Redwood Campus Center Mortgage Loan documents, which excess cash flow will be transferred into a significant tenant reserve account and held as additional security for the Redwood Campus Center Mortgage Loan.

Lockbox / Cash Management. The Redwood Campus Center Mortgage Loan is structured with a soft lockbox (for residential tenants), a springing lockbox (for non-residential tenants) and springing cash management. The borrower is required to deposit, or cause to be deposited, all rents and other gross revenue from the Redwood Campus Center Property into a lender-controlled lockbox account within two business days of receipt. Funds deposited into the lockbox account will be swept on a daily basis in the borrower’s operating account. Within five business days following the occurrence of a Cash Management Trigger Event, the borrower is required to deliver a tenant direction letter to each non-residential tenant at the Redwood Campus Center Property directing such tenant to remit all payments of rent directly to the lockbox account. During the continuance of a Cash Management Trigger Event Period (as defined below), funds deposited into the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied in accordance with the Redwood Campus Center Mortgage Loan documents. Pursuant to the Redwood Center Campus Mortgage Loan documents, all excess funds on deposit in the cash management account (after payment of monthly amounts due under the Redwood Campus Center Mortgage Loan documents) are required to be applied as follows: (a) if a Cash Management Trigger Event period is not in effect, to the borrower, and (b) if a Cash Management Trigger Event Period is in effect, to an excess cash flow account controlled by the lender.

A “Cash Management Trigger Event Period” means any period commencing upon the occurrence of a Cash Management Trigger Event (as defined below) and continuing until the earlier of (i) the payment date following the applicable Cash Management Trigger Event Cure (as defined below) or (ii) upon the payment in full of the Redwood Campus Center Mortgage Loan and all amounts due under the Redwood Campus Center Mortgage loan documents.

A “Cash Management Trigger Event” means (i) an event of default, (ii) a Cash Management Significant Tenant Trigger Event or (iii) the date on which the DSCR is less than 1.15x.

A “Cash Management Trigger Event Cure” means (a) with respect to clause (i) in the definition of Cash Management Trigger Event, the cure or waiver of such event of default, (b) with respect to clause (ii) of the definition of Cash Management Trigger Event, the occurrence of a Cash Management Significant Tenant Cure and with respect to clause (iii) of the definition of Cash Management Trigger Event, the date on which the debt service coverage ratio has been at least equal to 1.20x for two consecutive quarters.

A “Cash Management Significant Tenant Trigger Event Period” commences upon a Cash Management Significant Tenant Trigger Event (as defined below) and terminates upon the earlier of (i) the monthly payment date following the occurrence of the applicable Cash Management Significant Tenant Trigger Event Cure (as defined below), (ii) a defeasance of the Redwood Campus Center Mortgage Loan or (iii) the date the Redwood Campus Center Mortgage Loan and all other amounts are payable under the Redwood Campus Center Mortgage Loan documents.

A “Cash Management Significant Tenant Trigger Event” means the date on which (i) CSU is in default of any monetary or material non-monetary term of its lease, (ii) CSU (a) terminates its lease or (b) notifies the borrower, property manager, or any affiliate of the borrower or property manager that it intends to terminate its lease or will not renew or extend its lease pursuant to an acceptable CSU Master Lease extension, or (iii) is six

30	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 1 — Redwood Campus Center

months prior to the expiration of the term of CSU’s Master Lease, unless, on or prior to such date, the borrower and CSU enter into an acceptable extension of the CSU Master Lease.

A “Cash Management Significant Tenant Trigger Event Cure” means (A) with respect to clause (i) in the definition of a Cash Management Significant Tenant Trigger Event, the date on which the monetary or material non-monetary event of default is cured and no other monetary or material non-monetary default exists; (B) with respect to clause (ii)(a) in the definition thereof, the date on which a Carry Reserve Termination Event has occurred; (C) with respect to clause (ii)(b) in the definition of Cash Management Significant Tenant Trigger Event, the date on which (I)(a) CSU has (1) irrevocably revoked or rescinded any such notice and (2)(A) conducted normal student housing operations in substantially all of its demised premises and (B) paid full, unabated rent under its lease, for two consecutive quarters following such revocation or rescission, and (b) delivered to the lender an acceptable tenant estoppel certificate certifying the foregoing and reaffirming the lease is in full force and effect, or (II) a Carry Reserve Termination Event has occurred; and (D) with respect to clause (iii) of the definition thereof, either (a) the borrower enters into an acceptable CSU lease extension, or (b) a Carry Reserve Termination Event has occurred.

CSU Master Lease. The Redwood Campus Center Property is subject to a master lease with CSU that was executed January 20, 2023, and has had multiple amendments, most recently a seventh amendment which was executed in May 2026, which increased the number of units leased by CSU from 105 units to 125 units effective as of August 1, 2026. Additionally, also effective commencing on August 1, 2026, the seventh amendment extends the term of the master lease to July 31, 2028. Rent during the term of the seventh amendment for each of the 125 units is approximately $1,695 per unit per month.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

31	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 2 — The Helm on the Allegheny

32	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 2 — The Helm on the Allegheny

The Helm on the Allegheny
2239 Railroad Street
Pittsburgh, PA 15222
Allegheny River
STRIP DISTRICT
Cowley Park
28
The Yards at 3 Crossings
Many More Marketplace
MADabolic
The Mercer
Cinderlands
The Cork Factory Lofts
Pane e Pronto
Liberty Ave
Lock Wall Marina
Atria's
Wigle Whiskey Distillery
Heinz Lofts
Sea Monkey
The Preserve at Heinz
Coop De Ville
Mullaney's Irish Pub
West Penn Park
Edge 1909
Peace, Love and Little Donuts
Novo Asian Food Hall
Pamela's Diner
Iron Born
StretchLab
The PA Market
Puttshack
Primanti Bros.
Steel City
Sephora
Peppi's
City Winery
Orr's Jewelers
Design Within Reach
Balvanera
Maiku
Smallman St
Frank Curto Park
Bigelow Blvd
Senator John Heinz History Center
David L. Lawrence Convention Center
Pittsburgh Theological Seminary
Byzantine Seminary
279
Riverview Park
Ridgelawn Cemetery
Highwood Cemetery
Spring Hill Park
Union Dale Cemetery
Triangle Tech Pittsburgh
West Penn Hospital
Indigo Square
Allegheny General Hospital
West Park
STRIP DISTRICT
Bigelow Boulevard
UPMC Shadyside
Community College of Allegheny County
65
579
Acrisure Stadium
PNC Park
VA Pittsburgh Healthcare System - University Drive
Chatham University
Petersen Sports Complex
University of Pittsburgh
Gesling Stadium
The Children's Institute
Point State Park
PPG Paints Arena
Carnegie Mellon University
UPMC Oakland
Pittsburgh
Point Park University
Fifth Avenue
Carlow University
Duquesne University
UPMC Mercy
376
Forbes Avenue
Highmark Stadium
UPMC Magee-Womens Hospital
Schenley Park
Beacon Street
George K. Cupples Stadium
SouthSide Works
South Side Park
Arlington Avenue
East Carson Street
Beechwood Blvd
Calvary Cemetery
Walnut Place
McKinley Park
Hazelwood Greenway
Waterfront Town Center
Becks Run Road
MAP © 2026 CARTIFACT

33	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 2 — The Helm on the Allegheny
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	NREC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$38,000,000	Title:	Fee
Cut-off Date Principal Balance:	$38,000,000	Property Type – Subtype:	Multifamily – High-Rise
% of Pool by Initial Pool Balance:	8.5%	Net Rentable Area (Units):	219
Loan Purpose:	Refinance	Location:	Pittsburgh, PA
Borrower:	23RR Associates, LLC	Year Built / Renovated:	2021 / NAP
Borrower Sponsors(1):	Various	Occupancy:	93.2%
Interest Rate:	6.43500%	Occupancy Date:	7/1/2026
Note Date:	7/15/2026	4th Most Recent NOI (As of):	$2,713,941 (12/31/2023)
Maturity Date:	8/6/2031	3rd Most Recent NOI (As of):	$3,063,703 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$3,072,830 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$2,986,165 (TTM 5/31/2026)
Original Amortization:	None	UW Economic Occupancy:	89.0%
Amortization Type:	Interest Only	UW Revenues:	$4,847,207
Call Protection:	YM1(24),DorYM1(32),O(4)	UW Expenses:	$1,815,597
Lockbox / Cash Management:	Soft (Residential), Hard (Commercial) / Springing	UW NOI:	$3,031,610
Additional Debt:	No	UW NCF:	$2,976,675
Additional Debt Balance:	NAP	Appraised Value / Per Unit:	$55,100,000 / $251,598
Additional Debt Type:	NAP	Appraised Value As Of Date:	11/19/2025

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$173,516
Taxes:	$66,328	$11,055	N/A	Maturity Date Loan / Unit:	$173,516
Insurance:	$65,692	$18,233	N/A	Cut-off Date LTV:	69.0%
Replacement Reserve:	$0	$4,578	N/A	Maturity Date LTV:	69.0%
				UW NCF DSCR:	1.20x
				UW NOI Debt Yield:	8.0%

Sources and Uses(3)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$38,000,000	92.8%	Loan Payoff	$39,384,385	96.2%
Equity Contribution	2,936,687	7.2	Closing Costs	$1,420,282	3.5
			Reserves	130,020	0.3
Total Sources	$40,936,687	100.0%	Total Uses	$40,936,687	100.0%
(1)	The borrower sponsors are Mark E. Mason, Anne V. Lewis, David M. Matter, Benjamin J. Lewis, and Andrew F. Lewis, Trustees of the Restated AVL Marital Trust #2, dated March 31, 2026, Mark E. Mason, Trustee of the GST Exempt Trust U/A Myrna L. Mason Revocable Deed of Trust dated May 16, 2012, as amended, L&M Associates and Steel Street Capital Partners, LLC.
(2)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(3)	A $2,000,000 loan from the Urban Redevelopment Authority of Pittsburgh is not included in the table. See “URA Loan” below for a full description.

The Loan. The Helm on the Allegheny mortgage loan (“The Helm on the Allegheny Mortgage Loan”) is secured by the borrower’s fee interest in a multifamily property (“The Helm on the Allegheny Property”) and has a five-year term, is interest-only for the entire term and accrues interest at a fixed rate of 6.43500% per annum on an actual/360 basis.

The Property. The Helm on the Allegheny Property is a 219-unit, high-rise multifamily property located in Pittsburgh, Pennsylvania, which was built in 2021 and consists of one seven-story building situated on a 1.14-acre site. The Helm on the Allegheny Property features 99 studio units, 87 one-bedroom units, one two-bedroom unit, 16 co-living micro-studio units, 16 three-bedroom co-living suites, and 1,232 square feet of ground floor retail space. In connection with a tax abatement program discussed below, certain of the related units are subject to affordable housing restrictions. Of the 90 total studio units, 80 are market rate units, six are affordable units restricted to households with incomes at or below 50%

34	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 2 — The Helm on the Allegheny

of the area median income (“AMI”), and 13 are affordable units restricted to households with incomes at or below 80% of the AMI. Of the 87 one-bedroom units, 73 are market rate units, five are affordable units restricted to households with incomes at or below 50% of the AMI, and nine are affordable units restricted to households with incomes at or below 80% of the AMI. Community amenities include a 24/7 fitness center, top-floor club room, courtyard terrace with grilling stations, pet washroom, bike room, EV charging, dry cleaning service, package room and Wi-Fi. Apartment amenities include a washer/dryer, smart locks/thermostats, stainless steel appliances, walk-in closets, and vinyl plank floors. Co-living units feature similar finishes with common dining, kitchen, laundry, and living spaces.

Parking is provided via 139 garage spaces, resulting in a parking ratio of 0.6-spaces per unit. As of July 1, 2026, the multifamily portion of The Helm on the Allegheny Property was 93.2% occupied. As of July 12, 2026, The Helm on the Allegheny Property’s 1,232 square-foot ground-floor retail space was 100.0% occupied by one tenant, Schoolhouse Yoga, which has a ten-year lease expiring on July 31, 2032.

The Helm on the Allegheny Property benefits from a tax abatement granted through the Local Economic Revitalization Tax Assistance (“LERTA”) Program. The LERTA Program provides tax exemptions to owners of deteriorated commercial and industrial properties that are redeveloped in Allegheny County to encourage private investment and the revitalization of properties. The LERTA abatement provides an exemption for property taxes from the city, county and school district and is a 10-year abatement that runs from 2022 to 2031 and burns off at a rate of 10% every two years. As one of the conditions to receiving and maintaining the LERTA abatement, The Helm on the Allegheny Property is subject to certain affordable unit requirements. In total, 33 of The Helm on the Allegheny Property’s units are restricted, with 11 units restricted to households with income at or below 50% of the AMI and 22 units restricted to households with incomes at or below 80% of the AMI. Rental rates reflected in each tenant's lease are calculated based on the most current HUD publication of AMI and remain in effect for the one-year lease term regardless of whether HUD AMI rates change during the term. Once the LERTA abatement fully burns off, the affordability restrictions expire and the units currently subject to those restrictions may be re-let at market rents when the existing tenants vacate. According to the appraisal, the unabated real estate taxes would be approximately $508,094 for the 2025/2026 tax year, compared to abated taxes of approximately $87,275 based on the current taxable assessment. Real estate taxes were underwritten to approximately $132,656, which reflects the appraisal's estimate of 2026 taxes after application of the 80% abatement.

The following table presents detailed information with respect to the unit mix at The Helm on the Allegheny Property:

Multifamily Unit Mix(1)

Unit Type	No. of Units	No. of Individual Leasable	% of Total	Occupied Leasable	% of Units Occupied	Average Leasable Size (SF)	Average Monthly Rental Rate per Leasable(2)	Average Monthly Rental Rate per SF(2)
Studio	80	80	31.9%	74	92.5%	493	$1,484	$3.02
Co-Living Micro-Studio	16	48	19.1%	45	93.8%	409	$1,159	$8.51
Co-Living Suite	16	16	6.4%	15	93.8%	299	$1,424	$4.74
1-BR	73	73	29.1%	68	93.2%	646	$1,855	$2.87
2-BR	1	1	0.4%	1	100.0%	958	$2,755	$2.88
1-BR (50% AMI)	5	5	2.0%	4	80.0%	602	$1,013	$1.69
1-BR (80% AMI)	9	9	3.6%	9	100.0%	599	$1,492	$2.49
Studio (50% AMI)	6	6	2.4%	6	100.0%	503	$886	$1.76
Studio (80% AMI)	13	13	5.2%	12	92.3%	504	$1,367	$2.70
Total/Wtd. Avg.	219	251	100.0%	234	93.2%	518	$1,502	$3.23
(1)	Based on the underwritten rent roll dated July 1, 2026.
(2)	Average Monthly Rental Rate per Leasable and Average Monthly Rental Rate per SF is based on leased units and leased square feet, respectively.

The following table presents certain information relating to the historical and current occupancy of The Helm on the Allegheny Property:

Historical and Current Occupancy

2023(1)	2024(1)	2025(1)	Current(2)
85.7%	91.6%	93.2%	93.2%
(1)	Historical Occupancy is as of December 31 of each respective year.
(2)	Current occupancy is as of July 1, 2026 rent roll.

35	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 2 — The Helm on the Allegheny

Appraisal. According to the appraisal, The Helm on the Allegheny Property had an “as-is” appraised value of $55,100,000 as of November 19, 2025. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)

Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$55,100,000	5.75%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated December 3, 2025, there was no evidence of any recognized environmental conditions at The Helm on the Allegheny Property.

The following table presents certain information relating to the operating history and underwritten cash flows of The Helm on the Allegheny Property:

Cash Flow Analysis

	2022	2023	2024	2025	TTM(1)	UW(2)	UW Per Unit
Gross Potential Rent	$4,609,558	$4,643,041	$4,643,289	$4,641,791	$4,599,857	$4,717,802	$21,542
Loss-to-Lease – Affordable	(75,655)	(125,333)	(104,727)	(72,557)	(57,243)	(178,901)	(817)
Vacancy	(2,015,280)	(826,599)	(458,156)	(487,282)	(476,646)	(322,193)	(1,471)
Credit Loss	0	0	0	0	0	0	0
Concessions	(113,317)	(47,572)	(108,255)	(26,980)	(3,837)	(21,084)	(96)
Net Rental Income	$2,405,305	$3,643,537	$3,972,150	$4,054,972	$4,062,131	$4,195,625	$19,158
Commercial Unit Income	20,328	41,063	41,884	42,722	42,862	43,576	199
Other Income(3)	351,825	471,478	503,603	584,206	608,005	608,005	2,776
Effective Gross Income	$2,777,458	$4,156,078	$4,517,637	$4,681,899	$4,712,999	$4,847,207	$22,133

Real Estate Taxes	35,769	35,769	74,511	80,653	120,481	132,656	606
Insurance	82,823	88,943	93,627	124,733	119,758	212,428	970
Management Fee	106,030	125,772	135,541	140,457	141,589	145,416	664
Other Expenses(4)	974,618	1,191,652	1,150,254	1,263,227	1,345,006	1,325,097	6,051
Total Expenses	$1,199,240	$1,442,136	$1,453,934	$1,609,070	$1,726,834	$1,815,597	$8,290

Net Operating Income	$1,578,218	$2,713,941	$3,063,703	$3,072,830	$2,986,165	$3,031,610	$13,843
Replacement Reserves	0	0	0	0	0	54,935	251
Net Cash Flow	$1,578,218	$2,713,941	$3,063,703	$3,072,830	$2,986,165	$2,976,675	$13,592

Occupancy(5)	86.1%	85.7%	91.6%	93.2%	89.6%	89.0%
NOI DSCR	0.64x	1.09x	1.24x	1.24x	1.20x	1.22x
NCF DSCR	0.64x	1.09x	1.24x	1.24x	1.20x	1.20x
NOI Debt Yield	4.2%	7.1%	8.1%	8.1%	7.9%	8.0%
NCF Debt Yield	4.2%	7.1%	8.1%	8.1%	7.9%	7.8%
(1)	TTM represents the trailing 12-month period ending May 31, 2026.
(2)	UW Gross Potential Rent is based on the underwritten rent roll dated July 1, 2026.
(3)	Other Income includes garage parking, pet fees, application fees, move-out fees, trash, fees for utility reimbursements, and miscellaneous charges.
(4)	Other Expenses includes repairs & maintenance, general & administrative, utilities, janitorial, payroll, and marketing expenses.
(5)	Occupancy represents physical occupancy for historical cash flows and economic occupancy for the TTM and UW cash flows.

36	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 2 — The Helm on the Allegheny

The Market. The Helm on the Allegheny Property is located in Pittsburgh, Pennsylvania, within the Pittsburgh, Pennsylvania Metropolitan Statistical Area (the “Pittsburgh MSA”). According to the appraisal, employment in the Pittsburgh MSA consists of a diversified set of employment sectors, including education & health services, professional & business services, and trade, transportation & utilities. The regional economy has benefited from the presence of life sciences research & development facilities, alongside an expansion in high technology, both of which have contributed to an uptick in wages. Additionally, the Pittsburgh MSA has experienced significant growth in its energy sector, which has been highlighted by investments from multiple energy companies, including Mitsubishi Electric Power Products, Inc., Mainspring Energy, and Eos Energy Enterprises. As of the third quarter of 2025, the unemployment rate was 4.4%.

The Helm on the Allegheny Property is located in the Strip District within the City of Pittsburgh. It is one mile east of the Pittsburgh central business district. The Helm on the Allegheny Property has regional access via Interstate 279 and Route 29 and direct local access via Penn and Liberty Avenues, which are both major roadways in the Strip District. Public transportation is available by bus.

The Helm on the Allegheny Property is part of the Bellefield/Shadyside multifamily submarket within the Pittsburgh multifamily market. As of the third quarter of 2025, the Pittsburgh apartment market was projected to have a vacancy rate of 5.1%, an average rental rate of $1,387 per unit per month, and existing inventory of 101,093 units. By the end of 2025, 1,451 new units were projected to be delivered, which is less than the 1,866 deliveries in 2024. The Bellefield/Shadyside submarket had a projected vacancy rate of 7.2%, an average asking rent of $1,740 per unit per month, and an existing inventory of 25,000 units. 507 units were projected to be delivered in 2025.

According to the appraisal, the 2024 population with a one-, three-, and five-mile radius of The Helm on the Allegheny Property was 16,127, 165,785, and 374,018, respectively, and an average household income within the same radii was $80,428, $84,611, and $88,947, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for The Helm on the Allegheny Property:

Comparable Rental Summary(1)

Property Name Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
The Helm on the Allegheny 2239 Railroad Street Pittsburgh, PA	2021 / NAP	93.2%(2)	219(2)	Studio Co-Living Micro-Studio Co-Living Suite 1-BR 2-BR 1-BR (50% AMI) 1-BR (80% AMI) 2-BR (50% AMI) 2-BR (80% AMI)	493(2) 409(2) 299(2) 646(2) 958(2) 602(2) 599(2) 503(2) 504(2)	$3.02(2) $8.51(2) $4.74(2) $2.87(2) $2.88(2) $1.69(2) $2.49(2) $1.76(2) $2.70(2)	$1,484(2) $1,159(2) $1,424(2) $1,855(2) $2,755(2) $1,013(2) $1,492(2) $886(2) $1,367(2)
Brewers Block 3234 Liberty Avenue Pittsburgh, PA	2023 / NAP	87.3%	377	Studio 1-BR / 1-BA 2-BR / 2-BA	542 717 1,042	$3.24 $2.97 $2.81	$1,755 $2,133 $2,933
The Franklin on Penn 2817 Penn Avenue Pittsburgh, PA	1900 / NAP	94.7%	19	Studio 1-BR / 1-BA 2-BR / 2-BA	506 649 1,102	$3.31 $2.74 $2.21	$1,673 $1,776 $2,439
Mulberry Lofts 3205 Penn Avenue Pittsburgh, PA	2022 / NAP	91.1%	112	Studio 1-BR / 1-BA 2-BR / 2-BA 3-BR / 2-BA	491 670 1,068 1,342	$3.02 $2.82 $2.47 $2.63	$1,482 $1,889 $2,643 $3,525
The Yards at 3 Crossings 2645 Railroad Street Pittsburgh, PA	2016 / NAP	98.0%	300	Studio 1-BR / 1-BA 2-BR / 2-BA	520 729 1,156	$3.34 $3.04 $2.33	$1,739 $2,218 $2,689
The Smallman Flats 2908 Smallman Street Pittsburgh, PA	2020 / NAP	92.8%	28	Studio 1-BR / 1-BA	466 676	$2.95 $2.57	$1,375 $1,739
37	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 2 — The Helm on the Allegheny
Property Name Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
The District 1759 Waterfront Place Pittsburgh, PA	2021 / NAP	95.5%	442	Studio 1-BR / 1-BA 2-BR / 2-BA 3-BR / 2-BA	519 735 1,101 1,335	$3.45 $3.29 $2.88 $3.00	$1,791 $2,415 $3,166 $4,003
Edge 1909 1909 Waterfront Place Pittsburgh, PA	2018 / NAP	97.0%	364	1-BR / 1-BA 2-BR / 2-BA	726 1,214	$3.30 $2.89	$2,397 $3,512
Baumhaus 5522 Baum Boulevard Pittsburgh, PA	2017 / NAP	85.8%	127	Studio 1-BR / 1-BA 2-BR / 2-BA 3-BR / 2-BA Co-Living 3-BR / 2-BA	380 658 931 1,439 239	$5.33 $3.26 $3.34 $3.03 $4.60	$2,025 $2,147 $3,108 $4,362 $1,100
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated July 1, 2026.

The Borrower. The borrower is 23RR Associates, LLC, a recycled, single purpose Pennsylvania limited liability company, whose managing member is a single purpose Delaware limited liability company with one independent manager. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Helm on the Allegheny Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors for The Helm on the Allegheny Mortgage Loan are Mark E. Mason, Anne V. Lewis, David M. Matter, Benjamin J. Lewis, and Andrew F. Lewis, Trustees of the Restated AVL Marital Trust #2 dated March 31, 2026, Mark E. Mason, Trustee of the GST Exempt Trust U/A Myrna L. Mason Revocable Deed of Trust dated May 16, 2012, as amended, L&M Associates and Steel Street Capital Partners, LLC. Steel Street Capital Partners, LLC is a commercial real estate investment firm founded in 2016 and headquartered in Pittsburgh, Pennsylvania. Mark E. Mason and Edward J. Lewis are founders of the Oxford Development Company, a real estate firm founded over 60 years ago offering development, project management, asset management, property management, and leasing and brokerage services.

Property Management. The Helm on the Allegheny Property is managed by Oxford Development Company, an affiliate of the borrower sponsors.

Escrows and Reserves. At origination, the borrower was required to deposit approximately (i) $65,692 into an insurance reserve and (ii) $66,328 into a real estate tax reserve.

Tax Reserve – On each monthly payment date, the borrower is required to deposit into the real estate tax reserve an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially, approximately $11,055).

Insurance Reserve – On each monthly payment date, the borrower is required to deposit an amount equal to 1/12th of the insurance premiums the lender estimates will be payable for the renewal of the coverage afforded by the polices upon the expiration thereof in the insurance reserve (initially, approximately $18,233).

Replacement Reserve – On each monthly payment date, the borrower is required to deposit an amount equal to approximately $4,578 into a replacement reserve account.

Lockbox / Cash Management. The Helm on the Allegheny Mortgage Loan is structured with a soft lockbox for residential income, a hard lockbox for commercial income, and springing cash management. The borrower or property manager is required to deposit all rents and other gross revenue into a lender-controlled lockbox account within two business days of receipt. At origination, the borrower or property manager sent a tenant direction letter to each non-residential tenant directing such tenant to send all rents directly to the lockbox account. During a Cash Management Trigger Period (as defined below), funds deposited into the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied in accordance with The Helm on the Allegheny Mortgage Loan documents. In addition, within five business days after a Cash Management Trigger Event (as defined below) occurs and for the remainder of the term, the borrower will notify each non-residential tenant via a tenant direction letter to send all rents and other revenues to the lockbox account. During a Cash Management Trigger Event Period, funds deposited into the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied in accordance with The Helm on the Allegheny Mortgage Loan documents. Pursuant to The Helm on the Allegheny Mortgage Loan documents, all excess funds remaining on deposit in the cash management account (after payment of monthly amounts due under The Helm on the Allegheny Mortgage Loan documents) are required to applied as follows: (a) if a Cash Management Trigger Event Period is not in effect, to the borrower and (b) if a Cash Management Trigger Event Period is in effect, to an excess cash flow account controlled by the lender.

A “Cash Management Trigger Event Period” commences upon a Cash Management Trigger Event (as defined below) and terminates on the earlier of (i) the payment date following the Cash Management Trigger Event Cure (as defined below) or (ii) the payment in full of The Helm on the Allegheny Mortgage Loan and any amounts due under The Helm on the Allegheny Mortgage Loan documents.

38	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 2 — The Helm on the Allegheny

A “Cash Management Trigger Event” means (i) an event of default or (ii) if the debt service coverage ratio is less than 1.10x as of any date of determination by the lender.

A “Cash Management Trigger Event Cure” will occur if (a) the triggering event was caused by the occurrence of clause (i) of the definition of Cash Management Trigger Event, the date on which such event is cured or waived and (b) if the triggering event was caused by the occurrence of clause (ii) of such definition, the date on which the debt service coverage ratio is at least 1.15x for six consecutive months; provided that each Cash Management Trigger Event Cure is subject to the following: for six consecutive months following the most recent Cash Management Trigger Event, no event of default has occurred and after giving effect to the subject Cash Management Trigger Event Cure, no other Cash Management Trigger Event is occurring.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

URA Loan. The Helm on the Allegheny Property is partially capitalized with a $2,000,000 loan from the Urban Redevelopment Authority (“URA”) of Pittsburgh (the “URA Loan”). The URA Loan is coterminous with The Helm on the Allegheny Mortgage Loan. It requires interest-only payments at a 4.0% annual rate with full principal due at maturity. The URA Loan is secured by a second mortgage encumbering The Helm on the Allegheny Property, and all liens under the URA Loan are subordinated to The Helm on the Allegheny Mortgage Loan pursuant to an agreement that prohibits the URA from (among other things) instituting any legal proceedings of any kind to enforce the URA Loan.

39	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 3 — Star Westheimer

40	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 3 — Star Westheimer

Houston
Star Westheimer
7900 Locke Lane
Houston, TX 77063
MIDWEST
WESTHEIMER RD
RICHMOND AVE
SAN FELIPE STREET
SOUTH VOSS ROAD
WESTHEIMER ROAD
Kinkaid School
Trader Joe's
Whole Foods
Starbucks
EoS
Kroger
Dyer Stadium
Delmar Stadium
Laurel Parke
Carrington Court Apartments
Village at Piney Point Apartments
Academy Sports
REI
Caroline on Voss
Heritage Lofts
OpenTable
Guitar Center
Home Depot
The Domain
Westheimer Crossing
8Twenty
Fogo de Chão
Moussa
WSS
The Vault
Chick-fil-A
Kumar's
Denny's
Westheimer Plaza East
Westhill Village
Royal Roastery
Crossview Courts
Target
Walmart Supercenter
Antonio's Flying Pizza
Vietnam Coast
Carson
Shawarma King
Reveal Lounge
Nara Cafe
Dukkan International Market
The Hideaway On Dunvale
Almadina International Supermarket
Pappasito's
Wisdom High School
Memorial Park
LONG POINT RD
Reggie Crob Stadium
Houston Community College Northwest - Spring Branch Campus
Town & Country North
Village Plaza at Bunker Hill
Centre at Bunker Hill
City Centre
Memorial Hermann Memorial City Medical Center
Memorial City Mall
Town and Country Village
BRIAR FOREST DRIVE
SOUTH GESSNER RD
SAN FELIPE STREET
River Oaks District
The Galleria
The Plaza on Richmond
Richmond Square
WESTPARK DR
Westayan Plaza
Houston Community College West Loop Campus
CLIFTON STREET
BISSONNET ST
Crusader Stadium
Sharpstown Country Club
PlazAmericas Mall
West Oaks Hospital
HILLCROFT AVENUE
Bellaire Food Street
Memorial Hermann Southwest Hospital
Houston Baptist University
Westwood Country Club
BraeBurn Country Club
Aldine
Energy Corridor
Houston
Pasadena
Pearland
MAP © 2026 CARTIFACT
DATA © OSM CONTRIBUTORS

41	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 3 — Star Westheimer
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	NREC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$35,400,000	Title:	Fee
Cut-off Date Principal Balance:	$35,400,000	Property Type – Subtype:	Multifamily – Garden
% of Pool by Initial Pool Balance:	7.9%	Net Rentable Area (Units):	330
Loan Purpose:	Refinance	Location:	Houston, Texas
Borrower:	Star Westheimer Apartments LLC	Year Built / Renovated:	1967 / 2024
Borrower Sponsors(1):	Uma Aggarwal and Gopal K. Aggarwal	Occupancy:	85.8%
Interest Rate:	6.25000%	Occupancy Date:	3/13/2026
Note Date:	3/27/2026	4th Most Recent NOI (As of)(3):	NAV
Maturity Date:	4/8/2031	3rd Most Recent NOI (As of):	$2,521,974 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$2,563,756 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of)(4):	$2,536,691 (TTM 2/28/2026)
Original Amortization:	None	UW Economic Occupancy:	82.0%
Amortization Type:	Interest Only	UW Revenues:	$4,820,998
Call Protection:	L(28),DorYM1(25),O(7)	UW Expenses:	$1,975,047
Lockbox / Cash Management:	Springing / Springing	UW NOI(4):	$2,845,951
Additional Debt:	No	UW NCF:	$2,763,258
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$48,300,000 / $146,364
Additional Debt Type:	N/A	Appraised Value As Of Date:	2/26/2026

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$107,273
Taxes:	$173,285	$57,762	N/A	Maturity Date Loan / Unit:	$107,273
Insurance:	$88,034	Springing	N/A	Cut-off Date LTV:	73.3%
Replacement Reserve:	$0	$6,891	N/A	Maturity Date LTV:	73.3%
Deferred Maintenance:	$202,750	$0	N/A	UW NCF DSCR:	1.23x
				UW NOI Debt Yield:	8.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$35,400,000	100.0%	Loan Payoff	$25,239,916	71.3%
			Return of Equity	8,445,931	23.9
			Closing Costs	1,250,085	3.5
			Reserves	464,069	1.3
Total Sources	$35,400,000	100.0%	Total Uses	$35,400,000	100.0%
(1)	The borrower sponsors are also the borrower sponsors of the Star Villa Ana mortgage loan.
(2)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(3)	4th Most Recent NOI is unavailable as the borrower sponsors acquired the Star Westheimer Property (as defined below) in 2023.
(4)	The increase in UW NOI from Most Recent NOI is primarily attributed to an increase in occupancy.

The Loan. The Star Westheimer mortgage loan (the “Star Westheimer Mortgage Loan”) is secured by a first lien mortgage on the borrower’s fee interest in a multifamily property (the “Star Westheimer Property”) that has a five-year term, is interest-only for the entire term and accrues interest at a fixed rate of 6.25000% per annum on an Actual/360 basis.

The Property. The Star Westheimer Property is a 330-unit, garden-style multifamily property located in Houston, Texas, approximately 9 miles west of Houston’s central business district. Built in 1967 and renovated in 2024, the Star Westheimer Property is comprised of 10, two-story apartment buildings located on a 12.65-acre site. The unit mix includes 174 one-bedroom units, 137 two-bedroom units and 19 three-bedroom

42	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 3 — Star Westheimer

units, with an average unit size of 915 square feet. Property amenities include two swimming pools, a business center, an outside patio, a coffee bar, a fitness center, a picnic area with BBQ grills, storage units, pet stations and laundry facilities. Unit amenities include quartz countertops, storage units, walk-in closets, fire places, ceiling fans, private patios or balconies, air conditioning, dishwashers and sunrooms. Parking is provided via 379 covered parking spaces and 152 open parking spaces for a total of 531 parking spaces, resulting in a parking ratio of approximately 1.61 spaces per unit. Since acquisition, the borrower sponsors have invested approximately $9.8 million in capital improvements at the Star Westheimer Property, which consisted of exterior, interior and common area improvements.

The following table presents detailed information with respect to the unit mix at the Star Westheimer Property:

Multifamily Unit Mix(1)

Unit Type	No. of Units	% of Total	Occupied Units	% of Units Occupied	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate per SF(2)
1-BR / 1-BA	174	52.7%	153	87.9%	726	$1,045	$1.44
2-BR / 1-BA	53	16.1	39	73.6%	1,049	$1,369	$1.31
2-BR / 2-BA	84	25.5	74	88.1%	1,108	$1,394	$1.26
3-BR / 2-BA	15	4.5	13	86.7%	1,340	$1,755	$1.31
3-BR / 3-BA	4	1.2	4	100.0%	1,700	$2,139	$1.26
Total/Wtd. Avg.	330	100.0%	283	85.8%	915	$1,229	$1.36
(1)	Based on the underwritten rent rolls dated March 13, 2026.
(2)	Average Monthly Rental Rate and Average Monthly Rental Rates per SF are based on occupied units and occupied square feet, respectively.

The following table presents certain information relating to the historical and current occupancy of the Star Westheimer Property:

Historical and Current Occupancy

2024(1)	2025(1)	Current(2)
81.1%	79.0%	85.8%
(1)	Historical Occupancy is as of December 31 of each respective year.
(2)	Current occupancy is as of March 13, 2026.

Appraisal. According to the appraisal, the Star Westheimer Property had an “as-is” appraised value of $48,300,000 as of February 26, 2026. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)

Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$48,300,000	5.75%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated March 3, 2026 (the “ESA”), there was no evidence of any recognized environmental conditions at the Star Westheimer Property; however, a controlled recognized environmental condition was identified in connection with historic dry cleaning operations. Groundwater testing identified contaminants exceeding the applicable regulatory standards, and as part of the remediation measures, groundwater monitoring wells were installed and a groundwater use restriction was imposed. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

43	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 3 — Star Westheimer

The following table presents certain information relating to the operating history and underwritten cash flows of the Star Westheimer Property:

Cash Flow Analysis(1)

	2024	2025	TTM(2)	UW	UW Per Unit
Gross Potential Rent(3)	$4,822,838	$4,995,140	$4,973,128	$4,890,375	$14,819
Vacancy	(911,063)	(1,046,952)	(1,053,185)	(717,483)	(2,174)
Credit Loss	(207,835)	(173,356)	(147,675)	(147,675)	(448)
Concessions	(16,601)	(17,142)	(16,720)	(16,720)	(51)
Net Rental Income	$3,687,339	$3,757,690	$3,755,548	$4,008,497	$12,147
Other Income(4)	870,838	854,723	812,501	812,501	2,462
Effective Gross Income	$4,558,177	$4,612,413	$4,568,049	$4,820,998	$14,609

Real Estate Taxes	658,589	689,028	693,776	688,908	2,088
Insurance	432,992	433,006	434,862	251,526	762
Management Fee	181,861	177,045	172,766	144,630	438
Other Expenses(5)	762,761	749,578	729,954	889,984	2,697
Total Expenses	$2,036,203	$2,048,657	$2,031,358	$1,975,047	$5,985

Net Operating Income(6)	$2,521,974	$2,563,756	$2,536,691	$2,845,951	$8,624
Replacement Reserves	0	0	0	82,692	251
Net Cash Flow	$2,521,974	$2,563,756	$2,536,691	$2,763,258	$8,374

Occupancy(7)	81.1%	79.0%	78.8%	82.0%
NOI DSCR	1.12x	1.14x	1.13x	1.27x
NCF DSCR	1.12x	1.14x	1.13x	1.23x
NOI Debt Yield	7.1%	7.2%	7.2%	8.0%
NCF Debt Yield	7.1%	7.2%	7.2%	7.8%
(1)	Historical operating history prior to 2024 is unavailable as the borrower sponsors acquired the Star Westheimer Property in 2023.
(2)	TTM represents the trailing 12-month period as of February 28, 2026.
(3)	UW Gross Potential Rent is based on the underwritten rent roll dated March 13, 2026.
(4)	Other Income is comprised of parking income, damage fees, renters insurance, tenant reimbursements and late charges.
(5)	Other Expenses includes repairs & maintenance expenses, utility expenses, payroll expenses, general & administrative expenses and marketing expenses.
(6)	The increase in UW Net Operating Income from TTM Net Operating Income is primarily attributed to an increase in occupancy.
(7)	Occupancy represents physical occupancy for historical cash flows and economic occupancy for UW cash flows.

The Market. The Star Westheimer Property is located in Houston, Texas within the Houston-Pasadena-The Woodlands, TX metropolitan statistical area (the “Houston MSA”). According to the appraisal, the Houston MSA is a leader in oil and gas technology, which supports technical and professional service jobs, and benefits from significant trade and export links owing to its location on the Gulf Coast of Texas. The largest employers in the region are primarily concentrated in services, retail trade and construction industries. Major employers within the Houston MSA are NASA Johnson Space Center, University of Texas Medical Branch, ExxonMobil Corp., Shell Oil Co. and Chevron Corp.

The Star Westheimer Property is located in the western portion of the Houston MSA, approximately nine miles west of Houston's central business district. Access to the Star Westheimer Property's neighborhood is provided via the Sam Houston Tollway (Beltway 8), Interstate 69 (U.S. Highway 59) and the Westpark Tollway. The area surrounding the Star Westheimer Property is a mixture of commercial and residential uses and is accessible via several major traffic routes extending to the immediate community and throughout the Houston metropolitan area, including Richmond Avenue to the south and Voss Road and Fondren Road to the east and west. In addition, the Star Westheimer Property has direct access to Westheimer Road, a primary east-west artery located just north of the Star Westheimer Property.

According to the appraisal, the Star Westheimer Property is located in the Westchase/Woodlake multifamily submarket within the Houston multifamily market. As of the fourth quarter of 2025, the Houston market had a vacancy rate of 12.1%, with a rental rate of $1,363 per unit. The Westchase/Woodlake submarket was comprised of 48,006 units and had a vacancy rate of 13.7%. Asking rents in the submarket were $1,270 per month, which is below the metro average of $1,363 per month. No units were completed in the submarket during 2025.

44	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 3 — Star Westheimer

According to the appraisal, the 2025 population within a one-, three- and five-mile radius of the Star Westheimer Property was 30,715, 219,027, and 527,609, respectively, and the average household income within the same radii was $89,469, $117,688, and $131,168, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Star Westheimer Property:

Comparable Rental Summary(1)

Property Name Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit		Average Rent per SF		Average Rent per Unit
Star Westheimer 7900 Locke Lane Houston, TX	1967 / 2024	85.8%(2)	330(2)	1-BR / 1-BA	726	(2)	$1.44	(2)	$1,045	(2)
				2-BR / 1-BA	1,049	(2)	$1.31	(2)	$1,369	(2)
				2-BR / 2-BA	1,108	(2)	$1.26	(2)	$1,394	(2)
				3-BR / 2-BA	1,340	(2)	$1.31	(2)	$1,755	(2)
				3-BR / 3-BA	1,700	(2)	$1.26	(2)	$2,139	(2)
Galleria Flats 3001 Hillcroft Avenue Houston, TX	1971 / 2023	93.0%	160	1-BR / 1-BA	675-998		$1.26-$1.63		$957-$1,259
				2-BR / 1-BA	920		$1.42		$1,305
				2-BR / 1.5-BA	1,010-1,152		$1.21-$1.44		$1,399-$1,455
				2-BR / 2-BA	1,102-1,128		$1.06-$1.35		$1,199-$1,485
				3-BR / 2-BA	1,478		$1.12		$1,658
Turtle Pointe 8162 Richmond Avenue Houston, TX	1976 / 2012	97.0%	433	0-BR / 1-BA	576		$1.39		$799
				1-BR / 1-BA	623-720		$1.26-$1.73		$850-$1,125
				2-BR / 1-BA	780		$1.48-$1.54		$1,155-$1,200
				2-BR / 2-BA	917		$1.35-$1.54		$1,235-$1,285
Watermill 6505 Westheimer Road Houston TX	1968 / 2020	95.0%	192	0-BR / 1-BA	493-588		$1.98-$2.00		$975-$1,177
				1-BR / 1-BA	706		$1.57-$1.88		$1,110-$1,326
				2-BR / 1.5-BA	1,109		$1.20-$1.37		$1,335-$1,518
				2-BR / 2-BA	1,126		$1.29-$1.54		$1,455-$1,733
Carrington Court Apts 7900 Westheimer Road Houston, TX	1961 / NAP	99.0%	111	1-BR / 1-BA	609-857		$1.42-$1.56		$950-$1,215
				2-BR / 1-BA	1056-1,162		$1.13-$1.24		$1,190-$1,375
				2-BR / 1.5-BA	1,088-1,377		$1.08-$1.23		$1,340-$1,520
				2-BR / 2-BA	1,237-1,360		$1.10-$1.15		$1,425-$1,520
				2-BR / 2.5-BA	1,252-1,340		$1.06-$1.16		$1,420-$1,450
				3-BR / 2-BA	1,412-1,427		$1.08-$1.16		$1,520-$1,655
				3-BR / 2.5-BA	1,579		$1.05		$1,665
Stoney Brook 2717 Stoney Brook Drive Houston, TX	1966 / 2019	93.0%	112	1-BR / 1-BA	796		$1.47		$1,170
				2-BR / 1-BA	991		$1.27		$1,255
				2-BR / 2-BA	1,100		$1.32		$1,455
				2-BR / 2.5-BA	1,320		$1.18		$1,555-$1,558
				3-BR / 2-BA	1,400		$1.19		$1,665
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated March 13, 2026.

The Borrower. The borrower is Star Westheimer Apartments LLC, a single purpose Delaware limited liability company, with one independent manager. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Star Westheimer Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors for the Star Westheimer Mortgage Loan are Uma Aggarwal and Gopal K. Aggarwal. Uma Aggarwal and Gopal K. Aggarwal are co-founders of Tara Capital, a real estate firm based out of Houston, Texas. Tara Capital focuses on acquiring underperforming multifamily properties in the Houston market and repositioning them through value-add business plans. Tara Capital and its affiliates currently own and manage over $250 million of multifamily real estate investments and have acquired, renovated and managed over 1,900 apartment units since 2018. Gopal K. Aggarwal serves as CEO and Uma Aggarwal serves as CFO, and each has over 30 years of real estate experience across apartment, hotel and retail properties.

Property Management. The Star Westheimer Property is managed by Krishna Management, LLC, an affiliate of the borrower sponsors.

45	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 3 — Star Westheimer

Escrows and Reserves. At origination, the borrower was required to deposit approximately (i) $88,034 into an insurance a reserve, (ii) $202,750 into a deferred maintenance reserve and (iii) $173,285 into a real estate tax reserve.

Tax Reserve – On each monthly payment date, the borrower is required to deposit 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially, approximately $57,762 per month).

Insurance Reserve – On each monthly payment date, the borrower is required to deposit into an insurance reserve an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the polices upon the expiration thereof, provided, however, monthly insurance deposits are not required for as long as (i) no event of default is continuing, (ii) the policies maintained by the borrower are acceptable blanket polices and are in full force and effect, (iii) the borrower provides the lender evidence of renewal of such blanket insurance policies, (iv) the borrower delivers to the lender receipts or other evidence of payment of the insurance premiums within 10 business days of the due date and (v) there is no less than approximately $88,034 on deposit in the insurance subaccount. As of the Cut-off Date, a blanket insurance policy is in place.

Replacement Reserve – On each monthly payment date, the borrower is required to deposit approximately $6,891 for replacement reserves ($251 per unit on an annual basis) into a replacement reserve.

Lockbox / Cash Management. The Star Westheimer Mortgage Loan is structured with a springing lockbox and springing cash management. Within 10 business days following the occurrence of the first Cash Management Trigger Event Period (as defined below), the borrower is required to establish and maintain a lender-controlled lockbox account. Thereafter, the borrower is required to deposit (or have the property manager deposit) all rent and gross revenues received into the lockbox account within one business day of receipt. During a Cash Management Trigger Event Period (as defined below), funds deposited into the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied in accordance with the Star Westheimer Mortgage Loan documents which provide that all excess funds on deposit in the cash management account (after payment of monthly amounts due under the Star Westheimer Mortgage Loan documents) are required to be applied as follows: (a) if a Cash Management Trigger Event Period is not in effect, to the borrower and (b) if a Cash Management Trigger Event Period is in effect, to an excess cash flow account controlled by the lender.

A “Cash Management Trigger Event Period” commences upon the occurrence of a Cash Management Trigger Event (as defined below) and concludes on the earlier to occur of (a) the payment date following the occurrence of a Cash Management Trigger Event Cure (as defined below) or (ii) the payment in full of the Star Westheimer Mortgage Loan including all amounts due under the Star Westheimer Mortgage Loan documents.

A “Cash Management Trigger Event” means the occurrence of: (i) an event of default or (ii) the debt service coverage ratio being less than 1.10x on any date of determination by the lender during the term of the Star Westheimer Mortgage Loan.

A “Cash Management Trigger Event Cure” means any period commencing upon the occurrence of a Cash Management Trigger Event and ending upon (a) with respect to clause (i) above, the date the cure of such event of default has been accepted or been waived by the lender; or (b) with respect to clause (ii) above, the date the debt service coverage ratio is at least 1.15x for six consecutive months.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. None.

Ground Lease. None.

46	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 4 — Royal Blue

47	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 4 — Royal Blue

Jericho Turnpike
Starbucks
Christopher Morley Park Golf Course
Willis Avenue
Madeira Sports Cafe
Willis Avenue School
Lisbon Cafe
Mineola Boulevard
Lucky Mini Market
Lopez Deli
Corpus Christi Religious Education, CYO
Roslyn Road
Hampton Street School
Lemon Leaf
Fairfield Metro at Mineola
Willis Avenue Field Park
SoBol Mineola
Cala Luna Restaurant
Kucks Delicatessen
Pastaru Pastificio
The Black Sheep Ale House
Pizza Roma
Mamma Gina's
NYU Grossman Long Island School of Medicine
Kaiyo
Starbucks
NYU Langone Primary Care Clinic
Station Plaza
The Davenport Press
NYU Langone Hospital
Mineola Station
Old Country Road
New York
Manhattan
Bronx
Queens
Brooklyn
Newark
Hempstead
Massapequa
Atlantic Ocean
East Williston
Westbury
Royal Blue
101 Searing Avenue
Mineola, NY 11501
Jericho Tpke
The Point at Garden City Park Shopping Mall
Wilson Park
Clocktower Place
Country Glen Center
Old Country Rd
Mall at the Source
Westbury Plaza
The Gallery at Westbury Plaza
Hemlock Park
Roosevelt Field Mall
Mineola
Garden City
Garden City Golf Club
Franklin Ave
Clinton Rd
Stewart Little League Park
Nassau Community College
Stewart Ave
Mitchel Athletic Complex
Grove Park
Adelphi University
Nassau Veterans Memorial Coliseum
Hofstra University
Cherry Valley Country Club
Garden City Community Park
Hempstead
MAP © 2026 CARTIFACT
DATA © OSM CONTRIBUTORS

48	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 4 — Royal Blue
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	NREC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$31,000,000	Title:	Fee
Cut-off Date Principal Balance:	$31,000,000	Property Type – Subtype:	Multifamily – Mid-Rise
% of Pool by Initial Pool Balance:	6.9%	Net Rentable Area (Units):	54
Loan Purpose:	Refinance	Location:	Mineola, NY
Borrower:	Searing Group DE, LLC	Year Built / Renovated:	2025 / NAP
Borrower Sponsors:	Doron Pergament and Edward Zarabi	Occupancy(2):	92.6%
Interest Rate:	6.25000%	Occupancy Date:	6/24/2026
Note Date:	6/29/2026	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	7/6/2031	3rd Most Recent NOI (As of)(2):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(2):	NAV
Original Term:	60 months	Most Recent NOI (As of):	$909,697 (TTM 4/30/2026)
Original Amortization:	None	UW Economic Occupancy:	92.6%
Amortization Type:	Interest Only	UW Revenues:	$2,965,710
Call Protection:	L(25),D(31),O(4)	UW Expenses:	$453,712
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$2,511,998
Additional Debt:	No	UW NCF:	$2,498,498
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$46,900,000 / $868,519
Additional Debt Type:	N/A	Appraised Value As Of Date:	6/3/2026

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$574,074
Taxes:	$7,792	$7,792	N/A	Maturity Date Loan / Unit:	$574,074
Insurance:	$39,179	$9,795	N/A	Cut-off Date LTV:	66.1%
Replacement Reserve:	$0	$1,125	$13,500	Maturity Date LTV:	66.1%
				UW NCF DSCR:	1.27x
				UW NOI Debt Yield:	8.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$31,000,000	100.0%	Loan Payoff	$24,088,052	77.7%
			Closing Costs	960,417	3.1
			Reserves	46,971	0.2
			Return of Equity	5,904,560	19.0
Total Sources	$31,000,000	100.0%	Total Uses	$31,000,000	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(2)	Historical NOI is unavailable for the Royal Blue Property (as defined below) as the Royal Blue Property was constructed and delivered in 2025 and was in lease-up through June 2026.

The Loan. The Royal Blue mortgage loan (the “Royal Blue Mortgage Loan”) is secured by the borrower’s fee interest in a multifamily property (the “Royal Blue Property”) and has a five-year term, is interest-only for the entire term and accrues interest at a fixed rate of 6.25000% per annum on an Actual/360 basis.

The Property. The Royal Blue Property consists of a six-story, 54-unit, mid-rise multifamily building situated on a 0.59-acre site in Mineola (Nassau County), New York. The Royal Blue Property was constructed in 2025, offers a unit mix of two studio units, 43 one-bedroom units, one two-bedroom/one-bathroom unit, six two-bedroom/two-bathroom units and two three-bedroom units, with an average unit size of 1,131 square feet. The Royal Blue Mortgage Property is subject to a 20-year payment-in-lieu of taxes (“PILOT”) agreement with the Nassau County Industrial Development Agency (the “IDA”). Six of the units (11.1% of total units) are designated as affordable in connection with the PILOT agreement, consisting of one studio unit and two one-bedroom units restricted to tenants earning up to 80% of the area median income (“AMI”) and three

49	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 4 — Royal Blue

one-bedroom units restricted to tenants earning up to 100% of the AMI. Amenities at the Royal Blue Property include a fitness center, a rooftop deck with a pool, a clubhouse and bike storage. Each unit contains a full appliance package, wood cabinets with stone countertops, vinyl flooring and an in-unit washer and dryer, and certain units feature patios or balconies (ranging from 72 to 400 square feet, with the three-bedroom units featuring larger balconies). The Royal Blue Property contains 54 covered ground-level parking spaces (one of which is included in base rent), representing a ratio of approximately 1.00 space per unit, as well as 32 additional rack spaces that the borrower intends to lease at $250 per space per month. The inclusion of the rack spaces increases the total parking ratio to approximately 1.59 spaces per unit. The 32 rack spaces are subject to a master lease, dated as of June 26, 2026, between the borrower and the affiliated property manager, which master lease is guaranteed by the guarantors of the Royal Blue Mortgage Loan. Pursuant to the master lease, the borrower is allowed to continue to rent out the rack spaces. As of the rent roll dated June 24, 2026, the Royal Blue Property was 92.6% occupied.

The following table presents detailed information with respect to the unit mix at the Royal Blue Property:

Multifamily Unit Mix(1)

Unit Type	No. of Units	% of Total	Occupied Units	% of Units Occupied	Average Unit Size (SF)	Average Monthly Rental Rate per Unit(2)	Average Monthly Rental Rate per SF(2)
Studio	1	1.9%	1	100.0%	632	$2,650	$4.19
Studio (80% AMI)	1	1.9	1	100.0%	480	$2,205	$4.59
1-BR / 1-BA	38	70.4	34	89.5%	1,059	$4,511	$4.29
1-BR / 1-BA (100% AMI)	3	5.6	3	100.0%	907	$3,178	$3.50
1-BR / 1-BA (80% AMI)	2	3.7	2	100.0%	907	$2,519	$2.78
2-BR / 1-BA	1	1.9	1	100.0%	1,093	$4,600	$4.21
2-BR / 2-BA	6	11.1	6	100.0%	1,588	$7,117	$4.48
3-BR / 3-BA	2	3.7	2	100.0%	2,288	$9,525	$4.16
Total/Wtd. Avg.	54	100.0%	50	92.6%	1,131	$4,783	$4.23
(1)	Based on the underwritten rent roll dated June 24, 2026.
(2)	Average Monthly Rental Rate per Unit reflects average in-place rent for occupied units; rental rates for the six affordable units reflect the maximum allowable rents at the applicable area median income levels. Average Monthly Rental Rate per SF is based on occupied SF.

The following table presents certain information relating to the historical and current occupancy of the Royal Blue Property:

Historical and Current Occupancy

2023(1)	2024(1)	2025(2)	Current(3)
NAV	NAV	48.1%	92.6%
(1)	Historical occupancies for 2023 and 2024 are unavailable as the Royal Blue Property was constructed and delivered in 2025.
(2)	2025 occupancy reflects physical occupancy as of December 31, 2025 during initial lease-up (lease-up commenced in mid-2025).
(3)	Current occupancy reflects physical occupancy of 92.6% based on the rent roll dated June 24, 2026.

Appraisal. According to the appraisal, the Royal Blue Property had an “as-is” appraised value of $46,900,000 as of June 3, 2026. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)

Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$46,900,000	5.25%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated December 29, 2025, there was no evidence of any recognized environmental conditions at the Royal Blue Property.

50	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 4 — Royal Blue

The following table presents certain information relating to the operating history and underwritten cash flows of the Royal Blue Property:

Cash Flow Analysis (1)

	TTM(2)	UW(3)	UW Per Unit
Gross Potential Rent	$1,196,076	$3,100,110	$57,409
Vacancy	0	(230,400)	(4,267)
Credit Loss	0	0	0
Concessions	0	0	0
Net Rental Income	$1,196,076	$2,869,710	$53,143
Other Income(4)	0	96,000	1,778
Effective Gross Income	$1,196,076	$2,965,710	$54,921

Real Estate Taxes	23,934	93,500	1,731
Insurance	49,878	111,941	2,073
Management Fee	35,882	88,971	1,648
Other Expenses(5)	176,686	159,300	2,950
Total Expenses	$286,379	$453,712	$8,402

Net Operating Income	$909,697	$2,511,998	$46,518
Replacement Reserves	750	13,500	250
Net Cash Flow	$908,947	$2,498,498	$46,268

Occupancy(6)	70.4%	92.6%
NOI DSCR	0.46x	1.28x
NCF DSCR	0.46x	1.27x
NOI Debt Yield	2.9%	8.1%
NCF Debt Yield	2.9%	8.1%
(1)	Historical cash flows are unavailable as the Royal Blue Property was newly constructed and delivered in 2025 and was in lease-up through June 2026.
(2)	The TTM column reflects annualized operations for the twelve-month period ending April 30, 2026, during the Royal Blue Property’s initial lease-up (average physical occupancy of approximately 70.4% over the period), and accordingly is not representative of stabilized operations.
(3)	UW Gross Potential Rent has been underwritten based on in-place rents per the underwritten rent roll dated June 24, 2026, with the four vacant units grossed up to the appraisal’s concluded market rents. Vacancy/Credit Loss reflects the economic vacancy per the underwritten rent roll dated June 24, 2026.
(4)	Other Income is comprised of parking income underwritten to the parking master lease covering 32 spaces at $250 per space per month ($96,000 annually).
(5)	Other Expenses are comprised of repairs & maintenance, utilities, payroll & benefits, general & administrative, and contract services.
(6)	Occupancy represents physical occupancy for historical cash flows and economic occupancy for UW cash flows.

The Market. The Royal Blue Property is located in the Village of Mineola, within the Town of North Hempstead in Nassau County, New York. The surrounding neighborhood is suburban in character, with land uses consisting of commercial office, residential and downtown retail. The NYU Langone Winthrop Hospital complex, one of Nassau/Suffolk MSA’s largest employers, is located in the immediate area. According to a press release, NYU Langone is expanding emergency and other key specialty clinical services in Mineola, including cancer, cardiology, and neurology. NYU Langone is expected to continue investing in nearby ambulatory care, including the addition of radiation oncology services at NYU Langone’s Research and Academic Center in Mineola and planned renovations at Perlmutter Cancer Center-Mineola. Nassau County’s executive seat, municipal offices and county courthouse complex are located in Mineola. According to the appraisal, Mineola has experienced significant recent multifamily development driven by its commuter access to Manhattan. The recently delivered projects include One Third Avenue (311-unit property; delivered in 2014), The Allure Mineola (275-unit property; delivered in 2015), the Morgan Parc (266-unit property; delivered in 2020) and the Fairfield Metro (192-unit property; delivered in 2019).

Access to the Royal Blue Property’s neighborhood is provided via the Northern State Parkway, Meadowbrook Parkway, Old Country Road and Jericho Turnpike. The Royal Blue Property is also approximately 8.1 miles to the Mineola Long Island Rail Road station, which provides access to Penn Station in Midtown Manhattan. The Royal Blue Property is located approximately 13.5 miles from John F. Kennedy International Airport and 16.3 miles from LaGuardia Airport.

According to the appraisal, the Royal Blue Property is located within the Central Nassau residential submarket. As of the first quarter of 2026, the submarket contained 14,101 units across 216 buildings, with an occupancy rate of 96.8% and an average effective rent of $2,929 per unit reflecting

51	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 4 — Royal Blue

year-over-year rent growth of 1.5%, with 934 units under construction. The appraisal reports the broader Long Island residential market occupancy at 95.9% as of the first quarter of 2026.

According to the appraisal, the 2025 population within a one-, three- and five-mile radius of the Royal Blue Property was 26,764, 178,95 and 496,674, respectively, and the 2025 average household income within the same radii was $178,018, $188,183 and $187,145, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Royal Blue Property:

Comparable Rental Summary(1)

Property Name Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit		Average Rent per SF		Average Rent per Unit
				Studio	632	(2)	$4.19	(2)	$2,650	(2)
				Studio (80% AMI)	480	(2)	$4.59	(2)	$2,205	(2)
				1-BR / 1-BA	1,059	(2)	$4.29	(2)	$4,511	(2)
Royal Blue 101 Searing Avenue Mineola, NY(2)	2025 / NAP	92.6%(2)	54(2)	1-BR / 1-BA (100% AMI)	907	(2)	$3.50	(2)	$3,178	(2)
				1-BR / 1-BA (80% AMI)	907	(2)	$2.78	(2)	$2,519	(2)
				2-BR / 1-BA	1,093	(2)	$4.21	(2)	$4,600	(2)
				2-BR / 2-BA	1,588	(2)	$4.48	(2)	$7,117	(2)
				3-BR / 3-BA	2,288	(2)	$4.16	(2)	$9,525	(2)
Morgan Parc 199 2nd Street Mineola, NY				1-BR / 1-BA	890-910		$5.28		$4,750
	2020 / NAP	96%	266	2-BR / 2-BA	1,200-1,450		$4.21		$5,550-$5,600
				3-BR / 2-BA	1,800		$4.91		$8,838
Fairfield Metro at Mineola 118 & 119 Searing Avenue Mineola, NY	2019 / NAP	97%	192	1-BR / 1-BA	584-656		$5.07		$2,970-$3,320
				2-BR / 2-BA	1,100-1,311		$3.80		$4,275-$4,880
One Third Avenue 1 3rd Avenue Mineola, NY	2014 / NAP	95%	311	1-BR / 1-BA	880-1,080		$4.77		$4,550-$4,800
				2-BR / 2-BA	1,100-1,400		$4.14		$4,450-$5,895
Allure Mineola 140 Old Country Road Mineola, NY	2015 / NAP	86%	275	1-BR / 1-BA	604-978		$5.10		$3,539-$4,537
				2-BR / 2-BA	1,051-1,230		$4.35		$4,802-$5,114
The Vanderbilt 990 Corporate Drive Westbury, NY	2018 / NAP	95%	195	1-BR / 2-BA	1,006		$5.08		$5,107
				2-BR / 2-BA	1,287		$5.15		$6,634
Metro 303 303 Main Street Hempstead, NY				1-BR / 1-BA	750-781		$4.33		$3,295-$3,340
	2013 / NAP	96%	166	2-BR / 2-BA	1,106-1,296		$3.41		$3,876-$4,326
				3-BR / 2-BA	1,427		$2.95		$4,211
West 130 130 Hempstead Avenue West Hempstead, NY				1-BR / 1-BA	904-1,114		$3.48		$3,516
	2012 / NAP	95%	150	2-BR / 2-BA	1,120-1,444		$3.13		$3,935-$4,087
				3-BR / 2-BA	1,322		$3.58		$4,737
				Studio	510		$7.09		$3,615
The Selby 695 Merrick Avenue Westbury, NY	2022 / NAP	96%	237	1-BR / 1-BA	1,167		$4.88		$5,699
				2-BR / 2-BA	1,361		$5.66		$7,699
				3-BR / 3-BA	2,142		$4.62		$9,901
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated June 24, 2026.

The Borrower. The borrower is Searing Group DE, LLC, a single-purpose, bankruptcy remote, Delaware limited liability company with one independent manager. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Royal Blue Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors for the Royal Blue Mortgage Loan are Doron Pergament and Edward Zarabi. Mr. Pergament is a real estate developer with over two decades of experience and is the founder and principal of Blue Communities, a vertically integrated developer and operator of luxury rental communities across the New York tri-state area. Blue Communities' completed projects include Hudson Blue Luxury Apartments (Yonkers, New York), Ocean Blue Luxury Apartments (Far Rockaway, New York) and Blue Long Beach Apartments (Long Beach, New York). Mr. Zarabi is the founder of Divinity Development, a Long Island, New York-based custom luxury residential home developer founded in 1997.

52	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 4 — Royal Blue

Property Management. The Royal Blue Property is managed by Capitale PM, LLC, an affiliate of the borrower sponsors, which is also the tenant under the parking master lease described above.

Escrows and Reserves. At origination, the borrower was required to deposit approximately (i) $39,179 into an insurance reserve and (ii) $7,792 into a real estate tax reserve.

Tax Reserve – On each monthly payment date, the borrower is required to deposit into a real estate tax reserve 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially, approximately $7,792 per month).

Insurance Reserve – On each monthly payment date, the borrower is required to deposit into an insurance reserve 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage (initially, approximately $9,795 per month).

Replacement Reserve – On each monthly payment date, the borrower is required to deposit into a replacement reserve approximately $1,125 (approximately $250 per unit annually) for replacements and repairs; provided that such monthly deposits will be suspended at any time the amount on deposit equals or exceeds a cap of $13,500 and will recommence if the balance falls below the cap.

Lockbox / Cash Management. The Royal Blue Mortgage Loan is structured with a springing lockbox and springing cash management. Within 10 business days following a Cash Management Trigger Event (as defined below), the borrower is required to establish and maintain a lender-controlled lockbox account, and thereafter for the remainder of the term, the borrower or property manager is required to deposit any rents and other gross revenue received into the lockbox account within one business day of receipt. During a Cash Management Trigger Event Period (defined below), funds deposited into the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied in accordance with the Royal Blue Mortgage Loan documents. Pursuant to the Royal Blue Mortgage Loan documents, all excess cash flow remaining on deposit in the cash management account (after payment of all amounts due under the Royal Blue Mortgage Loan documents) are required to be applied as follows: (a) if a Cash Management Trigger Event Period is not occurring, to the borrower and (b) if a Cash Management Trigger Event Period is in effect, to an excess cash flow account controlled by the lender.

A “Cash Management Trigger Event Period” commences upon the occurrence of a Cash Management Trigger Event and will terminate on the earlier of (i) the payment date following the occurrence of the applicable Cash Management Trigger Event Cure (defined below) or (ii) upon payment in full of the Royal Blue Mortgage Loan and all amounts due and payable under the Royal Blue Mortgage Loan documents.

A “Cash Management Trigger Event” means (i) an event of default or (ii) the debt service coverage ratio being less than 1.15x as of the last day of any calendar quarter.

A “Cash Management Trigger Event Cure” means (a) with respect to clause (i) of the definition of Cash Management Trigger Event, if the cure is accepted or waived by the lender or (b) with respect to clause (ii) of the definition of Cash Management Trigger Event, the date the debt service coverage ratio is at least equal to 1.20x for six consecutive months; provided that, with respect to each Cash Management Trigger Event Cure, is subject to the following: for six consecutive months since the commencement of the most recent Cash Management Trigger Event, no event of default has occurred and no other Cash Management Trigger Event is occurring.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

PILOT and Ground Lease. The Royal Blue Property benefits from a 20-year PILOT agreement with the Nassau County IDA that commenced in 2025, pursuant to which the borrower makes PILOT payments equal to $93,500 for years 1 through 4, followed by annual increases of approximately $30,222 per year through year 20, in lieu of full ad valorem real estate taxes. The current unabated taxes are $540,308 compared to the lender’s UW PILOT payment of $93,500. In exchange for such benefits, six of the 54 units the Royal Blue Property (approximately 11.1% of total units) are designated as affordable, consisting of one studio and two one-bedroom units restricted to tenants earning up to 80% of the AMI and three one-bedroom units restricted to tenants earning up to 100% of the AMI.

In connection with the PILOT, the mortgage securing the Royal Blue Mortgage Loan is a second-priority mortgage, subject to a first priority PILOT mortgage (the “PILOT Mortgage”) in favor of the County of Nassau, New York, securing the borrower’s obligation to make PILOT payments. The borrower’s obligations under the PILOT Mortgage are capped at $577,055, plus any enforcement costs and protective advances incurred or advanced by the mortgagee and any accrued interest thereon. At origination, the IDA provided an estoppel confirming no existing defaults under the PILOT agreement and related documents, and acknowledging lender’s right to receive notices of default as a “permitted mortgagee” so long as the mortgage on the Royal Blue Property remains outstanding. The PILOT Mortgage will terminate and be discharged upon a termination of the related PILOT agreement and payment in full of any sums due under such agreement.

Further, in connection with the PILOT, the borrower ground leased the fee interest in the Royal Blue Property to the IDA and the IDA has sub-ground leased the Royal Blue Property back to the borrower. The IDA is a party to the mortgage encumbering the related Royal Blue Property, and the collateral for the Royal Blue Mortgage Loan is the overlapping fee, leasehold and subleasehold interests. The borrower has the option to purchase the IDA’s interest in the Royal Blue Property and to terminate the PILOT arrangement at any time by paying all amounts then due under the sub-ground lease. The PILOT documentation provides that the IDA will not exercise any rights under the sub-ground lease unless, in the case of a monetary default, the “permitted mortgagee” has been provided with notice of such default and an opportunity to cure same equal to the period available to the borrower under the sub-ground lease or, in the case of a non-monetary default, the “permitted mortgagee” shall have as long as is reasonably required to cure such non-monetary default so long as notice of intent to cure is given and thereafter such cure is actively prosecuted.

53	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 5 — Aviator at Brooks

54	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 5 — Aviator at Brooks

Aviator at Brooks
8010 Aeromedical Road
San Antonio, TX 78235
San Antonio
DOWNTOWN SAN ANTONIO
STINSON MUNICIPAL AIRPORT
San Antonio College
Metropolitan Methodist Hospital
Children's Hospital of San Antonio
University of TX San Antonio
Market Square
Rivercenter Mall
Hemisfair Park
Alamodome
King William Park
Amistad Park
Roosevelt Park
Concepcion Park
Riverside Municipal Golf Course
Home Depot
McCreless Corner Shopping Center
Pecan Valley Golf Course
Jimmy Flores Park
Mission County Park
Mission San Jose
Padre Park
Southwest Junction Plaza
South Park Mall
City Base West
Brooks Corner Shopping Center
City Base Landing
Walmart Supercenter
Stinson Park
Mission Burial Park
Acequia Park
Espada Park
Kingsborough Park
Republic Golf Club
Brown Park
Mission Espada
Villa Coronado Park
Texas A&M University-San Antonio
Mission Del Lago Muni Golf Course
Brackenridge Park Golf Course
Pearl District
Woodlawn Lake Park
San Antonio State Hospital
Inez Foster Elementary School
San Antonio State Supported Living Center
Texas Center for Infectious Disease
City Base Cinemas
Home Depot
Petco
Target
Brooks Corner Shopping Center
City Base West
Tomatillos
54th Street Drafthouse
Texas Roadhouse
IHOP
Peter Piper Pizza
Olive Garden
Cracker Barrel
SOUTHEAST MILITARY DRIVE
Dunkin'
Laredo Taco Co.
Brookfield Apartments
City Base Landing
Walmart Supercenter
The Kennedy Apartments
The Landings at Brooks City-Base
Compass Rose Legacy Campus
The Greenline
Compass Rose Academy
The Anderson at Brooks
Mission Trail Baptist Hospital
Paw Park at Greenline
Acequia Park
CAST Med High School
Oncology San Antonio Mission Trails
Brooks Health & Wellness Center
SOUTH PRESA STREET
RESEARCH PLAZA
Texas A&M Engineering Extension Service - H.B. Zachry Training Center
Castle Hills
Live Oak
Leon Valley
Alamo Heights
Windcrest
San Antonio
China Grove
MAP © 2026 CARTIFACT
DATA © OSM CONTRIBUTORS

55	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 5 — Aviator at Brooks
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	NREC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$29,750,000	Title:	Leasehold
Cut-off Date Principal Balance:	$29,750,000	Property Type – Subtype:	Multifamily – Garden
% of Pool by Initial Pool Balance:	6.7%	Net Rentable Area (Units):	280
Loan Purpose:	Refinance	Location:	San Antonio, TX
Borrower:	Aviator Apartments Lessee, LP	Year Built / Renovated:	2016 / NAP
Borrower Sponsors:	Walker Molinare and Nalie Lee-Wen	Occupancy:	93.2%
Interest Rate:	6.19000%	Occupancy Date:	2/28/2026
Note Date:	2/6/2026	4th Most Recent NOI (As of):	$2,029,098 (12/31/2023)
Maturity Date:	2/6/2031	3rd Most Recent NOI (As of):	$2,319,375 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$2,426,195 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$2,403,451 (TTM 2/28/2026)
Original Amortization:	None	UW Economic Occupancy:	89.4%
Amortization Type:	Interest Only	UW Revenues:	$3,696,649
Call Protection:	L(30),D(26),O(4)	UW Expenses:	$1,378,922
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$2,317,726
Additional Debt:	No	UW NCF:	$2,247,726
Additional Debt Balance:	NAP	Appraised Value / Per Unit:	$43,100,000 / $153,929
Additional Debt Type:	NAP	Appraised Value As Of Date:	11/6/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$106,250
Taxes:	$0	$0	N/A	Maturity Date Loan / Unit:	$106,250
Insurance:	$30,843	$15,422	N/A	Cut-off Date LTV:	69.0%
Replacement Reserve:	$0	$5,833	N/A	Maturity Date LTV:	69.0%
Deferred Maintenance:	$120,680	$0	N/A	UW NCF DSCR:	1.20x
Property Insurance Deductible Reserve:	$50,000	$0	N/A	UW NOI Debt Yield:	7.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$29,750,000	85.6%	Loan Payoff	$33,523,451	96.5%
Sponsor Equity	249,281	0.7	Closing Costs	1,021,806	2.9
Preferred Equity(2)	4,747,500	13.7	Reserves	201,523	0.6
Total Sources	$34,746,781	100.0%	Total Uses	$34,746,781	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(2)	As part of the refinancing of the prior loan, the borrower brought in Lubert-Adler, as a preferred equity investor.

The Loan. The Aviator at Brooks mortgage loan (the “Aviator at Brooks Mortgage Loan”) is secured by the borrower’s leasehold interest in a multifamily property (the “Aviator at Brooks Property”) that has a five-year term, is interest-only for the entire term and accrues interest at a fixed rate of 6.19000% per annum on an Actual/360 basis.

The Property. The Aviator at Brooks Property is a garden-style multifamily complex comprised of 13 one- and three-story buildings, totaling 280 units located in San Antonio, Texas. The Aviator at Brooks Property was originally built in 2016 on 13.46 acres. Property amenities include a fitness center, swimming pool, BBQ/picnic area, bike racks, business center, courtyard, covered parking, internet, bocce ball court, game room and clubhouse. Unit amenities include an air conditioner, ceiling fans, a dishwasher, disposal, fire/smoke detectors, full kitchens, microwaves, walk-in closets, and washer/dryer hook-ups. Parking is provided via 376 surface and carport parking spaces for a parking ratio of approximately 1.3-spaces per unit. The Aviator at Brooks Property includes 47 studio units, 174 one-bedroom units, 46 two-bedroom units and 13 three-bedroom units, with an average unit size of 755 square feet. As of February 28, 2026, the Aviator at Brooks Property was 93.2% occupied.

56	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 5 — Aviator at Brooks

The Aviator at Brooks Property is subject to a 75-year tax abatement where it receives a 100% property tax exemption from the Bexar County Appraisal District in connection with its status as a “Texas Defense Base Development Authority” under Chapter 379B of the Texas Local Government Code, due to the Aviator at Brooks Property’s location on the former Brooks Air Force Base. There are no rent restrictions or income qualifications required in order to receive the tax exemption. In connection with the abatement, the Aviator at Brooks Property is subject to a ground lease with Brooks Development Authority. The ground lease and the tax abatement run contemporaneously. See “Ground Lease” below.

The following table presents detailed information with respect to the unit mix at the Aviator at Brooks Property:

Multifamily Unit Mix(1)

Unit Type	No. of Units	% of Total	Occupied Units	% of Units Occupied	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate per SF(2)
Studio	47	16.8%	42	89.4%	505	$815	$1.62
1 Bedroom	174	62.1	165	94.8	680	$959	$1.41
2 Bedroom(3)	46	16.4	44	95.7	1,134	$1,277	$1.12
3 Bedroom (Renovated)(3)	13	4.6	10	76.9	1,326	$1,736	$1.30
Total/Wtd. Avg.	280	100.0%	261	93.2%	755	$1,019	$1.39
(1)	Based on the underwritten rent roll dated February 28, 2026.
(2)	Average Monthly Rent Rate per Unit and Average Monthly Rental Rate per SF are based on occupied units and occupied square feet, respectively, and exclude one model unit and concessions for two employee units.
(3)	Per the underwritten rent roll, one two-bedroom unit and one three-bedroom unit are model units which are occupied but not earning rent.

The following table presents certain information relating to the historical and current occupancy of the Aviator at Brooks Property:

Historical and Current Occupancy

2023(1)	2024(1)	2025(1)	Current(2)
88.2%	92.1%	90.4%	93.2%
(1)	Historical Occupancies is as of December 31 of each respective year.
(2)	Current occupancy is as of February 28, 2026.

Appraisal. According to the appraisal, the Aviator at Brooks Property had an “as-is” appraised value of $43,100,000 as of November 6, 2025. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)

Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$43,100,000	5.50%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated November 10, 2025, there was no evidence of any recognized environmental conditions at the Aviator at Brooks Property.

57	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 5 — Aviator at Brooks

The following table presents certain information relating to the operating history and underwritten cash flows of the Aviator at Brooks Property:

Cash Flow Analysis(1)

	2022	2023	2024	2025	TTM	UW(2)	UW Per Unit
Gross Potential Rent	$2,929,136	$3,707,226	$3,615,332	$3,490,197	$3,480,927	$3,470,616	$12,395
Vacancy	(552,865)	(440,994)	(258,109)	(273,494)	(290,037)	(237,588)	(849)
Credit Loss	6,764	(14,690)	(13,607)	26,729	22,879	(16,585)	(59)
Concessions	(42,837)	(149,492)	(55,844)	(99,727)	(91,555)	(112,520)	(402)
Net Rental Income	$2,340,199	$3,102,050	$3,287,771	$3,143,706	$3,122,213	$3,103,923	$11,085
Other Income(3)	290,912	407,342	469,272	603,431	592,726	592,726	2,117
Effective Gross Income	$2,631,111	$3,509,392	$3,757,043	$3,747,136	$3,714,939	$3,696,649	$13,202

Real Estate Taxes	0	0	0	0	0	0	0
Insurance	115,730	220,407	262,528	196,391	192,409	176,248	629
Management Fee	96,636	138,553	109,593	104,377	102,573	92,416	330
Ground Lease CAM	68,628	84,413	86,945	89,335	89,772	88,091	315
Other Expenses(4)	847,305	1,036,921	978,601	930,837	926,733	1,022,167	3,651
Total Expenses	$1,128,300	$1,480,293	$1,437,667	$1,320,941	$1,311,487	$1,378,922	$4,925

Net Operating Income	$1,502,811	$2,029,098	$2,319,375	$2,426,195	$2,403,451	$2,317,726	$8,278
Replacement Reserves	0	0	0	0	0	70,000	250
Net Cash Flow	$1,502,811	$2,029,098	$2,319,375	$2,426,195	$2,403,451	$2,247,726	$8,028

Occupancy(5)	84.5%	88.2%	92.1%	90.4%	91.7%	89.4%
NOI DSCR	0.80x	1.09x	1.24x	1.30x	1.29x	1.24x
NCF DSCR	0.80x	1.09x	1.24x	1.30x	1.29x	1.20x
NOI Debt Yield	5.1%	6.8%	7.8%	8.2%	8.1%	7.8%
NCF Debt Yield	5.1%	6.8%	7.8%	8.2%	8.1%	7.6%
(1)	TTM represents the trailing 12-month period as of February 28, 2026.
(2)	UW Gross Potential Rent has been underwritten based on the contractual rent in place based on the underwritten rent roll dated February 28, 2026. The vacant units have been underwritten based on the appraisal concluded market rent.
(3)	Other Income includes application fees, interest income, late fees, resident utility reimbursements, parking income, key and lock fees, resident services fees, pet fees, and pet rent.
(4)	Other Expenses is comprised of repairs and maintenance, contract services, unit preparation expenses, utilities, advertising/marketing, and payroll.
(5)	Occupancy represents physical occupancy for historical cash flows and economic occupancy for UW cash flows.

The Market. The Aviator at Brooks Property is located in San Antonio, Texas within the San Antonio-New Braunfels, TX, metropolitan statistical area (the “San Antonio-New Braunfels MSA”). The San Antonio-New Braunfels MSA is home to several large military, educational, and health care employers. The Joint Base San Antonio (JBSA) is the area’s largest employer (80,000 employees), followed by H-E-B (20,000 employees), USAA (19,000 employees), the University of Texas at San Antonio (15,900 employees), and the Methodist Healthcare System (12,000 employees). According to the appraisal, employment growth drivers in the San Antonio-New Braunfels MSA include a merger between the University of Texas at San Antonio and the University of Texas Health Science Center at San Antonio, and continued growth in the transportation and hospitality industries. The San Antonio-New Braunfels MSA benefits from the presence and economic support of the Joint Base San Antonio, which accounts for approximately 4% of total employment in the metro area.

The Aviator at Brooks Property is located in the southeastern area of San Antonio, Texas in the San Antonio-New Braunfels MSA. Primary access to the Aviator at Brooks Property is provided by Aeromedical Road, which connects to Sidney Brooks Drive to facilitate local travel. Major highways serving the Aviator at Brooks Property include Interstate Highway 37, which is a critical north-south route connecting San Antonio to Corpus Christi, Texas, U.S. Highway 281, which extends from the Mexican Border in the south to the Canadian border in the north and Loop 410, which is approximately 5 miles from the Aviator at Brooks Property and encircles the city of San Antonio, acting as a circumferential highway connector for the region.

According to the appraisal, the Aviator at Brooks Property is located in the South San Antonio multifamily submarket within the San Antonio-New Braunfels, Texas, multifamily market. As of the third quarter of 2025, the San Antonio-New Braunfels, Texas multifamily market reported a

58	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 5 — Aviator at Brooks

vacancy rate of 7.0%, average rental rate of $1,231 per unit, and existing inventory of 243,732 units. Approximately 9,498 units were delivered to the San Antonio-New Braunfels, Texas multifamily market during the quarter. As of the third quarter of 2025, the South San Antonio submarket reported a vacancy rate of 7.4%, average asking rent of $1,106 per unit, and existing inventory of 17,463 units. There were 836 units delivered to the submarket during the third quarter of 2025.

According to the appraisal, the 2025 population within a one-, three-, and five-mile radius of the Aviator at Brooks Property was 6,290, 72,602, and 180,532, respectively, and the average household income within the same radii was $65,671, $67,626, and $69,817, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Aviator at Brooks Property:

Comparable Rental Summary(1)

Property Name Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Aviator at Brooks 8010 Aeromedical Road San Antonio, TX	2016 / NAP	93.2%(2)	280(2)	Studio 1 Bedroom 2 Bedroom 3 Bedroom (Renovated)	505(2) 680(2) 1,134(2) 1,326(2)	$1.62(2) $1.41(2) $1.12(2) $1.30(2)	$815(2) $959(2) $1,277(2) $1,736(2)
The Anderson at Brooks 7938 City Base Landing San Antonio, TX	2016 / NAP	95.0%	288	1-BR / 1-BA 2-BR / 2-BA 3-BR / 2-BA	605-742 966-973 1,150	$1.35-$1.60 $1.37-$1.38 $1.45	$968-$1,001 $1,332-$1,337 $1,665
Greenline North 7310 South New Braunfels Avenue San Antonio, TX	2022 / NAP	95.0%	292	2-BR / 2-BA 3-BR / 2-BA	850-871 1,093-1,105	$1.42-$1.94 $1.17-$1.58	$1,223-$1,688 $1,283-$1,740
The Kennedy 7714 Kennedy Hill San Antonio, TX	2017 / NAP	95.0%	304	1-BR / 1-BA 2-BR / 2-BA 2-BR / 2.5-BA	690-885 1,030-1,405 1,395	$1.56-$1.86 $1.25-$1.52 $1.49	$1,224-$1,588 $1,563-$1,814 $2,075
Landings at Brooks City Base 7803 South New Braunfels Avenue San Antonio, TX	2012 / 2021	86.0%	300	1-BR / 1-BA 2-BR / 2-BA	571-728 821-1,044	$1.55-$1.70 $1.19-$1.39	$969-$1,129 $1,139-$1,299
Legacy Brooks 7035 Pickwell Drive San Antonio, TX	2014 / NAP	87.0%	412	0-BR / 1-BA 1-BR / 1-BA 1-BR / 1.5-BA 2-BR / 2-BA 3-BR / 2-BA	517 625-834 996 968-1.053 1,282	$1.80 $1.41-$1.78 $1.54 $1.34 $1.40	$933 $988-1,180 $1,532 $1,299-$1,410 $1,796
Sereno Park 3903 Southeast Military Drive San Antonio, TX	2007 / NAP	91.0%	204	1-BR / 1-BA 2-BR / 1-BA 2-BR / 2-BA 3-BR / 2-BA	734 881 954 1,150	$1.33 $1.06 $1.12 $1.14	$974 $930 $1,069 $1,309
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated February 28, 2026.

The Borrower. The borrower is Aviator Apartments Lessee, LP, a single-purpose, bankruptcy remote, Delaware limited partnership with one independent partner. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Aviator at Brooks Mortgage Loan.

The Borrower Sponsor. The borrower sponsors and non-recourse carveout guarantors for the Aviator at Brooks Mortgage Loan are Walker Molinare and Nalie Lee-Wen. Walker Molinare is the founder and chief visionary officer of the Elysian Real Estate Group, a privately held real estate investment and development firm based in Austin, Texas, which specializes in multifamily, hospitality, and mixed-use properties. Walker Molinare’s background includes over 20 years of experience in the commercial real estate industry. He currently owns nine properties excluding the Aviator at Brooks Property. Nalie Lee-Wen is the chief financial officer at the Casoro Group, a vertically-integrated real estate investment group with a strategic focus on acquisition and asset management of multifamily units in Texas. Nalie Lee-Wen has ten years of experience in real estate financing, asset management, and portfolio management. Casoro Group is an agency borrower in the market. Casoro Group has successfully transacted on more than $1.5 billion in multifamily real estate transactions.

59	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 5 — Aviator at Brooks

Property Management. The Aviator at Brooks Property is managed by Clear Property Management, LLC, an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower was required to deposit approximately (i) $30,834 into an insurance reserve, (ii) $120,680 into a deferred maintenance reserve, and (iii) $50,000 into a property insurance deductible reserve.

Tax Reserve – The Aviator at Brooks Property is subject to a full tax abatement as part of a long-term ground lease in connection with a PILOT program. See “Ground Lease” below.

Insurance Reserve – On each monthly payment date, the borrower is required to deposit into an insurance reserve 1/12th of the annual insurance premium that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration hereof (initially, approximately $15,422).

Replacement Reserve – On each monthly payment date, the borrower is required to deposit an amount equal to approximately $5,833 into a replacement reserve account.

Lockbox / Cash Management. The Aviator at Brooks Mortgage Loan is structured with a soft lockbox and springing cash management. The borrower is required to deposit all rents and other revenue from the Aviator at Brooks Property into a lender-controlled lockbox account within two business days of receipt. During a Cash Management Trigger Event Period, funds deposited into the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied in accordance with the Aviator at Brooks Mortgage Loan documents. Pursuant to the Aviator at Brooks Mortgage Loan documents, all excess funds on deposit in the cash management account (after payment of monthly amounts due under the Aviator at Brooks Mortgage Loan documents) are required to be applied as follows: (a) if a Cash Management Trigger Event Period is not in effect, to the borrower and (b) if a Cash Management Trigger Event Period is in effect, to an excess cash flow account controlled by the lender.

A “Cash Management Trigger Event Period” commences upon the occurrence of a Cash Management Trigger Event (as defined below) and concludes on the earlier to occur of (a) the payment date following the occurrence of a Cash Management Trigger Event Cure (as defined below) or (ii) the payment in full of the Aviator at Brooks Mortgage Loan including all amounts due under the Aviator at Brooks Mortgage Loan documents.

A “Cash Management Trigger Event” means (i) an event of default or (ii) if the debt service coverage ratio is less than 1.10x for one calendar quarter.

A “Cash Management Trigger Event Cure” means (a) with respect to the definition of Cash Management Trigger Event, in the case of clause (i) of the definition thereof, the date a cure or waiver occurs; or (b) with respect to clause (ii) of the definition, the date the debt service coverage ratio is at least 1.15x for two consecutive quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. The Aviator at Brooks Property is subject to a ground lease between the borrower, Aviator Apartments Lessee LP, as ground lessee, and Brooks Development Authority, as ground lessor. The initial term of the ground lease expires on March 3, 2097, with no options to renew or extend. The entire ground rent was paid for upfront for $32.9 million with no future ground lease base rent payments due. A monthly common area maintenance charge is due, which, as of February 1, 2026, is calculated as an amount equal to 1/12th of 2.3509% of the effective gross income for the immediately preceding calendar year (approximately $89,990 in common area maintenance annually per the lease).

60	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 6 — Prospect Row at the Enclave

61	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 6 — Prospect Row at the Enclave

Prospect Row at the Enclave
1214 and 1231 Stearns Street and
700, 701 and 1001 Mosley Street
Tallahassee, FL 32310
Tallahassee
COLLEGE TOWN
FRENCHTOWN
COLLEGE PARK
OLD TOWN
MYERS PARK
WOODLAND DRIVES
WEST PENSACOLA STREET
WEST MADISON STREET
NORTH MONROE STREET
W THARPE ST
W ORANGE AVE
N LAKE BRADFORD RD
S MONROE ST
S ADAMS ST
BLAIR STONE RD
Florida State University
Florida Agricultural and Mechanical University
Bragg Memorial Stadium
Doak S. Campbell Stadium
FSU CollegeTown at Madison Street
Dick Howser Stadium
Seminole Soccer Complex
Old City Cemetery
Oakland Cemetery
Innovation Park
Seminole Legacy Golf Club
Capital City Country Club
Jake Gaither Golf Course
Governor's Square Mall
Lake Elberta Park
WEST PENSACOLA STREET
WEST SAINT AUGUSTINE STREET
WEST GAINES STREET
Stadium Enclave
Urban Enclave
Prospect Row North
The Lofts on Gaines
Greater Fountain Chapel AME
St Eugene Catholic Chapel
FAMU Village
FAMU Bookstore
School of Business and Industry
School of Journalism
Welcome Center
Florida Agricultural and Mechanical University
Alfred Lawson Jr. Multipurpose Center
Tallahassee Junction
MAP © 2026 CARTIFACT

62	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 6 — Prospect Row at the Enclave
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	NREC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$28,500,000	Title:	Fee
Cut-off Date Principal Balance:	$28,500,000	Property Type – Subtype:	Multifamily – Student Housing
% of Pool by Initial Pool Balance:	6.4%	Net Rentable Area (Beds):	193
Loan Purpose:	Refinance	Location:	Tallahassee, Florida
Borrower:	ZP 352-365 Townhomes, LLC	Year Built / Renovated:	2021, 2022 / NAP
Borrower Sponsors:	Jeffery L. Zimmer, Herbert Zimmer, Alan Zimmer and Arlene Schreiber	Occupancy:	91.7%
Interest Rate:	6.40000%	Occupancy Date:	2/28/2026
Note Date:	10/3/2025	4th Most Recent NOI (As of):	$1,579,721 (12/31/2023)
Maturity Date:	10/6/2030	3rd Most Recent NOI (As of):	$2,116,043 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$2,179,533 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$2,196,654 (TTM 2/28/2026)
Original Amortization:	None	UW Economic Occupancy:	91.6%
Amortization Type:	Interest Only	UW Revenues:	$3,214,039
Call Protection:	L(34),D(22),O(4)	UW Expenses:	$969,351
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$2,244,688
Additional Debt:	No	UW NCF:	$2,215,738
Additional Debt Balance:	N/A	Appraised Value / Per Bed:	$36,600,000 / $189,637
Additional Debt Type:	N/A	Appraised Value As Of Date:	8/27/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Bed:	$147,668
Taxes:	$160,000	$26,319	N/A	Maturity Date Loan / Bed:	$147,668
Insurance:	$52,000	$8,615	N/A	Cut-off Date LTV:	77.9%
Replacement Reserve:	$0	$2,413	N/A	Maturity Date LTV:	77.9%
				UW NCF DSCR:	1.20x
				UW NOI Debt Yield:	7.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$28,500,000	100.0%	Loan Payoff	$23,532,659	82.6%
			Return of Equity	4,000,053	14.0
			Closing Costs	755,288	2.7
			Reserves	212,000	0.7
Total Sources	$28,500,000	100.0%	Total Uses	$28,500,000	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

The Loan. The Prospect Row at the Enclave mortgage loan (the “Prospect Row at the Enclave Mortgage Loan”) is secured by the borrower’s fee interest in a multifamily property (the “Prospect Row at the Enclave Property”) that has a five-year term, is interest-only for the entire term and accrues interest at a fixed rate of 6.40000% per annum on an Actual/360 basis.

The Property. The Prospect Row at the Enclave Property is a 193-bed, 37-unit student housing property located in Tallahassee, Florida which was built in 2021 and 2022 and consists of five, three-story buildings situated on a 3.18-acre site. The Prospect Row at the Enclave Property features a mixture of four-, five-, six-, and seven-bedroom units. The Prospect Row at the Enclave Property is part of a larger development called The Enclaves at College Town and is located approximately 1.2 miles east of Florida State University (“FSU”) and approximately 0.6 miles west of Florida A&M University (“FAMU”). Unit amenities include private bedrooms and bathrooms, granite countertops, waterfall countertops, stainless steel appliance package, vinyl flooring, walk-in closets, fully-furnished units, washer and dryers, and balconies. Community amenity access is shared with an adjacent non-collateral property known as Urban Enclave and Stadium Enclave within The Enclaves of College Town which features a resort style infinity pool with a waterfall feature, a poolside jumbotron, fire pits, a beach volleyball court, an indoor & outdoor bar and kitchen, a

63	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 6 — Prospect Row at the Enclave

game room, a social lounge, a game day pavilion, tanning beds, a clubhouse with a pool table and flat screen TVs, a dog park, a community park, a bocce ball court and 24-hour fitness centers. As of February 28, 2026, the Prospect Row at the Enclave Property was 91.7% occupied. Per the borrower sponsor, as of May 2026, the Prospect Row at the Enclave Property’s preleased occupancy for the 2026-2027 school year is 96.4%.

The following table presents detailed information with respect to the unit mix at the Prospect Row at the Enclave Property:

Multifamily Unit Mix(1)

Unit Type	No. of Units	% of Total	Occupied Beds	% of Beds Occupied	Average Beds Size (SF)	Average Monthly Rental Rate per Bed (2)	Average Monthly Rental Rate per SF(2)
4-BR / 4.5-BA	4	2.1%	4	100.0%	413	$1,357	$3.28
5-BR / 5.5-BA	150	77.7	141	94.0%	527	$1,348	$2.56
6-BR / 6.5-BA	18	9.3	12	66.7%	461	$1,305	$2.84
7-BR / 7.5-BA	21	10.9	20	95.2%	447	$930	$2.08
Total/Wtd. Avg.	193	100.0%	177	91.7%	510	$1,298	$2.54
(1)	Based on the underwritten rent roll dated February 28, 2026.
(2)	Average Monthly Rental per Bed and Average Monthly Rental Rate per SF is based on occupied units and occupied square feet, respectively.

The following table presents certain information relating to the historical and current occupancy of the Prospect Row at the Enclave Property:

Historical and Current Occupancy

2023(1)	2024(1)	2025(1)	Current(2)
99.1%	99.6%	96.3%	91.7%
(1)	Historical Occupancy is as of December 31 of each respective year.
(2)	Current occupancy is as of February 28, 2026.

Appraisal. According to the appraisal, the Prospect Row at the Enclave Property had an “as-is” appraised value of $36,600,000 as of August 27, 2025. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)

Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$36,600,000	5.75%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated September 5, 2025, there was no evidence of any recognized environmental conditions at the Prospect Row at the Enclave Property.

64	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 6 — Prospect Row at the Enclave

The following table presents certain information relating to the operating history and underwritten cash flows of the Prospect Row at the Enclave Property:

Cash Flow Analysis

	2023	2024	2025	TTM(1)	UW	UW Per Bed
Gross Potential Rent(2)	$2,275,416	$2,638,717	$2,521,658	$2,490,977	$3,009,278	$15,592
Loss to Lease	3,535	(2,392)	356,031	395,419	0	0
Employee/Model Units	(554)	0	(1,700)	(2,606)	0	0
Vacancy	(21,326)	10,699)	(105,200)	(134,049)	(252,818)	(1,310)
Credit Loss	(34,506)	(2,360)	(11,517)	(5,871)	0	0
Concessions	(6,398)	(3,937)	(14,800)	(15,599)	0	0
Net Rental Income	$2,216,167	$2,619,330	$2,744,472	$2,728,271	$2,756,460	$14,282
Other Income(3)	329,501	414,832	452,236	457,579	457,579	2,371
Effective Gross Income	$2,545,668	$3,034,161	$3,196,708	$3,185,850	$3,214,039	$16,653

Real Estate Taxes	281,374	288,204	321,632	321,632	315,831	1,636
Insurance	145,507	179,656	121,511	107,416	100,368	520
Management Fee	73,191	89,742	95,751	103,416	96,421	500
Other Expenses(4)	465,875	360,517	478,281	456,731	456,731	2,366
Total Expenses	$965,947	$918,119	$1,017,175	$989,195	$969,351	$5,023

Net Operating Income	$1,579,721	$2,116,043	$2,179,533	$2,196,654	$2,244,688	$11,631
Replacement Reserves	0	0	0	0	28,950	150
Net Cash Flow	$1,579,721	$2,116,043	$2,179,533	$2,196,654	$2,215,738	$11,481

Occupancy(5)	99.1%	99.6%	96.3%	91.7%	91.6%
NOI DSCR	0.85x	1.14x	1.18x	1.19x	1.21x
NCF DSCR	0.85x	1.14x	1.18x	1.19x	1.20x
NOI Debt Yield	5.5%	7.4%	7.6%	7.7%	7.9%
NCF Debt Yield	5.5%	7.4%	7.6%	7.7%	7.8%
(1)	TTM represents the trailing 12-month period ending February 28, 2026.
(2)	UW Gross Potential Rent is based on the underwritten rent roll dated February 28, 2026.
(3)	Other Income is comprised of application fees, amenity fees, late charges and miscellaneous income.
(4)	Other Expenses includes repairs & maintenance expenses, utility expenses, payroll expenses, general & administrative expenses and marketing expenses.
(5)	Occupancy represents physical occupancy for historical cash flows and economic occupancy for UW cash flows.

The Market. The Prospect Row at the Enclave Property is located in Tallahassee, Florida, approximately 180 miles east of Pensacola, Florida and 150 miles west of Jacksonville, Florida. The Prospect Row at the Enclave Property is located less than two miles west of the Tallahassee central business district and adjacent to the FSU campus. The top employers in the neighborhood are FSU, the State of Florida, Florida A&M University, and Tallahassee State College. The immediate area surrounding the Prospect Row at the Enclave Property is a recently developed area, consisting primarily of university buildings, residential oriented uses catering towards students, with commercial uses along Tennessee Street, Madison Street, Macomb Street and Gaines Street.

Established in 1851, FSU is one of the largest and oldest of the 12 institutions of higher learning in the State University System of Florida. FSU is situated on approximately 1,850-acres across Tallahassee and Panama City, Florida, and Panama City, Republic of Panama. FSU offers 274 bachelor’s, master’s, doctoral, specialist and professional degrees. As of Fall 2024, FSU had 44,308 students. Founded in 1887, FAMU is a historically black university offering 54 bachelor’s degrees, 29 master’s degrees, three professional degree and 12 doctoral programs. As of Fall 2025, FAMU had an enrollment of 9,013 students.

According to the appraisal, the Prospect Row at the Enclave Property located in the Southwest Tallahassee multifamily submarket within the Tallahassee, FL multifamily market. As of the second quarter of 2025, the Tallahassee, FL market reported inventory of 32,275 units with a vacancy rate of 5.2% and an effective rental rate of $1,465 per unit. The Southwest Tallahassee submarket reported inventory of 11,845 units with a vacancy rate of 9.3% and effective rents of $1,240 per unit.

65	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 6 — Prospect Row at the Enclave

According to the appraisal, the 2024 population within a one-, three-, and five-mile radius of the Prospect Row at the Enclave Property was 22,687, 97,221, and 168,581, respectively, and the average household income within the same radii of $35,300, $63,021, and $76,884, respectively.

The following table presents certain information relating to the appraisals’ market rent conclusion for the Prospect Row at the Enclave Property:

Comparable Rental Summary(1)

Property Name Location	Year Built / Renovated	Occupancy	# of Beds	Unit Mix	Average Rent per SF		Average Rent per Bed
Prospect Row at the Enclave 1214 and 1231 Stearns Street and 700, 701, and 1001 Mosley Street Tallahassee, FL	2021, 2022 / NAP	91.7%(2)	193(2)	4-BR / 4.5-BA	$3.28	(2)	$1,357(2)
				5-BR / 5.5-BA	$2.56	(2)	$1,348(2)
				6-BR / 6.5-BA	$2.84	(2)	$1,305(2)
				7-BR / 7.5-BA	$2.08	(2)	$930(2)
Stadium Enclave 1901 Mosley Street Tallahassee, FL	2018 / NAP	99.0%	601	2-BR / 2-BA	$2.67		$1,279-$1,329
				4-BR / 4-BA	$3.26		$1,204
Nova Tallahassee 630 West Virginia Street Tallahassee, FL	2024 / NAP	96.0%	614	1-BR / 1-BA	$4.16		$1,995
				4-BR / 4-BA	$3.79-$4.03		$1,279
				5-BR / 4-BA	$4.48		$1,139
				5-BR / 5-BA	$3.93		$1,199
				6-BR / 4-BA	$4.34		$979
				6-BR / 6-BA	$3.75		$1,019
				7-BR / 6-BA	$3.82		$989
				7-BR / 7-BA	$2.52		$1,079
The Standard 510 West Virginia Street Tallahassee, FL	2019 / NAP	100.0%	834	Studio	$3.41-$3.78		$1,629-$1,679
				1-BR / 1-BA	$2.95		$1,679
				2-BR / 2-BA	$3.14-$3.30		$1,199-$1,219
				3-BR / 3-BA	$3.17		$1,099
				4-BR / 4-BA	$3.02-$3.17		$1,299
				5-BR / 3-BA	$3.02		$889
				5-BR / 5-BA	$2.98-$3.21		$859-$999
				6-BR / 4-BA	$2.71		$780
Stadium Centre -The Edge 705 West Madison Street Tallahassee, FL	2018 / NAP	100.0%	413	1-BR / 1-BA	$2.80		$1,944
				2-BR / 2-BA	$3.07		$1,419-$1,504
				3-BR / 3-BA	$3.01		$1,319-$1,404
				4-BR / 4-BA	$2.67-$2.96		$1,117-$1,199
				5-BR / 5-BA	$2.85		$1,137
The Metropolitan – Tallahassee 1701 West Pensacola Street Tallahassee, FL	2024 / NAP	96.0%	702	2-BR / 2-BA	$2.65-$2.77		$1,225-$1,249
				4-BR / 4-BA	$2.61-$3.20		$1,099
Nine at Tallahassee 924 West Pensacola Street Tallahassee, FL	2019 / NAP	100.0%	438	2-BR / 2-BA	$3.56		$1,475
				3-BR / 3-BA	$4.02-$4.14		$1,449
				4-BR / 3.5-BA	$4.64-$4.88		$1,449-$1,469
				4-BR / 4-BA	$3.95-$4.44		$1,499
				5-BR / 4.5-BA	$3.96-$4.77		$1,349
				5-BR / 5-BA	$4.40-$4.45		$1,399
				6-BR / 6-BA	$3.89		$1,165

66	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 6 — Prospect Row at the Enclave
Property Name Location	Year Built / Renovated	Occupancy	# of Beds	Unit Mix	Average Rent per SF	Average Rent per Bed
The Renegade 501 Chapel Drive Tallahassee, FL	2024 / NAP	97.0%	605	Studio	$3.28-$4.55	$1,369-$1,769
				1-BR / 1-BA	$2.33-$3.64	$1,769-$1,889
				3-BR / 3-BA	$3.73	$1,384
				4-BR / 4-BA	$2.99-$3.76	$1,249-$1,259
				5-BR / 5-BA	$3.54	$1,179
				6-BR / 6-BA	$3.70	$1,209
The Mark at Tallahassee 675 West Lafayette Street 655 West Saint Augustine Street Tallahassee, FL	2025 / NAP	94.0%	861	Studio	NAP	NAP
				1-BR / 1-BA	NAP	NAP
				2-BR / 2-BA	$4.19	$1,765
				3-BR / 3-BA	$3.88-$4.23	$1,499-$1,505
				4-BR / 4-BA	$3.85-$4.35	$1,480-$1,535
				5-BR / 5-BA	$3.65-$4.26	$1,380
				6-BR / 6-BA	$4.34-$4.65	$1,495-$1,560
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated February 28, 2026.

The Borrower. The borrower is ZP 352-365 Townhomes, LLC, a single-purpose, bankruptcy remote Delaware limited liability company, with one independent manager. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Prospect Row at the Enclave Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors for the Prospect Row at the Enclave Mortgage Loan are Jeffrey L. Zimmer, Herbert Zimmer, Alan Zimmer and Arlene Schreiber. Jeffrey L. Zimmer is the CEO of Zimmer Development Company (“ZDC”). Founded in 1989, ZDC is a national commercial and multifamily developer that has produced many real estate projects ranging from single tenant buildings to mixed-use town centers, as well as multifamily housing, including both student housing and conventional products. Headquartered in Wilmington, North Carolina, ZDC oversees the development, construction, leasing, management, and financial aspects of all of its projects. Since its creation, ZDC and its affiliates have developed over 270 projects in over 150 cities with over 8.0 million square feet of retail space and over 20,000 multi-family beds, valued in excess of $3.0 billion. The other borrower sponsors and non-recourse carveout guarantors are also affiliated with ZDC.

Property Management. The Prospect Row at the Enclave Property is managed by Cardinal Group Management Midwest LLC, a third-party property management company.

Escrows and Reserves. At origination, the borrower was required to deposit approximately (i) $160,000 into a real estate tax reserve and (ii) $52,000 into an insurance reserve.

Tax Reserve – On each monthly payment date, the borrower is required to deposit into the real estate tax reserve an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially, approximately $26,319).

Insurance Reserve – On each monthly payment date, the borrower is required to deposit into an insurance reserve account an amount equal to 1/12th of the insurance premiums the lender estimates will be payable for the renewal of the coverage afforded by the polices upon the expiration thereof (initially, approximately $8,615), provided, however, monthly insurance deposits are not required for as long as (i) no event of default is continuing, (ii) the policies maintained by the borrower are acceptable blanket polices and are in full force and effect, (iii) the borrower provides the lender evidence of renewal of such blanket insurance policies, (iv) the borrower delivers to the lender receipts or other evidence of payment of the insurance premiums within 10 business days of the due date and (v) there is at least $52,000 on deposit in the insurance reserve. As of the Cut-off Date, a blanket insurance policy is in place.

Replacement Reserve – On each monthly payment date, the borrower is required to deposit an amount equal to approximately $2,413 into a replacement reserve account.

Lockbox / Cash Management. The Prospect Row at the Enclave Mortgage Loan is structured with a soft lockbox and springing cash management. The borrower is required to deposit all rents and other gross revenue into a lender-controlled lockbox account within two business days of receipt. During a Cash Management Trigger Event Period, funds deposited into the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied in accordance with the Prospect Row at the Enclave Mortgage Loan documents. Pursuant to Prospect Row at the Enclave Mortgage Loan documents, all excess funds on deposit in the cash management account (after payment of monthly amounts due under the Prospect Row at the Enclave Mortgage Loan documents) are required to be applied as follows: (a) if a Cash Management Trigger Event Period is not in effect, to the borrower and (b) if a Cash Management Trigger Event Period is in effect, to an excess cash flow account controlled by the lender.

67	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 6 — Prospect Row at the Enclave

A “Cash Management Trigger Event Period” commences on the occurrence of a Cash Management Trigger Event (as defined below) and concludes on the earlier to occur of (a) the payment date following the occurrence of a Cash Management Trigger Event Cure (as defined below) or (ii) the payment in full of the Prospect Row at the Enclave Mortgage Loan including all amounts due under the Prospect Row at the Enclave Mortgage Loan documents.

A “Cash Management Trigger Event” means (i) an event of default or (ii) if the debt service coverage ratio is less than 1.10x on any date of determination by the lender.

A “Cash Management Trigger Event Cure” commences upon the occurrence of a Cash Management Trigger Event and terminates upon (a) with respect to clause (i) of the definition of Cash Management Trigger Event, the cure or waiver of the event of default; or (b) with respect to clause (ii) of the definition, the date the debt service coverage ratio is at least 1.15x for six consecutive months.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

68	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 7 — Icon Broadway

69	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 7 — Icon Broadway

Icon Broadway
7730 East Broadway Boulevard
Tucson, AZ 85710
Tucson
Catalina Foothills
Tanque Verde
Summit
DAVIS-MONTHAN AIR FORCE BASE
TUCSON INTERNATIONAL AIRPORT
EAST BROADWAY BOULEVARD
EAST GOLF LINKS ROAD
EAST VALENCIA ROAD
W GRANT ROAD
N SWAN ROAD
FLOWING WELLS ROAD
SOUTH 6TH AVENUE
E BARRAZA AVIATION HWY
Tucson Medical Center
Palo Verde Behavioral Health
Cornerstone Hospital of Southeastern Arizona
Saint Joseph's Hospital
Banner University Medical Center Tucson
Arizona Cancer Center
Saint Mary's Hospital
Southern Arizona VA Health Care System
Banner - University Medical Center South
Grand Canyon University
Pima Community College
University of Arizona
Arizona Stadium
McKale Memorial Center
Hillenbrand Stadium
Reid Park Zoo
Hi Corbett Field
Randolph Golf Complex
El Con Center
The Plaza at Williams Centre
Wilmot Plaza
Oxford Plaza
Park Place
Garden Center
Crossroads Festival
Art Institute of Tucson
Pima Medical Institute Campus
Brown Mackie College
Southwest University of Visual Arts
Campbell Fair
Campbell Plaza
North on Campbell
Plaza Antigua
St. Phillips Plaza
Funtasticks
Tucson Auto Mall
River Village
Quail Canyon Golf Course
La Paloma Golf Club
Skyline Country Club
Casas Adobes Plaza
Tucson Country Club
Arizona National Golf Club
Dorado Golf Course
Golf N' Stuff
University Commons
El Rio Golf Course
Kino Veterans Memorial Stadium
Kino North Stadium
Tucson Marketplace
Sam Lena Recreation Area
Tanque Verde Swap Meet
Tucson Spectrum
Home Depot
Kohl's
Petsmart
Hibachi Grill
La Baguette Parisienne
Black Rock Coffee Bar
Subway
IHOP
Dickman's
Fellowship Square
Culver's
La Mesa
Starbucks
Lane Bryant
HomeGoods
Burlington
Wingstop
Church's Texas Chicken
Dairy Queen
Camp Bow Wow
Sherwood Village
Pantano Park Apartments
Pantano Villas
Pantano Baptist Church
Element on the Loop
Broadway Proper
Mountain View Nazarene Church
Christ Community Church
Jesse Owens Park
Schumaker School
Albertsons
EAST KENYON DRIVE
EAST SCARLETT STREET
SOUTH PANTANO ROAD
MAP © 2026 CARTIFACT
DATA © OSM CONTRIBUTORS

70	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 7 — Icon Broadway
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	NREC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$24,563,000	Title:	Fee
Cut-off Date Principal Balance:	$24,563,000	Property Type – Subtype:	Multifamily – Garden
% of Pool by Initial Pool Balance:	5.5%	Net Rentable Area (Units):	300
Loan Purpose:	Acquisition	Location:	Tucson, AZ
Borrower:	7730 Icon on Broadway Tucson LLC	Year Built / Renovated:	1982 / 2024
Borrower Sponsors:	Gary Lipsky and Joseph Fang	Occupancy:	92.3%
Interest Rate:	6.00000%	Occupancy Date:	3/17/2026
Note Date:	4/30/2026	4th Most Recent NOI (As of):	$1,863,971 (12/31/2023)
Maturity Date:	5/6/2031	3rd Most Recent NOI (As of):	$1,916,385 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$2,065,595 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$2,060,406 (TTM 2/28/2026)
Original Amortization:	None	UW Economic Occupancy:	86.5%
Amortization Type:	Interest Only	UW Revenues:	$3,673,127
Call Protection:	L(27),D(29),O(4)	UW Expenses:	$1,584,004
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$2,089,123
Additional Debt:	No	UW NCF:	$2,014,123
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$34,500,000 / $115,000
Additional Debt Type:	N/A	Appraised Value As Of Date:	3/13/2026

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$81,877
Taxes:	$0	$13,738	N/A	Maturity Date Loan / Unit:	$81,877
Insurance:	$15,123	$15,123	N/A	Cut-off Date LTV:	71.2%
Replacement Reserve:	$375,000	Springing	$250,000	Maturity Date LTV:	71.2%
				UW NCF DSCR:	1.35x
				UW NOI Debt Yield:	8.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$24,563,000	73.4%	Purchase Price	$32,775,000	98.0%
Borrower Sponsor Equity	8,887,778	26.6	Reserves	390,123	1.2
			Closing Costs	285,654	0.9
Total Sources	$33,450,778	100.0%	Total Uses	$33,450,778	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

The Loan. The Icon Broadway mortgage loan (the “Icon Broadway Mortgage Loan”) is secured by the borrower’s fee interest in a multifamily property (the “Icon Broadway Property”) that has a five-year term, is interest-only for the entire term and accrues interest at a fixed rate of 6.00000% per annum on an Actual/360 basis.

The Property. The Icon Broadway Property is a 300-unit garden-style multifamily property comprised of 15 three- and two-story residential buildings and one single-story non-residential building. The Icon Broadway Property is situated on 10.31 acres of land and has 321 total parking spaces for a parking ratio of approximately 1.07 spaces per unit. The Icon Broadway Property was built in 1982 and has been renovated in phases over the past several years. Common area renovations occurred in 2024. The Icon Broadway Property includes 28 studio units, 128 one-bedroom units and 144 two-bedroom units, with an average unit size of 706 square feet. Unit amenities include wood-style vinyl flooring, ceiling fans, white cabinetry, black kitchen appliances, linen and coat closets, and private patio or balcony areas. Property amenities include a clubhouse with a lounge area and Wi-Fi, two resort-style swimming pools with a heated spa, barbecue grilling stations, a children’s playground, a pet park, on-site laundry facilities, and covered and uncovered parking. As of March 17, 2026, the Icon Broadway Property was 92.3% occupied.

71	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 7 — Icon Broadway

The following table presents detailed information with respect to the unit mix at the Icon Broadway Property:

Multifamily Unit Mix(1)

Unit Type	No. of Units	% of Total	Occupied Units	% of Units Occupied	Average Unit Size (SF)	Average Monthly Rental Rate per Unit(2)	Average Monthly Rental Rate per SF(2)
Studio - Classic	5	1.7%	5	100.0%	419	$747	$1.78
Studio - Partial	21	7.0	19	90.5%	419	$770	$1.84
Studio - Renovated	2	0.7	1	50.0%	419	$674	$1.61
1 BR / 1 BA - Classic	16	5.3	13	81.3%	618	$752	$1.22
1 BR / 1 BA - Partial	92	30.7	87	94.6%	618	$843	$1.36
1 BR / 1 BA - Renovated	20	6.7	20	100.0%	618	$901	$1.46
2 BR / 1 BA - Classic	14	4.7	12	85.7%	692	$916	$1.33
2 BR / 1 BA - Partial	51	17.0	44	86.3%	816	$1,069	$1.31
2 BR / 1 BA - Renovated	7	2.3	6	85.7%	703	$950	$1.33
2 BR / 2 BA - Classic	11	3.7	11	100.0%	899	$1,097	$1.22
2 BR / 2 BA - Partial	55	18.3	54	98.2%	899	$1,116	$1.24
2 BR / 2 BA - Renovated	6	2.0	5	83.3%	899	$1,138	$1.27
Total/Wtd. Avg.	300	100.0%	277	92.3%	706	$945	$1.34
(1)	Based on the underwritten rent roll dated March 17, 2026.
(2)	Average Monthly Rental Rate per Unit and Average Monthly Rental Rate per SF are based on occupied units and occupied square feet, respectively.

The following table presents certain information relating to the historical and current occupancy of the Icon Broadway Property:

Historical and Current Occupancy

2023(1)	2024(1)	2025(1)	Current(2)
90.1%	91.3%	93.3%	92.3%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is as of the underwritten rent roll dated March 17, 2026.

Appraisal. According to the appraisal, the Icon Broadway Property had an “as-is” appraised value of $34,500,000 as of March 13, 2026. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)

Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach and Sales Comparison Approach	$34,500,000	6.75%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated March 19, 2026, there was no evidence of any recognized environmental conditions at the Icon Broadway Property.

72	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 7 — Icon Broadway

The following table presents certain information relating to the operating history and underwritten cash flows of the Icon Broadway Property:

Cash Flow Analysis

	2023	2024	2025	TTM(1)	UW(2)	UW Per Unit
Gross Potential Rent	$3,518,064	$3,545,471	$3,467,239	$3,469,522	$3,413,017	$11,377
Vacancy	(349,011)	(308,306)	(232,741)	(256,059)	(270,360)	(901)
Credit Loss	(89,873)	(151,532)	(147,510)	(124,783)	(110,657)	(369)
Concessions and Model Units	(56,702)	(81,625)	(35,182)	(56,657)	(78,680)	(262)
Net Rental Income	$3,022,479	$3,004,009	$3,051,807	$3,032,024	$2,953,320	$9,844
Other Income(3)	510,427	713,703	708,754	720,629	719,808	2,399
Effective Gross Income	$3,532,906	$3,717,712	$3,760,561	$3,752,652	$3,673,127	$12,244

Real Estate Taxes	146,841	155,297	161,592	163,072	161,592	539
Insurance	262,219	301,658	176,776	151,140	176,195	587
Management Fee	105,988	111,848	111,679	112,324	110,194	367
Other Expenses(4)	1,153,887	1,232,523	1,244,919	1,265,710	1,136,023	3,787
Total Expenses	$1,668,934	$1,801,326	$1,694,966	$1,692,246	$1,584,004	$5,280

Net Operating Income	$1,863,971	$1,916,385	$2,065,595	$2,060,406	$2,089,123	$6,964
Replacement Reserves	0	0	0	0	75,000	250
Net Cash Flow	$1,863,971	$1,916,385	$2,065,595	$2,060,406	$2,014,123	$6,714

Occupancy(5)	90.1%	91.3%	93.3%	92.6%	86.5%
NOI DSCR	1.25x	1.28x	1.38x	1.38x	1.40x
NCF DSCR	1.25x	1.28x	1.38x	1.38x	1.35x
NOI Debt Yield	7.6%	7.8%	8.4%	8.4%	8.5%
NCF Debt Yield	7.6%	7.8%	8.4%	8.4%	8.2%
(1)	TTM represents the trailing 12-month period as of February 28, 2026.
(2)	UW Gross Potential Rent has been underwritten based on the contractual rent in place based on the underwritten rent roll dated March 17, 2026. The vacant units have been underwritten based on the underwritten rent roll dated March 17, 2026.
(3)	Other Income is comprised of parking revenue, washer/dryer revenue, pet fees and rent, late fees, utility reimbursements, and renter’s insurance revenue.
(4)	Other Expenses is comprised of repairs and maintenance, utilities, payroll and benefits, general and administrative, contract services, marketing, professional services, and personal property tax expenses.
(5)	Occupancy represents physical occupancy for historical cash flows and economic occupancy for UW cash flows.

The Market. The Icon Broadway Property is located within the Tucson, Arizona metropolitan statistical area (the “Tucson MSA”). The Tucson MSA’s economy is influenced by government, defense, mining, and aerospace industries. Eight of the Tucson MSA’s top ten employers, including Raytheon Missile Systems (9,600 employees), Davis-Monthan Air Force Base (8,406 employees), and the U.S. Border Patrol (6,500 employees) belong to these industries. Additional major employment sectors include education and healthcare. The Tucson MSA’s top employer is the University of Arizona (10,846 employees), which has been operating since 1885 and is one of the nation’s top 20 public research institutions.

The Icon Broadway Property is located in the north central area of the Tucson MSA and is considered to be located in a suburban location. The Icon Broadway Property is located approximately 9 miles southeast of the Tucson Central Business District. Major east/west arterials in the area include Speedway Boulevard, Broadway Boulevard, 22nd Street, and Golf Links Road. Major north/south arterials include Swan Road, Craycroft Road, Wilmot Road, and Kolb Road. The junction of Interstates 10 and 19 is approximately 9 miles southwest of the Icon Broadway Property. Interstate 10 provides access to Phoenix, which is located approximately 100 miles northwest of the Icon Broadway Property, and Interstate 19 provides access to Nogales and Mexico, which are located approximately 60 miles south of the Icon Broadway Property.

According to the appraisal, the Icon Broadway Property is located in the Southeast Tucson multifamily submarket within the Tucson, Arizona multifamily market. As of the fourth quarter of 2025, the Tucson, Arizona apartment market had a vacancy rate of 6.0%, an average rental rate of $1,150 per unit, and an existing inventory of 88,063 units. 158 new units were delivered during the quarter, a decline from positive completions of 186 from the prior quarter. The submarket had a vacancy rate of 6.4%, average asking rent of $1,086 per month, and an existing inventory of 16,627 units. No new units were delivered in the fourth quarter of 2025, and there are no additional deliveries anticipated in the submarket for 2026 or 2027.

73	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 7 — Icon Broadway

According to the appraisal, the 2025 population within a one-, three-, and five-mile radius of the Icon Broadway Property was 17,390, 125,280, and 217,552, respectively, and the average household income within the same radii was $67,178, $86,354, and $93,696, respectively.

The following table presents certain information relating to the appraisals’ market rent conclusion for the Icon Broadway Property:

Comparable Rental Summary(1)

Property Name Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Icon Broadway 7730 East Broadway Boulevard Tucson, AZ	1982 / 2024	92.3%(2)	300(2)

Studio (Classic) (2)

Studio (Partial) (2)

Studio (Renovated) (2)

1 BR / 1 BA (Classic) (2)

1 BR / 1 BA (Partial) (2)

1 BR / 1 BA (Renovated) (2)

2 BR / 1 BA (Classic) (2)

2 BR / 1 BA (Partial) (2)

2 BR / 1 BA (Renovated) (2)

2 BR / 2 BA (Classic) (2)

2 BR / 2 BA (Partial) (2)

2 BR / 2 BA (Renovated) (2)

					419(2) 419(2) 419(2) 618(2) 618(2) 618(2) 692(2) 816(2) 703(2) 899(2) 899(2) 899(2)	$1.78(2) $1.84(2) $1.61(2) $1.22(2) $1.36(2) $1.46(2) $1.33(2) $1.31(2) $1.33(2) $1.22(2) $1.24(2) $1.27(2)	$747(2) $770(2) $674(2) $752(2) $843(2) $901(2) $916(2) $1,069(2) $950(2) $1,097(2) $1,116(2) $1,138(2)
Alterra Apartments 801 South Prudence Road Tucson, AZ	1987 / 2018	93.0%	416	Studio 1 BR / 1 BA 2 BR / 1 BA 2 BR / 2 BA 2 BR / 2 BA (Renovated)	431 531 697 731-987 997	$1.80 $1.47 $1.49 $0.88-$1.49 $1.06	$774 $782 $1,036 $871-$1,088 $1,056
Element on the Loop 7887 East Uhl Street Tucson, AZ	1986 / 2019	99.0%	200	Studio 1 BR / 1 BA 2 BR / 2 BA 3 BR / 2 BA	405 640-650 863-900 1,081	$2.22 $1.45-$1.54 $1.16-$1.24 $1.08	$899 $929-$1,000 $1,004-$1,119 $1,169
Pantano Villas 260 South Pantano Road Tucson, AZ	1979 / NAP	98.0%	133	1 BR / 1 BA 2 BR / 2 BA	683 967	$1.43 $1.30	$959-$989 $1,240-$1,270
Saguaro Villas 200 South Pantano Road Tucson, AZ	1981 / NAP	95.0%	136	1 BR / 1 BA 1 BR / 1 BA 2 BR / 2 BA	665 724 883	$1.43 $1.58 $1.41	$934-$964 $1,145 $1,230-$1,260
Canyon Creek 160 North Pantano Road Tucson, AZ	1985 / NAP	92.0%	242	Studio 1 BR / 1 BA 2 BR / 2 BA	406 555-590 733-967	$1.72 $1.52-$1.54 $1.15-$1.21	$699 $854-$895 $890-$1,108
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated March 17, 2026.

The Borrower. The borrower is 7730 Icon on Broadway Tucson LLC, a single-purpose, bankruptcy remote, Delaware limited liability company with one independent manager. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Icon Broadway Mortgage Loan.

The Borrower Sponsor. The borrower sponsors and non-recourse carveout guarantors for the Icon Broadway Mortgage Loan are Gary Lipsky and Joseph Fang. Gary Lipsky is president of Break of Day Capital, a passive real estate firm that focuses on acquiring multifamily properties across Arizona. The company has raised over $100.0 million in equity and has acquired assets with a total transaction value of $350.0 million since inception. Mr. Lipsky has over 30 years of operational expertise as an entrepreneur, acquiring over 2,100 multifamily units. Joseph Fang is the director of investor relations at Break of Day Capital and has actively invested in real estate since 2003.

Property Management. The Icon Broadway Property is managed by RPM Living, LLC, a third-party property management company.

Escrows and Reserves. At origination, the borrower was required to deposit approximately (i) $15,123 into an insurance reserve and (ii) $375,000 into a replacement reserve.

74	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 7 — Icon Broadway

Tax Reserve – On each monthly payment date, the borrower is required to deposit 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially, approximately $13,738).

Insurance Reserve – On each monthly payment date, the borrower is required to deposit 1/12th of the annual insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof (initially, approximately $15,123). As of the Cut-off Date, a blanket policy is in place.

Replacement Reserve – On each monthly payment date, the borrower is required to deposit an amount equal to $6,250 for capital expenditures, provided, however, the borrower is not required to make a monthly deposit if the balance of funds held in the replacement reserve account equals or exceeds $250,000.

Lockbox / Cash Management. The Icon Broadway Mortgage Loan is structured with a soft lockbox and springing cash management. The borrower is required to deposit all rents and other revenue from the Icon Broadway Property into a lender-controlled lockbox account within one business day of receipt. During a Cash Management Trigger Event Period, funds deposited into the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied in accordance with the Icon Broadway Mortgage Loan documents. Pursuant to the Icon Broadway Mortgage Loan documents, all excess funds on deposit in the cash management account (after payment of monthly amounts due under the Icon Broadway Mortgage Loan documents) are required to be applied as follows: (a) if a Cash Management Trigger Event Period is not in effect, to the borrower and (b) if a Cash Management Trigger Event Period is in effect, to an excess cash flow account controlled by the lender.

A “Cash Management Trigger Event Period” commences upon the occurrence of a Cash Management Trigger Event (as defined below) and terminates on the earlier of (i) the payment date following the Cash Management Trigger Event Cure (as defined below) or (ii) the payment in full of the Icon Broadway Mortgage Loan and all amounts due under the Icon Broadway Mortgage Loan documents.

A “Cash Management Trigger Event” means (i) an event of default or (ii) if the debt service coverage ratio is less than 1.10x as of any date of determination.

A “Cash Management Trigger Event Cure” means if the Cash Management Trigger Event is caused by clause (i) of the definition thereof, the date a cure is accepted or waived and if caused or by clause (ii) of the definition thereof, the date upon which the debt service coverage ratio is at least 1.15x for six consecutive calendar months; provided that each cure is subject to the following: for two consecutive calendar quarters since the commencement of the most recent Cash Management Trigger Event, (1) no event of default has occurred and (2) after giving effect to the subject Cash Management Trigger Event, no other Cash Management Trigger Event has occurred and is continuing.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

75	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 8 — Little Torch Cottages

76	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 8 — Little Torch Cottages

Little Torch Key
South Pine Channel
Torch Channel
Florida Keys Overseas Heritage Trail
No Name Pub
BIG TORCH KEY
MIDDLE TORCH KEY
BIG PINE KEY
Little Torch Cottages
28501 Channel View Drive
Little Torch Key, FL 33042
Kiki's Sandbar
Coco's Kitchen
Winn-Dixie
Bagel Island
Walgreens
CVS
7 Mile Cafe & Kava Bar
Trianos Taco Co
SUMMERLAND KEY
Galley Grill
Tonio's Seafood Shack & Tiki Bar
Dion's Quik Chik
SUMMERLAND KEY AIRPORT
Five Brothers Two
JIMMY BUFFET MEM HWY
RAMROD KEY
LITTLE TORCH KEY
Coupon Bight
Everglades National Park
Whitewater Bay
Southern Glades
Gulf of Mexico
Key Largo
Tavernier
Islamorada
Marathon
Atlantic Ocean
Key West
Little Torch Key

77	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 8 — Little Torch Cottages
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	NREC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$23,290,000	Title:	Fee
Cut-off Date Principal Balance:	$23,290,000	Property Type – Subtype:	Multifamily – Garden
% of Pool by Initial Pool Balance:	5.2%	Net Rentable Area (Units):	50
Loan Purpose:	Refinance	Location:	Little Torch Key, Florida
Borrower:	CLP Little Torch LLC	Year Built / Renovated:	2014 / NAP
Borrower Sponsor:	Robert Schlesinger	Occupancy:	96.0%
Interest Rate:	5.90000%	Occupancy Date:	5/5/2026
Note Date:	6/18/2026	4th Most Recent NOI (As of):	$1,183,985 (12/31/2023)
Maturity Date:	7/6/2031	3rd Most Recent NOI (As of):	$1,386,095 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$1,650,700 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$1,788,980 (TTM 4/30/2026)
Original Amortization:	None	UW Economic Occupancy:	94.7%
Amortization Type:	Interest Only	UW Revenues:	$2,669,020
Call Protection:	L(25),D(31),O(4)	UW Expenses:	$918,672
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$1,750,348
Additional Debt:	No	UW NCF:	$1,740,348
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$33,000,000 / $660,000
Additional Debt Type:	N/A	Appraised Value As Of Date:	5/12/2026

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$465,800
Taxes:	$50,323	$12,581	N/A	Maturity Date Loan / Unit:	$465,800
Insurance:	$135,777	$25,781	N/A	Cut-off Date LTV:	70.6%
Replacement Reserve:	$0	$833	N/A	Maturity Date LTV:	70.6%
				UW NCF DSCR:	1.25x
				UW NOI Debt Yield:	7.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$23,290,000	100.0%	Loan Payoff	$17,522,860	75.2%
			Return of Equity	4,438,349	19.1
			Closing Costs	1,142,691	4.9
			Reserves	186,099	0.8
Total Sources	$23,290,000	100.0%	Total Uses	$23,290,000	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

The Loan. The Little Torch Cottages mortgage loan (the “Little Torch Cottages Mortgage Loan”) is secured by the borrower’s fee interest in a multifamily property (the “Little Torch Cottages Property”) and has a five-year term, is interest-only for the entire term and accrues interest at a fixed rate of 5.90000% per annum on an Actual/360 basis.

The Property. The Little Torch Cottages Property is a 50-unit multifamily property built in 2014, which consists of 28, three-story buildings situated on a 3.68-acre site. The Little Torch Cottages Property features 44 two-bedroom/two-and-a half bathroom non-waterfront units, four two bedroom/two and a half bathroom waterfront units, one three-bedroom/two-and-a-half-bathroom house and one four-bedroom/three-bathroom house, all of which are leased to long-term tenants. The Little Torch Cottages Property also features 16 boat slips that are approximately 25 to 30 feet each. Three of the boat slips are included in the rent of certain tenants, while the remaining 13 slips are leased to tenants at $200 per month. Property amenities include brick-paved streets, two swimming pools, a fitness center, dry sauna, private beach with a dock and a marina, outdoor games and mini golf. Unit amenities include a stainless steel appliance package, in-unit washers/dryers, 9 foot vaulted ceilings, crown molding, wood style flooring and impact rated windows with tinted glass. Bathrooms are equipped with custom-built European-styled vanities, quartz countertops with integrated sinks, vanity mirrors with integrated lighting, full-size soaking tubs, glass-enclosed showers, and polished

78	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 8 — Little Torch Cottages

chrome fixtures. Select units have balconies and walk-in closets. Parking is provided via 110 surface and covered spaces, resulting in a parking ratio of approximately 2.2 spaces per unit. As of May 5, 2026, the Little Torch Cottages Property was 96.0% occupied.

The following table presents detailed information with respect to the unit mix at the Little Torch Cottages Property:

Multifamily Unit Mix(1)

Unit Type	No. of Units	% of Total	Occupied Units	% of Units Occupied	Average Unit Size (SF)	Average Monthly Rental Rate per Unit(2)	Average Monthly Rental Rate per SF(2)
2-BR / 2.5-BA	44	88.0%	44	100.0%	1,080	$4,145	$3.84
2-BR / 2.5-BA – Waterfront	4	8.0	2	50.0%	1,080	$6,050	$5.60
3-BR / 2.5-BA	1	2.0	1	100.0%	1,079	$5,500	$5.10
4-BR / 3-BA	1	2.0	1	100.0%	5,000	$15,000	$3.00
Total/Wtd. Avg.	50	100.0%	48	96.0%	1,158	$4,478	$3.86
(1)	Based on the underwritten rent roll dated May 5, 2026.
(2)	Average Monthly Rental Rate per Unit and Average. Monthly Rental Rate per SF is based on occupied units and occupied square feet, respectively.

The following table presents certain information relating to the historical and current occupancy of the Little Torch Cottages Property:

Historical and Current Occupancy

2023(1)	2024(1)	2025(1)	Current(2)
89.5%	91.5%	94.4%	96.0%
(1)	Historical Occupancy is as of December 31 of each respective year.
(2)	Current occupancy is as of May 5, 2026.

Appraisal. According to the appraisal, the Little Torch Cottages Property had an “as-is” appraised value of $33,000,000 as of May 12, 2026. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)

Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$33,000,000	5.00%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated May 22, 2026, there was no evidence of any recognized environmental conditions at the Little Torch Cottages Property.

79	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 8 — Little Torch Cottages

The following table presents certain information relating to the operating history and underwritten cash flows of the Little Torch Cottages Property:

Cash Flow Analysis

	2023	2024	2025	TTM(1)	UW	UW Per Unit
Gross Potential Rent(2)	$2,201,103	$2,419,232	$2,609,920	$2,681,137	$2,725,116	$54,502
Vacancy	(231,946)	(204,530)	(145,713)	(104,849)	(145,200)	(2,904)
Credit Loss	0	0	0	(13,719)	(13,626)	(273)
Net Rental Income	$1,969,157	$2,214,702	$2,464,207	$2,562,569	$2,566,290	$51,326
Other Income(3)	239,847	257,437	134,552	102,730	102,730	2,055
Effective Gross Income	$2,209,004	$2,472,139	$2,598,759	$2,665,299	$2,669,020	$53,380

Real Estate Taxes	142,685	133,377	137,379	135,799	135,799	2,716
Insurance	332,878	335,583	249,997	253,664	295,907	5,918
Management Fee	66,270	74,160	78,000	79,960	80,071	1,601
Other Expenses(4)	483,186	542,924	482,683	406,896	406,896	8,138
Total Expenses	$1,025,019	$1,086,044	$948,059	$876,319	$918,672	$18,373

Net Operating Income	$1,183,985	$1,386,095	$1,650,700	$1,788,980	$1,750,348	$35,007
Replacement Reserves	0	0	0	0	10,000	200
Net Cash Flow	$1,183,985	$1,386,095	$1,650,700	$1,788,980	$1,740,348	$34,807

Occupancy(5)	89.5%	91.5%	94.4%	96.1%	94.7%
NOI DSCR	0.85x	0.99x	1.18x	1.28x	1.26x
NCF DSCR	0.85x	0.99x	1.18x	1.28x	1.25x
NOI Debt Yield	5.1%	6.0%	7.1%	7.7%	7.5%
NCF Debt Yield	5.1%	6.0%	7.1%	7.7%	7.5%
(1)	TTM represents the trailing 12-month period ending April 30, 2026.
(2)	UW Gross Potential Rent has been underwritten based on the contractual rent in place based on the underwritten rent roll dated May 5, 2026.
(3)	Other Income is comprised of parking income, storage income, boat slips income, late charges, tenant reimbursements and miscellaneous income.
(4)	Other Expenses include repairs & maintenance, utilities, payroll, general & administrative, contract services and marketing expenses.
(5)	Occupancy represents physical occupancy for historical cash flows and economic occupancy for UW cash flows.

The Market. The Little Torch Cottages Property is located in Little Torch Key, Monroe County, Florida. Monroe County consists of the Florida Keys, a chain of islands stretching from the southeastern tip of Florida for approximately 120 miles. U.S. Highway 1 (Overseas Highway), the county’s only highway, connects the Florida Keys, and serves as the primary transportation corridor throughout the Florida Keys. The Florida Keys contain a total of five municipalities which are separated into three regions, the Upper Keys, Middle Keys and Lower Keys. Top employment sectors within Monroe County include leisure and hospitality, trade, transportation and utilities, government and professional and business sectors.

Little Torch Key is located within the Lower Florida Keys approximately 25 miles northeast of Key West. Little Torch Key is known for its boating, fishing, and recreational appeal, with many properties offering waterfront access to the Atlantic Ocean and Gulf of America waters. The surrounding area primarily consists of waterfront residential communities, vacation rental properties, marinas, boat docks, restaurants, and neighborhood-oriented commercial developments located along U.S. Highway 1. According to the appraisal, the Little Torch Cottages Property is located in the Monroe County, Florida multifamily market. As of the first quarter of 2026, the Monroe County, Florida market reported inventory of 9,818 units with a vacancy rate of 4.4% and an asking rental rate of $2,412 per unit.

According to the appraisal, the 2025 population within a one-, three-, and five-mile radius of the Little Torch Cottages Property was 850, 5,634, and 7,662, respectively, and an average household income within the same radii of $117,786, $104,412, and $110,592, respectively.

80	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 8 — Little Torch Cottages

The following table presents certain information relating to the appraisal’s market rent conclusion for the Little Torch Cottages Property:

Comparable Rental Summary(1)

Property Name Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit		Average Rent per SF		Average Rent per Unit
Little Torch Cottages 28501 Channel View Drive Little Torch Key, FL	2014 / NAP	96.0%(2)	50(2)	2-BR / 2.5-BA	1,080	(2)	$3.84	(2)	$4,145	(2)
				2-BR / 2.5-BA – Waterfront	1,080	(2)	$5.60	(2)	$6,050	(2)
				3-BR / 2.5-BA	1,079	(2)	$5.10	(2)	$5,500	(2)
				4-BR / 3-BA	5,000	(2)	$3.00	(2)	$15,000	(2)
Ocean Walk 3900 South Roosevelt Boulevard Key West, FL	1989 / NAP	87.9%	297	Studio	500		$4.82		$2,408
				1-BR / 1-BA	646		$4.31		$2,786
				2-BR / 2-BA	791		$3.62		$2,862
				3-BR / 2-BA	1,066		$3.29		$3,509
Arrive Key West 3333 Duck Avenue Key West, FL	1989 / NAP	89.6%	192	1-BR / 1-BA	517		$5.30		$2,742
				2-BR / 2-BA	715		$4.15		$2,969
				3-BR / 2-BA	874		$4.04		$3,534
Tarpon Harbor 6973 Overseas Highway Marathon, FL	2016 / NAP	100.0%	106	2-BR / 2-BA	1,092		$2.88		$3,148
				3-BR / 2-BA	1,577		$2.25		$3,555
Sunset Marina Apartments 5555 College Road Key West, FL	2018 / NAP	96.7%	60	2-BR / 2-BA	800		$4.67		$3,733
Playa Apartments 21 1st Avenue Key Largo, FL	2020 / NAP	91.7%	24	1-BR / 1-BA	898		$2.27		$2,036
				2-BR / 2-BA	1,014		$2.61		$2,643
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 5, 2026.

The Borrower. The borrower is CLP Little Torch LLC, a single-purpose, bankruptcy remote, Delaware limited liability company, with one independent manager. Legal counsel to the borrower did not deliver a non-consolidation opinion in connection with the origination of the Little Torch Cottages Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor for the Little Torch Cottages Mortgage Loan is Robert Schlesinger. Robert Schlesinger is the managing investment partner of Copperline Partners (“Copperline”), a vertically integrated multifamily and hospitality focused real estate development company with more than 65 years of experience acquiring and revitalizing aging assets in urban and suburban markets. Copperline has approximately $1.0 billion assets under management across 22,711 units along the east coast.

Property Management. The Little Torch Cottages Property is managed by Tenere Management Group LP, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower was required to deposit approximately (i) $135,777 into an insurance reserve and (ii) $50,323 into a real estate tax reserve.

Tax Reserve – On each monthly payment date, the borrower is required to deposit into the real estate tax reserve an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially, approximately $12,581).

Insurance Reserve – On each monthly payment date while an acceptable blanket policy is in place, the borrower must deposit 1/12 of the annual insurance premiums (initially, approximately $25,781) into an insurance reserve due under the acceptable blanket policy that lender estimates is allocable to the Little Torch Cottages Property. As of the Cut-off Date, a blanket insurance policy is in place.

Replacement Reserve – On each monthly payment date, the borrower is required to deposit an amount equal to approximately $833 (approximately $200 per unit annually) into a replacement reserve.

Lockbox / Cash Management. The Little Torch Cottages Mortgage Loan is structured with a soft lockbox and springing cash management. The borrower is required to deposit all rents and other gross revenue into a lender-controlled lockbox account within two business days of receipt. During a Cash Management Trigger Event Period (as defined below), funds deposited into the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied in accordance with the Little Torch Cottages Mortgage Loan documents. Pursuant to Little Torch Cottages Mortgage Loan documents, all excess funds on deposit in the cash management account (after payment of monthly amounts due under the Little Torch Cottages Mortgage Loan documents) are required to be applied as follows: (a) if a Cash Management Trigger Event Period is not in effect, to the borrower and (b) if a Cash Management Trigger Event Period is in effect, to an excess cash flow account controlled by the lender.

81	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 8 — Little Torch Cottages

A “Cash Management Trigger Event Period” commences upon the occurrence of a Cash Management Trigger Event (as defined below) and terminates on the earlier of (i) the payment date following the Cash Management Trigger Event Cure (as defined below) or (ii) upon payment in full of the Little Torch Cottages Mortgage Loan and all amounts due under the Little Torch Cottages Mortgage Loan documents.

A “Cash Management Trigger Event” means (i) an event of default or (ii) if the debt service coverage ratio is less than 1.10x at the end of a calendar quarter.

A “Cash Management Trigger Event Cure” means (i) if the Cash Management Trigger Event is caused by clause (i) in the definition thereof, upon the cure of such event or waiver by the lender and (ii) if caused by clause (ii) of such definition, the date the debt service coverage ratio is at least 1.15x for two consecutive quarters; provided that in the case of either Cash Management Trigger Event Cure, the following must be satisfied: (A) for two consecutive quarters since the most recent Cash Management Trigger Event, no event of default has occurred, and (B) after giving effect to such Cash Management Trigger Event Cure, no other Cash Management Trigger Event is continuing.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

82	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 9 — The Links

83	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 9 — The Links

Willowville
Cherry Grove
Withamsville
Cincinnati
Amelia
Eastgate Mall
Eastgate Pavilion at Union Township
Meijer
32 East
Holman Motors
Eastgate Square
Jeff Wyle Eastgate Auto Mall
Veteran's Park
CLOUGH PIKE
Cherry Grove Plaza Shopping Center
Lowe's
Mt. Moriah Cemetery
Beechmont Ford
Red Lobster
Home Outlet
OHIO PIKE
Park Plaza Shopping Center
Rohling Oaks Plaza
Withamsville-Tobasco Park
Fulton Grover Wienry
Woodland Mound
The Links
370 Saint Andrews Drive
Cincinnati, OH 45245
Stillmeadow Country Club
Pierce Point
Ace Hardware
WEST OHIO PIKE
MERWIN TEN MILE ROAD
WHITE OAK ROAD
Pierce Town Center
NINE MILE TOBASCO ROAD
LOCUST CORNER ROAD
Legendary Run Golf Course
Heritage Acres Memorial Sanctuary
Locust Corner Park
Locust Corner Nature Area
Ten Mile Creek Nature Preserve
TEN MILE ROAD
Pierce Preserve
STATE ROUTE 32
Fulton Grove Winery
Withamsville-Tobasco Park
Merwin Elementary School
Auto Import
Skyline Chili
Circle K
Dairy Queen
Arby's
Freddy's Frozen Custard
Starbucks
Lee's Famous Recipe Chicken
Chipotle
Pierce Point Cinema
Rohling Oaks Plaza
Grammas Pizza
Plant World Nursery
House of Vinyl
Hot Head Burritos
David's Kitchen & Bar
Stillmeadow Country Club
SAINT ANDREWS DRIVE
WHITE OAK ROAD
Hamilton
OHIO
Mason
Northgate
Sharonville
Loveland
Bridgetown North
Kenwood
Cincinnati
Newport
Covington
Florence
KENTUCKY
MAP © 2026 CARTIFACT

84	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 9 — The Links
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	NREC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$21,450,000	Title:	Fee
Cut-off Date Principal Balance:	$21,450,000	Property Type – Subtype:	Multifamily – Garden
% of Pool by Initial Pool Balance:	4.8%	Net Rentable Area (Units):	158
Loan Purpose:	Refinance	Location:	Cincinnati, Ohio
Borrower:	LPG Oaks LLC	Year Built / Renovated:	1974-1980 / 2024
Borrower Sponsors:	Luma Multifamily Opportunity Fund II, LLC, Amy Pierce Dickenson and Loren (Pep) Llinas	Occupancy:	94.3%
Interest Rate:	6.43000%	Occupancy Date:	3/1/2026
Note Date:	12/17/2025	4th Most Recent NOI (As of):	$90,424 (12/31/2023)
Maturity Date:	1/6/2031	3rd Most Recent NOI (As of):	$1,348,739 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$1,736,907 (10/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$1,743,572 (TTM 2/28/2026)
Original Amortization:	None	UW Economic Occupancy:	93.5%
Amortization Type:	Interest Only	UW Revenues:	$2,481,643
Call Protection:	L(31),D(25),O(4)	UW Expenses:	$762,545
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$1,719,098
Additional Debt:	No	UW NCF:	$1,677,213
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$28,400,000 / $179,747
Additional Debt Type:	N/A	Appraised Value As Of Date:	10/15/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$135,759
Taxes:	$99,896	$14,271	N/A	Maturity Date Loan / Unit:	$135,759
Insurance:	$26,840	Springing	N/A	Cut-off Date LTV:	75.5%
Capital Expenditure Reserves:	$0	$3,490	N/A	Maturity Date LTV:	75.5%
Deferred Maintenance:	$17,500	$0	N/A	UW NCF DSCR:	1.20x
				UW NOI Debt Yield:	8.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$21,450,000	100.0%	Loan Payoff	$16,105,278	75.1%
			Return of Equity	4,945,677	23.1
			Closing Costs	254,809	1.2
			Reserves	144,236	0.7
Total Sources	$21,450,000	100.0%	Total Uses	$21,450,000	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

The Loan. The Links mortgage loan (“The Links Mortgage Loan”) is secured by the borrower’s fee interest in a multifamily property (“The Links Property”) and has a five-year term, is interest-only for the entire term and accrues interest at a fixed rate of 6.43000% per annum on an Actual/360 basis.

The Property. The Links Property is a 158-unit, garden-style multifamily property located in Cincinnati, Ohio, built from 1974-1980 and renovated in 2024, that features 17 two-story buildings situated on a 13.16-acre site. Property amenities include a fitness center, a pool, Wi-Fi, a clubhouse, grilling area and dog park. Units feature stainless steel appliances packages, laminate countertops, in-unit laundry and a patio/balcony. The Links Property is subject to a condominium regime, with 158 separate condominium units. The borrower owns all of the condominium units and all common elements, controls the condominium association, and the entire condominium structure has been subordinated to the lien and terms of The Links Mortgage Loan and The Links Mortgage Loan documents. Since acquisition, the borrower sponsors have spent approximately $7.1 million in capital improvements to renovate The Links Property. Capital improvements included remodeling all units with new kitchen cabinets

85	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 9 — The Links

and countertops, carpet, paint, appliances, fixtures, and the installation of washer/dryers in all units, new windows, entry door replacements and the replacement of patio/balcony door sliders. Additionally, the borrower sponsors completed roof replacements, exterior renovations, common areas improvements and a brand-new-ground up clubhouse. Parking is provided via 286 onsite parking spaces, resulting in a parking ratio of 1.8 spaces per unit. The Links Property was 94.3% occupied as of March 1, 2026.

The following table presents detailed information with respect to the unit mix at The Links Property:

Multifamily Unit Mix(1)

Unit Type	No. of Units	% of Total	Occupied Units	% of Units Occupied	Average Unit Size (SF)	Average Monthly Rental Rate per Unit(2)	Average Monthly Rental Rate per SF per Unit (2)
1-BR / 1-BA	54	34.2%	53	98.1%	688	$1,000	$1.45
2-BR / 2-BA	80	50.6	73	91.3	860	$1,200	$1.40
3-BR / 3-BA	24	15.2	23	95.8	1,090	$1,450	$1.33
Total/Wtd. Avg.	158	100.0%	149	94.3%	836	$1,167	$1.40
(1)	Based on the underwritten rent roll dated March 1, 2026.
(2)	Average Month Rental Rate per Unit and Average Monthly Rental Rate per SF are based on occupied units and occupied square feet, respectively.

The following table presents certain information relating to the historical and current occupancy of The Links Property:

Historical and Current Occupancy

2023(1)	2024(1)	2025(2)	Current(3)
40.4%	81.7%	95.0%	94.3%
(1)	Historical Occupancy is as of December 31 of each respective year.
(2)	Historical Occupancy is as of October 31, 2025.
(3)	Current occupancy is as of March 1, 2026.

Appraisal. According to the appraisal, The Links Property had an “as-is” appraised value of $28,400,000 as of October 15, 2025. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)

Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$28,400,000	5.50%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated November 19, 2025, there was no evidence of any recognized environmental conditions at The Links Property.

86	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 9 — The Links

The following table presents certain information relating to the operating history and underwritten cash flows of The Links Property:

Cash Flow Analysis

	2022	2023	2024	2025(1)	TTM(2)	UW	UW Per Unit
Gross Potential Rent(3)	$1,746,183	$2,064,792	$2,188,842	$2,225,349	$2,227,365	$2,223,000	$14,071
Vacancy	(731,452)	(1,353,910)	(391,647)	(112,842)	(112,350)	(135,600)	(858)
Credit Loss	(24,070)	(21,951)	(11,261)	(8,430)	(7,974)	(7,974)	(50)
Concessions	(576)	(12,966)	(8,875)	(126)	(126)	0	0
Net Rental Income	$990,085	$675,965	$1,777,059	$2,103,950	$2,106,914	$2,079,426	$13,161
Other Income(4)	116,133	107,705	334,527	393,003	395,534	402,217	2,546
Effective Gross Income	$1,106,218	$783,670	$2,111,586	$2,496,953	$2,502,447	$2,481,643	$15,707

Real Estate Taxes	73,471	133,632	166,346	166,979	167,694	166,263	1,052
Insurance	25,963	44,344	55,684	68,900	70,963	76,685	485
Management Fee	33,187	23,510	63,348	74,907	75,071	74,449	471
Other Expenses(5)	326,979	491,760	477,769	449,262	445,148	445,148	2,817
Total Expenses	$459,600	$693,246	$762,847	$760,047	$758,876	$762,545	$4,826

Net Operating Income	$646,618	$90,424	$1,348,739	$1,736,907	$1,743,572	$1,719,098	$10,880
Replacement Reserves	0	0	0	0	0	41,885	265
Net Cash Flow	$646,618	$90,424	$1,348,739	$1,736,907	$1,743,572	$1,677,213	$10,615

Occupancy(6)	65.4%	40.4%	81.7%	95.0%	95.0%	93.5%
NOI DSCR	0.46x	0.06x	0.96x	1.24x	1.25x	1.23x
NCF DSCR	0.46x	0.06x	0.96x	1.24x	1.25x	1.20x
NOI Debt Yield	3.0%	0.4%	6.3%	8.1%	8.1%	8.0%
NCF Debt Yield	3.0%	0.4%	6.3%	8.1%	8.1%	7.8%
(1)	2025 financials represent the trailing 12-month period as of October 31, 2025.
(2)	TTM represents the trailing 12-month period as of February 28, 2026.
(3)	UW Gross Potential Rent is based on the underwritten rent roll dated March 1, 2026.
(4)	Other Income includes pet fees, amenity fees, tenant reimbursements and miscellaneous income.
(5)	Other Expenses includes repairs & maintenance expenses, utility expenses, payroll expenses, general & administrative expenses and marketing expenses.
(6)	UW Occupancy is based on the economic occupancy of The Links Property. As of March 1, 2026, The Links Property was 94.3% occupied.

The Market. The Links Property is located in Cincinnati, Ohio within the Cincinnati Core Based Statistical Area (the “Cincinnati CBSA”). The Cincinnati CBSA is home to seven Fortune 500 companies: Kroger, Proctor & Gamble, Fifth Third Bancorp, Western & Southern Financial Group, American Financial Group Inc., Cincinnati Financial Corp., and Cintas. According to the appraisal, the region’s diversified economy is dependent upon the core employment sectors of trade, transportation & utilities, professional & business services, and education & health services. The education & health services sector dominates Cincinnati CBSA as the largest employment sector, accounting for approximately 19.3% of the regional workforce. Major employers in the Cincinnati CBSA include Kroger Co. (20,000 employees), Cincinnati Children's Hospital (18,502 employees), TriHealth (12,096 employees), University of Cincinnati (11,141 employees) and St. Elizabeth Healthcare (10,353 employees).

The Links Property is located with the east/southeast area of Cincinnati and the neighborhood is bound by Route 32 to the north, Ohio River to the south, Route 68 to the east and I-275 to the west. Regional access is provided by Interstate 275, a loop Interstate Highway circumnavigating Cincinnati, and east to west via Route 32 which intersects with I-275 north of The Links Property. Primary thoroughfares providing access to The Links Property’s neighborhood include I-275 and Route 32. The neighborhood surrounding The Links Property includes attractions such as the Stillmeadow Country Club, the Legendary Run Country Club and the Vineyard Golf Course, in addition to the Fulton Grove Winery. According to the appraisal, the population within a one-, three-, and five-mile radius of The Links Property was 4,638, 37,169, and 97,347, respectively, and the average household income within the same radii was $117,199, $103,339, and $104,488, respectively.

According to the appraisal, The Links Property is located in the Clermont County multifamily submarket within the Cincinnati apartment market. As of the second quarter of 2025, the Cincinnati market reported inventory of 125,976 units, a vacancy rate of 4.5% and an asking rental rate of $1,263 per unit, an increase from $1,240 per unit as of 2024. The Clermont County submarket reported inventory of 11,993 units, a vacancy rate of 3.7% and an asking rental rate of $1,175 per unit, an increase from $1,170 per unit as of 2024.

87	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 9 — The Links

The following table presents certain information relating to the appraisal’s market rent conclusion for The Links Property:

Comparable Rental Summary(1)

Property Name Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit		Average Rent per SF		Average Rent per Unit
The Links 370 Saint Andrews Drive Cincinnati, OH	1974-1980 / 2024	94.3%(2)	158(2)	1-BR / 1-BA	688	(2)	$1.45	(2)	$1,000	(2)
				2-BR / 2-BA	860	(2)	$1.40	(2)	$1,200	(2)
				3-BR / 3-BA	1,090	(2)	$1.33	(2)	$1,450	(2)
Little Creek 3851 Little Creek Drive Amelia, OH	2001 / N/A	97.5%	158	2-BR / 2.5-BA	1,143		$1.22		$1,395
				3-BR / 2.5-BA	1,700		$0.82		$1,400
Oakmont Flats 15 Montgomery Way Amelia, OH	1973 / 2018	95.8%	168	1-BR / 1-BA	700		$1.53		$1,070
				2-BR / 1-BA	900		$1.29		$1,165
The Vinings 3989 Vinings Drive Cincinnati, OH	1990 / N/A	99.0%	159	1-BR / 1-BA	790		$1.24		$980
				2-BR / 1-BA	951		$1.19		$1,130
				2-BR / 2-BA	1,094		$1.13		$1,240
Otter Creek 4138 Otter Creek Drive Amelia, OH	2004 / N/A	96.8%	158	2-BR / 2.5-BA	1,300		$1.23		$1,595
				3 BR / 2.5-BA	1,600		$1.12		$1,795
Timber Trails 200 Southern Trace Cincinnati, OH	1979 / 2018	91.8%	194	1-BR / 1-BA	640		$1.34		$858
				2-BR / 1-BA	870		$1.09		$945
(1)	Source: Appraisal
(2)	Based on the underwritten rent roll dated March 1, 2026.

The Borrower. The borrower is LPG Oaks LLC, a single-purpose, bankruptcy-remote Ohio limited liability company with no independent manager. Legal counsel to the borrowers did not deliver a non-consolidation opinion in connection with the origination of The Links Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors for The Links Mortgage Loan are Luma Multifamily Opportunity Fund II, LLC, Amy Pierce Dickenson and Loren (Pep) Llinas. Loren (Pep) Llinas is the founder and president of Luma Property Group, a multifamily investment and property management. Amy Pierce Dickenson is a Partner with Dickenson & Associates LLC, an insurance brokerage firm based in Solon, Ohio, and she is the spouse of Loren Llinas.

Property Management. The Links Property is managed by Bandera Properties, LLC, an affiliate of the borrower sponsors.

Escrows and Reserves. At origination, the borrower deposited approximately (i) $26,840 into a static insurance reserve, (ii) $17,500 into a deferred maintenance reserve and (iii) $99,896 into a real estate tax reserve.

Tax Reserve – On each monthly payment date, the borrower is required to deposit 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially, approximately $14,271 per month).

Insurance Reserve – On each monthly payment date, the borrower is required to deposit an amount equal to 1/12th of the insurance premiums the lender estimates will be payable for the renewal of the coverage afforded by the polices upon the expiration thereof, provided, however, monthly insurance deposits are not required as long as (i) no event of default is occurring, (ii) the policies maintained by the borrower are acceptable blanket polices and are in full force and effect, (iii) the borrower provides the lender evidence of renewal of such blanket insurance policies, (iv) the borrower delivers to the lender receipts or other evidence of payment of the insurance premiums within 10 business days of the due date and (v) there is at least approximately $26,840 on deposit in the insurance subaccount. As of the Cut-off Date, a blanket policy is in place.

Replacement Reserve – On each monthly payment date, the borrower is required to deposit approximately $3,490 for replacement reserves.

Lockbox / Cash Management. The Links Mortgage Loan is structured with a soft lockbox and springing cash management. The borrower is required to deposit all rents and other gross revenue into a lender-controlled lockbox account within two business days of receipt. During a Cash Management Trigger Event Period (as defined below), funds deposited into the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied in accordance with The Links Mortgage Loan documents. Pursuant to The Links Mortgage Loan documents, all excess funds on deposit in the cash management account (after payment of monthly amounts due under The Links Mortgage Loan documents) are required to be applied as follows: (a) if a Cash Management Trigger Event Period is not in effect, to the borrower and (b) if a Cash Management Trigger Event Period is in effect, to an excess cash flow account controlled by the lender.

88	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 9 — The Links

A “Cash Management Trigger Event Period” commences upon a Cash Management Trigger Event (as defined below) and terminates upon the earlier of (a) the payment date following the Cash Management Trigger Event Cure (as defined below) or (b) the payment in full of The Links Mortgage Loan together with any other amounts due under The Links Mortgage Loan documents.

A “Cash Management Trigger Event” means (i) an event of default or (ii) if the debt service coverage ratio is less than 1.05x on any date during the term of The Links Mortgage Loan.

A “Cash Management Trigger Event Cure” means if the triggering event is caused solely by (a) the occurrence of the event in clause (i) of the definition of Cash Management Trigger Event, upon the cure or a waiver and (b) the occurrence of the event in clause (ii) of such definition, the date on which the debt service coverage ratio is at least equal to 1.10x for six consecutive months; provided such cure is also subject to the following conditions: (1) for six consecutive months following the commencement of the last Cash Management Trigger Event, no event of default has occurred and (2) after giving effect to such Cash Management Trigger Event Cure, no other Cash Management Trigger Event is occurring.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. None.

Ground Lease. None.

89	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 10 — Midline Apartments

90	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 10 — Midline Apartments

Midline Apartments
2227 University Avenue
Saint Paul, MN 55114
Minneapolis
Lauderdale
Falcon Heights
Saint Paul
The Quarry
Northeast Park
Midland Hills Country Club
Les Bolstad Golf Course
Har-mar Mall
E HENNEPIN AVE
Luther Seminary
UOM - College Of Design
Como Golf Course
Von Cleve Park
University Of Minnesota
TCF Bank Stadium
U.S. Bank Stadium
HCMC Hospital
University of Minnesota Medical Center
M Health Fairview University of Minnesota Masonic Children's Hospital
Merrill Corporation
Hamline University
Mississippi River
E FRANKLIN AVE
Abbott-Northwestern Hospital
UNIVERSITY AVE W
MARSHALL AVE
E LAKE ST
Concordia University
St. Paul College
University Of St. Thomas
Powderhorn Park
DALE ST N

Pavilion on Berry
Hampden Park
Bang Brewing Company
Urban Growler Brewing Company
Hampden Park Co-Op
SOUTH ST. ANTHONY PARK
WESTGATE STATION
Emerald Gardens
South Saint Anthony Park
Tatum Park Community Garden
Newell Park
Clayland Park
Midline Apartments
2227 University Avenue
Saint Paul, MN 55114
808 Berry Place Apartments
Emerald Gardens
The Mason
Tact Coffee
Herbst Eatery & Farm Stand
W TERRITORIAL ROAD
CHARLES AVENUE
NORTH HAMPDEN AVENUE
BlackStack Brewing
The Donut Trap
St Paul Game Store
May Park
Millberry Apartments
Jimmy John's
Keys Cafe
Union Flats Apartments
Spicy Fata
C&E Flats
Dual Citizen Brewing Company
Carleton Artist Lofts
Cullo Park
The Legends at Berry
RAYMOND AVE STATION
The Lyric at Carleton Place
TRANSFER ROAD
VANDALIA STREET
Interact Center for the Visual and Performing Arts
Khue's Kitchen
Twin City Model Railroad Museum
The Dubliner Pub
Menards
FAIRVIEW AVENUE N
UNIVERSITY AVENUE W
SAINT ANTHONY AVENUE
Institute on Community Integration
King Coil Spirits
Black Blue
Lake Monster Brewing Company
Jenny in the City
Midway Liquor Store
Goodwill Outlet
PELHAM BOULEVARD
FAIRVIEW AVE STATION
CrossFit St Paul
The Town & Country Club
MAP © 2026 CARTIFACT
DATA © OSM CONTRIBUTORS

91	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 10 — Midline Apartments
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	NREC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$20,200,000	Title:	Fee
Cut-off Date Principal Balance:	$20,200,000	Property Type – Subtype:	Multifamily – Mid-Rise
% of Pool by Initial Pool Balance:	4.5%	Net Rentable Area (Units):	154
Loan Purpose:	Refinance	Location:	Saint Paul, MN
Borrower:	2227 University QOZB LLC	Year Built / Renovated:	2021 / NAP
Borrower Sponsors(1):	Robb Lubenow, Bryan Walters and Howard A. Paster	Occupancy:	94.2%
Interest Rate:	5.94800%	Occupancy Date:	2/26/2026
Note Date:	3/16/2026	4th Most Recent NOI (As of):	$820,577 (12/31/2023)
Maturity Date:	4/6/2031	3rd Most Recent NOI (As of):	$1,541,240 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$1,507,930 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$1,517,154 (TTM 1/31/2026)
Original Amortization:	None	UW Economic Occupancy:	87.0%
Amortization Type:	Interest Only	UW Revenues:	$2,933,715
Call Protection:	L(28),DorYM1(25),O(7)	UW Expenses:	$1,400,067
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$1,533,648
Additional Debt:	No	UW NCF:	$1,502,493
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$29,300,000 / $190,260
Additional Debt Type:	N/A	Appraised Value As Of Date:	1/23/2026

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$131,169
Taxes:	$254,731	$45,081	N/A	Maturity Date Loan / Unit:	$131,169
Insurance:	$57,686	$5,769	N/A	Cut-off Date LTV:	68.9%
Replacement Reserve:	$0	$2,596	N/A	Maturity Date LTV:	68.9%
				UW NCF DSCR:	1.23x
				UW NOI Debt Yield:	7.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$20,200,000	96.5%	Loan Payoff	$19,933,857	95.3%
Borrower Equity	721,827	3.5	Closing Costs	675,553	3.2
			Reserves	312,417	1.5
Total Sources	$20,921,827	100.0%	Total Uses	$20,921,827	100.0%
(1)	Two of the borrower sponsors are the borrower sponsors with respect to the Nox Apartments mortgage loan.
(2)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

The Loan. The Midline Apartments mortgage loan (the “Midline Apartments Mortgage Loan”) is secured by the borrower’s fee simple interest in a multifamily property with one commercial space (the “Midline Apartments Property”) that has a five-year term, is interest-only for the entire term and accrues interest at a fixed rate of 5.94800% per annum on an Actual/360 basis.

The Property. The Midline Apartments Property is a 154-unit mid-rise multifamily property located in Saint Paul, Minnesota approximately 5.0 miles east of the Saint Paul central business district. The Midline Apartments Property was built in 2021 as a single, five-story apartment building situated on a 0.97-acre site. The Midline Apartments Property features a unit mix of 11 studio units, 93 alcove units, 42 one-bedroom units and 8 two-bedroom units, with an average unit size of 576 square feet. Property amenities include a rooftop lounge with fire pit, a maker’s space with pottery wheel, a fitness center, a lobby work lounge and co-working space, a bike storage and repair room and complimentary coffee and tea bar. Unit amenities include a stainless steel appliance package, quartz countertops, wood-style flooring, washer and dryers, floor to ceiling windows and private balconies in select units. Additionally, the Midline Apartments Property has a 1,286 square foot ground floor commercial suite leased to Faded Barbershop through November 2031. Parking is provided via 93 surface and below-grade parking resulting in a parking ratio of 0.60 spaces per unit. As of February 26, 2026, the Midline Apartments Property was 94.2% occupied.

92	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 10 — Midline Apartments

The following table presents detailed information with respect to the unit mix at the Midline Apartments Property:

Multifamily Unit Mix(1)

Unit Type	No. of Units	% of Total	Occupied Units	% of Units Occupied	Average Unit Size (SF)	Average Monthly Rental Rate per Unit(2)	Average Monthly Rental Rate per SF(2)
Studio	11	7.1%	11	100.0%	427	$1,226	$2.87
Alcove	93	60.4	89	95.7%	529	$1,434	$2.71
1-BR / 1-BA	42	27.3	37	88.1%	643	$1,581	$2.46
2-BR / 2-BA	8	5.2	8	100.0%	971	$2,165	$2.23
Total/Wtd. Avg.	154	100.0%	145	94.2%	576	$1,496	$2.60
(1)	Based on the underwritten rent roll dated February 26, 2026.
(2)	Average Monthly Rental Rate per Unit and Average Monthly Rental Rate per SF is based on occupied units and occupied square feet, respectively.

The following table presents certain information relating to the historical and current occupancy of the Midline Apartments Property:

Historical and Current Occupancy

2023	2024	2025	Current(1)
65.1%	91.4%	89.2%	94.2%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current occupancy is as of February 26, 2026.

Appraisal. According to the appraisal, the Midline Apartments Property had an “as-is” appraised value of $29,300,000 as of January 23, 2026. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)

Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$29,300,000	5.50%
(3)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated March 4, 2026, there was no evidence of any recognized environmental conditions at the Midline Apartments Property.

93	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 10 — Midline Apartments

The following table presents certain information relating to the operating history and underwritten cash flows of the Midline Apartments Property:

Cash Flow Analysis

	2023	2024	2025	TTM(1)	UW	UW Per Unit(2)
Gross Potential Rent(3)	$2,677,268	$2,674,332	$2,769,824	$2,777,196	$2,812,727	$18,264
Vacancy	(1,163,681)	(303,800)	(436,173)	(268,179)	(174,780)	(1,135)
Credit Loss	0	0	0	(11,983)	(14,064)	(91)
Concessions	(64,264)	(12,284)	(11,780)	(177,281)	(177,281)	(1,151)
Net Rental Income	$1,449,322	$2,358,248	$2,321,871	$2,319,752	$2,446,602	$15,887
Other Income(4)	329,344	454,887	482,480	486,501	487,113	3,163
Effective Gross Income	$1,778,667	$2,813,135	$2,804,351	$2,806,253	$2,933,715	$19,050

Real Estate Taxes	223,224	500,038	429,315	431,095	525,218	3,411
Insurance	19,041	45,649	55,023	55,988	65,927	428
Management Fee	53,448	75,846	85,571	81,106	88,011	572
Other Expenses(5)	662,377	650,361	726,512	720,910	720,910	4,681
Total Expenses	$958,090	$1,271,894	$1,296,421	$1,289,099	$1,400,067	$9,091

Net Operating Income	$820,577	$1,541,240	$1,507,930	$1,517,154	$1,533,648	$9,959
Replacement Reserves	0	0	0	0	31,155	202
Net Cash Flow	$820,577	$1,541,240	$1,507,930	$1,517,154	$1,502,493	$9,756

Occupancy(6)	65.1%	91.4%	89.2%	89.2%	87.0%
NOI DSCR	0.67x	1.27x	1.24x	1.25x	1.26x
NCF DSCR	0.67x	1.27x	1.24x	1.25x	1.23x
NOI Debt Yield	4.1%	7.6%	7.5%	7.5%	7.6%
NCF Debt Yield	4.1%	7.6%	7.5%	7.5%	7.4%
(1)	TTM represents the trailing 12-month period ending January 31, 2026.
(2)	UW Per Unit is based on 154 units, which excludes the commercial space.
(3)	UW Gross Potential Rent is based on the underwritten rent roll dated February 26, 2026.
(4)	Other Income is comprised of parking income, storage income and tenant reimbursements.
(5)	Other Expenses is comprised of repairs & maintenance, utilities, payroll, general & administrative expenses and marketing expenses.
(6)	Occupancy represents physical occupancy for historical cash flows and economic occupancy for UW cash flows.

The Market. The Midline Apartments Property is located in Saint Paul, Minnesota, and is located in the Minneapolis-St. Paul-Bloomington, MN-WI metropolitan statistical area (the “Minneapolis MSA”). The top three industries within the Minneapolis MSA are health care/social assistance, manufacturing and retail trade, which represent a combined total of 39% of the workforce. The Midline Apartments Property is located in the city of Saint Paul approximately five miles east of Saint Paul central business district. Primary access to the Midline Apartments Property’s neighborhood is provided by Interstate-94 and MN Highway 280. Interstate-94 is primarily an eight-lane highway, traversing the south end of the neighborhood in an east-west direction. Land uses within the Midline Apartments Property’s neighborhood consist of a mixture of industrial, commercial/retail, and residential development. The Minneapolis/St. Paul International Airport is approximately 20 minutes to the south. Metro Transit, which is the public transit system providing bus and light-rail-transit (LRT), serves the entire Twin Cities area including downtown St. Paul, Minneapolis, and the nearby campus of the University of Minnesota.

According to the appraisal, the Midline Apartments Property is located in the West St. Paul apartment submarket within the Minneapolis-St. Paul-Bloomington, MN-WI apartment market. As of the fourth quarter of 2025, the Minneapolis-St. Paul-Bloomington, MN-WI apartment market reported an inventory of 338,487 units, with an occupancy rate of 95.2% and an effective rental rate of $1,657 per unit, a decrease from the previous quarter’s asking rent of $1,665 per unit. The West St. Paul apartment submarket reported an inventory of 31,986 units, with an occupancy rate of 95.8% and an effective rental rate of $1,471 per unit, an increase from the previous quarter’s asking rent of $1,464 per unit.

94	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 10 — Midline Apartments

According to the appraisal, the 2025 population within a one-, three- and five-mile radius of the Midline Apartments Property was 15,009, 185,705, and 507,071, respectively, and the average household income within the same radii was $102,879, $105,270, and $107,155 respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Midline Apartments Property:

Comparable Rental Summary(1)

Property Name Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit		Average Rent per SF		Average Rent per Unit
Midline Apartments 2227 University Avenue Saint Paul, MN	2021 / NAP	94.2%(2)	154(2)	Studio	427	(2)	$2.87	(2)	$1,226	(2)
				Alcove	529	(2)	$2.71	(2)	$1,434	(2)
				1-BR / 1-BA	643	(2)	$2.46	(2)	$1,581	(2)
				2-BR / 2-BA	971	(2)	$2.23	(2)	$2,165	(2)
Platform Apartments 747 Hampden Avenue St. Paul, MN	2019 / NAP	94.0%	124	Studio	432		$3.12		$1,347
				1-BR / 1-BA	690		$2.51		$1,735
				2-BR / 2-BA	989		$2.54		$2,510
				Penthouse	2,700		NAV		NAV
RAY Apartments 2323 Charles Avenue Saint Paul, MN	2017 / NAP	94.0%	79	Studio	401		$3.31		$1,328
				1-BR / 1-BA	632		$2.52		$1,590
				2 BR / 2-BA	955		$2.36		$2,250
2700 University 2700 University Avenue West Saint Paul, MN	2016 / NAP	98.0%	248	Studio / 1-BA	586		$2.19		$1,281
				1-BR / 1-BA	877		$1.89		$1,654
				2-BR / 2-BA	1,323		$1.76		$2,198-$2,471
The Mason 2448 Territorial Road Saint Paul, MN	2022 / NAP	94.0%	203	Studio	530		$2.82		$1,493
				1-BR / 1-BA	633-896		$2.41-$2.41		$1,750-$2,160
				2-BR / 2-BA	1,071-1,257		$2.42-$2.54		$2,595-$3,195
				3-BR / 2-BA	1,480		$2.23		$3,295
Pivot Apartments 457 Snelling Avenue North Saint Paul, MN	2021 / NAP	96.0%	137	Studio	412		$2.95		$1,215
				1-BR / 1-BA	632		$2.56		$1,619
				2-BR / 2-BA	991		$2.27		$2,247
				3-BR / 2-BA	1,271		$2.33		$2,960
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated February 26, 2026.

The Borrower. The borrower is 2227 University QOZB LLC, a single purpose, bankruptcy-remote, Delaware limited liability company with no independent manager. Legal counsel to the borrower did not deliver a non-consolidation opinion in connection with the origination of the Midline Apartments Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors for the Midline Apartments Mortgage Loan are Robb Lubenow, Bryan Walters and Howard A. Paster. Robb Lubenow and Bryan Walters are the co-founders of Yellow Tree, a Minneapolis based real estate development, construction and property management firm that focuses on the revitalization of urban properties. Since 2018, Yellow Tree has completed over 30 buildings and 2,300 units and invested over $504 million in the Twin Cities market. Howard Paster is the CEO of Paster Properties, which has owned and developed properties in the Twin Cities for more than 70 years.

Property Management. The Midline Apartments Property is managed by Yellow Tree Property Management, LLC, an affiliate of the borrower sponsors.

Escrows and Reserves. At origination, the borrower was required to deposit approximately (i) $57,686 into an insurance reserve and (ii) $254,731 into a real estate tax reserve.

Tax Reserve – On each monthly payment date, the borrower is required to deposit 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially, approximately $45,081 per month).

Insurance Reserve – On each monthly payment date, the borrower is required to deposit into an insurance reserve 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration (initially, approximately $5,769 per month).

95	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 10 — Midline Apartments

Replacement Reserve – On each monthly payment date, the borrower is required to deposit in a replacement reserve an amount equal to approximately $2,596 for replacement reserves.

Lockbox / Cash Management. The Midline Apartments Mortgage Loan is structured with a soft lockbox and springing cash management. The borrower or manager is required to deposit all rents and other gross revenue into a lender-controlled lockbox within two business days of receipt. During a Cash Management Trigger Event Period, funds deposited into the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied in accordance with the Midline Apartments Mortgage Loan documents. Pursuant to the Midline Apartments Mortgage Loan documents, all excess funds on deposit in the cash management account (after payment of monthly amounts due under the Midline Apartments Mortgage Loan documents) are required to be applied as follows: (a) if a Cash Management Trigger Event Period is not in effect, to the borrower and (b) if a Cash Management Trigger Event Period is in effect, to an excess cash flow account controlled by the lender.

A “Cash Management Trigger Event Period” commences upon a Cash Management Trigger Event (as defined below) and terminates on the earlier of a Cash Management Trigger Event Cure (as defined below) or the payment in full of the Midline Apartments Mortgage Loan and any amounts due under the Midline Apartments Mortgage Loan documents.

A “Cash Management Trigger Event” means the occurrence of: (i) an event of default, or (ii) if the debt service coverage ratio is less than 1.10x at the end of a calendar quarter.

A “Cash Management Trigger Event Cure” will occur if (a) the event was caused by clause (i) of the definition of a Cash Management Trigger Event, the date on which such event is cured or waived and (b) if the triggering event was caused by clause (ii) of such definition, the date on which the debt service coverage ratio is at least 1.15x for two consecutive quarters; provided that each Cash Management Trigger Event Cure is subject to the following: for two consecutive quarters following the most recent Cash Management Trigger Event, no event of default has occurred and after giving effect to the subject Cash Management Trigger Event Cure, no other Cash Management Trigger Event has occurred and is continuing.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. None.

Ground Lease. None.

96	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 11 — 1010 Bedford-Stuyvesant

97	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 11 — 1010 Bedford-Stuyvesant
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	NREC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$19,000,000	Title:	Fee
Cut-off Date Principal Balance:	$19,000,000	Property Type – Subtype:	Multifamily – Mid-Rise
% of Pool by Initial Pool Balance:	4.3%	Net Rentable Area (Units):	36
Loan Purpose:	Refinance	Location:	Brooklyn, New York
Borrower:	1010 Bedford Owner LLC	Year Built / Renovated:	2023 / NAP
Borrower Sponsors:	Allan Lebovits, Joel Wertzberger, Pinchos Loketch and The Pinchos Loketch Exclusion Trust	Occupancy:	97.2%
Interest Rate:	5.68000%	Occupancy Date:	1/15/2026
Note Date:	2/27/2026	4th Most Recent NOI (As of)(3):	NAV
Maturity Date:	3/6/2031	3rd Most Recent NOI (As of):	$858,739 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$1,249,053 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of)(4):	$1,210,390 (TTM 1/31/2026)
Original Amortization:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$1,634,088
Call Protection:	L(29),D(27),O(4)	UW Expenses:	$293,093
Lockbox / Cash Management:	Soft / Springing	UW NOI(4):	$1,340,995
Additional Debt:	No	UW NCF:	$1,331,995
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$26,800,000 / $744,444
Additional Debt Type:	N/A	Appraised Value As Of Date:	9/30/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$527,778
Taxes:	$4,000	$1,884	N/A	Maturity Date Loan / Unit:	$527,778
Insurance:	$0	$3,133	N/A	Cut-off Date LTV:	70.9%
Replacement Reserve:	$0	$750	N/A	Maturity Date LTV:	70.9%
Other Reserves(2):	$255,853	$2,159	N/A	UW NCF DSCR:	1.22x
				UW NOI Debt Yield:	7.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$19,000,000	100.0%	Loan Payoff	$11,187,767	58.9%
			Return of Equity	6,517,398	34.3
			Closing Costs	1,034,982	5.4
			Upfront Reserves	259,853	1.4
Total Sources	$19,000,000	100.0%	Total Uses	$19,000,000	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(2)	Initial Other Reserves include a $196,207 CityFHEPS reserve, $32,967 for the Skillman Street property condominium common charge reserve and $26,680 for the condominium common charge reserve. Other monthly reserves are for the condominium common charge reserve. In addition, if at any time prior to the time when the CityFHEPS payments are made directly to the borrower the CityFHEPS account balance falls below the initial deposit amount, the borrower must deposit sufficient funds in the reserve account such that the balance is restored to the initial balance.
(3)	4th Most Recent NOI is unavailable as the 1010 Bedford-Stuyvesant Property (as defined below) was built in 2023
(4)	The increase in UW NOI and Most Recent NOI is primarily attributed to the lease up of the 1010 Bedford-Stuyvesant Property.

The Loan. The 1010 Bedford-Stuyvesant mortgage loan (the “1010 Bedford-Stuyvesant Mortgage Loan”) is secured by the borrower’s fee interest in a multifamily property (the “1010 Bedford-Stuyvesant Property”), has a five-year term, is interest-only for the entire term and accrues interest at a fixed rate of 5.68000% per annum on an Actual/360 basis.

98	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 11 — 1010 Bedford-Stuyvesant

The Property. The 1010 Bedford-Stuyvesant Property is a 36-unit, multifamily apartment building located in Brooklyn, New York which was built in 2023 and contains a single, 7-story apartment building situated on a 0.17-acre site. The 1010 Bedford-Stuyvesant Property contains 25 market rate units and 11 units reserved for low-income tenants which are required to be comprised of households with incomes at or below 130% of the area median income (“AMI”) in connection with the 421-a tax exemption discussed below. Unit amenities include stainless steel appliances, in-unit washer/dryers and private balconies in select units. The 1010 Bedford-Stuyvesant Property is subject to a two unit condominium regime, with portions of the cellar and first floor and floors two through seven of the 1010 Bedford-Stuyvesant Property representing one unit (“Unit 1”), which is owned by the borrower and portions of the cellar and the first floor and non-collateral parking at the 1010 Bedford Property plus the non-collateral building located at 263 Skillman Street representing the second unit (“Unit 2”) as described under “Description of the Mortgage Pool—Mortgage Pool Characteristic—Condominium and Other Shared Interests” in the Preliminary Prospectus. The borrower has a 43.6% interest in the common elements. The 1010 Bedford-Stuyvesant Property was 97.2% occupied as of January 15, 2026.

The 1010 Bedford-Stuyvesant Property benefits from a 35-year real estate tax exemption under 421-a, the Affordable New York Housing Program (the “421-a Abatement”) which requires that 30% of the units are reserved for tenants earning less than 130% of the area median income. The 1010 Bedford-Stuyvesant Property is in its third year of the abatement and the exemption is equal to 100% of the taxable value over the taxable base value for the Bedford-Stuyvesant Property for the next 25 years, after which the abatement decreases to 30.77% for the following 10 years. The 1010 Bedford-Stuyvesant Property will be subject to full real estate taxes in 2058. According to the appraisal, the unabated real estate taxes would be approximately $384,481 for the 2025/2026 tax year compared to the abated taxes of $22,052, with the amount of abated taxes also used for the underwritten taxes. The non-collateral building located at 263 Skillman Street and the 1010 Bedford-Stuyvesant Property were located on a single tax parcel at the time the 421-a Abatement was granted, resulting in both properties being subject to the same 421-a Abatement which provides that the benefit is granted to the buildings collectively, even after the original parcel was divided into two parcels. To mitigate against the possibility of the loss of the 421-a Abatement due to the action or inaction of either the 263 Skillman Street property owner or the borrower, the 1010 Bedford-Stuyvesant Mortgage Loan documents provide that (a) in the event of a revocation, surrender, termination, cancellation, reduction, suspension, or forfeiture of the 421-a Abatement by either party or (b) the violation, breach or default by the borrower or the 1010 Bedford-Stuyvesant Property of the terms and requirements of 421-a and/or the 421-a abatement documents for the 1010 Bedford-Stuyvesant Mortgage Loan, full recourse liability is triggered under the 1010 Bedford-Stuyvesant Mortgage Loan.

The 1010 Bedford-Stuyvesant Property also benefits from the City Fighting Homelessness and Eviction Prevention Supplement (“CityFHEPS”) program, which is a rental assistance supplement to help individuals and families find and keep housing that allows landlords of affordable housing units to skip the requisite lottery process, and instead lease-up their units through the Housing Preservation Department’s Homeless Placement department. The voucher program pays a landlord up to 100% of the rents applicable to households earning 130% of the area median income rents. At origination, the CityFHEPS payments were being paid to an affiliate of the borrower. The borrower and such affiliate entered into an assignment of rental assistance payments directing the current beneficiary of the CityFHEPS payments to transfer the payments to the lockbox account (as defined below) within three business days of receipt. Any failure to comply with the assignment of rental assistance agreement is an event of default under the 1010 Bedford-Stuyvesant Mortgage Loan documents. Additionally, the borrower escrowed the estimated amount of 12 months of CityFHEPS rental assistance payments. See “Escrows and Reserves”.

The following table presents detailed information with respect to the unit mix at the 1010 Bedford-Stuyvesant Property:

Multifamily Unit Mix(1)

Unit Type	No. of Units	% of Total	Occupied Units	% of Units Occupied	Average Unit Size (SF)	Avg. Monthly Rental Rate per Unit(2)	Avg. Monthly Rental Rate per SF(2)
1 BR / 1 BA – Affordable	4	11.1%	4	100.0%	574	$2,883	$5.03
2 BR / 1 BA	8	22.2%	8	100.0%	568	$3,942	$6.94
3 BR / 1 BA	17	47.2%	17	100.0%	712	$4,423	$6.22
3 BR / 1 BA – Affordable	7	19.4%	6	85.7%	728	$3,579	$4.99
Total/Wtd. Avg.	36	100.0%	35	97.2%	668	$3,993	$5.99
(1)	Based on the underwritten rent rolls dated January 15, 2026.
(2)	Average Monthly Rent per Unit and Average Monthly Rental Rate per SF is calculated using the in-place rent of the Occupied Units and occupied square feet, respectively.

The following table presents certain information relating to the historical and current occupancy of the 1010 Bedford-Stuyvesant Property:

Historical and Current Occupancy(1)

2024(2)	2025(2)	Current(3)
72.7%	93.3%	97.2%
(1)	Historical Occupancy prior to 2024 is unavailable as the 1010 Bedford-Stuyvesant Property was built in 2023.
(2)	Historical Occupancies are as of December 31 of each respective year.
(3)	Current occupancy is as of January 15, 2026.
99	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 11 — 1010 Bedford-Stuyvesant

Appraisal. According to the appraisal, the 1010 Bedford-Stuyvesant Property had an “as-is” appraised value of $26,800,000 as of September 30, 2025. The table below shows the appraisal’s “as-is” conclusion.

Appraisal Valuation Summary(1)

Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$26,800,000	5.25%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated October 8, 2025, there was no evidence of any recognized environmental conditions at the 1010 Bedford-Stuyvesant Property.

The following table presents certain information relating to the operating history and underwritten cash flows of the 1010 Bedford-Stuyvesant Property:

Cash Flow Analysis(1)

	12/31/2024	12/31/2025	TTM(2)	UW	UW Per Unit
Gross Potential Rent(3)	$1,108,771	$1,556,570	$1,517,050	$1,720,093	$47,780
Vacancy	0	0	0	(86,005)	(2,389)
Net Rental Income	$1,108,771	$1,556,570	$1,517,050	$1,634,008	$45,391
Other Income	200	1,715	755	0	0
Effective Gross Income	$1,108,971	$1,558,285	$1,517,805	$1,634,088	$45,391

Real Estate Taxes	22,980	22,506	22,948	22,052	613
Insurance	38,621	45,068	45,068	62,404	1,733
Management Fee	53,877	77,683	79,784	49,023	1,362
Other Expenses(4)	134,754	163,975	159,614	159,614	4,434
Total Expenses	$250,232	$309,232	$307,415	$293,093	$8,141

Net Operating Income(5)	$858,739	$1,249,053	$1,210,390	$1,340,995	$37,250
Replacement Reserves	0	0	0	9,000	250
Net Cash Flow	$858,739	$1,249,053	$1,210,390	$1,331,995	$37,000

Occupancy(6)	72.7%	93.3%	97.2%	95.0%
NOI DSCR	0.78x	1.14x	1.11x	1.23x
NCF DSCR	0.78x	1.14x	1.11x	1.22x
NOI Debt Yield	4.5%	6.6%	6.4%	7.1%
NCF Debt Yield	4.5%	6.6%	6.4%	7.0%
(1)	Historical cash flow prior to 2024 is unavailable as the 1010 Bedford-Stuyvesant Property was built in 2023.
(2)	TTM represents the trailing 12-month period ending January 31, 2026.
(3)	UW Gross Potential Rent is based on the underwritten rent roll dated January 15, 2026.
(4)	Other Expenses include repairs & maintenance, utilities, payroll, general & administrative fees and professional fees.
(5)	The increase in Net Operating Income as of December 31, 2025, the TTM NOI, and UW Net Operating Income is primarily attributed to the lease up of the 1010 Bedford-Stuyvesant Property.
(6)	Occupancy represents physical occupancy for historical cash flows and economic occupancy for UW cash flows. The 1010 Bedford-Stuyvesant Property was 97.2% occupied based on the underwritten rent roll dated January 15, 2026.

The Market. The 1010 Bedford-Stuyvesant Property is located in Brooklyn, New York. Major employers in the New York City metropolitan statistical area include the NYC Department of Education (143,663 employees), City of New York (107,791 employees), Northwell Health (88,463 employees), United States Government (84,718 employees) and Metropolitan Transportation Authority (70,000 employees). The 1010 Bedford-Stuyvesant Property is situated in the Bedford-Stuyvesant neighborhood in Brooklyn, which is bound by Flushing Avenue to the north, Atlantic Avenue to the south, Broadway to the east and Classon Avenue to the west. Primary subway service is provided to the neighborhood via the J, M, and Z trains and the A and C trains. The A and C trains provide access to Downtown Manhattan and northern and western Brooklyn.

According to the appraisal, the 1010 Bedford-Stuyvesant Property is located in the Brooklyn multifamily submarket within the New York apartment market. As of the second quarter of 2025, the New York apartment market reported inventory of approximately 2.0 million units, an

100	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 11 — 1010 Bedford-Stuyvesant

occupancy rate of 97.3% and an effective rental rate of $4,540 per unit. The Brooklyn multifamily submarket reported inventory of 493,426 units, an occupancy rate of 98.0% and an effective rental rate of $4,753 per unit.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 1010 Bedford-Stuyvesant Property:

Comparable Rental Summary(1)

Property Name Location	Year Built / Renovated	# of Units	Unit Mix	Average SF per Unit		Average Rent per SF		Average Rent per Unit
1010 Bedford-Stuyvesant Brooklyn, NY	2023 / NAP	36(2)	1-BR / 1-BA - Affordable	574	(2)	$5.03	(2)	$2,883	(2)
			2-BR / 1-BA	568	(2)	$6.94	(2)	$3,942	(2)
			3-BR / 1-BA	712	(2)	$6.22	(2)	$4,423	(2)
			3-BR / 1-BA - Affordable	728	(2)	$5.99	(2)	$3,579	(2)
810 Fulton Street Brooklyn, NY	2019 / NAP	363	1-BR 2-BR	691		$6.68		$4,614
				1,012		$6.45		$6,525
785 Dekalb Avenue Brooklyn, NY	2015 / NAP	70	1-BR	630		$5.24		$3,300
			2-BR	1,089		$3.86		$4,200
			3-BR	1,050		$4.09		$4,295
100 Steuben Street Brooklyn, NY	2017 NAP	43	1-BR	590		$5.53		$3,261
			2-BR	984		$4.69		$4,613
			3-BR	1,140		$5.04		$5,744
834 Pacific Street Brooklyn, NY	2021 / NAP	113	1-BR	512		$7.51		$3,845
			2-BR	722		$7.46		$5,387
			3-BR	900		$7.10		$6,391
445 Grand Avenue Brooklyn, NY	2023 / NAP	113	1-BR	613		$6.52		$3,995
			2-BR	850		$6.94		$5,900
10 Lexington Avenue Brooklyn, NY	2016 / NAP	81	1-BR	708		$4.28		$3,031
			2-BR	984		$4.07		$4,003
			3-BR	1,160		$3.86		$4,473
(1)	Source: Appraisal
(2)	Based on the underwritten rent roll dated January 15, 2026.

The Borrower. The borrower is 1010 Bedford Owner LLC, a single purpose, New York limited liability company with one independent manager. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1010 Bedford-Stuyvesant Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors for the 1010 Bedford-Stuyvesant Mortgage Loan are Allan Lebovits, Joel Wertzberger, Pinchos Loketch and The Pinchos Loketch Exclusion Trust. Allan Lebovits and Joel Wertzberger are co-founders and investment partners of BridgeCity Capital (“BridgeCity”). Founded in 2017, BridgeCity is a balance sheet lender having financed over $4.0 billion of real estate transactions in over 200 transactions. BridgeCity lends across a range of asset classes, with a primary focus on residential real estate, including multifamily, condominium and mixed-use properties. Pinchos Loketch is the founder of The Loketch Group (“Loketch Group”) and an investment partner at BridgeCity. Loketch Group is a Brooklyn-based real estate management and development organization. Loketch Group has purchased and repositioned over $250 million in underperforming notes, tax liens and assets. Additionally, Loketch Group has built over 30 residential buildings as well as office and hotel projects.

Property Management. The 1010 Bedford-Stuyvesant Property is managed by Joyland Management, LLC, a third-party property management firm.

Escrows and Reserves. At origination, the borrower was required to deposit approximately (i) $196,207 into the CityFHEPS reserve, which equals 12 months of payments for the rental assistance program, (ii) $32,967 into the Skillman Street property condominium common charge reserve, (iii) $26,680 into the condominium common charge reserve and (iv) $4,000 into a real estate tax reserve.

Tax Reserve – On each monthly payment date, the borrower is required to deposit 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months into a tax reserve (initially, approximately $1,884).

Insurance Reserve – On each monthly payment date, the borrower is required to deposit an amount equal to 1/12th of the insurance premiums the lender estimates will be payable for the renewal of the coverage afforded by the polices upon the expiration thereof (initially, approximately $3,133).

Replacement Reserve – On each monthly payment date, the borrower is required to deposit $750 into a replacement reserve account for replacement reserves.

101	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 11 — 1010 Bedford-Stuyvesant

Skillman Street Property Condominium Common Charge Reserve – On each monthly payment date, the borrower is required to deposit 1/12th of the condominium common charges due and payable with respect to the Skillman Street condominium (initially, approximately $2,830); provided, however, that so long as the borrower has delivered evidence acceptable to the lender that the owner of the Skillman Street property is paying the condominium common charges for the Skillman Street property directly to the condominium board when due, the borrower will not be obligated to make such deposits.

Condominium Common Charge Reserve – On each monthly payment date, the borrower is required to deposit 1/12th of the condominium common charges (initially, approximately $2,159 per month).

CityFHEPS Reserve – If the amount on deposit in the CityFHEPS reserve account falls below $196,207, the borrower will be required to deposit an amount into the account such that the balance is at least restored to $196,207.

Lockbox / Cash Management. The 1010 Bedford-Stuyvesant Mortgage Loan is structured with a soft lockbox and springing cash management. The borrower or manager is required to deposit all rents and other gross revenue into a lender-controlled lockbox account within two business days of receipt. During a Cash Management Trigger Event Period (as defined below), funds deposited into the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied in accordance with the 1010 Bedford-Stuyvesant Mortgage Loan documents. Pursuant to the 1010 Bedford-Stuyvesant Mortgage Loan documents, all excess funds on deposit in the cash management account (after payment of monthly amounts due under the 1010 Bedford-Stuyvesant Mortgage Loan documents) are required to be applied as follows: (a) if a Cash Management Trigger Event Period is not in effect, to the borrower and (b) if a Cash Management Trigger Event Period is in effect, to an excess cash flow account controlled by the lender.

A “Cash Management Trigger Event Period” commences upon a Cash Management Trigger Event (as defined below) and terminates on the earlier of the payment date following the Cash Management Trigger Event Cure (as defined below) or the payment in full of the 1010 Bedford-Stuyvesant Mortgage Loan and all amounts owing under the 1010 Bedford-Stuyvesant Mortgage Loan documents.

A “Cash Management Trigger Event” means (i) an event of default or (ii) if the debt service coverage ratio is less than 1.10x as of the last day of any calendar quarter.

A “Cash Management Trigger Event Cure” means if the Cash Management Trigger Event is caused (a) by clause (i) in the definition thereof, the date the event of default is cured by the borrower or waived by the lender and (b) by clause (ii) in the definition thereof, the debt service coverage ratio is at least 1.15x for six consecutive months, provided that, in each case, for six months after the commencement of the most recent Cash Management Trigger Event, no event of default has occurred and no other Cash Management Trigger Event has occurred.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. None.

Ground Lease. None.

102	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 12 — Avaya Stafford

103	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 12 — Avaya Stafford

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	NREC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$18,000,000	Title:	Fee
Cut-off Date Principal Balance:	$18,000,000	Property Type – Subtype:	Multifamily – Garden
% of Pool by Initial Pool Balance:	4.0%	Net Rentable Area (Units):	176
Loan Purpose:	Refinance	Location:	Stafford, Texas
Borrower:	CEP Avaya Stafford DE, LLC	Year Built / Renovated(:	1978 / 2022
Borrower Sponsors:	Prashant Satoskar, Shane Thomas, Haley John, Reji John and Scott Hermstein	Occupancy:	94.9%
Interest Rate:	5.91500%	Occupancy Date:	3/24/2026
Note Date:	10/28/2025	4th Most Recent NOI (As of):	$1,320,929 (12/31/2023)
Maturity Date:	11/6/2030	3rd Most Recent NOI (As of):	$1,353,462 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$1,429,618 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$1,422,875 (TTM 2/28/2026)
Original Amortization:	None	UW Economic Occupancy:	91.9%
Amortization Type:	Interest Only	UW Revenues:	$2,441,389
Call Protection:	L(33),DorYM1(23),O(4)	UW Expenses:	$1,040,458
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$1,400,931
Additional Debt:	No	UW NCF:	$1,365,731
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$24,700,000 / $140,341
Additional Debt Type:	N/A	Appraised Value As Of Date:	9/22/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$102,273
Taxes:	$182,136	$18,873	N/A	Maturity Date Loan / Unit:	$102,273
Insurance:	$90,201	$10,022	N/A	Cut-off Date LTV:	72.9%
Replacement Reserve:	$44,950	$2,933	N/A	Maturity Date LTV:	72.9%
Deferred Maintenance:	$113,375	$0	N/A	UW NCF DSCR:	1.27x
				UW NOI Debt Yield:	7.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$18,000,000	100.0%	Loan Payoff	$15,989,145	88.8%
			Closing Costs	1,072,143	6.0
			Reserves	508,049	2.8
			Return of Equity	430,662	2.4
Total Sources	$18,000,000	100.0%	Total Uses	$18,000,000	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

The Loan. The Avaya Stafford mortgage loan (the “Avaya Stafford Mortgage Loan”) is secured by borrower’s fee interest in a multifamily property (the “Avaya Stafford Property”), has a five-year term, is interest-only for the entire term and accrues interest at a fixed rate of 5.91500% per annum on an Actual/360 basis.

The Property. The Avaya Stafford Property is a 176-unit, garden-style multifamily property located in Stafford, Texas which was built in 1978 and renovated in 2022 and features 11 two-story apartment buildings situated on a 6.16-acre site. The Avaya Stafford Property offers a unit mix of 104 one-bedroom/one-bath units, 28 two-bedroom/one-bath units, 40 two-bedroom/two-bath units, and 4 three-bedroom/three-bath units. Community amenities include a swimming pool, outdoor lounging chairs, picnic tables and benches, a playground, a soccer field, BBQ grills, two laundry rooms and covered and reserved parking. Unit amenities feature a full appliance package, wood-style flooring in select units and private patios and balconies in select units. Since 2022, the borrower sponsors have spent approximately $2.2 million ($12,528 per unit) on interior and exterior renovations. Capital improvements included new flooring, stainless-steel appliances, kitchen backsplashes, lighting and fixtures, new roofs, parking lot restriping, painting, facia repair, landscaping, project amenity upgrades, signage, and electrical panel replacement. Parking is provided via 248

104	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 12 — Avaya Stafford

surface and carport parking spaces resulting in a parking ratio of 1.4-spaces per unit. The Avaya Stafford Property was 94.9% occupied as of March 24, 2026.

The following table presents detailed information with respect to the unit mix at the Avaya Stafford Property:

Multifamily Unit Mix(1)

Unit Type	No. of Units	% of Total	Occupied Units	% of Units Occupied	Average Unit Size (SF)	Average Monthly Rental Rate per Unit(2)	Average Monthly Rental Rate per SF(2)
1-BR / 1-BA	104	59.1%	101	97.1%	715	$1,020	$1.43
2-BR / 1-BA	28	15.9%	26	92.9%	825	$1,186	$1.44
2-BR / 2-BA	40	22.7%	36	90.0%	950	$1,288	$1.36
3-BR / 1-BA	4	2.3%	4	100.0%	1,129	$1,319	$1.17
Total/Wtd. Avg.	176	100.0%	167	94.9%	795	$1,111	$1.40
(1)	Based on the underwritten rent rolls dated March 24, 2026.
(2)	Average Monthly Rental Rate per Unit and Average Monthly Rental Rate per SF is based on occupied units and occupied square feet, respectively.

The following table presents certain information relating to the historical and current occupancy of the Avaya Stafford Property:

Historical and Current Occupancy

2024(1)	2024(1)	2025(1)	Current(2)
92.7%	94.7%	96.3%	94.9%
(1)	Historical Occupancy is as of December 31 of each respective year.
(2)	Current occupancy is as of March 24, 2026.

Appraisal. According to the appraisal, the Avaya Stafford Property had an “as-is” appraised value of $24,700,000 as of September 22, 2025. The table below shows the appraisal’s “as-is” conclusion.

Appraisal Valuation Summary(1)

Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$24,700,000	5.75%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated August 20, 2025, there was evidence of a controlled recognized environmental condition at the Avaya Stafford Property related to residual groundwater contamination from a gas station located at the southeast adjoining property. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

105	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 12 — Avaya Stafford

The following table presents certain information relating to the operating history and underwritten cash flows of the Avaya Stafford Property:

Cash Flow Analysis

	2023	2024	2025	TTM(1)	UW	UW Per Unit
Gross Potential Rent(2)	$2,252,931	$2,319,774	$2,356,478	$2,366,149	$2,381,857	$13,533
Employee/Model Units	(7,154)	(7,758)	(9,572)	(10,152)	(10,152)	(58)
Vacancy	(168,544)	(124,393)	(108,212)	(121,824)	(125,460)	(713)
Credit Loss	(68,739)	(56,640)	(50,890)	(45,242)	(45,242)	(257)
Concessions	(20,718)	(5,594)	(2,814)	(13,016)	(13,016)	(74)
Net Rental Income	$1,987,776	$2,125,389	$2,184,990	$2,175,915	$2,187,987	$12,432
Other Income(3)	264,852	240,536	252,760	253,402	253,402	1,440
Effective Gross Income	$2,252,628	$2,365,924	$2,437,750	$2,429,317	$2,441,389	$13,872

Real Estate Taxes	229,685	256,792	210,600	191,266	219,882	1,249
Insurance	80,875	104,595	124,558	124,629	127,200	723
Management Fee	67,322	69,607	70,420	70,413	73,242	416
Other Expenses(4)	553,818	581,468	602,554	620,134	620,134	3,523
Total Expenses	$931,700	$1,012,462	$1,008,132	$1,006,442	$1,040,458	$5,912

Net Operating Income	$1,320,929	$1,353,462	$1,429,618	$1,422,875	$1,400,931	$7,960
Replacement Reserves	0	0	0	0	35,200	200
Net Cash Flow	$1,320,929	$1,353,462	$1,429,618	$1,422,875	$1,365,731	$7,760

Occupancy(5)	92.7%	94.7%	96.3%	95.9%	91.9%
NOI DSCR	1.22x	1.25x	1.32x	1.32x	1.30x
NCF DSCR	1.22x	1.25x	1.32x	1.32x	1.27x
NOI Debt Yield	7.3%	7.5%	7.9%	7.9%	7.8%
NCF Debt Yield	7.3%	7.5%	7.9%	7.9%	7.6%
(1)	TTM reflects the trailing 12-month period ending February 28, 2026
(2)	UW Gross Potential Rent is based on the underwritten rent roll dated March 24, 2026.
(3)	Other Income includes tenant reimbursements, late fees, application fees, laundry income and miscellaneous income.
(4)	Other Expenses includes repairs & maintenance, utilities, payroll & benefits, general & administrative and marketing expenses.
(5)	Occupancy represents physical occupancy for historical cash flows and economic occupancy for UW cash flows.

The Market. The Avaya Stafford Property is located in Stafford, Texas, within the Houston-Pasadena-The Woodlands, Texas metropolitan statistical area approximately 20 miles southwest of the Houston central business district. The Avaya Stafford Property’s location provides regional connectivity via U.S. Highway 59 (I-59), State Highway 6, Highway 90A, and Beltway 8 (Sam Houston Tollway), linking residents to major employment centers such as the Texas Medical Center, Downtown Houston, and the Energy Corridor. First Colony Mall, the primary retail hub serving the area, is located at the intersection of State Highway 6 and U.S. Highway 59, and consists of nearly 1.0 million of square feet featuring a mix of national retailers, dining establishments, and entertainment options. Other uses within the Avaya Stafford Property’s neighborhood consist of a mixture of commercial and residential development. Among the most notable projects underway is The Grid at Stafford, a 192-acre mixed-use development situated on the former Texas Instruments campus. Upon completion, The Grid will include over 350,000 square feet of retail and restaurant space, 500,000 square feet of office space, multiple hotels, and approximately 2,400 urban residential units. According to the appraisal, the 2024 population within a one-, three-, and five-mile radius of the Avaya Stafford Property was 15,212, 91,717, and 305,890, respectively, and the 2024 average household income within the same radii was $89,982, $112,889, and $108,549, respectively.

According to the appraisal, the Avaya Stafford Property is located in the Sugar Land/Missouri City multifamily submarket within the Houston-TX USA multifamily market. As of the second quarter of 2025, the Houston-TX USA multifamily market reported inventory of 731,725 units, an occupancy rate of 88.8% and an asking rental rate of $1,378 per unit, a decrease from the previous quarter’s asking rent of $1,381 per unit. The Sugar Land/Missouri City submarket reported inventory of 21,718 units, an occupancy rate of 88.8% and an asking rental rate of $1,586 per unit, an increase from the previous quarter’s asking rent of $1,584 per unit.

106	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 12 — Avaya Stafford

The following table presents certain information relating to the appraisal’s market rent conclusion for the Avaya Stafford Property:

Comparable Rental Summary(1)

Property Name Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit		Average Rent per SF		Average Rent per Unit
				1-BR / 1-BA	715	(2)	$1.43	(2)	$1,020	(2)
Avaya Stafford 3719 Country Place Drive Stafford, TX	1978 / 2022	94.9%(2)	176(2)	2-BR / 1-BA	825	(2)	$1.44	(2)	$1,186	(2)
				2-BR / 2-BA	950	(2)	$1.36	(2)	$1,288	(2)
				3-BR / 1-BA	1,129	(2)	$1.17	(2)	$1,319	(2)
Lakeland Estates 630 Colony Lakes Estates Drive Stafford, TX				1-BR / 1-BA	655-801		$1.57-$1.81		$1,171-$1,285
	2008 / NAP	96.0%	264	2-BR / 2-BA	1,092-1,098		$1.27-$1.33		$1,392-$1,462
				3-BR / 2-BA	1,388		$1.39		$1,932
The Park at Tivoli 12903 Sugar Ridge Boulevard Stafford, TX	1985 / 1987	93.0%	250	2-BR / 1.5-BA	1,024-1,059		$1.25-$1.41		$1,284-$1,495
Shadowbrooke 1025 Dulles Avenue Stafford, TX	2002 / 2023	94.0%	240	1-BR / 1-BA	714-859		$1.46-$1.70		$1,134-$1,370
				2-BR / 1-BA	961		$1.50		$1,356-$1,519
				2-BR / 2-BA	1,104-1,205		$1.31-$1.40		$1,449-$1,812
				3-BR / 2-BA	1,375		$1.36		$1,641-$2,089
Stafford Run 550 Stafford Run Road Stafford, TX	1980 / NAP	98.0%	228	1-BR / 1-BA	755		$1.35-$1.36		$1,019-$1,029
				1-BR / 1.5-BA	830		$1.24		$1,029
				2-BR / 1-BA	900		$1.33		$1,199
				2-BR / 2-BA	935		$1.27		$1,189
Trestles 1201 Dulles Avenue Stafford, TX	1999 / 2020	87.0%	188	1-BR / 1-BA	793-810		$1.47-$1.53		$1,194-$1,213
				2-BR / 2-BA	1,036-1,115		$1.45-$1.54		$1,499-$1,714
				3-BR / 2-BA	1,339		$1.53		$2,050
Foundations at Edgewater 2222 Settlers Way Boulevard Sugar Land, TX				1-BR / 1-BA	543-922		$1.46-$2.01		$1,090-$1,370
	1990 / 2022	93.0%	292	2-BR / 2-BA	970-1,035		$1.45		$1,410-$1,505
				3-BR / 2-BA	1,300		$1.46		$1,895
(1)	Source: Appraisal
(2)	Based on the underwritten rent roll dated March 24, 2026.

The Borrower. The borrower is CEP Avaya Stafford DE, LLC, a single purpose Delaware limited liability company with no independent manager. Legal counsel to the borrower did not deliver a non-consolidation opinion in connection with the origination of the Avaya Stafford Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors for the Avaya Stafford Mortgage Loan are Shane Thomas, Prashant Satoskar, Haley John, Reji John, and Scott Hermstein. Shane Thomas and Prashant Satoskar are the managing partners of Catalyst Equity Partners, a Texas-based privately held real estate investment firm focused on the acquisition and management of multifamily properties in high growth markets.

Property Management. The Avaya Stafford Property is managed by Asset Plus USA, LLC, a third-party management firm.

Escrows and Reserves. At origination, the borrower was required to deposit approximately (i) $90,201 into an insurance a reserve, (ii) $113,375 into a deferred maintenance reserve, (iii) $44,950 into a replacement reserve and (iv) $182,136 into a real estate tax reserve.

Tax Reserve – On each monthly payment date, the borrower is required to deposit 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months into the tax reserve (initially, approximately $18,873).

Insurance Reserve – On each monthly payment date, the borrower is required to deposit into the insurance reserve an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof (initially, approximately $10,022).

Replacement Reserve – On each monthly payment date, the borrower is required to deposit approximately $2,933 for replacement reserves ($200 per unit on an annual basis) into the replacement reserve.

107	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 12 — Avaya Stafford

Lockbox / Cash Management. The Avaya Stafford Mortgage Loan is structured with a springing lockbox and springing cash management. Within 10 business days following the occurrence of a Cash Management Trigger Event (as defined below), the borrower is required to establish and maintain a lender-controlled lockbox account and the borrower or property manager is required to deposit any rents and other gross revenues received into the lockbox account within one business day of receipt. During a Cash Management Trigger Event Period (as defined below), funds deposited into the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied in accordance with the Avaya Stafford Mortgage Loan documents. Pursuant to Avaya Stafford Mortgage Loan documents, all excess funds on deposit in the cash management account (after payment of monthly amounts due under the Avaya Stafford Mortgage Loan documents) are required to be applied as follows: (a) if a Cash Management Trigger Event Period is not in effect, to the borrower and (b) if a Cash Management Trigger Event Period is in effect, to an excess cash flow account controlled by the lender.

A “Cash Management Trigger Event Period” commences upon a Cash Management Trigger Event and terminates on the earlier of (i) the payment date following the Cash Management Trigger Event Cure or (ii) the date the Avaya Stafford Mortgage Loan is paid in full along with the payment of any amounts due under the Avaya Stafford Mortgage Loan documents.

A “Cash Management Trigger Event” means: (i) an event of default or, (ii) the debt service coverage ratio is less than 1.10x on any date of determination.

A “Cash Management Trigger Event Cure” means (i) if the event was caused solely by clause (i) of the definition of Cash Management Trigger Event, upon the cure or a waiver thereof and (ii) if the event was caused solely by clause (ii) of such definition, the date on which the debt service coverage ratio is at least 1.15x for six consecutive months.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. None.

Ground Lease. None.

108	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 13 — The Lodge at St. Moritz

109	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 13 — The Lodge at St. Moritz

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	NREC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$18,000,000	Title:	Fee
Cut-off Date Principal Balance:	$18,000,000	Property Type – Subtype:	Multifamily – Garden
% of Pool by Initial Pool Balance:	4.0%	Net Rentable Area (Units):	142
Loan Purpose:	Refinance	Location:	Atlanta, GA
Borrowers:	The Lodge Apartments, LLC	Year Built / Renovated:	1970 / 2024
Borrower Sponsor:	Alejandro Delgado	Occupancy:	97.9%
Interest Rate:	5.88000%	Occupancy Date:	4/29/2026
Note Date:	5/5/2026	4th Most Recent NOI (As of)(2):	$8,179 (12/31/2023)
Maturity Date:	5/6/2031	3rd Most Recent NOI (As of)(2):	$490,418 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(2):	$1,658,304 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of)(2):	$2,021,022 (TTM 3/31/2026)
Original Amortization:	None	UW Economic Occupancy:	92.5%
Amortization Type:	Interest Only	UW Revenues:	$2,532,250
Call Protection:	L(27),DorYM1(29),O(4)	UW Expenses:	$985,593
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$1,546,657
Additional Debt:	No	UW NCF:	$1,511,157
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$26,400,000 / $185,915
Additional Debt Type:	N/A	Appraised Value As Of Date:	2/20/2026

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$126,761
Taxes:	$207,302	$29,615	N/A	Maturity Date Loan / Unit:	$126,761
Insurance:	$84,185	$18,617	N/A	Cut-off Date LTV:	68.2%
Replacement Reserve:	$0	$2,958	N/A	Maturity Date LTV:	68.2%
Deferred Maintenance:	$8,438	$0	N/A	UW NCF DSCR:	1.41x
Radon Reserve:	$8,375	$0	N/A	UW NOI Debt Yield:	8.6%
Building Code Notice Removal Funds Reserve:	$132,000	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$18,000,000	100.0%	Loan Payoff	$12,693,261	70.5%
			Closing Costs	1,459,352	8.1
			Reserves	440,300	2.4
			Return of Equity	3,407,087	18.9
Total Sources	$18,000,000	100.0%	Total Uses	$18,000,000	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(2)	The low 4th Most Recent NOI and 3rd Most Recent NOI are due to low occupancy when the borrower acquired The Lodge at St. Moritz Property (as defined below) in 2023 and then completed renovations in 2024. Increases to the 2nd Most Recent NOI and Most Recent NOI are due to continued lease-up of The Lodge at St. Moritz Property following completion of renovations.

The Loan. The Lodge at St. Moritz mortgage loan (“The Lodge at St. Moritz Mortgage Loan”) is secured by the borrower’s fee interest in a multifamily property (“The Lodge at St. Moritz Property”), has a five-year term, is interest-only for the entire term and accrues interest at a fixed rate of 5.88000% per annum on an Actual/360 basis.

The Property. The Lodge at St. Moritz Property is a 142-unit garden-style multifamily property comprised of 14 two-story buildings built in 1970 and renovated in 2024. The Lodge at St. Moritz Property is situated on 8.10 acres of land located in Atlanta, Georgia, and has 200 total parking spaces for a parking ratio of 1.41 spaces per unit. Since acquisition in 2023, the borrower sponsor has invested approximately $11 million ($78,000 per unit) in capital improvements, completing gut renovations of unit interiors as well as upgrades to the exteriors, common areas, and amenities.

110	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 13 — The Lodge at St. Moritz

The Lodge at St. Moritz Property includes 40 one-bedroom units and 102 two-bedroom units, with an average unit size of 914 square feet. The 102 two-bedroom units include 38 townhome-style units. Unit amenities include fully equipped kitchens with a dishwasher, microwave, range/oven, and refrigerator, and select units feature private patios, stainless steel appliances, and in-unit washers and dryers. Community amenities include a community gathering deck, laundry facilities, a perimeter fence, and security monitoring. As of April 29, 2026, The Lodge at St. Moritz Property was 97.9% occupied.

The following table presents detailed information with respect to the unit mix at The Lodge at St. Moritz Property:

Multifamily Unit Mix(1)

Unit Type	No. of Units	% of Total	Occupied Units	% of Units Occupied	Average Unit Size (SF)	Avg. Monthly Rental Rate(2)	Avg. Monthly Rental Rate per SF(2)
1 BR / 1 BA	40	28.2%	40	100.0%	600	$1,332	$2.22
2 BR / 1 BA	40	28.2	38	95.0%	1,000	$1,541	$1.54
2 BR / 2 BA	24	16.9	23	95.8%	1,000	$1,602	$1.60
2 BR / 1.5 BA (Townhome)	38	26.8	38	100.0%	1,100	$1,575	$1.43
Total/Wtd. Avg.	142	100.0%	139	97.9%	914	$1,500	$1.64
(1)	Based on the underwritten rent roll dated April 29, 2026.
(2)	Average Monthly Rental Rate and Average Monthly Rental Rate per SF is based on occupied units and in-place rents.

The following table presents certain information relating to the historical and current occupancy of The Lodge at St. Moritz Property:

Historical and Current Occupancy

2023(1)	2024(1)	2025(2)	Current(3)
NAV	NAV	79.0%	97.9%
(1)	Historical occupancies for 2023 and 2024 were not provided by the borrower due to low occupancy in 2023 when the borrower acquired The Lodge at St. Mortiz Property low in 2024 as the borrower completed renovations.
(2)	Historical occupancy is as of December 31, 2025.
(3)	Current occupancy is based on the underwritten roll dated April 29, 2026.

Appraisal. According to the appraisal, The Lodge at St. Moritz Property had an “as-is” appraised value of $26,400,000 as of February 20, 2026. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)

Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$26,400,000	6.25%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated December 29, 2025, there was no evidence of any recognized environmental conditions at The Lodge at St. Moritz Property.

111	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 13 — The Lodge at St. Moritz

The following table presents certain information relating to the operating history and underwritten cash flows of The Lodge at St. Moritz:

Cash Flow Analysis

	2023(2)	2024(2)	2025	TTM(1)	UW(3)	UW Per Unit
Gross Potential Rent	$244,117	$949,140	$1,940,067	$2,224,895	$2,559,072	$18,022
Vacancy	0	0	0	0	(153,544)	(1,081)
Credit Loss	(12,036)	(18,077)	(21,903)	(16,417)	(38,386)	(270)
Concessions	0	0	0	0	0	0
Net Rental Income	$232,081	$931,063	$1,918,163	$2,208,479	$2,367,142	$16,670
Other Income(4)	73,933	79,635	192,212	214,740	165,108	1,163
Effective Gross Income	$306,013	$1,010,698	$2,110,375	$2,423,219	$2,532,250	$17,833

Real Estate Taxes	0	78,653	51,525	0	343,009	2,416
Insurance	110,735	171,044	195,011	187,493	227,751	1,604
Management Fee	0	0	0	0	75,967	535
Other Expenses(5)	187,099	270,583	205,536	214,704	338,866	2,386
Total Expenses	$297,835	$520,279	$452,072	$402,197	$985,593	$6,941

Net Operating Income	$8,179	$490,418	$1,658,304	$2,021,022	$1,546,657	$10,892
Replacement Reserves	0	0	0	0	35,500	250
Net Cash Flow	$8,179	$490,418	$1,658,304	$2,021,022	$1,511,157	$10,642

Occupancy(6)	NAV	NAV	79.0%	89.3%	92.5%
NOI DSCR	0.01x	0.46x	1.55x	1.88x	1.44x
NCF DSCR	0.01x	0.46x	1.55x	1.88x	1.41x
NOI Debt Yield	0.0%	2.7%	9.2%	11.2%	8.6%
NCF Debt Yield	0.0%	2.7%	9.2%	11.2%	8.4%
(1)	TTM represents the trailing 12-month period as of March 31, 2026.
(2)	The low 2023 Net Operating Income and 2024 Net Operating Income are due to low occupancy when the borrower acquired The Lodge at St. Moritz Property in 2023 and then completed renovations in 2024.
(3)	UW Gross Potential Rent is based on the contractual rent in place as of the underwritten rent roll dated April 29, 2026. The vacant units have been underwritten based on appraisal concluded market rent.
(4)	Other Income is comprised of late fees, administrative fees, legal fees, and laundry income.
(5)	Other Expenses is comprised of repairs and maintenance, utilities, payroll & benefits, and general & administrative fees.
(6)	Occupancy represents physical occupancy for historical cash flows and economic occupancy for UW cash flows. As of April 29, 2026, The Lodge at St. Moritz Property was 97.9% occupied.

The Market. The Lodge at St. Moritz Property is located in Atlanta, Georgia within the Atlanta-Sandy Springs-Roswell metropolitan statistical area (the “Atlanta MSA”). According to the appraisal, the Atlanta MSA’s economy is home to a number of Fortune 500 companies, including Home Depot, the United Parcel Service, Delta Air Lines, and Coca-Cola. Hartsfield Jackson Atlanta International Airport, located approximately two miles south of The Lodge at St. Moritz Property, is the most significant factor impacting economic growth and demand for multifamily housing. An additional economic demand driver is the Fulton Industrial District, one of the largest concentrations of industrial, logistics and distribution facilities in the region. The Atlanta MSA includes a total of 3,254,824 employees and has a 3.6% unemployment rate.

The Lodge at St. Moritz Property is located in Atlanta, Georgia, and is considered a suburban location. The Lodge at St. Moritz Property is located approximately 8.0 miles west of the Atlanta central business district. Interstate 75/85 is located approximately three miles to the east of The Lodge at St. Moritz Property and extends from north to south through downtown Atlanta. Interstate 285, Atlanta’s circumferential highway, provides additional access to the entire metropolitan area and is approximately 2.5 miles west of The Lodge at St. Moritz Property. Primary local traffic arteries within a three-mile radius include Stanton Road, Arthur B. Langford Jr. Parkway (GA-154/166), US Highway 29, Connally Drive, and Campbellton Road SW.

According to the appraisal, The Lodge at St. Moritz Property is located in the South Atlanta multifamily submarket within the Atlanta-Sandy Springs-Roswell, Georgia multifamily market. As of the fourth quarter of 2025, the Atlanta-Sandy Springs-Roswell, Georgia apartment market had a vacancy rate of 6.3%, an average rental rate of $1,584 per unit, and an existing inventory of 594,750 units. 3,428 new units were delivered during the quarter, a decline from 3,764 units delivered during the prior quarter. As of the fourth quarter of 2025, the South Atlanta multifamily submarket

112	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 13 — The Lodge at St. Moritz

had a vacancy rate of 6.2%, an average asking rent of $1,243 per month, and an existing inventory of 18,774 units. No new units were delivered in the fourth quarter of 2025, and no additional deliveries are anticipated in the submarket during 2026.

According to the appraisal, the 2025 population within a one-, three-, and five-mile radius of The Lodge at St. Moritz Property was 10,014, 54,732, and 182,539, respectively, and the average household income within the same radii was $56,109, $71,102, and $94,404, respectively.

The following table presents certain information relating to the appraisals’ market rent conclusion for The Lodge at St. Moritz Property:

Comparable Rental Summary(1)

Property Name Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit		Average Rent per SF		Average Rent per Unit
				1 BR / 1 BA(2)	600	(2)	$2.22	(2)	$1,332	(2)
The Lodge at St. Moritz 62 Harwell Road Northwest Atlanta, GA	1970 / 2024	97.9%(2)	142(2)	2 BR / 1 BA(2)	1,000	(2)	$1.54	(2)	$1,541	(2)
				2 BR / 2 BA(2)	1,000	(2)	$1.60	(2)	$1,602	(2)
				2 BR / 1.5 BA (Townhome)(2)	1,100	(2)	$1.43	(2)	$1,575	(2)
Crystal Heights 3440 Boulder Park Drive Atlanta, GA	1970 / 2020	92.0%	130	2 BR / 1 BA	800		$1.50		$1,200
Crystal Townhomes 3804 Martin Luther King Jr Drive SW Atlanta, GA	1969 / NAP	98.0%	124	2 BR / 1.5 BA	1,080		$1.20		$1,300
				3 BR / 2 BA	1,340		$1.19		$1,600
The Avenue at 3060 3020 Delmar Ln NW Atlanta, GA	1965 / 2023	98.0%	238	1 BR / 1 BA	500		$2.80		$1,400
				2 BR / 1 BA	800		$1.75		$1,400
				2 BR / 2 BA	821		$1.95		$1,600
				3 BR / 2 BA	1,500		$1.20		$1,800
Centra Villas 1717 Centra Villas Drive Atlanta, GA	1970 / 2000	93.0%	132	1 BR / 1 BA	804		$1.56		$1,256
				2 BR / 1 BA	984		$1.48		$1,457
				3 BR / 2 BA	1,273		$1.22		$1,557
Cielo at West Midtown 2265 Perry Boulevard NW Atlanta, GA	1965 / 2022	89.0%	112	Studio	450		$2.44		$1,100
				1 BR / 1 BA	460		$2.45		$1,125
				2 BR / 1 BA	670		$1.98		$1,325
				3 BR / 1 BA	840		$1.88		$1,580
Cascade Oaks 3820 Old Cascade Road Atlanta, GA	1968 / NAP	95.0%	112	1 BR / 1 BA	692		$1.52		$1,049
				2 BR / 2 BA	759		$1.53		$1,162
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated April 29, 2026.

The Borrower. The borrower is The Lodge Apartments, LLC, a single-purpose, bankruptcy remote Delaware limited liability company with no independent manager. Legal counsel to the borrower did not deliver a non-consolidation opinion in connection with the origination of The Lodge at St. Moritz Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor for The Lodge at St. Moritz Mortgage Loan is Alejandro Delgado. Mr. Delgado currently holds a portfolio consisting of 15 assets across Atlanta.

Property Management. The Lodge at St. Moritz Property is managed by Golden Door Realty Group, LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower was required to deposit approximately (i) $207,302 into a tax reserve (ii) $84,185 into an insurance reserve (iii) $8,438 into a deferred maintenance reserve (iv) $8,375 into a radon mitigation reserve and $132,000 into a building code notice removal funds reserve.

Tax Reserve – On each monthly payment date, the borrower is required to deposit 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially, approximately $29,615).

Insurance Reserve – On each monthly payment date, the borrower is required to deposit 1/12th of the annual estimated insurance premiums (initially, approximately $18,617).

113	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 13 — The Lodge at St. Moritz

Replacement Reserve – On each monthly payment date, the borrower is required to deposit to a replacement reserve an amount equal to $2,958 for replacement reserves.

Building Code Notices Removal Funds – At origination, the borrower deposited $132,000 with the lender related to the open code violations for 11 buildings at The Lodge at St. Moritz Property related to the borrower’s election to have new certificates of completion for these buildings. Upon the issuance of a certificate of completion or the removal of the open building code notice for an affected unit, provided no event of default is occurring, the lender will release $12,000 to the borrower.

Lockbox / Cash Management. The Lodge at St. Moritz Mortgage Loan is structured with a soft lockbox and springing cash management. The borrower is required to deposit all rents and other gross revenue from The Lodge at St. Moritz Property into a lender-controlled lockbox account within two business days of receipt. During a Cash Management Trigger Event Period (as defined below), funds deposited into the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied in accordance with The Lodge at St. Moritz Mortgage Loan documents. Pursuant to The Lodge at St. Moritz Mortgage Loan documents, all excess funds on deposit in the cash management account (after payment of monthly amounts due under The Lodge at St. Moritz Mortgage Loan documents) are required to be applied as follows: (a) if a Cash Management Trigger Event Period is not in effect, to the borrower and (b) if a Cash Management Trigger Event Period is in effect, to an excess cash flow account controlled by the lender.

A “Cash Management Trigger Event Period” commences upon a Cash Management Trigger Event (as defined below) and terminates on the earlier of (i) the payment date following a Cash Management Trigger Event Cure (as defined below) or (ii) upon the payment in full of The Lodge at St. Moritz Mortgage Loan and all amounts due under The Lodge at St. Moritz Mortgage Loan documents.

A “Cash Management Trigger Event” means (i) an event of default or (ii) if as of any date of determination the debt service coverage ratio is less than 1.10x at the end of a calendar quarter.

A “Cash Management Trigger Event Cure” means that if the Cash Management Trigger Event (a) is caused by clause (i) of the definition thereof, upon the cure or receipt of a waiver with respect thereto and (b) is caused by clause (ii) of the definition thereof, the date on which the debt service coverage ratio has been at least 1.15x for two quarters; provided that each Cash Management Trigger Event Cure is subject to the following conditions: (1) for two consecutive quarters since the commencement of the most recent Cash Management Trigger Event, no event of default has occurred and (2) after giving effect to such Cash Management Trigger Event Cure, no other Cash Management Trigger Event has occurred and is continuing.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

114	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 14 — Star Villa Ana

STAR
VILLA ANA

Star Villa Ana
10101 West Sam Houston Parkway South
Houston, TX 77099
Houston
Meadows Place
Crusader Stadium
Sharpstown Country Club
PlazAmericas Mall
West Oaks Hospital
Metropole Center
Bellaire Food Street
The Home Depot
Dun Huang Plaza
Hong Kong City Mall
Memorial Hermann Southwest Hospital
Houston Baptist University
Boyland Park
Southway Shopping Center
Fondren Road Plaza
Gessner Square
Westwood Country Club
Southwest Corporate Center
Marlyn Plaza
Ashfordbrook Shopping Center
Bissonnet Plaza
Keegan's Meadow
Parkshire Center
Sugar Park Plaza
Sam's Club
Walmart Supercenter
Fountains on the Lake
Costco
Butler Stadium
BELLAIRE BLVD
BEECHNUT ST
BISSONNET ST
W BELLFORT AVE
W AIRPORT BLVD
69
8
Walmart Supercenter
Window World of Houston
Horn Elementary School
Best Computers
Jack in the Box
GBT Foods
Taco Bell
M T Trading
Accucare
Presidio
McDonald's
Reserve at Westwood
The Carlisle
The Athena
Terraza West
Rollos Tires
Popeyes
Family Dollar
Finger Licking
Kim Cafe
Safari
Subway
Southwest Farmers Market
Forum Park
Best Elementary School
Land Rover
Bayway Cadillac
GMC
Hyundai
Voice of Evangelism International Church
Shell
Taqueria La Picosita
Subaru
Jeep
Chrysler Dodge Ram
Honda
Team Mancuso Powersports
Volkswagen
INFINITI
Acura
U-Haul Storage
King Auto
Archer
La Union
W SAM HOUSTON PKWY S
WILCREST DR
SOUTHWEST FWY
MAP © 2026 CARTIFACT
DATA © OSM CONTRIBUTORS

115	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 14 — Star Villa Ana
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	NREC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$17,750,000	Title:	Fee
Cut-off Date Principal Balance:	$17,750,000	Property Type – Subtype:	Multifamily – Garden
% of Pool by Initial Pool Balance:	4.0%	Net Rentable Area (Units):	176
Loan Purpose:	Refinance	Location:	Houston, TX
Borrower:	Star Villa Ana, LLC	Year Built / Renovated:	1979 / 2022-2024
Borrower Sponsors(1):	Uma Aggarwal and Gopal K. Aggarwal	Occupancy:	93.2%
Interest Rate:	6.53500%	Occupancy Date:	6/23/2026
Note Date:	7/8/2026	4th Most Recent NOI (As of):	$1,242,217 (12/31/2023)
Maturity Date:	7/8/2031	3rd Most Recent NOI (As of):	$1,425,021 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$1,403,168 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$1,446,603 (TTM 5/31/2026)
Original Amortization:	None	UW Economic Occupancy:	90.9%
Amortization Type:	Interest Only	UW Revenues:	$2,474,172
Call Protection:	L(25),DorYM1(28),O(7)	UW Expenses:	$1,002,189
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$1,471,983
Additional Debt:	No	UW NCF:	$1,436,783
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$24,800,000 / $140,909
Additional Debt Type:	N/A	Appraised Value As Of Date:	5/11/2026

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$100,852
Taxes:	$164,327	$27,388	N/A	Maturity Date Loan / Unit:	$100,852
Insurance:	$47,847	$11,962	N/A	Cut-off Date LTV:	71.6%
Replacement Reserve:	$150,000	$2,933	N/A	Maturity Date LTV:	71.6%
				UW NCF DSCR:	1.22x
				UW NOI Debt Yield:	8.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$17,750,000	100.0%	Loan Payoff	$14,725,699	83.0%
			Return of Equity	$2,149,913	12.1
			Closing Costs	$512,214	2.9
			Reserves	$362,174	2.0
Total Sources	$17,750,000	100.0%	Total Uses	$17,750,000	100.0%
(1)	The borrower sponsors are also the borrower sponsors of the Star Westheimer mortgage loan.
(2)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

The Loan. The Star Villa Ana mortgage loan (the “Star Villa Ana Mortgage Loan”) is secured by the borrower’s fee interest in a multifamily property (the “Star Villa Ana Property”), has a five-year term, is interest-only for the entire term and accrues interest at a fixed rate of 6.53500% per annum on an Actual/360 basis.

The Property. The Star Villa Ana Property is a 176-unit garden-style multifamily property located in Houston, Texas which was built in 1979 and renovated between 2022 and 2024. The Star Villa Ana Property consists of 13, two-story buildings situated on a 5.67-acre site. The Star Villa Ana Property features 100 one-bedroom/one-bathroom units, 44 two-bedroom/one-bathroom apartment units, and 32 two-bedroom/two-bathroom apartment units. Community amenities include pet stations, a swimming pool, camera surveillance, security gates and fences, and controlled access. Apartment amenities include air conditioners, washer/dryer hookups, wood burning fireplaces, granite countertops in select units, and walk-in closets in select units. Parking is provided via 278 surface spaces, resulting in a parking ratio of 1.6-spaces per unit. As of June 23, 2026, the Star Villa Ana Property was 93.2% occupied.

116	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 14 — Star Villa Ana

Since purchasing the Star Villa Ana Property in April 2022 for $15.1 million, the borrower sponsor has invested approximately $6.6 million ($37,756/unit) in renovations including full unit renovations ($2.4 million; $17,000 per renovated unit), exterior upgrades ($2.1 million), parking lot and sidewalk improvements ($404,000), new HVAC units ($308,000), appliance replacement ($220,000), and pool upgrades ($35,000). As of the Cut-off date, 79.5% of the units have been renovated. Based on the June 23, 2026 rent roll, the weighted average in-place rent for renovated units is $76 higher than for unrenovated units.

The following table presents detailed information with respect to the unit mix at the Star Villa Ana Property:

Multifamily Unit Mix(1)

Unit Type	No. of Units	% of Total	Occupied Units	% of Units Occupied	Average Unit Size (SF)	Average Monthly Rental Rate per Unit(2)	Average Monthly Rental Rate per SF(2)
1-BR / 1-BA	100	56.8%	98	98.0%	655	$912	$1.39
2-BR / 1-BA	44	25.0	38	86.4%	845	$1,180	$1.40
2-BR / 2-BA	32	18.2	28	87.5%	1,000	$1,327	$1.33
Total/Wtd. Avg.	176	100.0%	164	93.2%	765	$1,045	$1.38
(1)	Based on the underwritten rent roll dated June 23, 2026.
(2)	Average Monthly Rental Rate per Unit and Average Monthly Rental Rate per SF are based on occupied units and occupied SF, respectively.

The following table presents certain information relating to the historical and current occupancy of the Star Villa Ana Property:

Historical and Current Occupancy

2023(1)	2024(1)	2025(1)	Current(2)
89.7%	88.9%	90.0%	93.2%
(1)	Historical Occupancy is as of December 31 of each respective year.
(2)	Current occupancy is as of June 23, 2026.

Appraisal. According to the appraisal, the Star Villa Ana Property had an “as-is” appraised value of $24,800,000 as of May 11, 2026. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)

Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$24,800,000	5.75%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated May 13, 2026, there was no evidence of any recognized environmental conditions at the Star Villa Ana Property.

117	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 14 — Star Villa Ana

The following table presents certain information relating to the operating history and underwritten cash flows of the Star Villa Ana:

Cash Flow Analysis

	2023	2024	2025	TTM(1)	UW(2)	UW Per Unit
Gross Potential Rent	$2,142,148	$2,365,731	$2,215,379	$2,158,112	$2,230,632	$12,674
Vacancy	($264,718)	($284,237)	($245,605)	($207,949)	($178,451)	($1,014)
Credit Loss	($100,204)	($158,790)	($6,524)	($25,969)	($11,233)	($64)
Concessions	($16,871)	($10,330)	($18,182)	($13,710)	($13,710)	($78)
Net Rental Income	$1,760,355	$1,912,374	$1,945,068	$1,910,484	$2,027,239	$11,518
Other Income(3)	$303,989	$484,186	$418,990	$446,933	$446,933	$2,539
Effective Gross Income	$2,064,344	$2,396,560	$2,364,058	$2,357,417	$2,474,172	$14,058

Real Estate Taxes	$334,998	$310,807	$308,359	$295,195	$328,653	$1,867
Insurance	$140,613	$174,153	$162,134	$148,841	$136,706	$777
Management Fee	$41,192	$89,954	$87,905	$65,734	$74,225	$422
Other Expenses(4)	$305,324	$396,625	$402,492	$401,044	$462,604	$2,628
Total Expenses	$822,127	$971,539	$960,890	$910,814	$1,002,189	$5,694

Net Operating Income	$1,242,217	$1,425,021	$1,403,168	$1,446,603	$1,471,983	$8,364
Replacement Reserves	$0	$0	$0	$0	$35,200	$200
Net Cash Flow	$1,242,217	$1,425,021	$1,403,168	$1,446,603	$1,436,783	$8,164

Occupancy(5)	89.7%	88.9%	90.0%	91.3%	92.0%
NOI DSCR	1.06x	1.21x	1.19x	1.23x	1.25x
NCF DSCR	1.06x	1.21x	1.19x	1.23x	1.22x
NOI Debt Yield	7.0%	8.0%	7.9%	8.1%	8.3%
NCF Debt Yield	7.0%	8.0%	7.9%	8.1%	8.1%
(1)	TTM represents the trailing 12-month period ending May 31, 2026.
(2)	UW Gross Potential Rent is based on the underwritten rent roll dated June 23, 2026.
(3)	Other Income includes late charges, damage fees, cleaning fees, renters insurance income, pet fees, pet rent, washer/dryer rental income, reserved/covered parking fees, and utility and contract services reimbursements.
(4)	Other Expenses includes repairs & maintenance, utilities, payroll & benefits, general & administrative, and advertising & marketing expenses.
(5)	Occupancy represents physical occupancy for historical cash flows and economic occupancy for underwritten cash flows.

The Market. The Star Villa Ana Property is located in Houston, Texas, within the Houston-Pasadena-The Woodlands, Texas metropolitan statistical area (the “Houston MSA”). Employment in the Houston MSA is primarily concentrated in the services, construction, retail, and manufacturing industry sectors. According to the appraisal, the Houston MSA is a center for the fabrication of metal products and drilling equipment, as well as storage facilities, pipeline construction, engineering services, and oilfield services. Manufacturing’s share of the Houston MSA’s GDP is 40% higher than the national share. The Port of Houston acts as the center of the Houston MSA’s distribution activity, and from 2014 through 2024, container traffic has doubled to a record high, making it the largest port in the nation by tonnage. The top five employers in the Houston MSA are the NASA Johnson Space Center (11,000 employees), the University of Texas Medical Branch (10,684 employees), ExxonMobil Corp. (10,000 employees), Shell Oil Co. (9,000 employees), and Chevron Corp. (8,000 employees). As of February 2026, unemployment in the Houston MSA was 4.7%.

The Star Villa Ana Property is located in the Far West Houston multifamily submarket within the Houston multifamily market. The Star Villa Ana Property has good regional access via frontage on West Sam Houston Parkway South (Beltway 8), with connections to Bissonnet Street, US 59/Interstate 69, and Westpark Tollway. The Star Villa Ana Property is approximately 18 miles southwest of the Houston central business district, approximately 27 miles from the William P. Hobby Airport, and approximately 36 miles from the George Bush Intercontinental Airport.

As of the first quarter of 2026, the Houston apartment market was projected to have a vacancy rate of 6.9%, an average rental rate of $1,390 per unit, and an existing inventory of 799,071 units. 2,512 new units were projected to be delivered during the quarter, roughly consistent with the 2,799 completions during the prior quarter. The submarket had a projected vacancy rate of 7.5%, an average asking rent of $1,192 per unit, and an existing inventory of 31,959 units. No new units were projected to be delivered in the first quarter of 2026.

According to the appraisal, the 2025 population within a one-, three-, and five-mile radius of the Star Villa Ana Property was 24,260, 191,058, and 484,376, respectively, and an average household income within the same radii was $48,735, $70,486, and $79,806, respectively.

118	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 14 — Star Villa Ana

The following table presents certain information relating to the appraisal’s market rent conclusion for the Star Villa Ana Property:

Comparable Rental Summary(1)

Property Name Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit		Average Rent per SF		Average Rent per Unit
Star Villa Ana 10101 West Sam Houston Parkway Houston, TX	1979 / 2022-2024	93.2%(2)	176(2)	1-BR / 1-BA	655	(2)	$1.39	(2)	$912	(2)
				2-BR / 1-BA	845	(2)	$1.40	(2)	$1,180	(2)
				2-BR / 2-BA	1,000	(2)	$1.33	(2)	$1,327	(2)
La Solera 10536 Wilcrest Drive Houston, TX	1978 / 2019	91.0%	438	1-BR / 1-BA 2-BR / 1-BA	620-850		$0.95-$1.26		$759-$809
					910		$1.05		$956
Las Varandas Del Sur 10003 North Forum West Drive Houston, TX	1980 / NAP	95.0%	240	1-BR / 1-BA	543-670		$1.25-1.58		$839-$859
				2-BR / 2-BA	827-979		$1.08-$1.33		$989-$1,289
				3-BR / 1-BA	827		$1.47		$1,219
The Reserve at Westwood 10225 Bissonet Street Houston, TX	1977 / 2013	91.0%	708	1-BR / 1-BA	653-782		$1.22-$1.27		$795-$995
				2-BR / 2-BA	976-1,172		$1.03-$1.19		$1,160-$1,210
				2-BR / 2.5-BA	1,332		$1.11		$1,480
Terraza West 10222 Forum West Drive Houston, TX	1980 / 2019	97.0%	384	Studio	443		$1.76-$2.01		$779-889
				1-BR / 1-BA	553-867		$1.13-$1.68		$819-$999
				2-BR / 2-BA	896-1,046		$1.15-$1.25		$1,199
Ashford Stancliff Park 10350 Lands End Drive Houston, TX	1983 / NAP	93.0%	400	1-BR / 1-BA 2-BR / 2-BA	580-707		$1.55-$1.67		$950-$1,099
					825		$1.45		$1,199
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated June 23, 2026.

The Borrower. The borrower is Star Villa Ana, LLC, a single-purpose bankruptcy-remote Delaware limited liability company with no independent managers. Legal counsel to the borrower did not deliver a non-consolidation opinion in connection with the origination of the Star Villa Ana Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors for the Star Villa Ana Mortgage Loan are Uma Aggarwal and Gopal K. Aggarwal, who are co-founders of Tara Capital, a real estate firm based out of Houston, Texas, that focuses on acquiring underperforming multifamily properties in the Houston market and repositioning them through value-add business plans. Tara Capital and its affiliates currently own and manage over $250 million of multifamily real estate investments and have acquired, renovated and managed over 1,900 apartment units since 2018. Gopal K. Aggarwal serves as CEO and Uma Aggarwal serves as CFO, and each has over 30 years of real estate experience across apartment, hotel and retail properties.

Property Management. The Star Villa Ana Property is managed by Krishna Management, LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower was required to deposit approximately (i) $47,847 into an insurance reserve, (ii) $164,327 into a real estate tax reserve, and (iii) $150,000 into a replacement reserve.

Tax Reserve – On each monthly payment date, the borrower is required to deposit into the real estate tax reserve an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially, approximately $27,388).

Insurance Reserve – On each monthly payment date, the borrower is required to deposit an amount equal to 1/12th of the insurance premiums the lender estimates will be payable for the renewal of the coverage afforded by the polices upon the expiration thereof (initially, approximately $11,962).

Replacement Reserve – On each monthly payment date the borrower is required to deposit an amount equal to approximately $2,933 into a replacement reserve account.

Lockbox / Cash Management. The Star Villa Ana Mortgage Loan is structured with a springing lockbox and springing cash management. Within ten business days following the occurrence of a Cash Management Trigger Event, (i) the borrower is required to establish and maintain a lender-controlled lockbox account and (ii) the borrower or property manager is required to deposit all rents and other gross revenues received into the lockbox account within one business day of receipt. During a Cash Management Trigger Event Period, funds deposited into the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied in accordance with the Star Villa Ana Mortgage Loan documents. Pursuant to Star Villa Ana Mortgage Loan documents, all excess funds on deposit in the cash management account (after payment of monthly amounts due under the Star Villa Ana Mortgage Loan documents) are required to be applied as follows: (a) if a Cash Management Trigger Event Period is not in effect, to the borrower and (b) if a Cash Management Trigger Event Period is in effect, to an excess cash flow account controlled by the lender.

119	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 14 — Star Villa Ana

A “Cash Management Trigger Event Period” commences upon a Cash Management Trigger Event (as defined below) and terminates on the earlier of (i) the payment date following the applicable Cash Management Trigger Event Cure (as defined below) or (ii) the payment in full of the Star Villa Ana Mortgage Loan and all amounts due under the Star Villa Ana Mortgage Loan documents.

A “Cash Management Trigger Event” means (i) an event of default or (ii) as of any date of determination by lender, the debt service coverage ratio is less than 1.10x.

A “Cash Management Trigger Event Cure” will occur if (a) the triggering event was caused by the occurrence of clause (i) of the definition of Cash Management Trigger Event, the date on which such event is cured or waived and (b) if the triggering event was caused by the occurrence of clause (ii) of such definition, the date on which the debt service coverage ratio is at least 1.15x for six consecutive months; provided that each Cash Management Trigger Event Cure is subject to the following: (i) for two consecutive quarters following the most recent Cash Management Trigger Event, no event of default has occurred and (ii) after giving effect to the subject Cash Management Trigger Event Cure, no other Cash Management Trigger Event has occurred and is continuing.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

120	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 15 — The Maynard of Augusta

121	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 15 — The Maynard of Augusta

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	NREC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$16,100,000	Title:	Fee
Cut-off Date Principal Balance:	$16,100,000	Property Type – Subtype:	Multifamily – Garden
% of Pool by Initial Pool Balance:	3.6%	Net Rentable Area (Units):	236
Loan Purpose:	Acquisition	Location:	Augusta, GA
Borrowers:	CLK Pointe Augusta LLC, Milbank Augusta LLC and CLK DeVille Augusta LLC	Year Built / Renovated:	1986 / 2020
Borrower Sponsor:	Craig L. Koenigsberg	Occupancy:	92.8%
Interest Rate:	6.28000%	Occupancy Date:	3/16/2026
Note Date:	3/23/2026	4th Most Recent NOI (As of):	$1,231,147 (12/31/2023)
Maturity Date:	4/6/2031	3rd Most Recent NOI (As of):	$1,208,480 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$1,229,681 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$1,295,719 (TTM 2/28/2026)
Original Amortization:	None	UW Economic Occupancy:	89.3%
Amortization Type:	Interest Only	UW Revenues:	$2,986,042
Call Protection:	L(28),DorYM1(28),O(4)	UW Expenses:	$1,400,705
Lockbox / Cash Management:	Springing / Springing	UW NOI(2):	$1,585,337
Additional Debt:	No	UW NCF:	$1,526,337
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$24,100,000 / $102,119
Additional Debt Type:	N/A	Appraised Value As Of Date:	1/7/2026

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$68,220
Taxes:	$92,528	$19,897	N/A	Maturity Date Loan / Unit:	$68,220
Insurance:	$110,431	Springing	N/A	Cut-off Date LTV:	66.8%
Replacement Reserve:	$750,000	$4,847	N/A	Maturity Date LTV:	66.8%
Deferred Maintenance:	$84,538	$0	N/A	UW NCF DSCR:	1.49x
				UW NOI Debt Yield:	9.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$16,100,000	69.2%	Purchase Price	$21,500,000	92.4%
Borrower Sponsor Equity	7,166,893	30.8	Upfront Reserves	1,037,497	4.5
			Closing Costs	729,397	3.1
Total Sources	$23,266,893	100.0%	Total Uses	$23,266,893	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(2)	The increase in UW NOI is primarily due to a reduction in actual insurance premiums by approximately $100,000 and due to lower in-place vacancy than prior periods as of the March 16, 2026 rent roll.

The Loan. The Maynard of Augusta mortgage loan (“The Maynard of Augusta Mortgage Loan”) is secured by the borrowers’ fee interest in a multifamily property (“The Maynard of Augusta Property”), has a five-year term, is interest-only for the entire term and accrues interest at a fixed rate of 6.28000% per annum on an Actual/360 basis.

The Property. The Maynard of Augusta Property is comprised 16 two-story residential buildings and one, one-story clubhouse building situated on a 14.19-acre site in Augusta, Georgia which was built in 1986 and renovated in 2020. The Maynard of August Property includes 236 units and 392 surface parking spaces for a parking ratio of 1.7 spaces per unit. The Maynard of Augusta Property includes 172 one-bedroom units and 64 two-bedroom units, with an average unit size of 733 square feet. The two previous owners invested approximately $4.7 million in capital expenditures since 2019 to renovate the interiors of all units, the exterior, common areas and amenities. Unit renovations include granite countertops, vinyl plank flooring, stainless-steel appliances, refinished cabinets, and other miscellaneous upgrades. Exterior and amenity

122	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 15 — The Maynard of Augusta

renovations include new pool tile and resurfacing, new entry fence and property gate, a new dog park, roof repairs and replacements, asphalt repair, and exterior paint. As of March 16, 2026, The Maynard of Augusta Property was 92.8% occupied.

The following table presents detailed information with respect to the unit mix at The Maynard of Augusta Property:

Multifamily Unit Mix(1)

Unit Type	No. of Units	% of Total	Occupied Units	% of Units Occupied	Average Unit Size (SF)	Average Monthly Rental Rate per Unit(2)	Average Monthly Rental Rate per SF(2)
1 BR / 1 BA	172	72.9%	161	93.6%	675	$1,003	$1.48
2 BR / 1 BA	32	13.6	29	90.6%	855	$1,200	$1.40
2 BR / 2 BA	32	13.6	29	90.6%	918	$1,217	$1.33
Total/Wtd. Avg.	236	100.0%	219	92.8%	733	$1,057	$1.45
(1)	Based on the underwritten rent roll dated March 16, 2026.
(2)	Average Monthly Rental Rate per Unit and Average Monthly Rental Rate per SF are based on occupied units and occupied square footage, respectively, and exclude the on-site maintenance personnel unit.

The following table presents certain information relating to the historical and current occupancy of The Maynard of Augusta Property:

Historical and Current Occupancy

2023(1)	2024(1)	2025(1)	Current(2)
82.5%	89.2%	89.3%	92.8%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is as of the underwritten rent roll dated March 16, 2026.

Appraisal. According to the appraisal, The Maynard of Augusta Property had an “as-is” appraised value of $24,100,000 as of January 7, 2026. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)

Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$24,100,000	6.75%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated February 25, 2026, there was no evidence of any recognized environmental conditions at The Maynard of Augusta Property.

123	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 15 — The Maynard of Augusta

The following table presents certain information relating to the operating history and underwritten cash flows of The Maynard of Augusta Property:

Cash Flow Analysis

	2023	2024	2025	TTM(1)	UW(2)	UW Per Unit
Gross Potential Rent	$3,089,448	$2,945,247	$2,943,266	$2,963,721	$3,014,038	$12,771
Vacancy	(539,235)	(353,083)	(339,344)	(296,443)	(219,780)	(931)
Credit Loss	(71,432)	(42,717)	(41,366)	(52,268)	(41,045)	(174)
Concessions and Model Units	(39,696)	(61,939)	(105,505)	(94,256)	(61,471)	(260)
Net Rental Income	$2,439,085	$2,487,508	$2,457,051	$2,520,754	$2,691,742	$11,406
Other Income(3)	294,862	266,822	291,105	294,300	294,300	1,247
Effective Gross Income	$2,733,947	$2,754,330	$2,748,156	$2,815,053	$2,986,042	$12,653

Real Estate Taxes	325,615	251,190	253,676	253,332	231,804	982
Insurance	208,232	211,904	203,305	204,266	108,275	459
Management Fee	58,529	96,489	88,102	90,691	89,581	380
Other Expenses(4)	910,424	986,267	973,393	971,045	971,045	4,115
Total Expenses	$1,502,800	$1,545,850	$1,518,476	$1,519,335	$1,400,705	$5,935

Net Operating Income(5)	$1,231,147	$1,208,480	$1,229,681	$1,295,719	$1,585,337	$6,718
Replacement Reserves	0	0	0	0	59,000	250
Net Cash Flow	$1,231,147	$1,208,480	$1,229,681	$1,295,719	$1,526,337	$6,468

Occupancy(6)	82.5%	89.2%	89.3%	89.6%	89.3%
NOI DSCR	1.20x	1.18x	1.20x	1.26x	1.55x
NCF DSCR	1.20x	1.18x	1.20x	1.26x	1.49x
NOI Debt Yield	7.6%	7.5%	7.6%	8.0%	9.8%
NCF Debt Yield	7.6%	7.5%	7.6%	8.0%	9.5%
(1)	TTM represents the trailing 12-month period ending February 28, 2026.
(2)	UW Gross Potential Rent is based on the underwritten rent roll dated March 16, 2026.
(3)	Other Income is comprised of clubhouse rental fees, laundry income, interest income, and stormwater utility reimbursement income.
(4)	Other Expenses includes repairs and maintenance, utilities, payroll and benefits, general and administrative, and marketing expenses.
(5)	The increase in UW Net Operating Income is primarily due to a reduction in actual insurance premiums by approximately $100,000 and due to lower in-place vacancy than prior periods as of the March 16, 2026 rent roll.
(6)	Occupancy represents physical occupancy for historical cash flows and economic occupancy for UW cash flows. As of March 16, 2026, The Maynard of Augusta Property was 92.8% occupied.

The Market. The Maynard of Augusta Property is located in Augusta, Georgia within the Augusta-Richmond County, GA-SC metropolitan statistical area (the “Augusta-Richmond County MSA”). The Augusta-Richmond County MSA’s economy is driven by medical facilities and military bases. St. Joseph’s Hospital, Veteran’s Hospital, and the Doctors of Augusta Hospital are all located within a three-mile radius of The Maynard of Augusta Property. Fort Gordon, located about 8.0 miles southwest of Augusta, Georgia, has an estimated $1.4 billion economic impact on metropolitan Augusta, employing approximately 22,500 enlisted and civilian workers. Additionally, the Augusta National Golf Club, which is home of the Masters Golf Tournament, draws international attention and tourism to the Augusta-Richmond County MSA.

The Maynard of Augusta Property is located in the Augusta/Richmond County multifamily submarket and is considered a suburban location. Several major roads traverse the 3.0-mile radius around The Maynard of Augusta Property. Interstate 20 is a major east/west arterial, which passes through this area. Interstate 520 intersects Interstate 20 approximately 0.3 miles from The Maynard of Augusta Property and serves as a partial perimeter highway for the western suburbs of Augusta. Wheeler Road, Washington Road, Wrightsboro Road, Riverwatch Parkway and Walton Way facilitate local east/west traffic in the neighborhood and access to downtown Augusta.

According to the appraisal, The Maynard of Augusta Property is located in the Augusta/Richmond multifamily submarket within the Augusta-Richmond County, GA-SC multifamily market. As of the fourth quarter of 2025, the Augusta-Richmond County, GA-SC apartment market had a vacancy rate of 5.9%, an average rental rate of $1,235 per unit, and an existing inventory of 34,216 units. 71 new units were projected to be delivered during the quarter, a slight decline from positive completions of 78 units from the prior quarter. The Augusta/Richmond multifamily submarket

124	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 15 — The Maynard of Augusta

had a vacancy rate of 6.1%, an average asking rent of $1,159 per month, and an existing inventory of 22,164 units. No new units were projected to be delivered in the fourth quarter of 2025.

According to the appraisal, the 2024 population within a one-, three-, and five-mile radius of The Maynard of Augusta Property was 6,681, 65,265, and 154,144, respectively, and the average household income within the same radii was $96,121, $96,170, and $96,707, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for The Maynard of Augusta Property:

Comparable Rental Summary(1)

Property Name Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit		Average Rent per SF		Average Rent per Unit
The Maynard of Augusta 2900 Perimeter Parkway Augusta, GA	1986 / 2020	92.8%(2)	236(2)	1 BR / 1 BA	675	(2)	$1.48	(2)	$1,003	(2)
				2 BR / 1 BA	855	(2)	$1.40	(2)	$1,200	(2)
				2 BR / 2 BA	918	(2)	$1.33	(2)	$1,217	(2)
The Estates at Perimeter 50 St. Andrews Drive Augusta, GA	2007 / NAP	98.0%	240	1 BR / 1 BA	660-912		$1.33-$1.86		$1,185-$1,225
				2 BR / 2 BA	1,060-1,337		$1.13-$1.35		$1,360-$1,510
				3 BR / 2 BA	1,366-1,439		$1.24-$1.27		$1,735-$1,785
Bradford Pointe 100 Sterling Ridge Drive Augusta, GA	1987 / NAP	96.0%	192	1 BR / 1 BA	511		$2.35		$1,153-$1,249
				1 BR / 1.5 BA	801		$1.76		$1,358-$1,461
				2 BR / 1 BA	836		$1.62		$1,346-$1,358
				2 BR / 2 BA	1,024		$1.30		$1,267-$1,394
Spring House 2319 Spring House Lane Augusta, GA	1986 / NAP	94.0%	244	1 BR / 1 BA	694		$1.50		$966-$1,110
				1 BR / 1 BA Den	826		$1.55		$1,191-$1,369
				2 BR / 1 BA	840		$1.42		$1,172-$1,217
				2 BR / 2 BA	928-1,048		$1.64-$1.71		$1,529-$1,767
				3 BR / 2 BA	1,101		$1.37		$1,506
Marks Church Commons 1700 Bowdoin Drive Augusta, GA	1988 / NAP	96.0%	160	1 BR / 1 BA	667-750		$1.38-$1.56		$1,022-$1,047
				2 BR / 1 BA	860		$1.37		$1,164-$1,184
				2 BR / 2 BA	919		$1.32		$1,188-$1,234
Traditions at Augusta 3722 Walton Way Extension Augusta, GA	1980 / NAP	92.0%	256	1 BR / 1 BA	809		$1.16		$939
				2 BR / 1 BA	1,044		$1.07		$1,120
				2 BR / 2 BA	1,044		$1.09		$1,143
				3 BR / 2 BA	1,236		$1.06		$1,312
Sanctuary Apartments 5000 Sanctuary Drive Augusta, GA	2000 / NAP	95.0%	323	Studio	520		$2.33		$1,209
				1 BR / 1 BA	544-800		$1.52-$2.43		$1,029-$1,322
				2 BR / 1.5 BA	1,008		$1.38		$1,396
				2 BR / 2 BA	985-1,250		$1.15-$1.61		$1,323-$1,692
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated March 16, 2026.

The Borrowers. The borrowers are CLK Pointe Augusta LLC, CLK DeVille Augusta LLC, and Milbank Augusta LLC, each a single-purpose, bankruptcy-remote Delaware limited liability company with no independent managers. The borrowers own The Maynard of Augusta Property as tenants-in-common. Legal counsel to the borrowers did not deliver a non-consolidation opinion in connection with the origination of The Maynard of Augusta Mortgage Loan. The tenant-in-common borrowers waived their right to partition with respect to The Maynard at Augusta Property.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor for The Maynard of Augusta Mortgage Loan is Craig L. Koenigsberg, the founder and CEO of CLK Properties, an institutional multifamily owner/operator with over 85 properties under management across 15 states. Mr. Koenigsberg is involved in ongoing litigation relating to another mortgage loan. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy and Other Proceedings” in the Preliminary Prospectus.

Property Management. The Maynard of Augusta Property is managed by CLK Multifamily Management, LLC, an affiliate of the borrower sponsor.

125	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 15 — The Maynard of Augusta

Escrows and Reserves. At origination, the borrowers were required to deposit approximately (i) $92,528 into a real estate tax reserve, (ii) $110,431 into an insurance reserve, (iii) $750,000 into a replacement reserve, and (iv) $84,538 into a required repairs reserve.

Tax Reserve – On each monthly payment date, the borrower is required to deposit into a tax reserve 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially, approximately $19,897).

Insurance Reserve – On each monthly payment date, the borrowers are required into deposit to an insurance reserve 1/12th of the annual insurance premiums the lender estimates will be payable for the renewal of coverage afforded by the policies upon the expiration thereof, provided, however, monthly insurance deposits are waived if (i) no event of default has occurred or is continuing, (ii) the policies maintained by the borrowers are acceptable blanket polices and are in full force and effect, (iii) the borrowers provide the lender evidence of renewal of such blanket insurance policies, (iv) the borrowers deliver to the lender receipts or other evidence of payment of the insurance premiums as soon as practicable but within 10 business days of the due date, (v) the borrowers deposit $28,422 into a static insurance reserve and (vi) at all times, the amount on deposit is at least equal to three months of estimated insurance premiums on a standalone policy basis. As of the Cut-off Date, a blanket insurance policy is in place.

Replacement Reserve – On each monthly payment date, the borrowers are required to deposit an amount equal to $4,847 for replacements into the replacement reserve.

Lockbox / Cash Management. The Maynard of Augusta Mortgage Loan is structured with a springing lockbox and springing cash management. No later than ten business days following the occurrence of a Cash Management Trigger Event (as defined below), (i) the borrowers are required to establish and maintain a lender-controlled lockbox account and (ii) the borrowers or property manager is required to deposit all rents and other gross revenues received into the lockbox account within two business days of receipt. During a Cash Management Trigger Event Period, funds deposited into the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied in accordance with The Maynard of Augusta Mortgage Loan documents. Pursuant to The Maynard of Augusta Mortgage Loan documents, all excess funds on deposit in the cash management account (after payment of monthly amounts due under The Maynard of Augusta Mortgage Loan documents) are required to be applied as follows: (a) if a Cash Management Trigger Event Period is not in effect, to the borrowers and (b) if a Cash Management Trigger Event Period is in effect, to an excess cash flow account controlled by the lender.

A “Cash Management Trigger Event Period” commences upon a Cash Management Trigger Event (as defined below) and terminates upon the earlier of (a) the payment date following the occurrence of the related Cash Management Trigger Event Cure (as defined below) or (b) the payment in full of The Maynard of Augusta Mortgage Loan together with any other amounts due under The Maynard of Augusta Mortgage Loan documents.

A “Cash Management Trigger Event” means (i) an event of default or, (ii) if the debt service coverage ratio is less than 1.10x as of any date of determination by the lender, from and after the January 2027 payment date.

A “Cash Management Trigger Event Cure” means if the triggering event is caused solely by (a) the occurrence of the event in clause (i) of the definition of Cash Management Trigger Event, upon the cure or waiver thereof and (b) the occurrence of the event in clause (ii) of such definition, the date on which the debt service coverage ratio is at least equal to 1.15x for six consecutive months.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

126	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 16 — Townes at Southpark

CHARLOTTE DOUGLAS INTERNATIONAL AIRPORT
ARBOR GLEN
Charlotte
SOUTHPARK
YORKMONT
YORKWOOD
Compass Group
Belk
BILLY GRAHAM PKY
LIGHT RAIL
SOUTH BLVD
Renaissance Park
Harry L. Jones Sr. Golf Course
Hechinger Shopping Center
E WOODLAWN RD
Seneca Place
Costco
Tyvola Square
Townes at Southpark
5505 Closeburn Road
Charlotte, NC 28210
Starmount Shopping Center
Park Road Park
Piedmont Town Center
SouthPark Mall
SOUTHPARK
FOXCROFT
FAIRVIEW RD
Sharon Shopping Center
Foxcroft East Shopping Center
SHARON RD
Whitehall Commons
W ARROWOOD RD
Town of Ayrsley
Microsoft
Steele Creek Commons
Village at Whitehall Shopping Center
Southwest Industrial Park 9mm SF
Southwood Village
South Square Marketplace
WINDSONG TRAILS
MONTCLAIRE SOUTH
MOUNTAINBROOK
Brookdale South Park
Magnolia Park
Allure at Southpark
LaVie Southpark
Charlotte Water, Sugar Creek Wastewater Treatment Plant
Autobell Car Wash
FAIRVIEW ROAD
PARK ROAD
First Watch
Park Town Terrace
Brighton Gardens
131 MAIN Restaurant
Basketball Courts
Volleyball Court
Softball Field
Duck Pond
Park Road Park
Park Road Tennis Center
Park Road Park Playground
The Ivey Brain Health & Memory Wellness Center
Courtyard by Marriott
Tryon Medical Partners Southpark
Caregiving Corner
MAP © 2026 CARTIFACT
DATA © OSM CONTRIBUTORS

127	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 16 — Townes at Southpark

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	NREC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$15,000,000	Title:	Fee
Cut-off Date Principal Balance:	$15,000,000	Property Type – Subtype:	Multifamily – Townhome
% of Pool by Initial Pool Balance:	3.4%	Net Rentable Area (Units):	19
Loan Purpose:	Refinance	Location:	Charlotte, NC
Borrower:	Delray at South Park, LLC	Year Built / Renovated:	2022 / N/A
Borrower Sponsors:	Daniel Jimenez and Raymond V. Jones	Occupancy:	100.0%
Interest Rate:	5.92500%	Occupancy Date:	3/24/2026
Note Date:	12/11/2025	4th Most Recent NOI (As of)(1):	$755,223 (12/31/2023)
Maturity Date:	1/6/2031	3rd Most Recent NOI (As of):	$1,095,220 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(2):	$832,994 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of)(2):	$945,425 (TTM 2/28/2026)
Original Amortization:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$1,566,279
Call Protection:	L(31),D(22),O(7)	UW Expenses:	$468,996
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$1,097,283
Additional Debt:	No	UW NCF:	$1,092,533
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$21,300,000 / $1,121,053
Additional Debt Type:	N/A	Appraised Value As Of Date:	11/3/2025

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$789,474
Taxes:	$9,404	$9,404	N/A	Maturity Date Loan / Unit:	$789,474
Insurance:	$30,522	$2,671	N/A	Cut-off Date LTV:	70.4%
Replacement Reserve:	$0	$396	N/A	Maturity Date LTV:	70.4%
				UW NCF DSCR:	1.21x
				UW NOI Debt Yield:	7.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$15,000,000	100.0%	Loan Payoff	$10,034,848	66.9%
			Return of Equity	4,378,142	29.2
			Closing Costs	547,085	3.6
			Reserves	39,926	0.3
Total Sources	$15,000,000	100.0%	Total Uses	$15,000,000	100.0%
(1)	The Townes at Southpark Property was delivered in 2022 and was in lease-up in 2022 and 2023.
(2)	The decrease in the 2nd Most Recent NOI from the 3rd Most Recent NOI can be attributed to a decrease in occupancy at the Townes at Southpark Property (as defined below), caused by the owner temporarily contemplating selling off the units. The increase in the Most Recent NOI from the 2nd Most Recent NOI can be attributed to an increase in occupancy at the Townes at Southpark Property, as the owner decided not to sell the units and re-leased them.
(3)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

The Loan. The Townes at Southpark mortgage loan (the “Townes at Southpark Mortgage Loan”) is secured by the borrower’s fee interest in a townhome multifamily property (the “Townes at Southpark Property”), has a five-year term, is interest-only for the entire term and accrues interest at a fixed rate of 5.92500% per annum on an Actual/360 basis.

The Property. The Townes at Southpark Property is a 19-unit townhome multifamily property located in Charlotte, North Carolina, which was built in 2022 and consists of four townhome-style apartment buildings situated on a 2.01-acre site. The Townes at Southpark features five three-bedroom and 14 four-bedroom units for an average unit size of 3,064 square feet. Each unit contains an attached two-car garage. Unit amenities include a stainless steel appliance package, quartz countertops, cabinetry with soft-close doors and drawers, glass-front kitchen cabinets with interior lighting, wood-grain plank style flooring, frameless showers and freestanding soaking tubs, a walk-in laundry room with full-size washer

128	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 16 — Townes at Southpark

and dryers, Google Nest thermostats and covered terraces. Select units feature a built-in wet bar and wine fridge, a home office and private elevator cabs. Community amenities include direct access to the Cross Charlotte Trail and Park Road Park to the Townes at Southpark Property, which are within walking distance. As of March 24, 2026, the Townes at Southpark Property was 100.0% occupied.

The following table presents detailed information with respect to the unit mix at Townes at Southpark Property:

Multifamily Unit Mix(1)

Unit Type	No. of Units	% of Total	Occupied Units	% of Units Occupied	Average Unit Size (SF)	Avg. Monthly Rental Rate per Unit(2)	Avg. Monthly Rental Rate per SF(2)
3-Bedroom	5	26.3%	5	100.0%	2,929	$6,280	$2.14
4-Bedroom	14	73.7%	14	100.0%	3,112	$6,970	$2.24
Total/Wtd. Avg.	19	100.0%	19	100.0%	3,064	$6,789	$2.21
(1)	Based on the underwritten rent roll dated March 24, 2026.
(2)	Average Monthly Rental Rate per Unit and Average Monthly Rental Rate per SF is based on occupied units.

The following table presents certain information relating to the historical and current occupancy of the Townes at Southpark Property:

Historical and Current Occupancy

2023(1)(2)	2024(1)	2025(1)(3)	Current(4)
69.3%	87.1%	78.4%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	The Townes at Southpark Property was delivered in 2022 and was in lease-up in 2022 and 2023.
(3)	The decrease in occupancy can be attributed to the owner of the Townes at Southpark Property temporarily contemplating selling off the units. The owner ultimately decided not to sell the units and re-leased the units that had become vacant.
(4)	Current occupancy is as of March 24, 2026.

Appraisal. According to the appraisal, the Townes at Southpark Property had an “as-is” appraised value of $21,300,000 as of November 3, 2025. The table below shows the appraisal’s “as-is” conclusion.

Appraisal Valuation Summary(1)

Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$21,300,000	5.25%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated November 11, 2025, there was no evidence of any recognized environmental conditions at the Townes at Southpark Property.

129	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 16 — Townes at Southpark

The following table presents certain information relating to the operating history and underwritten cash flows of the Townes at Southpark Property:

Cash Flow Analysis

	2022(1)	2023	2024	2025	TTM(2)	UW	UW Per Unit
Gross Potential Rent(3)	$556,464	$1,603,825	$1,550,595	$1,562,813	$1,578,411	$1,547,784	$81,462
Vacancy	(534,277)	(533,264)	(161,190)	(331,024)	(246,551)	(77,389)	(4,073)
Credit Loss	0	(26,957)	(388)	(19)	449	0	0
Concessions	0	(58,964)	(20,043)	(13,834)	(14,134)	0	0
Non-Revenue Units	0	0	0	(13,000)	(6,500)	0	0
Net Rental Income	22,187	984,640	1,368,974	1,204,937	$1,311,675	$1,470,395	$77,389
Other Income(4)	6,153	99,693	109,903	91,791	95,884	95,884	5,047
Effective Gross Income	$28,340	$1,084,333	$1,478,877	$1,296,728	$1,407,559	$1,566,279	$82,436

Real Estate Taxes	7,350	(1,774)	104,297	109,556	109,643	110,086	5,794
Insurance	1,341	12,228	15,944	20,932	23,091	30,522	1,606
Management Fee	20,000	48,316	48,917	48,000	48,000	46,988	2,473
Other Expenses(5)	33,783	270,340	214,499	285,246	281,399	281,399	14,810
Total Expenses	$62,474	$329,100	$383,657	$463,734	$462,133	$468,996	$24,684

Net Operating Income	($34,134)	$755,223	$1,095,220	$832,994	$945,425	$1,097,283	$57,752
Replacement Reserves	0	0	0	0	0	4,750	250
Net Cash Flow	($34,134)	$755,223	$1,095,220	$832,994	$945,425	$1,092,533	$57,502

Occupancy(6)	4.0%	69.3%	87.1%	78.4%	84.4%	95.0%
NOI DSCR	(0.04x)	0.84x	1.22x	0.92x	1.05x	1.22x
NCF DSCR	(0.04x)	0.84x	1.22x	0.92x	1.05x	1.21x
NOI Debt Yield	(0.2%)	5.0%	7.3%	5.6%	6.3%	7.3%
NCF Debt Yield	(0.2%)	5.0%	7.3%	5.6%	6.3%	7.3%
(1)	The Townes at Southpark Property was delivered in 2022 and was in lease-up in 2022 and 2023.
(2)	TTM represents the trailing 12 months ending February 28, 2026.
(3)	UW Gross Potential Rent is based on the underwritten rent roll dated March 24, 2026.
(4)	Other Income is comprised of parking income, pet fee, tenant reimbursements and miscellaneous income.
(5)	Other Expenses is comprised of repairs & maintenance, utilities, payroll, contract services, turnover expenses, general & administrative expenses and marketing expenses.
(6)	Historical occupancies are based on physical occupancy and UW Occupancy is based on economic occupancy. As of March 24, 2026, the Townes at Southpark Property was 100.0% occupied.

The Market. The Townes at Southpark Property is located in Charlotte, Mecklenburg County, North Carolina, and forms part of the Charlotte-Concord-Gastonia metropolitan statistical area (the “Charlotte MSA”). The Charlotte MSA is a major financial center, transportation hub, and entertainment destination. Charlotte is the second largest financial hub in the United States behind New York City, as it is the headquarters for Bank of America and Truist Financial and the east coast headquarters and largest employment hub of Wells Fargo. Other Fortune 500 companies headquartered in the Charlotte MSA include Brighthouse Financial, Duke Energy, Honeywell, Lowe's, and Nucor. The Charlotte MSA is home to the Carolina Panthers, Charlotte Hornets, and Charlotte FC. Within the Charlotte MSA are several higher education institutions, including the University of North Carolina at Charlotte, Queens University of Charlotte, Davidson College and Belmont Abbey College.

Primary access to the Townes at Southpark Property is provided by Interstate 77, Interstate 277, US Highway 74 and US Highway 29. The immediate area around the Townes at Southpark Property includes residential, office, retail and general commercial properties. The Townes at Southpark Property is located approximately 1.1 miles southwest of the Southpark Shopping Mall, which includes The Cheesecake Factory, Bulla Gastrobar, Maggiano’s Little Italy, Belk, Macy’s, Nordstrom, Dillard’s, Neiman Marcus, Apple, Lens Crafters and The Container Store. Other commercial uses near the Townes at Southpark Property include Bruce Julian Clothier, Urban Outfitters, Alo, Dick’s Sporting Goods, KK Bloom Boutique, Micro Center and Park Road Shopping Center.

According to the appraisal, the Townes at Southpark Property is located in the Closeburn-Glenkirk multifamily submarket within the Charlotte multifamily market. As of the third quarter of 2025, the Charlotte multifamily market reported an inventory of 320,172 units, with an occupancy

130	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 16 — Townes at Southpark

rate of 88.8% and an asking rental rate of $1,567 per unit, a decrease from the previous quarter’s asking rental rate of $1,585 per unit. The Closeburn-Glenkirk submarket reported inventory of 907 units, with an occupancy rate of 89.9% and an asking rental rate of $1,266 per unit, a decrease from the previous quarter’s asking rental rate of $1,278 per unit.

According to the appraisal, the 2025 population within a one-, three- and five-mile radius of the Townes at Southpark Property was 11,481, 102,400, and 253,081, respectively, and the average household income within the same radii was $158,204, $181,217, and $166,174 respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Townes at Southpark Property:

Comparable Rental Summary(1)

Property Name Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit		Average Rent per SF		Average Rent per Unit
Townes at Southpark 5505 Closeburn Road Charlotte, NC	2022 / NAP	100.0%(2)	19(2)	4-BR / 4.5-BA	2,929	(2)	$2.14	(2)	$6,280	(2)
				5-BR / 5.5-BA	3,112	(2)	$2.24	(2)	$6,970	(2)
Hazel SouthPark 4401 Barclay Downs Drive Charlotte, NC	2019 / NAP	92.6%	203	Studio	586-599		$2.77-$3.01		$1,624-$1,802
				1-BR / 1-BA	652-1,126		$2.09-$2.89		$1,786-$2,634
				1-BR / 1.5 BA TH(3)	1,172		$2.30		$2,695
				2-BR / 2-BA	1,062-1,692		$2.29-$3.19		$2,432-$5,400
				2-BR / 2.5-BA	1,172		$3.41		$3,995
				2-BR / 2.5 BA TH(3)	1,716		$2.08		$3,573
				3-BR / 2-BA	1,504-2,099		$2.20-$3.30		$3,816-$6,470
				3-BR / 3-BA TH(3)	2,718		$2.57		$6,985
The Colony Apartments 4220 Colony Plaza Drive Charlotte, NC	2021 / NAP	91.8%	340	1-BR / 1-BA	628-915		$2.41-$2.69		$1,689-$2,349
				2-BR / 2-BA	1,111-1,446		$2.07-$2.59		$2,649-$3,449
				3-BR / 2-BA	1,509-1,654		$2.39-$2.45		$3,699-$3,949
The Encore SouthPark 6205 Carnegie Boulevard Charlotte, NC	2015 / NAP	95.5%	280	1-BR / 1-BA	722-920		$2.11-$2.58		$1,635-$2,025
				2-BR / 2-BA	1,068-1,514		$2.08-$2.60		$2,775-$3,670
				2-BR / 2-BA Den	1,498		$2.42		$3,230
				3-BR / 2-BA	1,599-1,884		$2.62-$2.95		$4,725-$4,940
Apex SouthPark 4425 Sharon Road Charlotte, NC	2021 / NAP	97.0%	345	Studio	665		$2.74		$1,821
				1-BR / 1-BA	718-951		$2.47-$2.95		$1,995-$2,426
				2-BR / 2-BA	1,138-1,954		$2.05-$2.42		$2,334-$4,728
				2-BR / 2.5 BA	1,602-1,667		$2.34-$2.46		$3,893-$3,944
				3-BR / 2.5-BA	1,932-2,002		$3.39-$3.96		$6,780-$7,646
				3-BR / 3-BA PH(4)	1,689-2,114		$4.18-$4.90		$7,053-$10,500
				3-BR / 3 5-BA PH(4)	2,323		$5.05		$11,740
The Residence at SouthPark 4300 Sharon Road Charlotte, NC	2007 / NAP	92.7%	150	1-BR / 1-BA	1,036-1,556		$1.43-$2.36		$2,133-$2,676
				2-BR / 2-BA	1,471-2,610		$1.45-$2.51		$2,905-$5,215
				2BR / 2.5-BA	1,840-2,813		$1.74-$2.75		$4,112-$6,438
				3-BR / 3-BA	2,232		$2.95-$3.01		$6,584-$6,723
				3-BR / 3.5-BA	2,775-3,057		$3.32-$3.50		$9,726-$10,135
Hanover Dilworth 771 East Morehead Street Charlotte, NC	2024 / NAP	91.5%	339	Studio	560		$3.84		$2,150
				1-BR / 1-BA	770-984		$2.37-$3.39		$1,912-$2,770
				2-BR / 2-BA	1,165-1,572		$2.10-$2.82		$2,854-$4,106
				2-BR / 2-BA PH(4)	1,697-2,215		$3.43-$4.30		$6,164-$8,545
				2-BR / 2.5-BA TH(3)	2,440-2,940		$2.64-$3.03		$7,385-$7,750
				3-BR / 2-BA	1,863		$3.03		$5,654
				3-BR / 2.5-BA PH(4)	2,516		$3.83		$9,625
				4-BR / 3.5-BA TH(3)	2,884		$3.02		$8,699
(1)	Source: Appraisal
(2)	Based on the underwritten rent roll dated March 24, 2026.
(3)	Represents a townhouse unit.
(4)	Represents a penthouse unit.

131	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 16 — Townes at Southpark

The Borrower. The borrower is Delray at South Park, LLC, a single purpose, bankruptcy remote North Carolina limited liability company with no independent managers. Legal counsel to the borrower did not deliver a non-consolidation opinion in connection with the origination Townes of Southpark Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors for the Townes at Southpark Mortgage Loan are Daniel Jimenez and Raymond V. Jones, who are each principals of Delray Ventures (“Delray”). Based in Charlotte, North Carolina, Delray is a privately held real estate development company focused on delivering multifamily and mixed-use communities throughout the southeastern United States. Delray’s team combines its years of experience with a disciplined development approach to create projects providing long-term value for investors, partners and residents.

Property Management. The Townes at Southpark Property is managed by Rivergate KW Management, LLC, a third-party management company.

Escrows and Reserves. At origination, the borrower was required to deposit approximately (i) $30,522 into an insurance reserve and (ii) $9,404 into a real estate tax reserve.

Tax Reserve – On each monthly payment date, the borrower is required to deposit 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially, approximately $9,404).

Insurance Reserve – On each monthly payment date, the borrower is required to deposit into the insurance reserve 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration (initially, approximately $2,671).

Replacement Reserve – On each monthly payment date, the borrower is required to deposit an amount equal to approximately $396 for replacement reserves.

Lockbox / Cash Management. The Townes at Southpark Mortgage Loan is structured with a soft lockbox and springing cash management. The borrower or property manager is required to deposit all rents and other gross revenue in a lender-controlled lockbox account within two business days of receipt. During a Cash Management Trigger Event Period, funds deposited into the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied in accordance with the Townes at Southpark Mortgage Loan documents. Pursuant to Townes at Southpark Mortgage Loan documents, all excess funds on deposit in the cash management account (after payment of monthly amounts due under the Townes at Southpark Mortgage Loan documents) are required to be applied as follows: (a) if a Cash Management Trigger Event Period is not in effect, to the borrower and (b) if a Cash Management Trigger Event Period is in effect, to an excess cash flow account controlled by the lender.

A “Cash Management Trigger Event Period” commences upon a Cash Management Trigger Event (as defined below) and terminates on the earlier of (i) the payment date following the Cash Management Trigger Event Cure (as defined below) or (ii) the payment in full of the Townes at Southpark Mortgage Loan and any amounts due under the Townes at Southpark Mortgage Loan documents.

A “Cash Management Trigger Event” means (i) an event of default or, (ii) the debt service coverage ratio, as of any date of determination by lender, is less than 1.10x for one calendar quarter.

A “Cash Management Trigger Event Cure” will occur upon (a) if the Cash Management Trigger Event was caused by the occurrence of clause (i) of the definition of Cash Management Trigger Event, the date on which such event is cured or waived and (b) if the Cash Management Trigger Event was caused by the occurrence of clause (ii) of such definition, the date on which the debt service coverage ratio is at least 1.15x for two consecutive quarters; provided that each Cash Management Trigger Event Cure is subject to the following: for two consecutive quarters following the most recent Cash Management Trigger Event, no event of default has occurred and after giving effect to the subject Cash Management Trigger Event Cure, no other Cash Management Trigger Event has occurred and is continuing.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. None.

Ground Lease. None.

Master Lease. The borrower and borrower sponsors entered into a one-year master lease at origination of the Townes at Southpark Mortgage Loan, pursuant to which the borrower sponsors are required to rent from the borrower any and all current and future vacant townhome space at the Townes at Southpark Property during the term of the master lease. Rent is required to be paid monthly in arrears on the first day of each month during the lease term, and the rent payable on such rent payment date is required to equal the aggregate of the Applicable Rent (as defined below) for every townhome for which there was a vacancy during the entirety of the prior month. As of March 2026, the Townes at Southpark Property was fully leased.

“Applicable Rent” means for any townhome the most recent monthly rent paid by the tenant of that townhome. Notwithstanding the foregoing, rent will only be due and payable on such rent payment date if, on such date, either (i) two or more townhomes are vacant or (ii) unit #4006 (current rent $11,000 per month) is vacant.

132	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 17 — The William and The Geoffrey

The Geoffrey
442 East 13th Street
New York, NY 10009
The William
436 East 13th Street
New York, NY 10009
E 14TH STREET
Stuyvesant Town
Zeckendorf Towers
Consolidated Edison Building
NYU
1st Ave
Whole Foods Market
StuyTown
Immaculate Conception
EAST 13TH STREET
EAST 12TH STREET
East Side Community High School
Joseph C Sauer Park
770 Broadway
MAP © 2026 CARTIFACT

133	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 17 — The William and The Geoffrey

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	NREC	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$14,800,000	Title:	Fee
Cut-off Date Principal Balance:	$14,800,000	Property Type – Subtype:	Multifamily – Mid-Rise
% of Pool by Initial Pool Balance:	3.3%	Net Rentable Area (Units):	12
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	436 and 442 East 13th Street Owner LLC	Year Built / Renovated:	2021 / NAP
Borrower Sponsors:	Drew Popkin, Adam Shapiro and David Kantor	Occupancy:	100.0%
Interest Rate:	5.76000%	Occupancy Date:	4/7/2026
Note Date:	5/7/2026	4th Most Recent NOI (As of):	$1,064,249 (12/31/2023)
Maturity Date:	5/7/2031	3rd Most Recent NOI (As of):	$1,066,365 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$1,088,626 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$1,021,754 (TTM 3/31/2026)
Original Amortization:	None	UW Economic Occupancy:	96.5%
Amortization Type:	Interest Only	UW Revenues:	$1,681,783
Call Protection:	L(27),D(29),O(4)	UW Expenses:	$639,396
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$1,042,387
Additional Debt:	No	UW NCF:	$1,039,387
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$22,100,000 / $1,841,667
Additional Debt Type:	N/A	Appraised Value As Of Date:	3/18/2026

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$1,233,333
Taxes:	$84,194	$42,097	N/A	Maturity Date Loan / Unit:	$1,233,333
Insurance:	$5,837	$2,919	N/A	Cut-off Date LTV:	67.0%
Replacement Reserve:	$0	$250	N/A	Maturity Date LTV:	67.0%
Deferred Maintenance:	$2,750	$0	N/A	UW NCF DSCR:	1.20x
				UW NOI Debt Yield:	7.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$14,800,000	96.3%	Loan Payoff	$14,589,184	94.9%
Borrower Sponsor Equity	572,917	3.7	Closing Costs	690,953	4.5
			Reserves	92,781	0.6
Total Sources	$15,372,917	100.0%	Total Uses	$15,372,917	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

The Loan. The William and The Geoffrey mortgage loan (“The William and The Geoffrey Mortgage Loan”) is secured by the borrower’s fee interests in two multifamily properties (“The William and The Geoffrey Properties”) and has a five-year term, is interest-only for the entire term and accrues interest at a fixed rate of 5.76000% per annum on an Actual/360 basis.

The Properties. The William and The Geoffrey Properties consist of two, six story multifamily properties operated as one economic unit, located at 436 and 442 East 13th Street in the East Village neighborhood of New York, New York. The William and The Geoffrey Properties were constructed in 2021 and contain a total of 12 market-rate full-floor units (six units in each building) and two parking spaces. The William and The Geoffrey Properties are on two non-contiguous sites. Each of The William and The Geoffrey Properties features one duplexed two-bedroom unit and five, four-bedroom units, with one resident occupying each floor with its own elevator entrance. Unit amenities include floor-to-ceiling windows, soundproof windows, Lualdi Italian doors, Turkish marble bath tile and Alta Italia kitchens with stainless steel appliances, and washers and dryers. Amenities include storage rooms and key-accessible elevators. The first floor units feature private yards, the third through fifth floor units have private terraces and the top floor unit has a private roof deck. As of April 7, 2026, The William and The Geoffrey Properties were 100.0% occupied.

134	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 17 — The William and The Geoffrey

The William and The Geoffrey Properties are classified as Tax Class 2A (under 10 units per building) and benefit from the “8/30” tax cap limitation, which restricts annual assessment increases to 8% and aggregate increases to 30% over any five-year period.

The following table presents detailed information with respect to the unit mix at The William and The Geoffrey Properties:

Multifamily Unit Mix(1)

Unit Type	No. of Units	% of Total	Occupied Units	% of Units Occupied	Average Unit Size (SF)	Average Monthly Rental Rate per Unit(2)	Average Monthly Rental Rate per SF(2)
2-BR / 2.5-BA	2	16.7%	2	100.0%	1,600	$11,010	$6.88
4-BR / 3-BA	10	83.3	10	100.0%	2,000	$12,215	$6.11
Total/Wtd. Avg.	12	100.0%	12	100.0%	1,933	$12,014	$6.21
(1)	Based on the underwritten rent roll dated April 7, 2026.
(2)	Average Monthly Rental Rate per Unit and Average Monthly Rental Rate per SF is based on occupied units and occupied SF, respectively.

The following table presents certain information relating to the historical and current occupancy of The William and The Geoffrey Properties:

Historical and Current Occupancy

2023(1)	2024(1)	2025(1)	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical Occupancy is as of December 31 of each respective year.
(2)	Current occupancy is as of April 7, 2026.

Appraisal. According to the appraisal, The William and The Geoffrey Properties had an “as-is” appraised value of $22,100,000 as of March 18, 2026. The table below shows the appraisal’s “as-is” conclusion.

Appraisal Valuation Summary(1)

Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$22,100,000	4.75%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated March 27, 2026, there was evidence of a controlled recognized environmental condition related to soil and groundwater contamination from an adjoining property. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

135	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 17 — The William and The Geoffrey

The following table presents certain information relating to the operating history and underwritten cash flows of The William and The Geoffrey Properties:

Cash Flow Analysis

	2023	2024	2025	TTM(1)	UW	UW Per Unit
Gross Potential Rent(2)	$1,671,413	$1,646,771	$1,661,171	$1,716,130	$1,721,640	$143,470
Vacancy	0	0	0	0	(51,649)	(4,304)
Credit Loss	0	0	0	0	(8,608)	(717)
Net Rental Income	$1,671,413	$1,646,771	$1,661,171	$1,716,130	$1,661,383	$138,449
Parking Income	0	10,800	10,800	12,000	20,400	1,700
Effective Gross Income	$1,671,413	$1,657,571	$1,671,971	$1,728,130	$1.681,783	$140,149

Real Estate Taxes	455,886	453,923	447,128	561,789	490,448	40,871
Insurance	26,462	26,742	24,804	37,644	33,356	2,780
Management Fee	48,625	49,727	49,859	50,279	50,453	4,204
Other Expenses(3)	76,191	60,814	61,554	56,664	65,139	5,428
Total Expenses	$607,164	$591,206	$583,345	$706,376	$639,396	$53,283

Net Operating Income	$1,064,249	$1,066,365	$1,088,626	$1,021,754	$1,042,387	$86,866
Replacement Reserves	0	0	0	0	3,000	250
Net Cash Flow	$1,064,249	$1,066,365	$1,088,626	$1,021,754	$1,039,387	$86,616

Occupancy(4)	100.0%	100.0%	100.0%	100.0%	96.5%
NOI DSCR	1.23x	1.23x	1.26x	1.18x	1.21x
NCF DSCR	1.23x	1.23x	1.26x	1.18x	1.20x
NOI Debt Yield	7.2%	7.2%	7.4%	6.9%	7.0%
NCF Debt Yield	7.2%	7.2%	7.4%	6.9%	7.0%

TTM represents the trailing 12-month period ending March 31, 2026.

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated April 7, 2026.
(2)	Other Expenses consists of repairs & maintenance, utilities, professional fees, general & administrative, turnover expenses, contract services and marketing expenses.
(3)	Occupancy represents physical occupancy for historical cash flows. UW Occupancy is based on the economic occupancy of The William and The Geoffrey Properties. As of April 7, 2026, The William and The Geoffrey Properties were 100.0% occupied.

The Market. The William and The Geoffrey Properties are located in the East Village neighborhood of New York, New York. The neighborhood surrounding The William and The Geoffrey Properties is comprised primarily of multifamily and mixed use buildings. Access is provided via the F, J, M and Z subway lines at Delancey and Essex Streets, providing convenient access to Brooklyn, New York. Additionally, The William and The Geoffrey Properties location provides access to the Williamsburg Bridge, Brooklyn Battery Tunnel to the south and the Holland Tunnel to the east.

According to the appraisal, The William and The Geoffrey Properties are located in the New York-NY multifamily market and the East Village multifamily submarket. As of the fourth quarter of 2025, the New York-NY multifamily market reported inventory of 229,467 units, an occupancy rate of 91.7% and an asking rental rate of $4,670 per unit, a slight decrease over the prior quarter asking rental rate of $4,689 per unit. As of the fourth quarter of 2025, the East Village multifamily submarket reported an inventory of 850 units, an occupancy rate of 89.0% and an asking rental rate of $4,842 per unit.

136	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 17 — The William and The Geoffrey

The following table presents certain information relating to the appraisal’s market rent conclusion for The William and The Geoffrey Properties:

Comparable Rental Summary(1)

Property Name Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit		Average Rent per SF		Average Rent per Unit
The William and The Geoffrey New York, NY	2021 / NAP	100.0%(2)	12(2)	2-BR / 2.5-BA	1,600	(2)	$6.88	(2)	$11,010	(2)
				4-BR / 3-BA	2,000	(2)	$6.11	(2)	$12,215	(2)
38 East 1st Street New York, NY	1920 / NAP	NAV	13	2-BR / 2-BA	1,318		$100.15		$11,000
38 Stuyvesant Street New York, NY	1900 / NAP	NAV	12	2-BR / 2-BA	1,385		$103.97		$12,000
410 East 9th Street New York, NY	1900 / NAP	NAV	2	2-BR / 2.5-BA	1,888		$88.95		$13,995
125 East 12th Street New York, NY	1988 / NAP	NAV	44	2-BR / 2-BA	1,245		$96.87		$10,050
104 Avenue B New York, NY	1945 / NAP	NAV	4	2-BR / 2-BA	1,500		$68.00		$8,500
91 East 4th Street New York, NY	1929 / NAP	NAV	5	4-BR / 2-BA	2,000		$71.97		$11,995
425 East 12th Street New York, NY	1900 / NAP	NAV	12	4-BR / 2-BA	1,412		$76.44		$8,995
631 East 6th Street New York, NY	1900 / NAP	NAV	10	4-BR / 3-BA	2,200		$65.45		$12,000
230 East 11th Street New York, NY	1900 / NAP	NAV	2	4-BR / 2-BA	2,829		$65.75		$15,500
20 St Marks Place New York, NY	1900 / NAP	NAV	5	4-BR / 2-BA	1,300		$129.23		$14,000

Source: Appraisal.

(1)	Based on the underwritten rent roll dated April 7, 2026.

The Borrower. The borrower is 436 and 442 East 13th Street Owner LLC, a single purpose, bankruptcy remote New York limited liability company with no independent managers. Legal counsel to the borrower did not deliver a non-consolidation opinion in connection with the origination of The William and The Geoffrey Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors for The William and The Geoffrey Mortgage Loan are Drew Popkin, Adam Shapiro and David Kantor. Drew Popkin and Adam Shapiro are co-founders of Highpoint Property Group (“HPG”), a real estate developer, operator, owner and manager based in New York, with a primary focus on residential and mixed-use development throughout New York and the tri-state areas. Since 2017, HPG has owned, developed or repositioned real estate assets across New York.

Property Management. The William and The Geoffrey Properties are managed by McCallister Management LLC, an affiliate of the borrower sponsors.

Escrows and Reserves. At origination, the borrower was required to deposit approximately (i) $5,837 into an insurance reserve, (ii) $84,194 into a real estate tax reserve, and (iii) $2,750 into a deferred maintenance reserve.

Tax Reserve – On each monthly payment date, the borrower is required to deposit into the real estate tax reserve an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially, approximately $42,097).

Insurance Reserve – On each monthly payment date, the borrower is required to deposit into an insurance reserve an amount equal to 1/12th of the insurance premiums the lender estimates will be payable for the renewal of the coverage afforded by the polices upon the expiration thereof (initially, approximately $2,919).

Replacement Reserve – On each monthly payment date, the borrower is required to deposit an amount equal to approximately $250 into a replacement reserve account.

Lockbox / Cash Management. The William and The Geoffrey Mortgage Loan is structured with a soft lockbox and springing cash management. The borrower or property manager is required to deposit all rents and other gross revenue into a lender-controlled lockbox account within three business days of receipt. During a Cash Management Trigger Event Period, funds deposited into the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied in accordance with The William and The Geoffrey Mortgage Loan documents. Pursuant to The William and The Geoffrey Mortgage Loan documents, all excess funds on deposit in the cash management account (after payment of monthly amounts due under The William and The Geoffrey Mortgage Loan documents) are required to be applied as

137	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 17 — The William and The Geoffrey

follows: (a) if a Cash Management Trigger Event Period is not in effect, to the borrower and (b) if a Cash Management Trigger Event Period is in effect, to an excess cash flow account controlled by the lender.

A “Cash Management Trigger Event Period” commences upon a Cash Management Trigger Event (as defined below) and terminates on the earlier of (i) a Cash Management Trigger Event Cure (as defined below) or (ii) the payment in full of The William Apartments and The Geoffrey Apartments Mortgage Loan and any amounts due under The William Apartments and The Geoffrey Apartments Mortgage Loan documents.

A “Cash Management Trigger Event” means (i) an event of default or (ii) the debt service coverage ratio on any date of determination by the lender is less than 1.10x for one calendar quarter.

A “Cash Management Trigger Event Cure” will occur (a) if the Cash Management Trigger Event was caused by the occurrence of clause (i) of the definition of Cash Management Trigger Event, the date on which such event of default is cured or waived and (b) if the Cash Management Trigger Event was caused by the occurrence of clause (ii) of such definition, the date on which the debt service coverage ratio was at least 1.10x for two consecutive quarters; provided that the following conditions must also be satisfied: (1) for two consecutive calendar quarters since the recent Cash Management Trigger Event: (A) no event of default has occurred, and (B) after giving effect to the subject Cash Management Trigger Event Cure, no other Cash Management Trigger Event has occurred and is continuing.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

138	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 18 — Nox Apartments

Minneapolis
DOWNTOWN MINNEAPOLIS
Nox Apartments
2703 Girard Avenue South
Minneapolis, MN 55408
Regency Hospital
Boom Island Park
Van Cleve Park
Luther Seminary
Target Field
Target Center
U.S. Bank Stadium
University Of Minnesota
TCF Bank Stadium
University of Minnesota Medical Center
M Health Fairview University of Minnesota Masonic Children's Hospital
Eloise Butler Wildflower Garden
Dunwoody College of Technology
Minneapolis Community & Technical College
HCMC Hospital
Walker Art Center
Minneapolis Convention Center
The Shops at West End
Minnesota JCC Sabes Community Center Minneapolis
Minneapolis College Of Art And Design
Abbott-Northwestern Hospital
Karmel Mall
Lake Of The Isles Dog Park
Calhoun Village Shopping Center
Calhoun Commons
Calhoun Square
Lake Calhoun
Carpenter Park
Pavek Museum
The Bakken Museum
Minikahda Club
Powderhorn Park
Miracle Mile Shopping Center
Lake Harriet
Hiawatha Golf Course
Kowalski's Markets
Rinata Restaurant
Ella Baker Global Studies & Humanities Magnet School
Soho Cafe
Uptown Diner
Chipotle
Sencha Tea Bar
Lake of the Isles
Walgreens
Tii Cup
Bank of America
UPTOWN
H & B Gallery
Frattallone's
Hirshfield's
Corner Coffee
Isles Bun & Coffee
Kenwood Isles Condos
Potbelly
Kiku Bistro
Troubadour Wine Bar
BODEGA TACO BAR
Walker Library
Reign
The Breakfast Club
Cub
LAGOON AVE
The Walkway
Revel
HENNEPIN AVENUE SOUTH
E HENNEPIN AVE
UNIVERSITY AVE SE
WASHINGTON AVE S
OLSON MEMORIAL HWY
RIVERSIDE AVE
E FRANKLIN AVE
94
35W
394
100
55
280
MAP © 2026 CARTIFACT
DATA © OSM CONTRIBUTORS

139	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 18 — Nox Apartments

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	NREC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$13,167,000	Title:	Fee Simple
Cut-off Date Principal Balance:	$13,167,000	Property Type – Subtype:	Multifamily – Mid-Rise
% of Pool by Initial Pool Balance:	2.9%	Net Rentable Area (Units):	86
Loan Purpose:	Refinance	Location:	Minneapolis, MN
Borrower:	2700 Girard Apartments LLC	Year Built / Renovated:	2021 / NAP
Borrower Sponsors(1):	Robb Lubenow and Bryan Walters	Occupancy:	96.5%
Interest Rate:	5.72100%	Occupancy Date:	6/1/2026
Note Date:	6/4/2026	4th Most Recent NOI (As of):	$741,422 (12/31/2023)
Maturity Date:	6/6/2031	3rd Most Recent NOI (As of):	$781,861(12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$923,918 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$919,122 (TTM 4/30/2026)
Original Amortization:	None	UW Economic Occupancy:	92.6%
Amortization Type:	Interest Only	UW Revenues:	$1,790,586
Call Protection:	L(26),DorYM1(27),O(7)	UW Expenses:	$828,843
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$961,743
Additional Debt:	No	UW NCF:	$944,543
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$17,710,000 / $205,930
Additional Debt Type:	N/A	Appraised Value As Of Date:	2/13/2026

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$153,105
Taxes:	$66,517	$23,544	N/A	Maturity Date Loan / Unit:	$153,105
Insurance:	$22,467	$4,493	N/A	Cut-off Date LTV:	74.3%
Replacement Reserve:	$0	$1,433	N/A	Maturity Date LTV:	74.3%
				UW NCF DSCR:	1.24x
				UW NOI Debt Yield:	7.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$13,167,000	95.3%	Loan Payoff	$12,896,645	93.3%
Borrower Sponsor Equity	650,878	4.7	Closing Costs	832,250	6.0
			Reserves	88,984	0.6
Total Sources	$13,817,878	100.0%	Total Uses	$13,817,878	100.0%
(1)	The borrower sponsors are also the borrower sponsors of the Midline Apartments mortgage loan.
(2)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

The Loan. The Nox Apartments mortgage loan (the “Nox Apartments Mortgage Loan”) is secured by the borrower’s fee interest in a multifamily property (the “Nox Apartments Property”), has a five-year term, is interest-only for the entire term and accrues interest at a fixed rate of 5.72100% per annum on an Actual/360 basis.

The Property. The Nox Apartments Property is a 86-unit multifamily property located in Minneapolis, Minnesota, which was built in 2021 and consists of one, four-story building situated on a 0.54-acre site. The Nox Apartments Property features studio, alcove, one-bedroom and two-bedroom units for an average unit size of 599 SF. Unit amenities include a stainless steel appliance package, floor to ceiling windows, dark wood flooring, marbled quartz countertop and grey cabinetry, in-unit laundry in select units, and balconies and patios in select units. Property amenities include a rooftop lounge, a resident lounge, co-working spaces, a fitness center, laundry facilities, an onsite pet spa and a heated underground parking garage. Parking is provided via 50 garage spaces, resulting in a parking ratio of 0.58-spaces per unit. As of June 1, 2026, the Nox Apartments Property was 96.5% occupied.

140	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 18 — Nox Apartments

The following table presents detailed information with respect to the unit mix at the Nox Apartments Property:

Multifamily Unit Mix(1)

Unit Type	No. of Units	% of Total	Occupied Units	% of Units Occupied	Average Unit Size (SF)	Avg. Monthly Rental Rate per Unit(2)	Avg. Monthly Rental Rate per SF(2)
Studio	16	18.6%	16	100.0%	422	$1,160	$2.75
Alcove	17	19.8	17	100.0%	538	$1,320	$2.45
1-BR / 1-BA	38	44.2	35	92.1%	599	$1,573	$2.63
2-BR / 1-BA	7	8.1	7	100.0%	717	$1,817	$2.53
2-BR / 2-BA	8	9.3	8	100.0%	977	$2,188	$2.24
Total/Wtd. Avg.	86	100.0%	83	96.5%	599	$1,521	$2.54
(1)	Based on the underwritten rent roll dated June 1, 2026.
(2)	Average Monthly Rental Rate per Unit and Average Monthly Rental Rate per SF is based on occupied units and occupied SF, respectively.

The following table presents certain information relating to the historical and current occupancy of the Nox Apartments Property:

Historical and Current Occupancy

2023(1)	2024(1)	2025(1)	Current(2)
95.4%	90.7%	94.2%	96.5%
(1)	Historical Occupancy is as of December 31 of each respective year.
(2)	Current occupancy is as of June 1, 2026.

Appraisal. According to the appraisal, the Nox Apartments Property had an “as-is” appraised value of $17,710,000 as of February 13, 2026. The table below shows the appraisal’s “as-is” conclusion.

Appraisal Valuation Summary(1)

Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$17,710,000	5.25%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated March 17, 2026, there was no evidence of any recognized environmental conditions at the Nox Apartments Property.

141	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 18 — Nox Apartments

The following table presents certain information relating to the operating history and underwritten cash flows of the Nox Apartments Property:

Cash Flow Analysis

	2023	2024	2025	TTM(1)	UW	UW Per Unit
Gross Potential Rent(2)	$1,488,314	$1,487,455	$1,533,686	$1,548,893	$1,579,200	$18,363
Vacancy	(114,484)	(116,730)	(77,550)	(77,883)	(78,960)	(918)
Loss to Lease	(12,300)	(2,923)	3,585	6,633	(6,984)	(81)
Credit Loss/Loss to Lease	0	0	(8,090)	(8,526)	(7,466)	(87)
Concessions	(60,533)	(27,702)	(39,822)	(45,296)	(23,583)	(274)
Net Rental Income	$1,300,998	$1,340,099	$1,411,810	$1,423,820	$1,462,206	$17,002
Other Income(3)	285,378	264,787	323,265	320,764	328,379	3,818
Effective Gross Income	$1,586,375	$1,604,886	$1,735,075	$1,744,584	$1,790,586	$20,821

Real Estate Taxes	270,128	274,009	247,366	268,059	268,059	3,117
Insurance	20,367	34,852	51,886	55,022	51,353	597
Management Fee	65,511	65,820	50,564	46,667	53,718	625
Other Expenses(4)	488,948	448,345	461,341	455,714	455,714	5,299
Total Expenses	$844,953	$823,025	$811,157	$825,462	$828,843	$9,638

Net Operating Income	$741,422	$781,861	$923,918	$919,122	$961,743	$11,183
Replacement Reserves	0	0	0	0	17,200	200
Net Cash Flow	$741,422	$781,861	$923,918	$919,122	$944,543	$10,983

Occupancy(5)	87.4%	90.1%	92.1%	91.9%	92.6%
NOI DSCR	0.97x	1.02x	1.21x	1.20x	1.26x
NCF DSCR	0.97x	1.02x	1.21x	1.20x	1.24x
NOI Debt Yield	5.6%	5.9%	7.0%	7.0%	7.3%
NCF Debt Yield	5.6%	5.9%	7.0%	7.0%	7.2%
(1)	TTM represents the trailing 12-month period ending April 30, 2026.
(2)	UW Gross Potential Rent is based on the underwritten rent roll dated June 1, 2026.
(3)	Other Income is comprised of parking income, tenant reimbursements, pet fees, late fees and miscellaneous income.
(4)	Other Expenses includes repairs & maintenance expenses, utility expenses, payroll expenses, general & administrative, contract expenses, marketing expenses, and turnover expenses.
(5)	Occupancy represents economic occupancy for historical cashflows and UW cash flows. As of June 1, 2026, the Nox Apartments Property was 96.5% occupied.

The Market. The Nox Apartments Property is located within the central area of the Minneapolis metropolitan statistical area (the “Minneapolis MSA”). Major employers within the Minneapolis MSA include Fairview Health Services, Target Corporation, Allina Health System, University of Minnesota and HealthPartners Inc. Regional access to the Nox Apartments Property is provided via Intestate 394, Interstate 35W and Minnesota State Highway 62. According to the appraisal, The Nox Apartments Property is situated within an established residential and mixed-use neighborhood in south Minneapolis characterized by a combination of multifamily residential, retail, commercial, and neighborhood service uses. The surrounding area reflects a mature urban development pattern with a diverse mix of housing options, local businesses, and community amenities. Public transportation in the area is provided by Metro Transit, with multiple bus routes serving nearby corridors and connecting the Nox Apartments Property to destinations throughout the Twin Cities. The Nox Apartments Property is also located within approximately 4.4-miles of the Metro Blue and Green light rail lines, which provide connections to downtown Minneapolis, downtown St. Paul, the University of Minnesota, and Minneapolis–St. Paul International Airport.

According to the appraisal, the Nox Apartments Property is located in the Uptown apartment submarket within the Minneapolis MSA apartment market. As of the fourth quarter of 2025, the Minneapolis MSA apartment market reported an inventory of 445,318 units, with an occupancy rate of 93.9% and an asking rental rate of $1,548 per unit, an increase from the previous quarter’s asking rent of $1,543 per unit. The Uptown apartment submarket reported inventory of 6,400 units, with an occupancy rate of 91.0% and an asking rental rate of $1,482 per unit, an increase from the previous quarter’s asking rent of $1,458 per unit.

According to the appraisal, the 2025 population within a one-, three-, and five-mile radius of the Nox Apartments Property was 40,133, 237,423, and 508,529, respectively, and an average household income within the same radii was $109,468, $117,069, and $123,383, respectively.

142	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 18 — Nox Apartments

The following table presents certain information relating to the appraisal’s market rent conclusion for the Nox Apartments Property:

Comparable Rental Summary(1)

Property Name Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit		Average Rent per SF		Average Rent per Unit
Nox Apartments 2703 Girard Avenue South Minneapolis, MN	2021 / NAP	96.5%(2)	86(2)	Studio	422	(2)	$2.75	(2)	$1,160	(2)
				Alcove	538	(2)	$2.45	(2)	$1,320	(2)
				1-BR / 1-BA	599	(2)	$2.63	(2)	$1,573	(2)
				2-BR / 1-BA	717	(2)	$2.53	(2)	$1,817	(2)
				2-BR / 2-BA	977	(2)	$2.24	(2)	$2,188	(2)
The Bohen 2851 Hennepin Avenue South Minneapolis, MN	2023 / NAP	91.6%	143	Studio	481-491		$2.89-$2.97		$1,390-$1,460
				1-BR / 1-BA	558-770		$2.30-$2.82		$1,545-$1,885
				2-BR / 1-BA	870		$2.90		$2,525
				2-BR / 2-BA	885-1,006		$2.71-$2.78		$2,463-$2,725
				3-BR / 2-BA	1,266		$2.34		$2,960
Lumos Apartments 2826 Girard Avenue South Minneapolis, MN				Studio	390-585		$2.21-$3.04		$1,185-$1,292
	2021 / NAP	98.7%	76	1-BR / 1-BA	492-621		$2.33-$3.11		$1,382-$1,503
				2-BR / 2-BA	945		$2.10		$1,989
Odie Apartments 607 West 28th Street Minneapolis, MN	2020 / NAP	97.0%	67	Studio	375-384		$3.14-$3.23		$1,205-$1,210
				1-BR / 1-BA	525-715		$2.40-$2.93		$1,540-$1,715
Alexander Apartments 3224-3236 Girard Avenue South Minneapolis, MN	2021 / NAP	96.1%	77	Studio	360-430		$2.74-$3.19		$1,145-$1,215
				1-BR / 1-BA	465-610		$2.54-$2.99		$1,391-$1,565
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated June 1, 2026.

The Borrower. The borrower is 2700 Girard Apartments LLC, a single purpose, bankruptcy remote Minnesota limited liability company with no independent managers. Legal counsel to the borrower did not deliver a non-consolidation opinion in connection with the origination of the Nox Apartments Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors for the Nox Apartments Mortgage Loan Mortgage Loan are Robb Lubenow and Bryan Walters. Robb Lubenow and Bryan Walters are the co-founders of Yellow Tree, a Minneapolis based real estate development, construction and property management firm. Yellow Tree focuses on the revitalization of urban properties. Since 2018, Yellow Tree has completed over 30 buildings and 2,300 units and invested over $504 million in the Twin Cities market.

Property Management. The Nox Apartments Property is managed by Yellow Tree Property Management, LLC, an affiliate of the borrower sponsors.

Escrows and Reserves. At origination, the borrower was required to deposit approximately (i) $22,467 into an insurance reserve and (ii) $66,517 into a real estate tax reserve.

Tax Reserve – On each monthly payment date, the borrower is required to deposit into the real estate tax reserve an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially, approximately $23,544).

Insurance Reserve – On each monthly payment date, the borrower is required to deposit into the insurance reserve an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the polices upon the expiration thereof (initially, approximately $4,493).

Replacement Reserve – On each monthly payment date, the borrower is required to deposit an amount equal to approximately $1,433 into a replacement reserve account.

Lockbox / Cash Management. The Nox Apartments Mortgage Loan is structured with a soft lockbox and springing cash management. The borrower or property manager is required to deposit all rents and other gross revenue into a lender-controlled lockbox account within two business days of receipt. During a Cash Management Trigger Event Period, funds deposited into the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied in accordance with the Nox Apartments Mortgage Loan documents. Pursuant to the Nox Apartments Mortgage Loan documents, all excess funds on deposit in the cash management account (after payment of monthly amounts due under the Nox Apartments Mortgage Loan documents) are required to be applied as follows: (a) if a Cash Management Trigger Event Period is not in effect, to the borrower and (b) if a Cash Management Trigger Event Period is in effect, to an excess cash flow account controlled by the lender.

143	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 18 — Nox Apartments

A “Cash Management Trigger Event Period” commences upon a Cash Management Trigger Event (as defined below) and terminates on the earlier of (i) a Cash Management Trigger Event Cure (as defined below) or (ii) the payment in full of the Nox Apartments Mortgage Loan and any amounts due under the Nox Apartments Mortgage Loan documents.

A “Cash Management Trigger Event” means (i) an event of default or (ii) as of any date of determination by the lender, the debt service coverage ratio is less than 1.10x for one calendar quarter.

A “Cash Management Trigger Event Cure” will occur (a) if the triggering event was caused by the occurrence of clause (i) of the definition of Cash Management Trigger Event, the date on which such event is cured or waived and (b) if the triggering event was caused by the occurrence of clause (ii) of such definition, the date on which the debt service coverage ratio is at least 1.15x for two consecutive quarters; provided that, in each case, the following must be satisfied in connection with the cure: for two consecutive quarters following the most recent Cash Management Trigger Event, no event of default has occurred and after giving effect to the subject Cash Management Trigger Event Cure, no other Cash Management Trigger Event has occurred and is continuing.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

144	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 19 — Hidden Creek Apartments

145	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 19 — Hidden Creek Apartments

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	NREC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$12,950,000	Title:	Fee
Cut-off Date Principal Balance:	$12,950,000	Property Type – Subtype:	Multifamily – Garden
% of Pool by Initial Pool Balance:	2.9%	Net Rentable Area (Units):	183
Loan Purpose:	Refinance	Location:	Jeffersonville, IN
Borrower:	MOF HC Owner, LLC	Year Built / Renovated:	1971 / 2022
Borrower Sponsor:	Ramon M. Corona	Occupancy:	93.4%
Interest Rate:	5.85500%	Occupancy Date:	4/10/2026
Note Date:	11/12/2025	4th Most Recent NOI (As of)(2):	$432,250 (12/31/2023)
Maturity Date:	12/6/2030	3rd Most Recent NOI (As of)(2):	$795,444 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$893,252 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$896,455 (TTM 2/28/2026)
Original Amortization:	None	UW Economic Occupancy:	86.2%
Amortization Type:	Interest Only	UW Revenues:	$2,301,043
Call Protection:	L(32),DorYM1(24),O(4)	UW Expenses:	$1,332,802
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$968,241
Additional Debt:	No	UW NCF:	$922,241
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$18,140,000 / $99,126
Additional Debt Type:	N/A	Appraised Value As Of Date:	10/8/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$70,765
Taxes:	$182,136	$18,873	N/A	Maturity Date Loan / Unit:	$70,765
Insurance:	$167,726	$18,636	N/A	Cut-off Date LTV:	71.4%
Replacement Reserve:	$0	$3,833	N/A	Maturity Date LTV:	71.4%
Deferred Maintenance:	$61,055	$0	N/A	UW NCF DSCR:	1.20x
				UW NOI Debt Yield:	7.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$12,950,000	85.4%	Loan Payoff	$14,262,781	94.0%
Borrower Sponsor Equity	2,221,987	14.6	Closing Costs	498,290	3.3
			Reserves	410,917	2.7
Total Sources	$15,171,987	100.0%	Total Uses	$15,171,987	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(2)	Since acquisition, the borrower completed significant renovations on unit interiors and common area amenities, resulting in progressive increases from 4th Most Recent NOI to 3rd and 2nd Most Recent NOI as the property stabilized.

The Loan. The Hidden Creek Apartments mortgage loan (the “Hidden Creek Apartments Mortgage Loan”) is secured by the borrower’s fee interest in a garden-style multifamily property (the “Hidden Creek Apartments Property”), has a five-year term, is interest-only for the entire term and accrues interest at a fixed rate of 5.85500% per annum on an Actual/360 basis.

The Property. The Hidden Creek Apartments Property is a 183-unit garden-style multifamily property located in Jeffersonville, Indiana, which was built in 1971 and consists of 23, two-story apartment buildings and one clubhouse building situated on a 11.10-acre site. The Hidden Creek Apartments Property features 70 one-bedroom/one-bathroom units, 91 two-bedroom/one-bathroom units, and 22 two-bedroom/one-and-a-half-bathroom units. Community amenities include a swimming pool, dog park, playground, clubhouse with a leasing office and common laundry room. Unit amenities include stainless steel appliances, dishwashers, quartz countertops, LVP flooring, and washer/dryer connections. Since 2022, the borrower sponsor has completed $2,525,854 in interior and exterior capital improvements at the property. Parking is provided via 343 surface spaces, resulting in a parking ratio of approximately 1.86-spaces per unit. As of April 10, 2026, the Hidden Creek Apartments Property was 93.4% occupied.

146	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 19 — Hidden Creek Apartments

The following table presents detailed information with respect to the unit mix at the Hidden Creek Apartments Property:

Multifamily Unit Mix(1)

Unit Type	No. of Units		% of Total	Occupied Units	% of Units Occupied	Average Unit Size (SF)	Avg. Monthly Rental Rate per Unit(2)	Avg. Monthly Rental Rate per SF(2)
1-BR / 1-BA	70		38.3%	64	91.4%	859	$913	$1.06
2-BR / 1-BA	91		49.7	86	94.5%	1,030	$1,090	$1.06
2-BR / 1.5-BA	22		12.0	21	95.5%	1,050	$1,045	$1.00
Total/Wtd. Avg.	183	(2)	100.0%	171	93.4%	967	$1,018	$1.05
(1)	Based on the underwritten rent roll dated April 10, 2026. Average Monthly Rental Rate per Unit and Average Monthly Rental Rate per SF is based on occupied units and occupied SF, respectively.
(2)	Total unit count per the rent roll dated April 10, 2026 includes one employee unit.

The following table presents certain information relating to the historical and current occupancy of the Hidden Creek Apartments Property:

Historical and Current Occupancy

2023(1)	2024(1)	2025(1)	Current(2)
88.5%	85.3%	85.3%	93.4%
(1)	Historical Occupancy is as of December 31 of each respective year.
(2)	Current occupancy is as of April 10, 2026.

Appraisal. According to the appraisal, the Hidden Creek Apartments Property had an “as-is” appraised value of $18,140,000 as of October 8, 2025. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)

Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$18,140,000	5.75%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated October 21, 2025, there was no evidence of any recognized environmental conditions at the Hidden Creek Apartments Property.

147	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 19 — Hidden Creek Apartments

The following table presents certain information relating to the operating history and underwritten cash flows of the Hidden Creek Apartments Property:

Cash Flow Analysis

	2022	2023	2024	2025	TTM(1)	UW	UW Per Unit
Gross Potential Rent(2)	$2,274,712	$2,248,832	$2,281,390	$2,279,516	$2,287,085	$2,324,256	$12,701
Vacancy	(77,740)	(224,547)	(283,876)	(184,719)	(161,144)	(164,928)	(901)
Credit Loss	(62,900)	(61,834)	(70,589)	(82,192)	(69,726)	(57,819)	(316)
Loss-to-Lease	(834,103)	(397,364)	(181,024)	(75,937)	(69,026)	(54,648)	(299)
Employee/Model Units	0	(10,997)	(10,068)	(8,992)	(14,490)	(15,300)	(84)
Concessions	(8,413)	(19,604)	(38,723)	(39,912)	(40,224)	(27,369)	(150)
Net Rental Income	$1,291,557	$1,534,487	$1,697,111	$1,887,764	$1,932,475	$2,004,192	$10,952
Other Income(3)	120,926	202,957	329,819	313,143	294,311	296,851	1,622
Effective Gross Income	$1,412,483	$1,737,444	$2,026,930	$2,200,908	$2,226,786	$2,301,043	$12,574

Real Estate Taxes	198,491	222,220	240,000	240,710	240,661	240,661	1,315
Insurance	201,920	274,752	227,538	210,195	211,509	211,509	1,156
Management Fee	45,689	52,723	59,220	64,903	66,560	69,031	377
Other Expenses(4)	462,471	755,499	704,728	791,848	811,601	811,601	4,435
Total Expenses	$908,571	$1,305,194	$1,231,486	$1,307,656	$1,330,331	$1,332,802	$7,283

Net Operating Income	$503,912	$432,250	$795,444	$893,252	$896,455	$968,241	$5,291
Replacement Reserves	10,891	0	0	0	0	46,000	251
Net Cash Flow	$493,021	$432,250	$795,444	$893,252	$896,455	$922,241	$5,040

Occupancy(5)	95.7%	88.5%	85.3%	85.3%	NAV	86.2%
NOI DSCR	0.66x	0.56x	1.03x	1.16x	1.17x	1.26x
NCF DSCR	0.64x	0.56x	1.03x	1.16x	1.17x	1.20x
NOI Debt Yield	3.9%	3.3%	6.1%	6.9%	6.9%	7.5%
NCF Debt Yield	3.8%	3.3%	6.1%	6.9%	6.9%	7.1%
(1)	TTM represents the trailing 12-month period ending February 28, 2026.
(2)	UW rent is based on the underwritten rent roll dated April 10, 2026.
(3)	Other Income is comprised of utility reimbursements, renters insurance fees, laundry & vending income, administrative fees, application fees, NSF fees, late fees, legal fees, pet fees, key and lock fees, lease cancellation fees, damage/turnover charges, interest income, collection income, month-to-month fees, transfer fees, insufficient notice fees, and miscellaneous income.
(4)	Other Expenses is comprised of repairs & maintenance, utilities, payroll & benefits, general & administrative, turnover, contract services, and marketing expenses.
(5)	Occupancy represents physical occupancy for historical cash flows and economic occupancy for UW cash flows.

The Market. The Hidden Creek Apartments Property is located in Jeffersonville, Clark County, Indiana, which is part of the Louisville-Jefferson County, KY-IN metropolitan statistical area (the “Louisville-Jefferson County MSA”). The Louisville-Jefferson County MSA’s largest employers include United Parcel Service (UPS) (24,000 employees), Norton Healthcare (16,785 employees), UofL Health Inc. (14,654 employees), Ford Motor Co. (12,531 employees), and Baptist Healthcare Systems Inc. (11,085 employees). As of August 2025, unemployment in the MSA stood at 4.0%. Industries providing economic stability include vehicle manufacturing, logistics and transportation, and construction.

The Hidden Creek Apartments Property is located in the southeastern area of Jeffersonville, Indiana, approximately 8.0 miles north of the Louisville, Kentucky central business district. Major access routes serving the Hidden Creek Apartments Property include Interstate 265, Interstate 65, and US Highway 31. Hidden Creek Apartments Property is approximately 11.8 miles from the Louisville Muhammad Ali International Airport.

According to the appraisal, the Hidden Creek Apartments Property is located in the Northwest Louisville multifamily submarket within the Louisville/Jefferson County multifamily market. As of the third quarter of 2025, the Louisville/Jefferson County apartment market had a vacancy rate of 4.5%, an average rental rate of $1,299 per unit per month, and an existing inventory of 103,703 units. 458 new units were delivered during the quarter, a decline from 749 units delivered in the prior quarter. The Northwest Louisville submarket had a vacancy rate of 4.1%, an average asking rent of $1,179 per unit, and an existing inventory of 15,163 units. 206 new units were delivered to the submarket in the third quarter of 2025.

148	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 19 — Hidden Creek Apartments

According to the appraisal, the 2025 total population within a one-, three-, and five-mile radius of the Hidden Creek Apartments Property was 9,476, 45,005, and 126,330, respectively, and the 2025 average household income within the same radii of $83,079, $96,099, and $109,366, respectively.

The following table presents certain information relating to the appraisals’ market rent conclusion for the Hidden Creek Apartments Property:

Comparable Rental Summary(1)

Property Name Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit		Average Rent per SF		Average Rent per Unit
Hidden Creek Apartments 3130 Middle Road Jeffersonville, IN	1971 / 2022	93.4%(2)	183(2)	1-BR / 1-BA	859	(2)	$1.06	(2)	$913	(2)
				2-BR / 1-BA	1,030	(2)	$1.06	(2)	$1,090	(2)
				2-BR / 1.5-BA	1,050	(2)	$1.06	(2)	$1,045	(2)
Beech Grove Apartments 3014 Beech Grove Court Jeffersonville, IN	1972 / 2006	90.0%	182	1-BR / 1-BA	603		$1.37		$825
				2-BR / 2-BA	871		$1.21		$1,050
				3-BR / 2-BA	1,143		$1.06		$1,217
Bridgepoint Apartments 1919 Viking Drive Jeffersonville, IN	1969 / NAP	96.0%	136	1-BR / 1-BA	650		$1.21		$785
				2-BR / 1-BA	985		$0.93		$915
Lighthouse Apartments 900 Lighthouse Drive Jeffersonville, IN	2002 / NAP	98.0%	232	1-BR / 1-BA	850		$1.15		$980
				2-BR / 2-BA	1,020		$1.08		$1,100
				3-BR / 2-BA	1,300		$1.12		$1,450
Autumn Ridge Apartments 3250 Autumn Ridge Court Jeffersonville, IN	1996 / NAP	96.0%	104	1-BR / 1-BA	683		$1.49		$1,015
				2-BR / 2-BA	1,125		$1.00		$1,125
Olde Towne Village Apartments 790 Irving Drive Clarksville, IN	1965 / 1996	94.0%	156	1-BR / 1-BA	750		$1.17		$880
				2-BR / 1-BA	1,300		$0.75		$981
River Chase Apartments 626 Dartmouth Drive Clarksville, IN	1972 / 2020	96.0%	472	1-BR / 1-BA	750		$1.06		$795
				2-BR / 2-BA	1,000		$0.91		$905
				3-BR / 2-BA	1,340		$1.02		$1,363
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated April 10, 2026.

The Borrower. The borrower is MOF HC Owner, LLC, a single-purpose, bankruptcy-remote Delaware limited liability company with no independent managers. Legal counsel to the borrower did not deliver a non-consolidation opinion in connection with the origination of the Hidden Creek Apartments Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor for the Hidden Creek Apartments Mortgage Loan is Ramon M. Corona. Mr. Corona is a founding principal at Monument Capital Management, a fully integrated real estate investment firm focused on acquiring and repositioning multifamily assets, which has acquired over $1 billion in assets across 16 US states, comprised of over 15,000 units.

Property Management. The Hidden Creek Apartments Property is managed by Monument Real Estate Services LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower was required to deposit approximately (i) $167,726 into an insurance reserve, (ii) $182,136 into a real estate tax reserve, and (iii) $61,055 into a required repairs reserve.

Tax Reserve – On each monthly payment date, the borrower is required to deposit into the real estate tax reserve an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially, approximately $18,873).

Insurance Reserve – On each monthly payment date, the borrower is required to deposit into the insurance reserve an amount equal to 1/12th of the insurance premiums the lender estimates will be payable for the renewal of the coverage afforded by the polices upon the expiration thereof (initially, approximately $18,636).

Replacement Reserve – On each monthly payment date the borrower is required to deposit an amount equal to approximately $3,833 into a replacement reserve account.

Lockbox / Cash Management. The Hidden Creek Apartments Mortgage Loan is structured with a soft lockbox and springing cash management. The borrower is required to deposit all rents and other gross revenue into a lender-controlled lockbox account within two business days of receipt. During a Cash Management Trigger Event Period, funds deposited into the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied in accordance with the Hidden Creek Apartments Mortgage Loan documents. Pursuant to Hidden Creek Apartments Mortgage Loan documents, all excess funds on deposit in the cash management account (after payment

149	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 19 — Hidden Creek Apartments

of monthly amounts due under the Hidden Creek Apartments Mortgage Loan documents) are required to be applied as follows: (a) if a Cash Management Trigger Event Period is not in effect, to the borrower and (b) if a Cash Management Trigger Event Period is in effect, to an excess cash flow account controlled by the lender.

A “Cash Management Trigger Event Period” commences upon a Cash Management Trigger Event (as defined below) and terminates upon the earlier of (a) the payment date following the occurrence of the related Cash Management Trigger Event Cure (as defined below) or (b) the payment in full of the Hidden Creek Mortgage Loan and any amounts due under the Hidden Creek Mortgage Loan documents.

A “Cash Management Trigger Event” means (i) an event of default or (ii) as of any date of determination by the lender, the debt service coverage ratio is less than 1.10x for one calendar quarter.

A “Cash Management Trigger Event Cure” means if the triggering event is caused solely by (a) the occurrence of the event in clause (i) of the definition of Cash Management Trigger Event, upon the cure or waiver thereof and (b) the occurrence of the event in clause (ii) of such definition, the date on which the debt service coverage ratio is at least equal to 1.15x for two consecutive quarters; provided such cure is also subject to the following conditions: (1) for six consecutive months following the commencement of the last Cash Management Trigger Event, no event of default has occurred and (2) after giving effect to such Cash Management Trigger Event Cure, no other Cash Management Trigger Event has occurred and is continuing.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

150	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 20 — Alpine Studios

Cleaners Food Bank
Indianapolis Airport Authority
Southern Glazer's
FedEx
Vivint
Life Church 180
W HANNA AVE
Kroger Fuel Center
Haitian Church
Mota Tacos
Miller Expedited Freight
WoodSpring Suites
Midwest Nonwovens of Indiana
Culver's
Country Inn & Suites
Denny's
Aspen Pointe Apartments
Speeway
Taco Bell
Walmart Neighborhood Market
Burger King
Subway
Azteca Mexican Store
Rally's
Vineyard Liquors
W THOMPSON RD
Valley Mills Elementary School
KENTUCKY AVE
S HIGH SCHOOL RD
VA Medical Center
Eskenazi Hospital
Riley Hospital for Children
Indiana University Hospital
Indiana University -Purdue University (IUPUI)
DOWNTOWN
NEAR WESTSIDE
Indiana Medical History Museum
W WASHINGTON ST
Indiana State Capitol
Indianapolis Zoo
Victory Field
Circle Centre Mall
Anthem, Inc. Headquarters
Bankers Life Field House
Lucas Oil Stadium
Eli Lilly & Company Headquarters
Rhodius Park
OLD SOUTHSIDE
Indianapolis
NATIONAL GUARD ASSOCIATION OF INDIANA
St Joseph And Holy Cross Cemetery
Garfield Park
Calvary Cemetery
Kroger
Mars Hill
Fairbanks Plaza North
University of Indianapolis
Southgate Plaza Shopping Center
Southern Plaza Shopping Center
INDIANAPOLIS INTERNATIONAL AIRPORT
Alpine Studios
5818 Flight School Drive
Indianapolis, IN 46221
Walmart Neighborhood Market
Perry Township
MAP © 2026 CARTIFACT
DATA © OSM/ESRI/GEOBOUNDARIES

151	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 20 — Alpine Studios

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	NREC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$10,550,000	Title:	Fee
Cut-off Date Principal Balance:	$10,550,000	Property Type – Subtype:	Multifamily – Garden
% of Pool by Initial Pool Balance:	2.4%	Net Rentable Area (Units):	114
Loan Purpose:	Refinance	Location:	Indianapolis, IN
Borrower:	AP Alpine LLC	Year Built / Renovated:	2021 / NAP
Borrower Sponsor:	Aminim Properties, LLC	Occupancy:	94.7%
Interest Rate:	6.06000%	Occupancy Date:	5/5/2026
Note Date:	6/11/2026	4th Most Recent NOI (As of):	$836,439 (12/31/2023)
Maturity Date:	7/6/2031	3rd Most Recent NOI (As of):	$816,882 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$855,613 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$798,751 (TTM 4/30/2026)
Original Amortization:	None	UW Economic Occupancy:	92.4%
Amortization Type:	Interest Only	UW Revenues:	$1,647,173
Call Protection:	L(25),DorYM1(28),O(7)	UW Expenses:	$793,386
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$853,787
Additional Debt:	No	UW NCF:	$825,287
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$14,425,000 / $126,535
Additional Debt Type:	N/A	Appraised Value As Of Date:	5/8/2026

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$92,544
Taxes:	$58,942	$20,863	N/A	Maturity Date Loan / Unit:	$92,544
Insurance:	$5,938	$2,969	N/A	Cut-off Date LTV:	73.1%
Replacement Reserve:	$0	$2,375	N/A	Maturity Date LTV:	73.1%
				UW NCF DSCR:	1.27x
				UW NOI Debt Yield:	8.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$10,550,000	100.0%	Loan Payoff	$9,868,753	93.5%
			Closing Costs	574,154	5.4
			Reserves	64,880	0.6
			Principal Equity Distribution	42,213	0.4
Total Sources	$10,550,000	100.0%	Total Uses	$10,550,000	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

The Loan. The Alpine Studios mortgage loan (the “Alpine Studios Mortgage Loan”) is secured by the borrower’s fee interest in a multifamily property (the “Alpine Studios Property”), has a five-year term, is interest-only for the entire term and accrues interest at a fixed rate of 6.06000% per annum on an Actual/360 basis.

The Property. The Alpine Studios Property is a 114-unit multifamily property located in Indianapolis, Indiana, which was built in 2021 and consists of four three-story buildings situated on a 5.37-acre site. The Alpine Studios Property features 58 studio units, 42 one-bedroom units, and 14 two-bedroom units. Unit amenities include stainless steel kitchen appliances, wood cabinets, laminate countertops, in-unit washer/dryer, and ceiling fans. Community amenities include a clubhouse, fitness center, dog park, and on-site management. Parking is provided via 127 surface spaces, resulting in a parking ratio of approximately 1.1 spaces per unit. As of May 5, 2026, the Alpine Studios Property was 94.7% occupied.

152	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 20 — Alpine Studios

The following table presents detailed information with respect to the unit mix at the Alpine Studios Property:

Multifamily Unit Mix(1)

Unit Type	No. of Units	% of Total	Occupied Units	% of Units Occupied	Average Unit Size (SF)	Average Monthly Rental Rate per Unit(2)	Avg. Monthly Rental Rate per SF(2)
Studio	58	50.9%	58	100.0%	450	$965	$2.14
1-BR / 1-BA	42	36.8	38	90.5%	691	$1,179	$1.71
2-BR / 1-BA	7	6.1	7	100.0%	992	$1,382	$1.39
2-BR / 2-BA	7	6.1	5	71.4%	936	$1,419	$1.52
Total/Wtd. Avg.	114	100.0%	108	94.7%	602	$1,088	$1.84
(1)	Based on the underwritten rent roll dated May 5, 2026.
(2)	Average Monthly Rental Rate per Unit and Average Monthly Rental Rate per SF are based on occupied units and occupied square feet, respectively.

The following table presents certain information relating to the historical and current occupancy of the Alpine Studios Property:

Historical and Current Occupancy

2023(1)	2024(1)	2025(1)	Current(2)
96.9%	92.4%	91.6%	94.7%
(1)	Historical Occupancy is as of December 31 of each respective year.
(2)	Current occupancy is as of May 5, 2026.

Appraisal. According to the appraisal, the Alpine Studios Property had an “as-is” appraised value of $14,425,000 as of May 8, 2026. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)

Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$14,425,000	6.00%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated May 19, 2026, there was no evidence of any recognized environmental conditions at the Alpine Studios Property.

153	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 20 — Alpine Studios

The following table presents certain information relating to the operating history and underwritten cash flows of the Alpine Studios Property:

Cash Flow Analysis

	2023	2024	2025	TTM(1)	UW	UW Per Unit
Gross Potential Rent(2)	$1,384,334	$1,465,788	$1,479,553	$1,492,831	$1,502,718	$13,182
Vacancy	(47,754)	(115,362)	(141,352)	(154,924)	(92,730)	(813)
Credit Loss	(7,990)	(13,166)	(12,158)	(14,154)	(14,154)	(124)
Concessions	(2,629)	(4,973)	(38,022)	(55,838)	(7,050)	(62)
Net Rental Income	$1,325,961	$1,332,287	$1,288,021	$1,267,915	$1,388,784	$12,182
Other Income(3)	280,256.00	276,628.00	260,595.00	258,389.00	258,389.00	2,267
Effective Gross Income	$1,606,217	$1,608,915	$1,548,616	$1,526,304	$1,647,173	$14,449

Real Estate Taxes	250,356	264,148	176,664	182,938	247,082	2,167
Insurance	32,789	29,971	30,140	29,330	29,330	257
Management Fee	52,097	51,956	50,394	51,844	53,533	470
Other Expenses(4)	434,536	445,958	435,805	463,441	463,441	4,065
Total Expenses	$769,778	$792,033	$693,003	$727,553	$793,386	$6,960

Net Operating Income	$836,439	$816,882	$855,613	$798,751	$853,787	$7,489
Replacement Reserves	0	0	0	0	28,500	250
Net Cash Flow	$836,439	$816,882	$855,613	$798,751	$825,287	$7,239

Occupancy(5)	96.9%	92.4%	91.6%	90.9%	92.4%
NOI DSCR	1.29x	1.26x	1.32x	1.23x	1.32x
NCF DSCR	1.29x	1.26x	1.32x	1.23x	1.27x
NOI Debt Yield	7.9%	7.7%	8.1%	7.6%	8.1%
NCF Debt Yield	7.9%	7.7%	8.1%	7.6%	7.8%
(1)	TTM represents the trailing 12-month period ending April 30, 2026.
(2)	Gross Potential UW Rent is based on the underwritten rent roll dated May 5, 2026.
(3)	Other Income is comprised of interest income, pet fee/pet rent, utility reimbursements, pest control fees, valet trash fees, and application fees, administrative fees, and waived deposit fees.
(4)	Other Expenses includes repairs & maintenance, utilities, payroll & benefits, general & administrative, turnover, contract services, and advertising & marketing expenses.
(5)	Occupancy represents the physical occupancy for historical cash flows and economic occupancy for UW cash flows.

The Market. The Alpine Studios Property is located Indianapolis, Indiana, within the Indianapolis-Carmel-Greenwood, Indiana metropolitan statistical area (the “Indianapolis MSA”). The Indianapolis MSA is home to companies in the automotive manufacturing, pharmaceuticals, information technology, advanced manufacturing, life sciences, logistics, sports, and motor-sports industries. Retail, healthcare and government organizations are also significant industries. The top five employers in the Indianapolis MSA are Walmart Inc. (44,751 employees), the U.S. Government (41,200 employees), Indiana University Health (35,238 employees), the State of Indiana (31,369 employees), and Indiana University (26,043 employees). As of December 2025, the Indianapolis MSA included a total of 1,160,735 employees and had a 2.5% unemployment rate.

The Alpine Studios Property is located in the southwest portion of Indianapolis along the State Road 67/Kentucky Avenue commercial corridor. Primary local access roads include Six Points Road, which leads to Interstate 70, the Plainfield Industrial Parks, and the new Indianapolis International Airport Midfield Terminal. Additional highways serving the Alpine Studios Property include the Interstate 67 and the Interstate 465 interchange.

According to the appraisal, the Alpine Studios Property is located in the Southwest Indianapolis multifamily submarket within the Indianapolis-Carmel-Greenwood/Greencastle, Indiana multifamily market. As of the first quarter of 2026, the Indianapolis-Carmel-Greenwood/Greencastle, Indiana apartment market reported a vacancy rate of 5.3%, average asking rent of $1,323 per unit per month, and inventory of 187,056 units. 1,005 units were delivered during the quarter, an increase over the prior quarter’s 738 delivered units. As of the first quarter of 2026, the Southwest Indianapolis apartment submarket had a vacancy rate of 5.0%, an average asking rent of $1,146 per unit per month, and 16,040 units of existing inventory. There were no new units completed during the first quarter of 2026.

154	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 20 — Alpine Studios

According to the appraisal, the 2025 population within a one-, three-, and five-mile radius of the Alpine Studios Property was 6,097, 34,816, and 96,327, respectively, and the average household income within the same radii was $77,718, $78,935, and $85,641, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Alpine Studios Property:

Comparable Rental Summary(1)

Property Name Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit		Average Rent per SF		Average Rent per Unit
Alpine Studios 5818 Flight School Drive Indianapolis, IN	2021 / NAP	94.7%(2)	114(2)	Studio	450	(2)	$2.14	(2)	$965	(2)
				1-BR / 1-BA	691	(2)	$1.71	(2)	$1,179	(2)
				2-BR / 1-BA	992	(2)	$1.39	(2)	$1,382	(2)
				2-BR / 2-BA	936	(2)	$1.52	(2)	$1,419	(2)
Residences on Penn 2801 South Pennsylvania Street Indianapolis, IN	2025 / NAP	93.0%	17	Studio	603		$1.37		$825
				1-BR / 1-BA	871		$1.21		$1,050
				2-BR / 1-BA	1,143		$1.06		$1,217
Arbor Manor Apartments 212 Churchill Drive Mooresville, IN	1965 / NAP	94.0%	108	Studio	363		$363		$837
				1-BR / 1-BA	477		$477		$933
				2-BR / 1-BA	678		$678		$1,035
				2-BR / 1.5-BA	780		$780		$1,045
				2-BR / 2.5-BA	815		$815		$1,070
Horizons 4955 Red Horizon Boulevard Indianapolis, IN	1972 / NAP	90.0%	274	1-BR / 1-BA	600		$1.54		$925
				2-BR / 1-BA	750		$1.47		$1,105
				3-BR / 1.5-BA	1,050		$1.26		$1,321
				4-BR / 1.5-BA	1,200		$1.25		$1,505
Stone Ridge 7111 Vedder Place Indianapolis, IN	2002 / 2016	91.0%	393	1-BR / 1-BA	720		$1.48		$1,065
				2-BR / 1-BA	868		$1.72		$1,497
				2-BR / 2-BA	929		$1.60		$1,485
				3-BR / 2-BA	1,129		$1.51		$1,706
				2-BR / 2.5-BA	1,311		$1.31		$1,711
				3-BR / 2.5-BA	1,836		$1.24		$2,281
Bristol Apartments 7705 Harborside Drive Indianapolis, IN	2004 / NAP	92.0%	211	1-BR / 1-BA	788-797		$1.42-$1.44		$1,135
				2-BR / 2-BA	997-1393		$1.27-$2.60		$1,355-$2,590
				3-BR / 2-BA	1,188		$1.89		$2,240
Aspen Pointe 5838 Mooreseville Indianapolis, IN	1969 / 2016	90.0%	180	Studio	533		$1.83		$976
				1-BR / 1-BA	738		$1.52		$1,120
				2-BR / 1-BA	814		$1.53		$1,247
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 5, 2026.

The Borrower. The borrower is AP Alpine LLC, a single purpose Delaware limited liability company, with one independent director. Legal counsel to the borrower did not deliver a non-consolidation opinion in connection with the origination of the Alpine Studios Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor for the Alpine Studios Mortgage Loan is Aminim Properties, LLC, a privately held commercial real estate investment company established in 1996. Since 2004, the company has made over $1.7 billion multifamily acquisitions. The firm has purchased and managed more than 10,700 apartment units in the United States across multiple markets and has purchased and managed more than 4 million square feet of logistics, industrial and other commercial space in the United States, Canada, and Europe.

Property Management. The Alpine Studios Property is managed by Birge & Held Property Management, LLC, a third-party management company.

Escrows and Reserves. At origination, the borrower was required to deposit approximately (i) $5,938 into an insurance reserve and (ii) $58,942 into a real estate tax reserve.

155	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Mortgage Loan No. 20 — Alpine Studios

Tax Reserve – On each monthly payment date, the borrower is required to deposit into the real estate tax reserve an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially, approximately $20,863).

Insurance Reserve – On each monthly payment date, the borrower is required to deposit into the insurance reserve an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the polices upon the expiration thereof (initially, approximately $2,969).

Replacement Reserve – On each monthly payment date, the borrower is required to deposit an amount equal to approximately $2,375 into a replacement reserve account.

Lockbox / Cash Management. The Alpine Studios Mortgage Loan is structured with a springing lockbox and springing cash management. No later than 10 business days following the occurrence of a Cash Management Trigger Event (as defined below), (i) the borrower is required to establish and maintain a lender-controlled lockbox account and (ii) the borrower or manager is required to deposit any such amounts received into the lockbox account within two business days of receipt. During a Cash Management Trigger Event Period, funds deposited into the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied in accordance with the Alpine Studios Mortgage Loan documents. Pursuant to the Alpine Studios Loan documents, all excess funds on deposit in the cash management account (after payment of monthly amounts due under the Alpine Studios Mortgage Loan documents) are required to be applied as follows: (a) if a Cash Management Trigger Event Period is not in effect, to the borrower and (b) if a Cash Management Trigger Event Period is in effect, to an excess cash flow account controlled by the lender.

A “Cash Management Trigger Event Period” commences upon the occurrence of a Cash Management Trigger Event (as defined below) and terminates on the earlier of (i) the payment date following the Cash Management Trigger Event Cure (as defined below) or (ii) payment in full of the Alpine Studios Mortgage Loan and any amounts due under the Alpine Studios Mortgage Loan documents.

A “Cash Management Trigger Event” means (i) an event of default or (ii) as of any date of determination by the lender, if the debt service coverage ratio is less than 1.10x at the end of a calendar quarter.

A “Cash Management Trigger Event Cure” means if the Cash Management Trigger Event is caused solely by (a) the occurrence of the event in clause (i) of the definition of Cash Management Trigger Event, the date the event of default is cured or waived and (b) the occurrence of the Cash Management Trigger Event in clause (ii) of such definition, the date on which the debt service coverage is at least equal to 1.15x for one quarter; provided such cure is also subject to the following conditions: (1) for six consecutive months following the commencement of the last Cash Management Trigger Event, no event of default has occurred and (2) after giving effect to such Cash Management Trigger Event Cure, no other Cash Management Trigger Event has occurred and is continuing.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

156	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

157	The information in this structural and collateral term sheet is not complete and may be amended prior to the time of sale. This term sheet is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.